As filed with the Securities and Exchange Commission on October 25, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LiveWire Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3751	87-4730333
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3700 West Juneau Avenue

Milwaukee, WI 53208

(650) 447-8424

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amanda Parker, Chief Legal Officer

3700 West Juneau Avenue

Milwaukee, WI 53208

(650) 447-8424

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan Maierson

Jason Morelli

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

(713) 546-5400

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Preliminary Prospectus dated October 25, 2022.

PROSPECTUS

LiveWire Group, Inc.

Up to 214,000,000 Shares of Common Stock

Up to 11,750,000 Warrants

Up to 30,499,990 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to (i) the resale of 169,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) issued in connection with the Merger (as defined below) by certain of the selling securityholders named in this prospectus (each a “Selling Securityholder” and, collectively, the “Selling Securityholders”), (ii) the resale of 20,000,000 shares of Common Stock issued in the PIPE Investments (as defined below) by certain of the Selling Securityholders, (iii) the resale of 10,000,000 shares of Common Stock issued in the HD Backstop (as defined below) by certain of the Selling Securityholders, (iv) the resale of 2,500,000 shares of Common Stock held by John Garcia, (v) up to 12,500,000 shares of Common Stock (“Earn-Out Shares”) that the Legacy LiveWire Equityholder (as defined below) has the contingent right to receive upon the achievement of certain stock price-based vesting considerations, and (vi) the issuance by us of up to 30,499,990 shares of Common Stock upon the exercise of outstanding warrants to purchase our Common Stock (the “Warrants”), including 19,999,990 public warrants, originally issued by AEA-Bridges Impact Corp., a Delaware corporation (“ABIC”) as part of its initial public offering (“IPO”) of units (the “Public Warrants”). This prospectus also relates to the resale of up to 11,750,000 Warrants compromised of (i) 10,500,000 of our outstanding Warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the IPO of ABIC, by the holders thereof and (ii) 1,250,000 Public Warrants originally issued by ABIC to John Garcia as part of its IPO of units. We will receive the proceeds from any exercise of any Warrants for cash.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell the shares of Common Stock or Warrants in the section entitled “Plan of Distribution.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock and Warrants are listed on the New York Stock Exchange (“NYSE”) under the symbols “LVWR” and “LVWR WS,” respectively. On October 24, 2022, the closing price of our Common Stock was $7.50 and the closing price for our Warrants was $0.35.

We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock and Warrants. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of the shares of Common Stock or Warrants.

Our business and investment in our Common Stock and Warrants involve significant risks. These risks are described in the section titled “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                .

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. We will not receive any proceeds from the sale by the Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of the Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

On September 26, 2022 (the “Closing Date”), we consummated the previously announced merger pursuant to that certain Business Combination Agreement, dated as of December 12, 2021 (the “Business Combination Agreement”), with LiveWire Group, Inc. (“LiveWire”), a Delaware corporation and a direct, wholly owned subsidiary of AEA-Bridges Impact Corp., a Cayman Islands exempted company, prior to the Domestication (“ABIC”); LW EV Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of LiveWire (“Merger Sub”); Harley-Davidson, Inc., a Wisconsin corporation (“H-D”); and LiveWire EV, LLC (“Legacy LiveWire”). Pursuant to the terms of the Business Combination Agreement: (a) on September 23, 2022, ABIC migrated to and domesticated as a Delaware corporation (the “Domestication”), in connection with which all of

ABIC’s (i) outstanding ordinary shares were converted, on a one-for-one basis, into common stock, par value $0.0001 per share, of AEA-Bridges Impact Corp., a Delaware corporation, prior to the Closing (“Domesticated ABIC”), (ii) outstanding warrants were converted, on a one-for-one basis, into warrants to acquire one share each of common stock of Domesticated ABIC and (iii) outstanding units were canceled and instead entitled the holder thereof to, per unit, one share of common stock of Domesticated ABIC and one-half of one warrant of Domesticated ABIC; (b) on September 26, 2022, H-D and Legacy LiveWire consummated the separation of the Legacy LiveWire business and the other transactions contemplated by the Separation Agreement (as defined below), by and between H-D and Legacy LiveWire, dated as of September 26, 2022 (the “Separation”); (c) following the Domestication and immediately following the Separation, Merger Sub merged with and into Domesticated ABIC, with Domesticated ABIC surviving as a direct, wholly owned subsidiary of LiveWire (the “Merger”), and LiveWire continuing as the public company in the Merger, with each share of common stock of Domesticated ABIC being converted into the right of the holder thereof to receive one share of Common Stock; (d) immediately following the Merger, H-D caused all of the membership interests of Legacy LiveWire (“Legacy LiveWire Equity”) held by ElectricSoul, LLC, a Delaware limited liability company and a subsidiary of H-D (the “Legacy LiveWire Equityholder”), to be contributed to LiveWire in exchange for 161,000,000 shares of Common Stock and the right to receive up to an additional 12,500,000 Earn-Out Shares (the transactions contemplated by this clause (d), collectively, the “Exchange”), and, as a result of the Exchange, Legacy LiveWire became a direct, wholly owned subsidiary of LiveWire; (e) immediately following the consummation of the Exchange, LiveWire contributed 100% of the outstanding equity interests of Legacy Livewire to Domesticated ABIC (the transactions described in clauses (a) through (e) collectively, the “Business Combination”).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described under the section in this prospectus titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following:

•	our history of losses and expectation to incur significant expenses and continuing losses for the foreseeable future;

•	our ability to execute our business model, including market acceptance of our planned electric vehicles;

•

our limited operating history, the rollout of our business and the timing of expected business milestones, including our ability to develop and manufacture electric vehicles of sufficient quality and appeal to customers on schedule and on a large scale;

•	our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	our ability to attract and retain a large number of customers;

•	our future capital requirements and sources and uses of cash;

•	our ability to obtain funding for our operations and manage costs;

•	challenges we face as a pioneer into the highly-competitive and rapidly evolving electric vehicle industry;

•	our operational and financial risks if we fail to effectively and appropriately separate the LiveWire business from the H-D business;

•	H-D making decisions for its overall benefit that could negatively impact our overall business;

•	our relationship with H-D and its impact on our other business relationships;

•	our ability to leverage contract manufacturers, including H-D and Kwang Yang Motor Co., Ltd., a Taiwanese company (“KYMCO”), to contract manufacture our electric vehicles;

•	retail partners being unwilling to participate in our go-to-market business model or their inability to establish or maintain relationships with customers for our electric vehicles;

•	potential delays in the design, manufacture, financing, regulatory approval, launch and delivery of our electric vehicles;

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building out our supply chain, including our dependency on our existing suppliers and our ability to source suppliers, in each case many of which are single-sourced or limited-source suppliers, for our critical components such as batteries and semiconductor chips;

•	our ability to rely on third-party and public charging networks;

•	our ability to attract and retain key personnel;

•	our business, expansion plans and opportunities, including our ability to scale our operations and manage our future growth effectively;

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the effects on our future business of competition, the pace and depth of electric vehicle adoption generally and our ability to achieve planned competitive advantages with respect to our electric vehicles and products, including with respect to reliability, safety and efficiency;

•	our business and H-D’s business overlapping and being perceived as competitors;

•	our inability to maintain a strong relationship with H-D or to resolve favorably any disputes that may arise between us and H-D;

•

our dependency on H-D for a number of services, including services relating to quality and safety testing. If those service arrangements terminate, it may require significant investment for us to build our own safety and testing facilities, or we may be required to obtain such services from another third-party at increased costs;

•	any decision by us to electrify H-D products, or the products of any other company;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	potential harm caused by misappropriation of our data and compromises in cybersecurity;

•	changes in laws, regulatory requirements, governmental incentives and fuel and energy prices;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business, the other risks we face and the actions we may take in response thereto;

•	litigation, regulatory proceedings, complaints, product liability claims and/or adverse publicity; and

•	the possibility that we may be adversely affected by other economic, business and/or competitive factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. Some of these risks and uncertainties may in the future be amplified by new risk factors and uncertainties that may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 7 and our combined financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in our Common Stock or Warrants.

Overview

LiveWire is redefining motorcycling as an industry-leading, all-electric vehicle company. LiveWire has incurred net losses since its inception. LiveWire’s net loss was approximately $68.3 million, $77.6 million, and $56.5 million for the fiscal years ended December 31, 2021, 2020, and 2019, respectively, and approximately $35.3 million and $31.3 million for the three months ended June 26, 2022 and June 27, 2021, respectively. LiveWire’s net losses reflect the start-up nature of LiveWire’s business including low shipment volumes associated with the introduction of a new electric motorcycle combined with investments in product development as LiveWire continues to focus on technological innovation that will support future products and growth. For more information, see “Risk Factors—Risks Related to LiveWire—We are an early stage company with a history of losses and expect to incur significant expenses and continuing losses for several years. We have yet to achieve positive operating cash flow and, given our projected funding needs, our ability to generate positive cash flow is uncertain.”

Headquartered in the USA and born out of the lineage of H-D, the world’s most iconic motorcycle company, LiveWire is developing the technology of the future and investing in the capabilities to lead the industry transformation. Well past the concept stage and into production, LiveWire combines over a decade of practical experience and a commitment to advancing sustainable propulsion systems. LiveWire represents the future of motorcycling, introducing existing riders to electric products while bringing new riders to the community.

Founded in 2010 as “Project Hacker” within H-D, LiveWire started an innovative program designed to pioneer the future of motorcycling by means of design, technology and experience. In 2014, H-D took its first fleet of electric vehicles into the field to test the concept with riders around the world. The feedback was exceptional and led to increased investment and focus on LiveWire. To accelerate the development and commercialization of the vehicles, LiveWire Labs, a Silicon Valley-based state-of-the-art R&D facility, was opened in 2018. By bringing together the best electric vehicle and tech talent, LiveWire’s engineering team has developed an extensive portfolio of proprietary know-how and intellectual property.

Leveraging core technology advancements, the electric motorcycles that began as prototypes reached commercial viability. With production beginning in September of 2019, H-D introduced the world to an electric motorcycle that transformed the riding experience, paving the way for the future of two-wheeled electric motorcycles. With the launch came critical acclaim and immediate recognition for the LiveWire name, which saw the Harley-Davidson LiveWire become the top-selling premium electric motorcycle in the U.S. and Europe in both 2020 and 2021. In 2021, building on early success and the continued growth in the global market demand for electric vehicles, H-D launched LiveWire as a standalone electric vehicle division, with the first LiveWire-branded product, the LiveWire ONE debuting in July 2021. In May 2022, LiveWire successfully sold out of 100 special launch edition S2 Del Mar electric motorcycle reservation in under 18 minutes. It re-released the launch to the general public in September 2022.

Today, with the LiveWire ONE in the market and on the road, LiveWire is on a path to becoming the leading brand in the premium electric motorcycle segment. Looking forward, LiveWire will draw on the lineage of H-D, its DNA as an agile disruptor and decades of learnings in the electric vehicle sector to position the company as the most desirable motorcycle brand in the world.

Background

On September 26, 2022, we closed the Business Combination with Domesticated ABIC, H-D, Merger Sub and Legacy LiveWire, as a result of which Domesticated ABIC became our wholly-owned subsidiary, and we continued as the public company. We are deemed to be the accounting acquirer.

On September 23, 2022, ABIC completed the Domestication in connection with which all of ABIC’s (i) outstanding ordinary shares were converted, on a one-for-one basis, into common stock, par value $0.0001 per share, of Domesticated ABIC, (ii) outstanding warrants were converted, on a one-for-one basis, into warrants to acquire one share each of common stock of Domesticated ABIC and (iii) outstanding units were canceled and instead entitled the holder thereof to, per unit, one share of common stock of Domesticated ABIC and one-half of one warrant of Domesticated ABIC.

On September 26, 2022, H-D and Legacy LiveWire consummated the Separation of the Legacy LiveWire business and the other transactions contemplated by the Separation Agreement. Following the Domestication and immediately following the Separation, Merger Sub merged with and into Domesticated ABIC, with Domesticated ABIC surviving as a direct, wholly owned subsidiary of LiveWire, and LiveWire continuing as the public company in the Merger, with each share of common stock of Domesticated ABIC being converted into the right of the holder thereof to receive one share of Common Stock. Immediately following the Merger, H-D caused all of the Legacy LiveWire Equity held by the Legacy LiveWire Equityholder to be contributed to LiveWire in exchange for 161,000,000 shares of Common Stock and the right to receive up to 12,500,000 Earn-Out Shares, and, as a result of the Exchange, Legacy LiveWire became a direct, wholly owned subsidiary of LiveWire. Immediately following the consummation of the Exchange, LiveWire contributed 100% of the outstanding equity interests of Legacy Livewire to Domesticated ABIC.

In connection with the Business Combination, the AEA-Bridges Impact Sponsor, LLC, a Cayman Islands limited liability company (the “Sponsor”), forfeited an aggregate of 2,000,000 Class B Ordinary Shares of ABIC in accordance with the Investor Support Agreement, dated as of December 12, 2021 (the “Investor Support Agreement”), by and among the Sponsor, LiveWire, ABIC, John Garcia, John Replogle and George Serafeim. The remaining Class B Ordinary Shares of ABIC held by Sponsor automatically converted to 7,950,000 shares of Common Stock.

Pursuant to investment agreements entered into in connection with the Business Combination Agreement, KYMCO, KYMCO Capital Fund I Co., Ltd., SunBright Investment Co., Ltd., CycleLoop Co., Ltd. and Kwang Yang Holdings Limited (collectively, “KYMCO Group”) agreed to subscribe for an aggregate of 10,000,000 newly-issued shares of Common Stock at a purchase price of $10.00 per share for an aggregate purchase price of $100,000,000 (the “KYMCO PIPE Investment”).

Pursuant to the Business Combination Agreement, and an investment agreement entered into prior to the Closing, the Legacy LiveWire Equityholder agreed to subscribe for an aggregate of 10,000,000 newly-issued shares of Common Stock at a purchase price of $10.00 per share for an aggregate purchase price of $100,000,000 (the “Legacy LiveWire Equityholder PIPE Investment” and, together with the KYMCO PIPE Investment, the “PIPE Investments”). At the Closing, LiveWire consummated the PIPE Investments.

Pursuant to the Business Combination Agreement, H-D caused the Legacy LiveWire Equityholder to pay and deliver to LiveWire an amount in cash equal $100,000,000, which is the HD Backstop Amount (as defined in the Business Combination Agreement) in exchange for a number of shares of Common Stock (the “HD Backstop Shares”) for a purchase price of $10.00 per HD Backstop Share.

The rights of holders of our Common Stock and Warrants are governed by our amended and restated certificate of incorporation (the “certificate of incorporation”), our amended and restated bylaws (the “bylaws”), and the Delaware General Corporation Law (the “DGCL”), and, in the case of the Warrants, the Warrant

Agreement, dated as of October 1, 2020, between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”). See the section titled “Description of Our Securities.”

Risk Factors

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include the following:

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We are an early stage company with a history of losses and expect to incur significant expenses and continuing losses for several years. We have yet to achieve positive operating cash flow and, given our projected funding needs, our ability to generate positive cash flow is uncertain.

•	Our limited operating history makes evaluating our business and future prospects difficult and may increase the risk of your investment.

•	We may be unable to develop and produce electric vehicles of sufficient quality, and on a schedule and scale, that would appeal to a large customer base.

•	If we fail to achieve unit sales expectations, our business, prospects, financial condition and operating results could be adversely impacted.

•	We are a pioneer in a new space. As we scale and expand our business, we may not be able to adequately control the costs of our operations.

•	The electric vehicle sector is rapidly growing and our products and services are and will be subject to strong competition from a growing list of competitors

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Our business and prospects depend significantly on our ability to build the LiveWire brand and consumers’ recognition, acceptance and adoption of the LiveWire brand. We may not succeed in continuing to maintain and strengthen the LiveWire brand.

•

We have an established standard of quality and associated consumer expectations through our H-D motorcycle lineage. If we are unable to continue providing quality services and customer service, our business and reputation may be materially and adversely affected.

•

Our relationship to H-D presents potential opportunities, synergies and risks. Our brand and reputation could be harmed if we fail to realize those synergies through negative publicity regarding H-D and its products and services.

•	We may experience operational and financial risks if we fail to effectively and appropriately separate the LiveWire brand from the H-D business.

•	H-D could make decisions for the benefit of its overall business that could negatively impact our overall business.

•	Our relationship to H-D may impact our other business relationships or potential business relationships.

•	Leveraging contract manufacturers, including H-D, KYMCO and other partners, to contract manufacture electric vehicles is subject to risks.

•	If retail partners are unwilling to participate in our go-to-market business model, it may have negative impacts on our business.

•	Our business and H-D’s business overlap and we may compete, or be perceived as competitors, in certain markets.

•	Our limited operating history makes evaluating our business and future prospects difficult and may increase the risk of your investment.

•

We are a smaller company relative to H-D, which could result in increased costs because of a decrease in our purchasing power and difficulty maintaining existing customer relationships and obtaining new customers.

•

We are dependent on H-D for a number of services, including services relating to quality and safety testing. If those service arrangements terminate, it will require significant investment for us to build our own safety and testing facilities, or we may be required to obtain such services from another third party at increased costs.

•

Any decision by us to electrify H-D products, or the products of any other company, may not achieve the intended results or return on investment when compared with developing our own motorcycle portfolio.

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Our accounting and other management systems and resources may not be adequately prepared to meet the financial reporting and other requirements to which we will be subject following the Business Combination.

Corporate Information

We were incorporated under the laws of the state of Delaware on December 7, 2021 under the name LW EV Holdings, Inc. We changed our name to LiveWire Group, Inc. on March 14, 2022. Our Common Stock and Warrants are listed on NYSE under the symbols “LVWR” and “LVWR WS,” respectively. Our principal executive offices are located at 3700 West Juneau Avenue, Milwaukee, WI 53208, and our telephone number is (650) 447-8424. Our website address is www.livewire.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include, but are not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•

exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of ABIC’s IPO. However, if (i) our annual gross revenue exceeds $1.07 billion,

(ii) we issue more than $1.0 billion of non-convertible debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in Rule 12b-2 under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

THE OFFERING

Shares of Common Stock offered by us	30,499,990 shares issuable upon exercise of Warrants.

Shares of Common Stock offered by the Selling Securityholders	214,000,000 shares.

Shares of Common Stock outstanding prior to the exercise of all Warrants	202,402,888 shares (as of October 25, 2022).

Shares of Common Stock outstanding assuming the exercise of all Warrants	232,902,878 shares (as of October 25, 2022).

Warrants offered by the Selling Securityholders	11,750,000 Warrants.

Warrants outstanding	30,499,990 Warrants (as of October 25, 2022).

Exercise price per share pursuant to the Warrants	$11.50

Use of proceeds	We will not receive any proceeds from the sale of shares by the Selling Securityholders. We will receive the proceeds from any exercise of the Warrants for cash, which we intend to use for general corporate and working capital purposes. See “Use of Proceeds” on page 54 for additional information.

Risk factors	You should carefully read the “Risk Factors” beginning on page 7 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock or Warrants.

NYSE symbol for our Common Stock	“LVWR”

NYSE symbol for our Warrants	“LVWR WS”

RISK FACTORS

You should carefully review and consider the risks and uncertainties described below and the other information in this prospectus before making an investment in our Common Stock or Warrants. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Common Stock and Warrants could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Risks Related to Our Business

We are an early stage company with a history of losses and expect to incur significant expenses and continuing losses for several years. We have yet to achieve positive operating cash flow and, given our projected funding needs, our ability to generate positive cash flow is uncertain.

We have incurred net losses since our inception, including net losses of $68.3 million, $77.6 million, and $56.5 million for the years ended December 31, 2021, 2020, and 2019, respectively, and approximately $35.3 million and $31.3 million for the six months ended June 26, 2022 and June 27, 2021, respectively. We believe that we will continue to incur operating and net losses in the future until at least the time we begin significant deliveries of our electric vehicles which may occur later than we expect or not at all. We do not expect to be profitable for the foreseeable future as we invest in our business, build capacity and ramp-up operations, and we cannot assure you that we will ever achieve or be able to maintain profitability in the future. Even if we are able to successfully develop our electric vehicles and attract customers, there can be no assurance that we will be financially successful. For example, as we expand our electric vehicle portfolio, including the introduction of lower-priced electric motorcycles, and expand internationally, we will need to manage costs effectively to sell those products at our expected margins. Failure to become profitable could materially and adversely affect the value of your investment. If we are ever to achieve profitability, it will be dependent upon the successful development and commercial introduction and acceptance of our electric vehicles, such as the LiveWire One, and our services, which may not occur. Our business also will at times require significant amounts of working capital to support the growth of additional electric vehicle platforms and electric vehicle models. An inability to generate positive cash flow for the near term may adversely affect our ability to raise needed capital for our business on reasonable terms, diminish supplier or customer willingness to enter into transactions with us, and have other adverse effects that may decrease our long-term viability. There can be no assurance that we will achieve positive cash flow in the near future or at all.

Our limited operating history makes evaluating our business and future prospects difficult and may increase the risk of your investment.

H-D began making initial deliveries of our predecessor electric motorcycle, the Harley-Davidson LiveWire, in September of 2019, and we launched the LiveWire One model in July of 2021. As an entirely new product, there is no historical basis for making judgments on the demand for our electric vehicles, our ability to develop, produce and deliver electric vehicles, or our profitability in the future. It is difficult to predict our future revenues and appropriately budget for our expenses, and trends that may emerge in this quickly evolving industry that may be outside our visibility and may affect our business. You should consider our business and prospects in light of the risks and challenges we face as a pioneer in a new industry, including with respect to our ability to continuously advance our electric vehicle technologies; develop safe, reliable and quality electric vehicles that appeal to customers; deliver and service a large volume of electric vehicles; turn profitable; build a globally recognized and respected brand cost-effectively; expand our electric vehicles lineup; navigate the evolving regulatory environment; improve and maintain our operational efficiency; manage supply chain effectively; adapt to changing market conditions, including technological developments and changes in competitive landscape; and manage our growth effectively.

While we currently focus on the LiveWire One, we expect our product roadmap to expand beyond the LiveWire One and introduce new models in other categories or using other technologies that we have less experience in as we may adjust our strategies and plans from time to time to remain competitive as a pioneer in a new industry.

If we fail to address any or all of these risks and challenges, our business may be materially and adversely affected.

We may be unable to develop and produce electric vehicles of sufficient quality, on a schedule and at scale, that would appeal to a large customer base.

Our business depends in large part on our ability to develop, market, produce and sell our electric vehicles. The continued development of and the ability to sell our electric vehicles at scale, including the LiveWire One and future electric vehicles, are and will be subject to risks, including with respect to:

•	our ability to secure necessary funding;

•	our ability to develop and launch a light model electric vehicle at scale and at attractive profit margins for our business;

•

our ability to negotiate and execute definitive agreements, and maintain arrangements on reasonable terms, with our various suppliers for hardware, software or services necessary to engineer or manufacture parts or components of our electric vehicles;

•	securing necessary components, services or licenses on acceptable terms and in a timely manner;

•	delays by us in delivering final component designs to our suppliers;

•	our ability to accurately produce electric vehicles within specified design tolerances;

•	quality controls, including within our production operations, that prove to be ineffective or inefficient;

•	defects in design and/or manufacture that cause our electric vehicles not to perform as expected or that require repair, field actions, product recalls or design changes;

•	delays, disruptions or increased costs in our, third-party outsourcing partners’ and our third-party suppliers’ supply chain, including raw material supplies;

•	other delays, backlog in manufacturing and research and development of new models, and cost overruns;

•	obtaining required regulatory approvals and certifications;

•	compliance with environmental, safety and similar regulations; and

•	our ability to attract, recruit, hire, retain and train skilled employees.

Historically, motorcycle customers have expected motorcycle manufacturers to periodically introduce new and improved vehicle models. In order to meet these expectations, we intend to introduce new electric motorcycle models and enhanced versions of existing models. The electric vehicle market is new and quickly evolving. As a pioneer in a new industry, we inherently have limited experience, as a company, designing, testing, manufacturing, marketing and selling our electric motorcycles and therefore cannot assure you that we will be able to meet customer expectations. Any of the foregoing could have a material adverse effect on our business, prospects, financial condition and operating results.

If we fail to achieve unit sales expectations, our business, prospects, financial condition and operating results could be adversely impacted.

The electric vehicle market is becoming increasingly competitive. Increasing competition may lead to lower vehicle-unit sales and increased inventory, which may result in downward price pressure. Our ability to successfully achieve unit sales expectations will be fundamental to our future success in existing and new markets and our market share. We cannot assure you that we will be able to achieve unit sales expectations. If we are unable to achieve unit sales expectations our business, prospects, financial condition and operating results could be adversely impacted.

We are a pioneer in a new space. As we scale and expand our business, we may not be able to adequately control the costs of our operations.

We have a short operating history in the electric vehicle industry, which is continuously evolving. Through our partnership with H-D and retail partners, comprised largely of existing H-D dealers, we have partners with extensive experience selling internal combustion engine motorcycles at scale. Despite this experience, the electric motorcycle industry is new and there are no guarantees that this experience will result in sales of electric motorcycles at a comparable scale. We will require significant capital to develop and grow our business, including developing and producing our electric vehicles, establishing or expanding design, research and development, production and building our brand. We have incurred and expect to continue incurring significant expenses, including research and development expenses, raw material procurement costs, sales and distribution expenses as we build our brand and market our electric vehicles, and general and administrative expenses as we scale our operations, identify and commit resources to investigate new areas of demand and incur costs as a public company, which will impact our profitability. Our ability to become profitable in the future is dependent on the design, development and marketability of our product portfolio, while also controlling costs to achieve expected margins. If we are unable to efficiently design, develop, market, deploy, distribute and service our electric vehicles, our margins, profitability and prospects could be materially and adversely affected.

The electric vehicle sector is rapidly growing and our products and services are and will be subject to strong competition from a growing list of competitors.

Both the vehicle industry generally, and the electric vehicle segment in particular, are highly competitive, and we will be competing for sales with both leading internal combustion engine-focused companies and smaller electric vehicle-focused companies. Several major motorcycle companies have electric vehicles available today and other current and prospective motorcycle manufacturers are also developing electric vehicles. Factors affecting competition include product performance and quality, technological innovation, customer experience, brand differentiation, product design, pricing and manufacturing scale and efficiency. Increased competition may lead to lower vehicle unit sales and increased inventory, which may result in downward price pressure and adversely affect our business, prospects, financial condition and operating results. We also expect competition for electric vehicles to intensify due to increased demand and a regulatory push for alternative fuel vehicles, continuing globalization and consolidation in the worldwide automotive industry. Further, as a result of new entrants in the electric vehicle market, we may experience increased competition for components and other parts of our electric vehicles, which may have limited or single-source supply.

Our business and prospects depend significantly on our ability to build the LiveWire brand and consumers’ recognition, acceptance and adoption of the LiveWire brand. We may not succeed in continuing to maintain and strengthen the LiveWire brand.

Our business and prospects are heavily dependent on our ability to develop, maintain and strengthen our brand. If we do not continue to establish, maintain and strengthen our brand, we may lose the opportunity to build a critical mass of customers. Promoting and positioning our brand will likely depend significantly on our ability to provide high-quality electric vehicles and engage with our customers as intended. In addition, our ability to develop, maintain and strengthen our brand will depend heavily on the success of our customer development and branding efforts. Such efforts mainly include building a community of customers engaged with our branding initiatives, such as at automotive shows and events. To effectively build our brand with a new customer in a new industry, such efforts may be non-traditional and may not achieve the desired results. To promote our brand, we may be required to change our customer development and branding practices, which could result in substantially increased expenses, including the potential to use traditional media such as television, radio and print and engage celebrity talent or brand ambassadors. If we do not develop and maintain a strong brand, our business, prospects, financial condition and operating results may be materially and adversely impacted.

In addition, if negative incidents occur or are perceived to have occurred, whether or not such incidents are our fault, we could be subject to adverse publicity. In particular, given the popularity of social media, any negative publicity, whether true or not, could quickly proliferate and harm consumer perceptions and confidence in the LiveWire brand. Furthermore, there is the risk of potential adverse publicity related to our manufacturing partners or other partners whether or not such publicity is related to their collaboration with us. Our ability to successfully position our brand could also be adversely affected by perceptions about the quality of our competitors’ vehicles.

In addition, from time to time, our electric vehicles may be evaluated and reviewed by third parties. Any negative reviews or reviews which compare us unfavorably to competitors could adversely affect consumer perception about our electric vehicles.

We have an established standard of quality and associated consumer expectations through our H-D motorcycle lineage. If we are unable to continue providing quality services and customer service, our business and reputation may be materially and adversely affected.

Our business and prospects heavily depend on our ability to develop, maintain and strengthen the LiveWire standard of quality and associated consumer expectations, including maintaining the established standard of quality and associated consumer expectations through our H-D motorcycle lineage. If we are not able to establish, maintain and strengthen the LiveWire standard of quality and associated consumer expectations with our brand, we may lose the opportunity to build a critical mass of customers. Our ability to develop, maintain and strengthen the LiveWire brand will depend heavily on our ability to provide high-quality electric vehicles and engage with our customers as intended, as well as the success of our customer development and marketing efforts. If we do not develop and maintain a strong brand associated with the LiveWire brand, our business, prospects, financial condition and operating results could be materially and adversely impacted.

Our relationship to H-D presents potential opportunities, synergies and risks. Our brand and reputation could be harmed if we fail to realize those opportunities and synergies, or through negative publicity regarding H-D and its products and services.

Our relationship to H-D presents potential opportunities, synergies and risks for us. Our business and prospects heavily depend on our ability to develop, maintain and strengthen the LiveWire standard of quality and associated consumer expectations, including maintaining the established standard of quality and associated consumer expectations through our H-D motorcycle lineage. However, the association of our business and brand to H-D and its business could subject us to reputational and regulatory risks. Any negative developments with respect to H-D may materially and adversely affect our business and brand. Additionally, the anticipated benefits of the synergies with H-D may not be realized or the value of goodwill and other intangible assets could be impacted by one or more continuing unfavorable events or trends, which could result in significant impairment charges. The occurrence of any of these events could have a material adverse effect on our business, prospectus, financial condition and operating results.

We may experience operational and financial risks if we fail to effectively and appropriately separate the LiveWire business from the H-D business.

We may experience operational and financial risks in connection with separating from H-D if we are unable to:

•

successfully separate the operations, as well as the accounting, financial controls, management information, technology, data, human resources and other administrative systems and functions, of H-D from our operations and systems;

•	overcome cultural challenges associated with separating employees from H-D and incorporating them into our organization;

•

successfully identify, validate, qualify and contract with replacement or second-source manufacturing, engineering, development and testing service providers (or stand up such capabilities internally) to act as second sources or replacement sources of such services in the event H-D is unable to provide such services or our agreements with H-D to provide the same expire or are terminate;

•	successfully identify and realize potential synergies with H-D;

•

fully identify potential risks and liabilities associated with H-D, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities, litigation or other claims in connection with H-D, including claims from terminated employees, former stockholders, H-D dealers, or other third parties, and other known and unknown liabilities;

•	retain or hire senior management and other key personnel; and

•	successfully manage strain on our management, operations and financial resources.

Additionally, the Separation requires significant time and resources, and we may not manage these processes successfully. We may make substantial investments of resources to support the Separation, which would result in significant ongoing operating expenses and may divert resources and management attention from other areas of our business. We cannot assure you that these investments will be successful. If we fail to successfully separate from H-D, we may not realize the benefits expected from the Separation and our business may be harmed.

H-D could make decisions for the benefit of its overall business that could negatively impact our overall business.

As a result of Separation, H-D, through the Legacy LiveWire Equityholder, is our majority stockholder. To ensure we are making decisions that benefit our business and our stockholders, we will have a Conflicts Committee (as defined herein) to review and approve any matter involving a conflict of interest between us and H-D. Outside of our business, H-D may make certain decisions that benefit its overall business, including its relationships with its suppliers and dealers, that could negatively impact our overall business, including our supplier partnerships, pricing, approach to manufacturing or ability to expand distribution. These decisions by H-D about its business may have a material and adverse effect on our business, prospects, financial condition and operating results.

Our relationship to H-D may impact our other business relationships or potential business relationships.

H-D has many longstanding business relationships that we expect to largely be able to leverage to our benefit through our relationship with H-D. Our relationship to H-D may also affect our ability to develop and maintain our own relationships with companies providing services and capabilities to, or for the benefit of, our business, including supply, distribution, marketing and operations. Depending upon the relationship between H-D and these other companies, the other companies may be less willing or unwilling to develop and maintain relationships with us. Additionally, they may favor our competitors or may view us as competitors, because of our relationship with H-D. We may also enter into certain agreements with H-D pursuant to which we and/or H-D have continuing obligations to provide services to each other. Our inability to maintain the business relationships necessary to maintain and grow our business may materially and negatively impact our results.

Leveraging contract manufacturers, including H-D, KYMCO and other potential partners, to contract manufacture electric vehicles is subject to risks.

A key financial benefit to our business is our asset-light operating model in which we rely on contract manufacturers to produce our electric vehicles. We have secured the experience and expertise of H-D and KYMCO to serve as our long-term contract manufacturing partners to provide manufacturing, procurement, logistics and distribution services for our platforms and certain other products. If these contract manufacturing agreements terminate or expire, or if H-D or KYMCO fail to perform or meet our expected quality standards, timelines, capacity requirements, costs, manufacturing capabilities or manufacturing footprint, we may need to engage another third-party contract manufacturer or build our own in-house manufacturing capabilities, which could cause us to incur significant cost and expense. Additionally, our recourse against H-D for their failure to perform or meet our expected quality standards is limited. We do not currently have alternate manufacturing arrangements in place so it may take time to transition to another contract manufacturer and there is no guarantee that they would be able to meet our capacity, capability or quality requirements, or otherwise be an effective and acceptable manufacturing solution. Any of the foregoing could adversely affect our business, prospects, financial condition and operating results.

If retail partners are unwilling to participate in our go-to-market business model or are unable or ineffective in establishing or maintaining relationships with customers for electric vehicles, it may adversely impact our business.

We employ a go-to-market business model whereby our revenue is generated primarily by sales through retail partners, which are largely drawn from H-D’s traditional motorcycle dealer network and the development of new retail partners. We depend on the capability of these retail partners to develop and implement effective retail sales plans to create demand among retail purchasers for our electric vehicles and related products and services that the retail partners may purchase from us. We provide our retail partners with specific training and programs to assist them in selling our products, but there can be no assurance that these steps will be effective, and that restrictions on travel and other limitations as a result of the COVID-19 pandemic undermine our efforts to provide training and build relationships. If our retail partners are not able to establish, maintain and strengthen our brand, we may lose the opportunity to build a critical mass of customers. Our retail partners’ ability to develop, maintain and strengthen their relationships with customers for electric vehicles will depend heavily on our ability to provide high-quality electric vehicles and engage with our customers as intended, as well as the success of our customer development and marketing efforts. The electric vehicle industry is intensely competitive, and we may not be successful in building, maintaining and strengthening our relationship with customers. If we do not develop and maintain a strong brand, our business, prospects, financial condition and operating results could be materially and adversely impacted.

Some of these retail partners may also market, sell and support offerings that may be competitive with ours, may devote more resources to the marketing, sales and support of such competitive offerings or may have incentives to promote other offerings to the detriment of our own. Our retail partners could subject us to lawsuits, potential liability, and reputational harm if, for example, any of our retail partners misrepresents the functionality of our electric vehicles to customers or violates laws or our or their corporate policies. Our ability to achieve revenue growth in the future will depend, in part, on our success in maintaining successful relationships with our retail partners, identifying additional retail partners, including in new markets, and training our retail partners to independently sell our electric vehicles. If our retail partners are unsuccessful in selling electric vehicles, or if we are unable to enter into arrangements with or retain a sufficient number of high-quality retail partners in each of the regions in which we sell our electric vehicles and keep them motivated to sell our electric vehicles, our business, prospects, financial condition and operating results could be adversely affected.

Our research and development efforts may not yield the expected results, or results on expected timelines or at expected costs.

Technological innovation is critical to our success, and we have strategically developed most of the key technologies in-house, such as energy dense battery packs and battery management systems (“BMS”), high power, high efficiency inverters and motors, efficient onboard charger and DC-DC converter and best-in-class software and controls. We have been investing heavily in our research and development efforts. In 2019, 2020, and 2021, our research and development expenses amounted to $22.1 million, $23.0 million, and $35.3 million, respectively. Our research and development expenses accounted for 109%, 74%, and 99% of our total revenues for 2019, 2020, and 2021, respectively. The electric vehicle industry is experiencing rapid technological changes, and we need to invest significant resources in research and development to lead technological advances and remain competitive in the market. Therefore, we expect that our research and development expenses will continue to be significant. Furthermore, research and development activities are inherently uncertain, and there can be no assurance that we will continue to achieve technological breakthroughs and successfully commercialize such breakthroughs. As a result, our significant expenditures on research and development may not generate corresponding benefits. If our research and development efforts fail to keep up with the latest technological developments, we may suffer a decline in our competitive position.

Besides our in-house expertise, we also rely on certain technologies of our suppliers to enhance the performance of our electric vehicles. In particular, we do not manufacture battery cells, which makes us dependent upon suppliers for the relevant technologies. As technologies change, we plan to upgrade our existing models and introduce new models in order to provide our electric vehicles with the latest technologies, including battery cells, which could involve substantial costs and lower our return on investment for existing models.

Even if we are able to keep pace with changes in technologies and develop new models, our prior models could become obsolete more quickly than expected, potentially reducing our return on investment.

If we are unable to establish and maintain confidence in our long-term business prospects among customers and analysts and within our industry, or are subject to negative publicity, then our business, prospects, financial condition and operating results may suffer materially.

Customers may be less likely to purchase our electric vehicles if they are not convinced that our business will succeed or that our service and support and other operations will continue in the long-term. Similarly, suppliers and other third parties may be less likely to invest time and resources in developing business relationships with us if they are not convinced that our business will succeed. Accordingly, in order to build and maintain our business, we must maintain confidence among customers, suppliers, analysts, ratings agencies and other parties in our electric vehicles, long-term financial viability and business prospects. Maintaining such confidence may be complicated by certain factors, including those that are largely outside of our control, such as our limited operating history; customer unfamiliarity with our electric vehicles and electric vehicles and electric motorcycles in general; any delays in scaling production, delivery and service operations to meet demand; competition and uncertainty regarding the future of our electric vehicles and electric vehicles and electric motorcycles in general; and our production and sales performance compared with market expectations.

We, our outsourcing partners, and our suppliers are subject to numerous regulations. Unfavorable changes to, or failure by us, our outsourcing partners or our suppliers to comply with these regulations could substantially harm our business, prospects, financial condition and operating results.

We and our electric vehicles, and vehicles in general, as well as our third-party outsourcing partners and our suppliers are or will be subject to substantial regulation under foreign, federal, state and local laws. We continue to evaluate requirements for licenses, approvals, certificates and governmental authorizations necessary to manufacture, sell, deploy or service our electric vehicles in the jurisdictions in which we plan to operate and, to the extent we have not already, intend to take such actions necessary to comply. We may experience difficulties in obtaining or complying with various licenses, approvals, certifications and other governmental authorizations necessary to manufacture, sell, deploy or service our electric vehicles in any of these jurisdictions. If we, our third-party outsourcing partners or our suppliers are unable to obtain or comply with any of the licenses, approvals, certifications or other governmental authorizations necessary to carry out our operations in the jurisdictions in which we or they currently operate, or those jurisdictions in which we or they plan to operate in the future, our business, prospects, financial condition and operating results could be materially adversely affected. We expect to incur significant costs in complying with these regulations. Regulations related to the electric and alternative energy vehicle industry are evolving and we face risks associated with changes to these regulations, including, but not limited to,

•	increased support for other alternative fuel systems, which could have an impact on the acceptance of our electric vehicles; and

•

increased sensitivity by regulators to the needs of established automobile and motorcycle manufacturers, which could lead them to pass regulations that could reduce the compliance costs of such established manufacturers or mitigate the effects of government efforts to promote alternative fuel vehicles.

To the extent the laws change, our electric vehicles may not comply with or be positioned to take advantage of applicable foreign, federal, state or local laws, which may have an adverse effect on our business. Compliance with changing regulations could be burdensome, time consuming and expensive. To the extent compliance with new regulations is cost prohibitive, our business, prospects, financial condition and operating results could be adversely affected.

Increases in costs, disruption of supply or shortage of materials, in particular for lithium-ion battery cells and key semiconductor chip components necessary for our electric vehicles, could harm our business.

We and our suppliers may experience increases in the cost of or a sustained interruption in the supply or shortage of materials. Any such cost increase, supply interruption or shortage could materially and negatively impact our business, prospects, financial condition and operating results. We and our suppliers use various materials in our businesses and products, including, for example, lithium-ion battery cells, semiconductor chips and steel, and the prices for these materials fluctuate. The available supply of these materials may be unstable, depending on market conditions and global demand. For example, COVID-19, including associated variants, the recent conflict in the Ukraine and inflationary pressure, may cause disruptions to and delays in our operations, including shortages and delays in the supply of certain parts, including semiconductors, materials and equipment necessary for the production of our vehicles, and the various internal designs and processes we may adopt in an effort to remedy or mitigate impacts of such disruptions and delays may result in higher costs. In addition, our business also depends on the continued supply of battery cells for our electric vehicles. We are exposed to multiple risks relating to lithium-ion battery cells. These risks include, but are not limited to:

•	an increase in the cost, or decrease in the available supply, of materials used in the cells;

•	disruption in the supply of cells due to quality issues or recalls by battery cell manufacturers; and

•	fluctuations in the value of any foreign currencies in which battery cell and related raw material purchases are or may be denominated against the US dollar.

Our business is dependent on the continued supply of battery cells for the battery packs used in our electric vehicles. While H-D has entered into a supply agreement to acquire lithium-ion battery cells, we may have limited flexibility to immediately change suppliers in the event of any disruption in the supply of those cells, which could then disrupt production of our electric vehicles. However, we continually leverage relationships with several battery cell suppliers to monitor their developments and assess and characterize their cells. Additionally, the Arrow powertrain will utilize the industry-standard 21700 cylindrical cell form factor that enables rapid implementation of alternate cells from a wide variety of manufacturers with minimal mechanical changes and minor calibration adjustments to the BMS algorithms. The ongoing cell manufacturer relationship development and cell assessment and characterization work positions LiveWire to respond in a nimble manner to potential disruptions.

Semiconductor chips are also a vital input component to the electrical architecture of our electric vehicles, controlling wide aspects of the electric vehicles’ operations. Many of the key semiconductor chips used in our electric vehicles come from single-source or limited-source suppliers, and therefore a disruption with any one manufacturer or supplier in our supply chain would have an adverse effect on our ability to effectively produce and timely deliver our electric vehicles. Due to our reliance on these semiconductor chips, we are subject to the risk of shortages and long lead times in their supply. While H-D has entered into a supply agreement to acquire semiconductor chips, we may have limited flexibility to immediately change suppliers in the event of any disruption in the supply of those chips, which could then disrupt production of our electric vehicles. H-D has in the past experienced, and we may in the future experience, semiconductor chip shortages, and the availability and cost of these components would be difficult to predict. For example, our manufacturers may experience temporary or permanent disruptions in their manufacturing operations due to equipment breakdowns, labor strikes or shortages, natural disasters, component or material shortages, cost increases, acquisitions, insolvency, changes in legal or regulatory requirements, or other similar problems.

In particular, increased demand for semiconductor chips in 2020, due in part to the COVID-19 pandemic and increased demand for consumer electronics that use these chips, has resulted in a severe global shortage of chips in 2021 and 2022, which we expect to continue as a consequence of the continuing COVID-19 pandemic, inflation of raw material costs and the conflict in Ukraine. As a result, our ability to source semiconductor chips used in our electric vehicles could be adversely affected. This shortage may result in increased chip delivery lead times, delays in the production of our electric vehicles, and increased costs to source available semiconductor chips. For example, we faced supply constraints related to certain components including those impacted by the global semiconductor chip shortages. In the first half of 2022, our production was lower than what we had planned due to the lack of availability of certain components. To the extent this semiconductor chip shortage continues, and we are unable to mitigate the effects of this shortage, our ability to deliver sufficient quantities of our electric vehicles could be adversely affected. In addition, we may be required to incur additional costs and expenses in managing ongoing semiconductor chip shortages, including additional research and development expenses, engineering design and development costs in the event that new suppliers must be onboarded on an expedited basis.

Furthermore, fluctuations or shortages in petroleum and other economic conditions may cause us to experience significant increases in freight charges and material costs. Substantial increases in the prices for our materials or prices charged to us, such as those charged by battery cell or semiconductor chip suppliers, would increase our operating costs and could reduce our margins. For example, due to the recent global semiconductor supply shortage, other supply chain issues including the COVID-19 pandemic, the conflict in Ukraine, and the current inflationary environment in the United States, the cost of input materials, components and processes required to produce our electric vehicles is expected to increase, and we may need to increase the prices of our electric vehicles in response to these cost pressures. Price increases and other measures taken by us to offset higher costs could materially and adversely affect our reputation and brand, result in negative publicity and loss of customers and sales, and adversely affect our business, prospects, financial condition and operating results. In addition, a growth in popularity of electric vehicles without a significant expansion in battery cell production capacity could result in shortages which would result in increased materials costs to us, and would impact our projected manufacturing and delivery timelines, and adversely affect our business, prospects, financial condition and operating results.

Electric vehicles are inherently new products. We may experience significant delays in the design, production and launch of our electric vehicles, which could harm our business, prospects, financial condition and operating results.

Our future business depends in large part on our ability to execute on our plans to develop, produce, market and sell our electric vehicles. Electric vehicle companies experience delays in the design, production and commercial release of new products. To the extent we delay the launch of future models of electric vehicles, our growth prospects could be adversely affected as we may fail to establish or grow our market share. Furthermore, we rely on contract manufacturers for the manufacturing of electric vehicles. We could experience delays if our contract manufacturers do not meet agreed upon timelines or experience capacity constraints. Additionally, we rely on third-party suppliers for the provision and development of the key components and materials used in our electric vehicles. To the extent our suppliers experience any delays in providing us with or developing necessary components we could experience delays in delivering on our timelines. See “—Increases in costs, disruption of supply or shortage of materials, in particular for lithium-ion battery cells, could harm our business.”

The battery’s range and life will deteriorate with usage and time, which, if material, could negatively influence potential customers’ decisions to purchase our electric vehicles.

All lithium-ion batteries are consumable components that become less effective as they chemically age. As lithium-ion batteries chemically age, the amount of charge they can hold diminishes, which may result in a perceptible decrease in range for an electric vehicle. This can be referred to as the battery’s maximum capacity, i.e., the measure of battery capacity relative to when it was new. In addition, a battery’s ability to deliver maximum instantaneous performance, or “peak power,” may decrease and impact acceleration performance in an electric vehicle. A normal battery is designed to retain up to 80% of its original capacity after 30,000 miles when operating under normal conditions. Although common to all electric vehicles, lithium-ion battery aging may negatively influence potential customers’ electric vehicle purchase decisions.

Our business may suffer if our products or features contain defects or fail to perform as expected. We may choose to or be compelled to undertake product recalls or take other similar actions, which could adversely affect our brand image, business and operating results.

If our electric vehicles contain design or manufacturing defects that cause them not to perform as expected or that require repair, our ability to develop, market and sell our products and services may be harmed, and we may experience delivery delays, product recalls, product liability, breach of warranty and consumer protection claims and significant warranty and other expenses. In particular, our electric vehicles are highly dependent on software, which is inherently complex and may contain latent defects or errors or be subject to external attacks. Although we attempt to remedy any issues we observe in our electric vehicles as effectively and rapidly as possible, such efforts may not be timely, may hamper production or may not completely satisfy our customers. While we perform extensive internal testing on our electric vehicles and features, we currently have a limited frame of reference by which to evaluate their long-term quality, reliability, durability and performance characteristics when operating in the field. There can be no assurance that we will be able to detect and fix all defects in our electric vehicles prior to their sale to or installation for customers.

Any product recall in the future, whether initiated by us or a supplier, and whether the product recall involves our or a competitor’s product, may result in adverse publicity, damage our brand image, and adversely affect our business, prospects, financial condition and operating results. Such recalls, whether caused by systems or components engineered or manufactured by us or our suppliers, may involve significant expense, the possibility of lawsuits, and diversion of management’s attention and other resources, which could adversely affect our brand image and our business, prospects, financial condition and operating results.

We depend on suppliers, including critical and single sourced suppliers, to deliver components according to schedules, prices, quality and volumes that are acceptable to us. We may be unable to effectively manage these suppliers. Uncertainties in the global economy may negatively impact suppliers and other business partners, which may interrupt the supply chain and require other changes to operations. These and other factors may adversely impact revenues and operating income.

Our success will be dependent upon our ability to enter into supplier agreements and maintain our relationships with existing suppliers who are critical to the output and production of our electric vehicles. The supply agreements we may enter into with suppliers in the future may have provisions where such agreements can be terminated in various circumstances, including potentially without cause. If our suppliers become unable to provide, or experience delays in providing components or if the supply agreements we enter into are terminated, it may be difficult to find replacement components. Additionally, our products contain parts that we purchase from single-source or limited-source suppliers, for which no immediate or readily available alternative supplier exists. While we believe that we would be able to establish alternate supply relationships and can obtain or engineer replacement components for our single-source components, we may be unable to do so in the short-term (or at all) at prices or quality levels that are acceptable to us. In addition, as we evaluate opportunities and take steps to insource certain components and parts, supply arrangements with current or future suppliers (with respect to other components and parts offered by such suppliers) may be available on less favorable terms or not at all, especially in light of the increases in materials pricing. Unexpected changes in business conditions, materials pricing, including inflation of raw material costs, labor issues, wars, trade policies, natural disasters, health epidemics such as the global COVID-19 pandemic, trade and shipping disruptions, port congestions and other factors beyond our or our suppliers’ control could also affect these suppliers’ ability to deliver components to us or to remain solvent and operational. For example, a global shortage of semiconductors has been reported since early 2021 and has caused challenges in the manufacturing industry and impacted our supply chain and production as well. Additionally, if our suppliers do not accurately forecast and effectively allocate production or if they are not willing to allocate sufficient production to us, it may reduce our access to components and require us to search for new suppliers. The unavailability of any component or supplier could result in production delays, product design changes and loss of access to important technology and tools for producing and supporting our products, as well as impact our capacity expansion and our ability to fulfill our obligations under customer contracts. For example, in the first half of 2022, our production was lower than what we had planned due to the lack of availability of certain components. Moreover, significant increases in our production or product design changes by us may in the future require us to procure additional components in a short amount of time. Our suppliers may not be willing or able to sustainably meet our timelines or our cost, quality and volume needs, or to do so may cost us more, which may require us to replace them with other sources.

In addition, if our suppliers experience substantial financial difficulties, cease operations or otherwise face business disruptions, we would be required to take measures to ensure components and materials remain available. Any disruption could affect our ability to deliver electric vehicles and could increase our costs and negatively affect our liquidity and financial performance.

Also, if a supplied vehicle component becomes the subject of a product recall, we may be required to find an alternative component, which could increase our costs and cause vehicle production delays. Additionally, we may become subject to costly litigation surrounding the component.

If we do not enter into long-term supply agreements with guaranteed pricing for our parts or components, we may be exposed to fluctuations in prices of components, materials and equipment. Agreements for the purchase of battery cells contain or are likely to contain pricing provisions that are subject to adjustments based on changes in market prices of key commodities. Substantial increases in the prices for such components, materials and equipment would increase our operating costs and could reduce our margins if we cannot recoup the increased costs. Any attempts to increase the announced or expected prices of our electric vehicles in response to increased costs could be viewed negatively by our potential customers and could adversely affect our business, prospects, financial condition and operating results.

As we continue to grow, we may not be able to effectively manage our growth, which could negatively impact our brand and financial performance.

We intend to expand our operations significantly, which will require hiring, retaining and training new personnel, controlling expenses, establishing facilities, and implementing administrative infrastructure, systems, and processes. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. Risks that we face in undertaking this expansion include, among others:

•	attracting and hiring skilled and qualified personnel to support our expanded operations at existing facilities or operations at any facilities we may construct or acquire in the future;

•	managing a larger organization with a great number of employees in different divisions and geographies;

•	training and integrating new employees into our operations to meet the growing demands of our business;

•	controlling expenses and investments in anticipation of expanded operations;

•	establishing or expanding design, manufacturing and sales;

•	managing regulatory requirements, permits and labor issues and controlling costs in connection with the construction of additional facilities or the expansion of existing facilities; and

•	implementing and enhancing administrative infrastructure, systems and processes.

Furthermore, we have limited experience to date in high volume production of our electric vehicles and we cannot ensure that we will be able to continue to partner with reliable contract manufacturers and reliable sources of component supply, that will enable us to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully market our electric vehicles as our operations expand. Any failure to effectively manage our growth could negatively impact our brand and financial performance.

If relevant government agencies in the US do not recognize us distinct from H-D, it could negatively impact our go-to market plan and ability to appoint independent dealers in certain states within the US.

In the US our ability to appoint independent dealers in certain states requires us to obtain certain licenses, such as manufacturer’s or distributor’s licenses, from relevant state agencies, such as Departments of Motor Vehicles, Motor Vehicle Commissions, or their equivalents. If we are not recognized by certain states as an independent from H-D, our ability to obtain a manufacturer license in certain states—and thus our ability to appoint independent dealers in the applicable state—may be impacted.

Unexpected termination of leases, failure to renew the lease of our existing premises or to renew such leases at acceptable terms could materially and adversely affect our business.

We currently lease the premises for our research and development facility, retails stores and offices. We cannot assure you that we would be able to renew the relevant lease agreements without substantial additional cost or increase in the rental cost payable by us. If a lease agreement is renewed at a rent substantially higher than the current rate, or currently existing favorable terms granted by the lessor are not extended, our business and results of operations may be adversely affected. Additionally, if our sublease at our Company-operated dealership location is either terminated or not renewed and we do not have an existing alternate dealership location, that could jeopardize our dealer license, which would impact our ability to make direct sales to consumers and could materially and adversely affect our business.

We may be unable to complete environmental, social and governance, or ESG initiatives, in whole or in part, which could lead to less opportunity for us to have ESG investors and partners and could negatively impact ESG-focused investors when evaluating us.

There has been increased focus, including by consumers, investors, employees and other stockholders, as well as by governmental and non-governmental organizations, on environmental, social and governance matters generally and with regard to our industry specifically.

We have undertaken, and plan to continue undertaking, ESG initiatives. Any failure by us to meet our commitments or loss of confidence on the part of customers, investors, employees, brand partners and other stockholders as it relates to our ESG initiatives could negatively impact our brand, our business, prospects, financial condition and operating results. These impacts could be difficult and costly to overcome, even if such concerns were based on inaccurate or misleading information.

In addition, achieving our ESG initiatives may result in increased costs in our supply chain, fulfillment, and/or corporate business operations, and could deviate from our initial estimates and have a material adverse effect on our business and financial condition. In addition, standards and research regarding ESG initiatives could change and become more onerous both for us and our third-party suppliers and vendors to meet successfully. Evolving data and research could undermine or refute our current claims and beliefs that we have made in reliance on current research, which could also result in costs, a decrease in revenue, and negative market perception that could have a material adverse effect on our business and financial condition.

A variety of organizations measure the performance of companies on such ESG topics, and the results of these assessments are widely publicized. In addition, investment in funds that specialize in companies that perform well in such assessments are increasingly popular, and major institutional investors have publicly emphasized the importance of such ESG measures to their investment decisions. Topics taken into account in such assessments include, among others, the company’s efforts and impacts on climate change and human rights, ethics and compliance with law and the role of the company’s board of directors in supervising various sustainability issues. In light of investors’ increased focus on ESG matters, there can be no certainty that we will manage such issues successfully, or that we will successfully meet society’s ESG expectations or achieve our financial goals.

Finally, while we may create and publish voluntary disclosures regarding ESG matters from time to time, many of the statements in those voluntary disclosures are based on hypothetical expectations and assumptions that may or may not be representative of current or actual risks or events or forecasts of expected risks or events, including the costs associated therewith. Such expectations and assumptions are necessarily uncertain and may be prone to error or subject to misinterpretation given the long timelines involved in measuring and reporting on many ESG matters.

The success of our business depends on the availability of power and charging infrastructure for electric vehicles. Limitations on that infrastructure may negatively impact our business.

Demand for our electric vehicles will depend in part upon the availability of public charging infrastructure. We do not plan to develop or invest in our own network of charging stations, but will instead rely on the use of at-home charging, which makes up the majority of electric vehicle charging today, along with a growing publicly accessible charging infrastructure provided by third parties and the government. We have limited experience in the actual provision of charging solutions to customers and the facilitation of these services is subject to challenges, which include:

•	successful integration with existing third-party charging networks, including obtaining necessary licenses for charging solutions on commercially acceptable terms;

•	inadequate capacity or over capacity in certain areas, security risks or risk of damage to vehicles, charging equipment or real or personal property;

•	access to sufficient charging infrastructure;

•	the potential for lack of customer acceptance of our charging solutions; and

•	the risk that government support for electric vehicle and alternative fuel solutions and infrastructure may not continue.

While the prevalence of charging stations generally has been increasing, charging station locations are significantly less widespread than gas stations. Some potential customers may choose not to purchase our electric vehicles because of the lack of a more widespread charging infrastructure. To provide our customers with access to sufficient charging infrastructure, we will rely on the availability and successful integration of our electric vehicles with, third-party charging networks. Any failure of third-party charging networks to meet customer expectations or needs, including quality of experience, could impact the demand for electric vehicles, including ours. For example, where charging bays exist, the number of electric vehicles could oversaturate the available charging bays, leading to increased wait times and dissatisfaction for customers. To the extent we are unable to meet user expectations or experience difficulties in facilitating access to charging solutions, our reputation and business, prospects, financial condition and operating results may be materially and adversely affected.

Our electric vehicles use lithium-ion battery cells. When not properly managed, lithium-ion battery cells have been observed to catch fire or vent smoke and flame on rare occasions. If our electric vehicles exhibit those conditions, it could have a negative effect on our reputation and business.

The battery packs within our electric vehicles make use of lithium-ion cells. If not properly managed or subject to environmental stresses, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion cells. While the battery pack is designed to contain any single cell’s release of energy without spreading to neighboring cells, a field or testing failure of battery packs in our electric vehicles could occur, which could result in bodily injury or death and could subject us to lawsuits, product recalls or redesign efforts, all of which would be time consuming and expensive and could harm our brand image and results of operation. Also, negative public perceptions regarding the suitability of lithium-ion cells for automotive applications, the social and environmental impacts of mineral mining or procurement associated with the constituents of lithium-ion cells, or any future incident involving lithium-ion cells, such as a vehicle or other fire, could materially and adversely affect our reputation and business.

Our industry and its technology are rapidly evolving and may be subject to unforeseen changes. Developments in alternative technologies or improvements in current and future enabling and competitive technologies may adversely affect the demand for our electric vehicles.

We may be unable to keep up with changes in electric vehicle technology or alternatives to electricity as a fuel source and, as a result, our competitiveness may suffer. Developments in alternative technologies, such as advanced diesel, hydrogen, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine or the cost of gasoline, may materially and adversely affect our business and prospects in ways we do not currently anticipate. Existing and other battery cell technologies, fuels or sources of energy may emerge as customers’ preferred alternative to our electric vehicles. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development and introduction of new and enhanced alternative fuel and electric vehicles, which could result in the loss of competitiveness of our electric vehicles, decreased revenue and a loss of market share to competitors. Our research and development efforts may not be sufficient to adapt to changes in alternative fuel and electric vehicle technology. As technologies change, we plan to upgrade or adapt our electric vehicle with the latest technology. However, our electric vehicles may not compete effectively with alternative systems if we are not able to source and integrate the latest technology into our electric vehicles. Additionally, the introduction and integration of new technologies into our electric vehicles may increase our costs and capital expenditures required for the production and manufacture of our electric vehicles and, if we are unable to cost efficiently implement such technologies, our business, prospects, financial condition and operating results could be materially and adversely affected.

Our future growth and success are dependent upon consumers’ adoption of, and their demand for, two- and three-wheeled electric vehicles in a sector that is generally competitive, cyclical and volatile.

Our future growth is dependent on the demand for, and upon consumers’ willingness to adopt two- and three-wheeled electric vehicles, and even if electric vehicles become more mainstream, consumers choosing us over other electric vehicles manufacturers. Demand for electric vehicles may be affected by factors directly impacting electric vehicle prices or the cost of purchasing and operating electric vehicles such as sales and financing incentives, prices of raw materials and parts and components, cost of fuel and governmental regulations, including tariffs, import regulation and other taxes. Volatility in demand may lead to lower vehicle unit sales, which may result in downward price pressure and adversely affect our business, prospects, financial condition and operating results.

In addition, the demand for our electric vehicles and services will highly depend upon the adoption by consumers of new energy vehicles in general and electric motorcycles in particular. The market for new energy vehicles is still rapidly evolving, characterized by rapidly changing technologies, competitive pricing and competitive factors, evolving government regulation and industry standards, and changing consumer demands and behaviors.

Other factors that may influence the adoption of alternative fuel vehicles, and specifically electric vehicles, include:

•

perceptions about electric vehicles quality, safety, design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of electric vehicles, whether or not such electric vehicles are produced by us or other manufacturers;

•	perceptions about electric vehicles safety in general, in particular safety issues that may be attributed to the use of advanced technology, including electric vehicles systems;

•	range anxiety, including the decline of an electric vehicle’s range resulting from deterioration over time in the battery’s ability to hold a charge;

•	the availability of new energy vehicles;

•	the availability of service and charging stations for electric vehicles;

•	the costs and challenges of installing home charging equipment, including for multi-family, rental and densely populated urban housing;

•	the environmental consciousness of consumers, and their adoption of electric vehicles;

•

the occurrence of negative incidents, or perception that negative incidents have occurred, with respect to our or our competitors’ electric vehicles resulting in adverse publicity and harm to consumer perceptions in electric vehicles generally;

•	the higher initial upfront purchase price of electric vehicles, despite lower cost of ongoing operating and maintenance costs, compared to internal combustion engines vehicles;

•	perceptions about and the actual cost of alternative fuel;

•	regulatory, legislative and political changes; and

•	macroeconomic factors.

The unavailability, reduction or elimination of government and economic incentives or government policies which are favorable for electric vehicles and domestically produced vehicles could have a material adverse effect on our business, prospects, financial condition and operating results.

Any reduction, elimination, or discriminatory application of government subsidies and economic incentives because of policy changes, or the reduced need for such subsidies and incentives due to the perceived success of the electric vehicle or other reasons, may result in the diminished competitiveness of the alternative fuel and electric vehicle industry generally or our electric vehicles in particular. Additionally, federal, state and local laws may impose additional barriers to electric vehicle adoption, including additional costs. For example, many states have enacted laws imposing additional registration fees for certain hybrid and electric vehicles to support transportation infrastructure, such as highway repairs and improvements, which have traditionally been funded through federal and state gasoline taxes. Any of the foregoing could materially and adversely affect the growth of the alternative fuel automobile markets and our business, prospects, financial condition and operating results.

While certain tax credits and other incentives for alternative energy production, alternative fuel, and electric vehicles have been available in the past, there is no guarantee these programs will be available in the future. If current tax incentives are not available in the future, our business, prospects, financial condition and operating results could be harmed.

Our electric motorcycles’ quiet performance compared to internal combustion engine motorcycles may subject riders to greater risks.

Our electric motorcycles will be quieter compared to internal combustion engine motorcycles, which may subject riders to greater risks. To the extent accidents associated with our quieter electric motors occur, we could be subject to liability, negative publicity, government scrutiny and further regulation. Any of the foregoing could materially and adversely affect our business, prospects, financial condition and operating results.

Vehicle retail sales depend heavily on affordable interest rates and availability of credit for vehicle financing and a substantial increase in interest rates could materially and adversely affect our business, prospects, financial condition and operating results.

In certain regions, including North America and Europe, financing for new vehicle sales has been available at relatively low interest rates for several years due to, among other things, expansive government monetary policies. As interest rates rise, market rates for new vehicle financing will generally be expected to rise as well, which may make our electric vehicles less affordable to customers or steer customers to less expensive vehicles that would be less profitable for us, adversely affecting our financial condition and operating results. Additionally, if consumer interest rates increase substantially or if financial service providers tighten lending standards or restrict their lending to certain classes of credit, customers may not desire or be able to obtain financing to purchase our electric vehicles. As a result, a substantial increase in customer interest rates or tightening of lending standards could have a material adverse effect on our business, prospects, financial condition and operating results.

Our warranty reserves may be insufficient to cover future warranty claims which could adversely affect our business, prospects, financial condition and operating results.

As our electric vehicles enter production, we will need to maintain warranty reserves to cover warranty-related claims. If our warranty reserves are insufficient to cover future warranty claims on our electric vehicles, our business, prospects, financial condition and operating results could be materially and adversely affected. We expect to record and adjust warranty reserves based on changes in estimated costs and actual warranty costs. However, as we have only recently begun production of the LiveWire One, we have limited operating experience with our electric motorcycles, and therefore limited experience with warranty claims for these electric motorcycles and other electric vehicles or with estimating warranty reserves. In the future, we may become subject to significant and unexpected warranty expenses. There can be no assurances that then-existing warranty reserves will be sufficient to cover all claims.

We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may become subject to product liability claims, which could harm our financial condition and liquidity. The vehicle and motorcycle industries experience an abundance of product liability claims. We face the risk of significant monetary exposure to claims in the event our electric vehicles do not perform as expected or contain design, manufacturing, or warning defects, and to claims without merit, or in connection with malfunctions resulting in personal injury or death. Moreover, a product liability claim could generate substantial negative publicity about our electric vehicles and business and inhibit or prevent commercialization of other future electric motorcycle vehicles, which would have a material adverse effect on our financial condition and liquidity. Any insurance coverage might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages either in excess of our coverage, or outside of our coverage, may have a material adverse effect on our reputation and financial condition and liquidity. We may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if we face liability for our products and are forced to make a claim under our policies.

Our insurance coverage strategy may not be adequate to protect us from all business risks.

We may be subject, in the ordinary course of business, to losses resulting from product liability, accidents, acts of God and other claims against us, for which we may have no insurance coverage. Our policies may include significant deductibles or self-insured retentions, policy limitations and exclusions, and we cannot be certain that our insurance coverage will be sufficient to cover all future losses or claims against us. A loss that is uninsured or which exceeds policy limits may require us to pay substantial amounts, which may harm our financial condition and operating results.

We depend on revenue generated from a limited number of models and in the foreseeable future will be significantly dependent on a limited number of models.

H-D began making initial deliveries of our predecessor electric motorcycle, the Harley-Davidson LiveWire, in September of 2019, and we launched the LiveWire One model in July of 2021 and we initially launched 100 special launch edition S2 Del Mar’s in May of 2022. For the foreseeable future, we will depend on revenue generated from a limited number of models. Historically, motorcycle customers have come to expect a variety of vehicle models offered in a company’s fleet and new and improved vehicle models to be introduced frequently. Given that for the foreseeable future our business will depend on a limited number of models, to the extent a particular model is not well received by the market, our sales volume, business, prospects, financial condition and operating results could be materially and adversely affected.

We may face challenges in expanding our business and operations internationally and our ability to conduct business in international markets may be adversely affected by legal, regulatory, political and economic risks.

Our business plan includes operations in international markets, including Germany, France, Netherlands, Switzerland, United Kingdom and Canada, as well as prioritizing the Asia Pacific markets of Japan, South Korea, China, Australia and New Zealand, and eventual expansion into other international markets. We will face risks associated with any potential international operations, including possible unfavorable legal, regulatory, political and economic risks, which could harm our business. We anticipate having international operations and subsidiaries that are subject to the legal, political, regulatory and social requirements and economic conditions in these jurisdictions. Furthermore, conducting and launching operations on an international scale requires close coordination of activities across multiple jurisdictions and time zones and consumes significant management resources. We will be subject to a number of risks associated with international business activities that may increase our costs, impact our ability to sell our electric vehicles and require significant management attention. These risks include:

•	conforming our electric vehicles to various international regulatory requirements where our electric vehicles are sold and serviced, which requirements may change over time;

•	expenditures related to foreign lawsuits and liability;

•	difficulties in staffing and managing foreign operations;

•	difficulties establishing relationships with, or disruption in the supply chain from, international suppliers;

•	difficulties attracting customers in new jurisdictions;

•	difficulties in attracting effective distributors, dealers or sales agents, as the case may be;

•

foreign government taxes, regulations and permit requirements, including foreign taxes that we may not be able to offset against taxes imposed upon us in the United States, and foreign tax and other laws limiting our ability to repatriate funds to the United States;

•	fluctuations in foreign currency exchange rates and interest rates, including risks related to any foreign currency swap or other hedging activities we undertake;

•	United States and foreign government trade restrictions, tariffs and price or exchange controls;

•	foreign labor laws, regulations and restrictions;

•	changes in diplomatic and trade relationships;

•	laws and business practices favoring local companies;

•	difficulties protecting or procuring intellectual property;

•	the adoption of the LiveWire brand versus competitive foreign brands;

•	political instability, natural disasters, war or events of terrorism and health epidemics, such as the COVID-19 pandemic or the conflict in Ukraine; and

•	the strength of international economies.

If we fail to successfully address these risks, our business, prospects, financial condition and operating results could be materially harmed.

LiveWire’s Chief Executive Officer has Chief Executive Officer roles at both H-D and LiveWire for up to two years, which may present challenges that could impact our business.

We selected Mr. Zeitz as our Chief Executive Officer for up to two years due to his unique experience, abilities, and passion. His roles as Chief Executive Officer of both H-D and LiveWire during this period will create operational synergies and potential challenges as long as he is serving in both roles, including impacting his ability to devote exclusive time, attention, and effort to our business. If conflicts of interests arise due to, for example, adverse interests of H-D and us on a matter, Mr. Zeitz would be required to recuse himself, deferring our decisions on the matter to the Conflicts Committee and our management. On matters in which Mr. Zeitz recuses himself, we will not have the full benefit of his experience and insight to resolve the matters and make decisions under the best terms possible for us. The decisions made by the Conflicts Committee and our management on those matters may be different than decisions Mr. Zeitz would have made. The board of directors of LiveWire (the “Board”) may also be unable to identify and hire a CEO of equal caliber to replace Mr. Zeitz after the two-year period. All of those scenarios could materially and adversely affect our business, prospects, financial condition and operating results.

Our business, prospects, financial condition and operating results may be adversely affected by pandemics (including COVID-19) and epidemics, natural disasters, actual or threatened war (including the conflict in Ukraine), terrorist activities, political unrest, and other outbreaks.

We face various risks related to public health issues, including epidemics, pandemics and other outbreaks, including the recent pandemic of respiratory illness caused by a novel coronavirus known as COVID-19 and associated variants. We also face various risks related to natural disasters, including hurricanes, earthquakes, tsunamis or other natural disasters. Such public health issues or natural disasters could disrupt our business operations, reduce or restrict our supply of materials and services, result in us incurring significant costs to protect our employees and facilities or result in regional or global economic distress, which may materially and adversely affect our business, financial condition and operating results. Actual or threatened war, including the conflict in Ukraine, terrorist activities, political unrest, civil strife and other geopolitical uncertainty could have a similar adverse effect on our business, prospects, financial condition and operating results. Any one or more of these events may impede our production and delivery efforts and adversely affect our sales results, which could materially and adversely affect our business, financial condition and operating results.

The impact of COVID-19 and associated variants, including changes in consumer and business behavior, pandemic fears, market downturns and restrictions on business and individual activities, has created significant volatility in the global economy and led to reduced economic activity. The spread of COVID-19 and associated variants (some of which may be more transmissible, such as the Delta and Omicron variant) has also created a disruption in the manufacturing, delivery and overall supply chain of vehicle manufacturers and suppliers and has led to a global decrease in vehicle sales in markets around the world.

The pandemic has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, stay-at-home or shelter-in-place orders and business shutdowns. These measures may adversely impact our employees and operations, the operations of our suppliers, vendors and business partners, the activities of our retail customers and may negatively impact our production plans, sales and marketing activities, business and results of operations. In addition, various aspects of our business cannot be conducted remotely. These measures by government authorities may remain in place for a significant period of time and they are likely to continue to adversely affect our sales and marketing activities, and our business, prospects, financial condition and operating results.

Due to operational shutdowns of certain of our direct and indirect suppliers as a result of COVID-19 and associated variants, we experienced delays and shortages of certain parts and materials necessary for the production of our electric vehicles. In some cases, suppliers were delayed in providing the required parts and/or materials, whereas in other cases, suppliers were able only to fulfill our orders on a partial basis or not at all. As a result of such delays and shortages, we are continuing to adapt our internal designs and processes in an effort to remedy or mitigate impacts on our production timeline. Nevertheless, due to these delays and shortages, our production for the first half of 2022 was lower than we had planned. Despite our efforts to mitigate such delays, we cannot be certain these will sufficiently alleviate or mitigate delays or interruptions we may experience in the future, and, to the extent our production timeline is delayed, our business, prospects, financial condition and operating results may be materially and adversely affected.

Additionally, the spread of COVID-19 and associated variants has caused us to modify our business practices (including employee travel, recommending that all non-essential personnel work from home and cancellation or reduction of physical participation in sales activities, meetings, events and conferences), and we may take further actions as may be required by government authorities or that we determine is in the best interests of our employees, customers, suppliers, vendors and business partners. There is no certainty that such actions will be sufficient to mitigate the risks posed by the virus or otherwise be satisfactory to government authorities. If significant portions of our workforce are unable to work effectively, including due to illness, quarantines, social distancing, government actions or other restrictions in connection with the COVID-19 pandemic, our operations may be adversely impacted.

The extent to which the COVID-19 pandemic impacts our business, prospects, financial condition and operating results will depend on future developments, which are highly uncertain and cannot be predicted, including the duration and spread of the pandemic, its severity, the existence and severity of COVID-19 variants, the actions to contain the virus or treat its impact (including the availability of vaccines and the speed and extent of vaccine distribution and acceptance), how quickly and to what extent normal economic and operating activities can resume and whether and to what extent COVID-19 or variants thereof, including the Delta and

Omicron variant which has become widespread in the United States, re-emerge, spread and impact us and our suppliers after normal activities resume. Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of its global economic impact, including any recession that has occurred or may occur in the future.

Specifically, difficult macroeconomic conditions, such as decreases in per capita income and level of disposable income, increased and prolonged unemployment, or a decline in consumer confidence as a result of the COVID-19 pandemic, the conflict in Ukraine and inflationary pressure could have a material adverse effect on the demand for our vehicles. Under difficult economic conditions, potential customers may seek to reduce spending by forgoing our electric vehicles for other traditional options, increase use of public and mass transportation options or choose to keep their existing vehicles.

There are no comparable recent events that may provide guidance as to the effect of the spread and duration of COVID-19 (and associated variants) and pandemics in general, and, as a result, the ultimate impact of the COVID-19 pandemic or other pandemics is highly uncertain.

We are also vulnerable to natural disasters and other calamities. Although we have servers that are hosted in an offsite location, our backup system does not capture data on a real-time basis and we may be unable to recover certain data in the event of a server failure. We cannot assure you that any backup systems will be adequate to protect us from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Any of the foregoing events may give rise to interruptions, damage to our property, delays in production, breakdowns, system failures, technology platform failures or Internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our business, prospects, financial condition and operating results.

Any financial or economic crisis, or perceived threat of such a crisis, including a significant decrease in consumer confidence, may materially and adversely affect our business, prospects, financial condition and operating results.

The global macroeconomic environment is facing challenges. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States. There have been concerns over the downturn in economic output caused by the COVID-19 pandemic, the conflict in Ukraine and inflationary pressure. It is unclear whether these challenges will be contained and what effects they each may have. Economic conditions in the United States are sensitive to global economic conditions. Any prolonged slowdown in the United States economic growth might lead to tighter credit markets, increased market volatility, sudden drops in business and consumer confidence and dramatic changes in business and consumer behaviors. Credit risks of customers and suppliers and other counterparty risks may also increase.

Sales of our electric vehicles depend in part on discretionary consumer spending and are even more exposed to adverse changes in general economic conditions. In response to their perceived uncertainty in economic conditions, consumers might delay, reduce or cancel purchases of our electric vehicles and our results of operations may be materially and adversely affected.

The ongoing military action between Russia and Ukraine could adversely affect our business, financial condition and operating results.

United States and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. On February 24, 2022, Russian military forces launched a military action in Ukraine, and sustained conflict and disruption in the region is likely. Although the length, impact and outcome of the ongoing military conflict in Ukraine is highly unpredictable, this conflict could lead to significant market and other disruptions, including significant volatility in commodity prices and supply of energy resources, instability in financial markets, supply chain interruptions, political and social instability, changes in consumer or purchaser preferences as well as increase in cyberattacks and espionage.

Russia’s recognition of two separatist republics in the Donetsk and Luhansk regions of Ukraine and subsequent military action against Ukraine have led to an unprecedented expansion of sanction programs imposed by the United States, the European Union, the United Kingdom, Canada, Switzerland, Japan and other countries against Russia, Belarus, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic, including, among others:

•

blocking sanctions against some of the largest state-owned and private Russian financial institutions (and their subsequent removal from the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) payment system) and certain Russian businesses, some of which have significant financial and trade ties to the European Union;

•	blocking sanctions against Russian and Belarusian individuals, including the Russian President, other politicians and those with government connections or involved in Russian military activities; and

•

blocking of Russia’s foreign currency reserves as well as expansion of sectoral sanctions and export and trade restrictions, limitations on investments and access to capital markets and bans on various Russian imports.

While we do not currently have operations in Ukraine, Russia or Belarus, we are nevertheless actively monitoring the situation in Ukraine and assessing its impact on our business, including our business partners and customers. To date we have not experienced any material interruptions in our infrastructure, supplies, technology systems or networks needed to support our operations that arise from these countries. We have no way to predict the progress or outcome of the conflict in Ukraine or its impacts in Ukraine, Russia or Belarus as the conflict, and any resulting government reactions, are rapidly developing and beyond our control. The extent and duration of the military action, sanctions and resulting market and/or supply disruptions could be significant and could potentially have substantial impact on the global economy and our business for an unknown period of time. Any of the abovementioned factors could affect our business, financial condition and operating results. Any such disruptions may also magnify the impact of other risks described in this prospectus.

In addition, there may be an increased risk of cyberattacks by state actors due to the current conflict between Russia and Ukraine. Any increase in such attacks on us or our systems could adversely affect our network systems or other operations. Although we maintain cybersecurity policies and procedures to manage risk to our information systems and, continuously adapt our systems and processes to mitigate such threats, we may not be able to address these cybersecurity threats proactively or implement adequate preventative measures and there can be no assurance that we will promptly detect and address any such disruption or security breach, if at all. See “—We are subject to cybersecurity risks to our various systems and software and any material failure, weakness, interruption, cyber event, incident or breach of security could prevent us from effectively operating our business.”

Our financial results may vary significantly from period to period due to fluctuations in our operating costs, product demand and other factors.

We expect our period-to-period financial results to vary based on our operating costs and product demand, which we anticipate will fluctuate as we continue to design, develop, produce and distribute new electric vehicles. Additionally, our revenue from period to period may fluctuate as we build out global distribution, add new product derivates based on market demand and margin opportunities and introduce new or existing electric vehicles to new markets. Additionally, our revenue from period to period may fluctuate due to seasonality. As a result of these factors, we believe that quarter-to-quarter comparisons of our financial results, especially in the short term, are not necessarily meaningful and that these comparisons cannot be relied upon as indicators of future performance. Moreover, our financial results may not meet the expectations of equity research analysts, ratings agencies or investors, who may be focused only on quarterly financial results and holding us to the same standard of expectation as H-D. If any of this occurs, the trading price of Common Stock could fall substantially, either suddenly or over time.

We may seek to obtain future financing through the issuance of debt or equity, which may have an adverse effect on our stockholders or may otherwise adversely affect our business.

If we raise funds through the issuance of additional equity or debt, including convertible debt or debt secured by some or all of our assets, holders of any debt securities or preferred shares issued will have rights, preferences and privileges senior to those of holders of our ordinary shares in the event of liquidation. If additional debt is issued, there is a possibility that once all senior claims are settled, there may be no assets remaining to pay out to the holders of ordinary shares. In addition, if we raise funds through the issuance of additional equity, whether through private placements or public offerings, such an issuance would dilute ownership of our current stockholders that do not participate in the issuance. If we are unable to obtain any needed additional funding, we may be required to reduce the scope of, delay or eliminate some or all of, our planned research, development, production and marketing activities, any of which could materially harm our business.

Furthermore, the terms of any additional debt securities we may issue in the future may impose restrictions on our operations, which may include limiting our ability to incur additional indebtedness, pay dividends on or repurchase our share capital or make certain acquisitions or investments. In addition, we may be subject to covenants requiring us to satisfy certain financial tests and ratios, and our ability to satisfy such covenants may be affected by events outside of our control.

We intend to grant equity awards under the Incentive Plan, which may result in share-based compensation expenses.

We adopted the Incentive Plan (as defined below) for the purpose of granting share-based compensation to employees, directors and consultants to incentivize their performance and align their interests with ours. We believe the granting of share-based compensation may be important to our ability to attract and retain key personnel and employees, and we will evaluate whether to grant share-based compensation to employees in the future. As a result, our expenses associated with share-based compensation may increase, which may have an adverse effect on our operating results.

If our electric vehicle owners modify our electric vehicles regardless of whether third-party aftermarket products are used, the electric vehicle may not operate properly, which may create negative publicity and could harm our business.

Vehicle enthusiasts may seek to alter our electric vehicles to modify their performance which could compromise vehicle safety and security systems. Also, customers may customize their electric vehicles with aftermarket parts that can compromise rider safety. We may not test, nor do we endorse, such changes or products. In addition, customers may attempt to modify our electric vehicles’ charging systems or use improper external cabling or unsafe charging outlets that can compromise the vehicle systems or expose our customers to injury from high-voltage electricity. Such unauthorized modifications could reduce the safety and security of our electric vehicles and any injuries resulting from such modifications could result in adverse publicity, which would negatively affect our brand and thus harm our business, prospects, financial condition and operating results.

Our inability to obtain and/or retain necessary licenses and permits to operate the business may negatively impact our financial results.

It may be necessary for us to use the patented or proprietary technology of third parties to develop or commercialize our products, in which case we would be required to obtain a license or acquire intellectual property from these third parties. The licensing or acquisition of third-party intellectual property is a competitive area, and several more established companies may pursue strategies to license or acquire third-party intellectual property that we may consider attractive or necessary, and thereby prevent us from obtaining the right to use such intellectual property ourselves. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. If we are unable to license such technology, or if we are forced to license such technology on unfavorable terms, our business could be harmed. If we are unable to obtain a necessary license, we may be unable to develop or commercialize the affected product models, which could harm our business, and the third parties owning such intellectual property could seek either an injunction prohibiting our sales or, with respect to our sales, an obligation on our part to pay royalties and/or other forms of compensation. Even if we are able to obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us.

Moreover, some of our patents and patent applications in the future may be jointly owned with third parties. If we are unable to obtain an exclusive license to any such third-party joint owners’ interests in such patents or patent applications, such joint owners may be able to license their rights to other third parties, including our competitors, who could market competing products and technology. In addition, we may need the cooperation of any such joint owners in order to enforce such patents against third parties, and such cooperation may not be provided to us. Any of the foregoing could harm our business, financial condition and results of operations.

Risks Related to the Separation

Our business and H-D’s business overlap and we may compete, or be perceived as competitors, in certain markets.

Both LiveWire and H-D are companies whose primary business involves producing, marketing and selling vehicles and related products. While we intend to operate in a different business segment than H-D, neither we nor H-D is prohibited from competing against each other. Additionally, under the Intellectual Property License Agreement (as defined below), H-D has the right to use all of our existing our intellectual property and incremental improvements to our existing intellectual property, which could facilitate H-D’s development of products that compete with ours; however, H-D may be required in some cases to pay us royalties for the use of our existing intellectual property and their rights to our newly developed intellectual property would be limited as defined under the Joint Development Agreement (as defined below). If we were in competition with H-D, it could have a material adverse effect on our results of operations or our ability to pursue opportunities which may otherwise be available to us.

Our inability to maintain a strong relationship with H-D or to resolve favorably any disputes that may arise between us and H-D could result in a significant reduction of our revenue.

Maintaining a strong relationship with H-D and its management team will be important to our success for at least as long as H-D remains a majority stockholder. Disputes may arise between H-D and us in a number of areas relating to our ongoing relationship, including:

•	our strategy, direction and objectives as a business;

•	labor, tax, employee benefit, indemnification and other matters arising from our separation from H-D;

•	employee retention and recruiting;

•	business combinations involving us;

•	our ability to engage in activities with certain customers, suppliers, and partners;

•	sales or dispositions by H-D of all or any portion of its ownership interest in us;

•	the nature, quality and pricing of services H-D has agreed to provide us;

•	supply chain, including access to parts and raw material supplies, as well as allocation of manufacturing labor, parts and other supplies shared across the York manufacturing facility;

•	business opportunities that may be attractive to both H-D and us; and

•	product or technology development or marketing activities which may require the consent of H-D.

While we have the Conflicts Committee to help resolve any potential conflict between us and H-D, we may not be able to resolve all potential conflicts. Assuming we are able to resolve such a potential conflict, we intend for such resolution to be comparable to the resolution that we would reach with an unaffiliated party. However, the resolution that we actually reach may be less favorable than if we were dealing with an unaffiliated party.

The agreements we entered into with H-D may be amended upon agreement between the parties. While we are controlled by H-D, we may not have the leverage to negotiate agreements or amendments to these agreements, if required, on terms as favorable to us as those we would negotiate with an unaffiliated third party.

We are a smaller company relative to H-D which could result in increased costs because of a decrease in our purchasing power and difficulty maintaining existing customer relationships and obtaining new customers.

Prior to the Separation, we were able to take advantage of H-D’s size and purchasing power in procuring goods, technology and services, including insurance, employee benefit support and audit and other professional services. While this may continue in some ways with H-D as a majority stockholder, we are a smaller company than H-D, and we cannot assure you that we will have access to financial and other resources comparable to those available to us prior to the Separation. As a standalone company, we may be unable to obtain office space, goods, technology and services at prices or on terms as favorable as those available to us prior to the Separation, which could increase our costs and reduce our profitability. Likewise, we may find it more difficult to attract and retain high-quality employees as a smaller company than we were operating within as a wholly owned subsidiary of H-D, which could impact our results of operations. Our future success also depends on our ability to develop and maintain relationships with customers. Our reduced relationship with H-D and our smaller relative size as a result of the Separation may make it more difficult to develop and maintain relationships with customers, which could adversely affect our prospects.

We are dependent on H-D for a number of services, including services relating to quality and safety testing. If those service arrangements terminate, it will require significant investment for us to build our own safety and testing facilities, or we may be required to obtain such services from another third party at increased costs.

We are dependent on H-D for a number of services, including services relating to quality and safety testing. If these service arrangements terminate, we do not currently have alternate arrangements in place that will allow us to fully execute our business plan, including, without limitation, agreements for quality and safety testing and, as such, will be required to deploy significant resources to build our own safety and testing facilities, or may be required to obtain such services from another third party at increased costs. If we are unable to maintain such arrangements and agreements, or if we are unable to effectively build our own facilities or obtain such services from another third party, our business, prospects, financial condition and operating results may be materially and adversely affected.

Any decision by us to electrify H-D products, or the products of any other company, may not achieve the intended results or return on investment when compared to developing our own motorcycle portfolio.

We may decide to electrify H-D’s and other companies’ products in the future. While we expect electrifying H-D’s motorcycle portfolio to be a key piece of our future success, these efforts require resources that may otherwise be used on our electric vehicle portfolio. All project scopes, resource allocation, time commitment, and investment dollars dedicated to the electrification of H-D’s core products will be governed by separate joint development agreements that will be established and agreed upon by the LiveWire and H-D management teams. If the available resources do not support both LiveWire and H-D electrification efforts, it could negatively impact development of our electric vehicles and ultimately our ability to deliver targeted revenues and operating income.

Our accounting and other management systems and resources may not be adequately prepared to meet the financial reporting and other requirements to which we are subject as a public company.

In the past, our operations have been a part of H-D and H-D provided us with certain financial, operational and managerial resources for conducting our business. Following the Business Combination, while a number of these resources will continue to be at H-D and used to provide services to us under the Transition Services Agreement (as defined below), we now perform certain of our own financial, operational and managerial functions. There are no assurances that we will be able to successfully put in place the financial, operational and managerial resources necessary to perform these functions.

Our transition to being a public company has also subjected us to significant regulatory oversight and financial reporting obligations under the federal securities laws and GAAP, as well as the continuous scrutiny of securities analysts and investors. These new obligations and constituents require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and operating results. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies in the US. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the US may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company which will increase our operating costs in future periods.

H-D may fail to perform under various transaction agreements that were executed as part of the Separation or we may fail to have necessary systems and services in place when certain of the transaction agreements expire.

We have entered into a number of agreements with H-D at Closing, including the Trademark License Agreement (as defined below), Employee Matters Agreement (as defined below), Contract Manufacturing Agreement (as defined below), Tax Matters Agreement (as defined below), Master Services Agreement (as defined below), Transition Services Agreement, Joint Development Agreement and Intellectual Property License Agreement, pursuant to which we and/or H-D have continuing obligations to each other. If we or H-D fail to perform obligations under such agreements, our business may be negatively impacted. Furthermore, upon the expiration or termination of such agreements, we may not have necessary or comparable systems and services in place to replace the services provided under such agreements, which may negatively impact our business.

The loss of key personnel (including Jochen Zeitz) could adversely affect the operations and profitability of our business.

We are highly dependent on our senior management, including our Chief Executive Officer, Jochen Zeitz, and other key personnel. Our success will depend on our ability to retain senior management and to attract, recruit, retain, manage and motivate qualified personnel in the future, particularly with respect to an expected increase in hiring in connection with becoming a public company, including sales and marketing professionals, engineers and other highly skilled personnel and to integrate current and additional personnel in all departments. The loss of members of our senior management, sales and marketing professionals and engineers could result in delays in product development and harm our business. If we are not successful in attracting and retaining highly qualified personnel, it would have a material adverse effect on our business, financial condition and operating results.

We will be required to make payments to H-D under the Contract Manufacturing Agreement, Tax Matters Agreement, Master Services Agreement, Transition Services Agreement and certain other agreements, and the amounts of such payments could be significant.

We have entered into certain agreements pursuant to which we will be obligated to make payments to H-D. Such agreements include the Contract Manufacturing Agreement, Tax Matters Agreement, Master Services Agreement, Transition Services Agreement and certain others. The amounts payable under these agreements could be significant and could prohibit or restrict us from using these funds in other aspects of our business. Additionally, if we fail to make payments under the contracts we have with H-D, it may be determined that we are in breach of contract and we may have to pay damages or renegotiate those contracts. We can provide no assurance that we will be able to renegotiate the contracts we have with H-D or that any renegotiated terms will be favorable to us. The occurrence of such events could materially harm our business and financial condition.

As we are a “controlled company” within the meaning of the NYSE listing standards and rely on exemptions from certain corporate governance requirements, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all NYSE corporate governance requirements.

As a result of the Separation, H-D owns more than 50% of the total voting power of our Common Stock and we are a “controlled company” within the meaning of the corporate governance rules of the NYSE. Under these corporate governance standards, a “controlled company” may elect not to comply with certain corporate governance requirements. For example, controlled companies are not required to have:

•	a board that is composed of a majority of “independent directors,” as defined under the NYSE rules;

•	a compensation committee that is composed entirely of independent directors; and

•	director nominations be made, or recommended to the full board of directors, by its independent directors, or by a nominations/governance committee that is composed entirely of independent directors.

We utilize these exemptions. Accordingly, you do not have the same protections afforded to stockholders of companies that are subject to all the corporate governance requirements of the NYSE.

We may not be successful as an independent, publicly traded company, and we will not enjoy the same benefits that we did as a wholly owned subsidiary of H-D.

The historical financial information we have included in this prospectus does not necessarily reflect what our financial position, results of operations or cash flows would have been had we been an independent entity during the historical periods presented. The historical costs and expenses reflected in our combined financial statements include an allocation for certain corporate functions historically provided by H-D, including tax, accounting, treasury, legal, human resources, compliance, insurance, sales and marketing services. The historical financial information is not necessarily indicative of what our results of operations, financial position, cash flows or costs and expenses will be in the future. We have not made pro forma adjustments to reflect many significant changes that have occurred in our cost structure, funding and operations as a result of our transition to becoming a public company, including changes in our employee base, potential increased costs associated with reduced economies of scale and increased costs associated with being a publicly traded, standalone company. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our historical combined financial statements and notes thereto.

As a result of the Separation, H-D indemnifies us for certain liabilities and we indemnify H-D for certain liabilities. If we are required to act on these indemnities for the benefit of H-D, we may need to divert cash to meet those obligations and our financial results could be negatively impacted. Additionally, any indemnity from H-D may not be sufficient to insure us against the full amount of liabilities for which we may be allocated responsibility, and H-D may not be able to satisfy its indemnification obligations in the future.

Third parties may seek to hold us responsible for H-D’s liabilities. Likewise, our relationship with H-D, as a much larger company and our majority stockholder, may make us more of a target for litigation than we otherwise would be on our own. Under certain agreements entered into with H-D in connection with the Separation, we indemnify H-D for claims and losses relating to liabilities related to our business, and H-D indemnifies us for claims and losses relating to liabilities related to H-D’s business and not related to our business. However, if those liabilities are significant and we are ultimately held liable for them, we cannot assure you that we will be able to recover the full amount of our losses from H-D.

Pursuant to the Separation Agreement and certain other agreements with H-D, H-D agreed to indemnify us for certain liabilities, as discussed further in “Certain Relationships and Related Party Transactions.” However, third parties could also seek to hold us responsible for any of the liabilities that H-D has agreed to retain, and there can be no assurance that the indemnity from H-D will be sufficient to protect us against the full amount of such liabilities, or that H-D will be able to fully satisfy its indemnification obligations. In addition, H-D’s insurers may deny coverage to us for liabilities associated with certain occurrences of indemnified liabilities prior to the Separation. Moreover, even if we ultimately succeed in recovering from H-D or such insurance providers any amounts for which we are held liable, we may be temporarily required to bear these losses. Each of these risks could negatively affect our businesses, financial position and operating results.

Some of our directors and executive officers own restricted stock units and/or stock options covering H-D common stock that fluctuate in value in accordance with the value of H-D’s share price and/or other performance metrics, which could cause conflicts of interest that could result in us not acting on opportunities we otherwise may have.

Some of our directors and executive officers own restricted stock units and/or stock options that fluctuate in value in accordance with the value of H-D’s share price. In addition, some of our executive officers and directors are executive officers and/or directors of H-D. Ownership of restricted stock units and options that fluctuate in value in accordance with the value of H-D’s share price by our directors and officers after the Separation and the presence of executive officers or directors of H-D on our Board could create, or appear to create, conflicts of interest with respect to matters involving both us and H-D that could have different implications for H-D than they do for us. Provisions of our certificate of formation address corporate opportunities that are presented to our directors or officers that are also directors or officers of H-D. We cannot assure you that the provisions in our certificate of formation adequately address potential conflicts of interest, that potential conflicts of interest will be resolved in our favor or that we will be able to take advantage of corporate opportunities presented to individuals who are officers or directors of both us and H-D. As a result, we may be precluded from pursuing certain growth initiatives, which could adversely affect our business.

H-D holds the direct contractual relationship with many key suppliers required for us to produce our electric vehicles. Disputes between H-D and these critical suppliers may negatively impact our electric vehicle production.

Our existing and potential relationships with partners and suppliers may be affected by our relationship with H-D. We partner with and purchase from a number of suppliers with whom H-D has a direct contractual relationship. H-D’s majority ownership in us might affect our ability to develop and maintain relationships with these suppliers, including because H-D may require us to limit our relationships with them or not work with them at all. Additionally, H-D might choose not to pursue enforcement of these contracts on our behalf in order to preserve H-D’s relationship with the partner or supplier. Likewise, these suppliers may be less willing or unwilling to develop and maintain relationships with us, and may favor our competitors or may view us as competitors, because of our relationship with H-D.

H-D may compete with certain of our significant channel, technology and other marketing partners as well as certain of our suppliers. Pursuant to our certificate of incorporation and certain agreements that we have entered into with H-D as a result of the Separation, H-D may have the ability to impact our relationship with these suppliers, which could have a material adverse effect on our results of operations, and our ability to pursue opportunities which may otherwise be available to us or electric vehicle production.

Risks Related to Information Technology, Intellectual Property, Data Security and Privacy

We collect and process significant information about our customers and their vehicles and are subject to various privacy and consumer protection laws.

We collect, receive, store, transmit and otherwise process different types of information about or related to a range of individuals, including our customers, riders of our electric vehicles, website visitors, users of our mobile application, our employees, job applicants and employees of other companies that we do business with (such as our vendors and suppliers). In addition to the information we collect from our customers to complete a sale or transaction, we use our electric vehicles’ onboard electronic systems to capture information about each electric vehicle’s use, such as location, charge time, battery usage, mileage and driving behavior, among other things, to aid us in providing services including electric vehicle diagnostics, repair, maintenance, insurance, roadside assistance and vehicle emergency services. Further we can, via data collection and analysis, customize and optimize the driving and riding experiences of our electric vehicles. Our customers may in the future choose not to provide this data, which may harm our business and our ability to properly maintain the vehicle. Possession and use of our customers’ driving behavior, electric vehicle use and other information may subject us to legislative and regulatory burdens and risks, and we will be required to comply with increasingly complex and rigorous regulatory standards enacted to protect business and personal information in the United States, Europe and elsewhere.

A wide variety of state, federal and international laws as well as regulations, industry standards and contractual obligations apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal information and other types of information. Evolving and changing definitions of personal data and personal information within the United States, Europe, the United Kingdom (the “UK”) and elsewhere, may limit or inhibit our ability to operate or expand our business and some jurisdictions require that certain types of data be retained on servers within these jurisdictions or place restrictions on the export of data to other jurisdictions. Additionally, laws, regulations, and standards covering marketing and advertising activities conducted by telephone, email, mobile devices and the Internet may be applicable to our business, such as the Telephone Consumer Protection Act (as implemented by the Telemarketing Sales Rule) (the “TCPA”), the Controlling the Assault of Non-Solicited Pornography and Marketing Act (the “CAN-SPAM Act”) and similar state and foreign consumer protection laws. The Federal Trade Commission and many state attorneys general are also interpreting federal and state consumer protection laws (including the Federal Trade Commission Act) as imposing standards for the online collection, use, dissemination, and security of data. In addition, by providing financing to and collecting related information from customers, we are subject to financial privacy laws such as the Gramm-Leach-Bliley Act of 1999 and its implementing regulations (“GLBA”), which restricts certain collection, use, disclosure and other processing of certain information and contains compliance requirements such as providing notice to individuals of privacy practices and implementing data security standards. The Federal Trade Commission recently updated its Safeguards Rule, which requires certain companies to implement specific safeguards to protect personal information processed in relation to providing a financial product or service. We are also subject to certain laws and regulations that have been enacted or proposed, such as “Right to Repair” laws, that could require us to provide third-party access to our network and/or vehicle systems. Our failure to comply with applicable laws, directives, and regulations may result in private claims or enforcement actions against us, including liabilities, fines and damage to our reputation, any of which may have a material adverse effect on our business, prospects, financial condition and operating results.

Data protection and privacy-related laws and regulations are evolving and may result in ever increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions. For example, the State of California adopted the CCPA, and prior to that the EU (and the UK) adopted General Data Protection Regulation (the “GDPR”). These laws (and other laws that have since been enacted) impose additional regulatory obligations regarding the handling of personal data and further provide certain individual privacy rights to persons whose data is processed by covered organizations.

In the United States, the CCPA became operative on January 1, 2020 and became enforceable by the California Attorney General on July 1, 2020, along with related regulations which came into force on August 14, 2020. Additionally, although not effective until January 1, 2023, the California Privacy Rights Act (the “CPRA”), which expands upon the CCPA, was passed on November 3, 2020. The CCPA requires (and the CPRA will require) covered companies to, among other things, provide new disclosures to California consumers and affords such consumers new privacy rights such as rights to access and require deletion of their personal information, opt out of certain sales of personal information (a concept that is defined broadly) and receive detailed information about how their personal information is collected, used and shared. The CCPA provides for civil penalties for violations, as well as a private right of action for certain security breaches that may increase security breach litigation. The CPRA imposes additional data protection obligations on covered companies, including additional consumer rights processes and opt-outs for certain uses of sensitive data and sharing of personal information starting in January 2023 (with a look back to January 2022), and creates a new enforcement, the California Privacy Protection Agency. The California Privacy Protection Agency recently released draft amendments to the CCPA Regulations. The CCPA has encouraged “copycat” laws in other states across the country. For example, Virginia enacted the Virginia Consumer Data Protection Act (the “VCDPA”), another comprehensive state privacy law, which will also be effective January 1, 2023. Also in 2021, Colorado enacted the Colorado Privacy Act (the “CPA”) and Connecticut enacted the Connecticut Data Privacy Rights Act (the “CTDPA”), both of which go into effect July 1, 2023, and Utah enacted the Utah Consumer Privacy Act (the “UCPA”), which goes into effect December 31, 2023. The Colorado Attorney General recently released draft rules to accompany the CPA, which impose additional obligations on covered company. We cannot fully predict the impact of the CCPA, CPRA, VCDPA, CPA, CTDPA and UCPA, or subsequent guidance, regulations or rules on our business or operations, but it may increase our compliance costs and potential liability, particularly in the event of a data breach, and could have a material adverse effect on our business, including how we use personal information, our financial condition, and the results of our operations or prospects. A number of other proposals exist for new federal and state privacy legislation that, if passed, could increase our potential liability, increase our compliance costs, modify our data processing practices and materially and adversely affect our business, prospects, financial condition and operating results.

By expanding into the EU and UK, we will also be subject to the GDPR and the UK data protection regime consisting primarily of the UK General Data Protection Regulation and the UK Data Protection Act 2018 (together referred to as the “UK GDPR”). The GDPR, the national implementing legislation in EU member states, and the UK GDPR impose stringent data protection requirements, some of which are different from requirements under existing United States data privacy laws.

The GDPR/UK GDPR also generally prohibits the transfer of personal data subject to those regimes outside of the EU/UK (including to the United States) unless a lawful data transfer solution has been implemented or a data transfer derogation applies. Recent legal developments in Europe have created complexity and uncertainty regarding transfers of personal information from the EU and the UK to the United States. In July 2020, the Court of Justice of the EU (the “CJEU”) invalidated the EU-U.S. Privacy Shield Framework (the “Privacy Shield”), which provided a mechanism for the transfer of personal data from the European Economic Area (“EEA”)/UK to the United States. Further, while the CJEU upheld the adequacy of the Standard Contractual Clauses (a standard form of contract approved by the European Commission as an adequate personal data transfer mechanism, and an alternative to the Privacy Shield), it made it clear that reliance alone on the Standard Contractual Clauses may not necessarily be sufficient to protect data transferred in all circumstances. Use of the Standard Contractual Clauses must now be assessed on a case-by-case basis taking into account the legal regime applicable in the destination country, in particular applicable surveillance laws and rights of individuals and additional measures and/or contractual provisions may need to be put in place, however, the nature of these additional measures is currently uncertain. The European Commission has published revised standard contractual clauses for data transfers from the EEA: the revised clauses must be used for relevant new data transfers from September 27, 2021; existing standard contractual clauses arrangements must be migrated to the revised clauses by December 27, 2022. . The new SCCs apply only to the transfer of personal data outside of the EEA and not the UK. The UK’s Information Commissioner’s Office has published new data transfer standard contracts for transfers from the UK under the UK GDPR. This new documentation will be mandatory for relevant data transfers from September 21, 2022; existing standard contractual clauses arrangements must be migrated to the new documentation by March 21, 2024. We are monitoring these developments, but we may, in addition to other impacts, experience additional costs associated with increased compliance burdens and be required to engage in new contract negotiations with third parties that aid in processing data on our behalf or localize certain data. In addition, as supervisory authorities in the EEA and UK continue to issue further guidance relating to the processing of personal information, including the transfer of data, we could suffer additional costs or be subject to complaints or regulatory investigations or fines if there are allegations of non-compliance, and if we are otherwise unable to transfer personal data between and among countries and regions in which we operate, it could affect the manner in which we provide our services, the geographical location or segregation of our relevant systems and operations, and could adversely affect our financial results. Loss, retention or misuse of certain information and alleged violations of laws and regulations relating to privacy and data security, and any relevant claims, may expose us to potential liability and may require us to expend significant resources on data security and in responding to and defending such allegations and claims.

We may also become subject to evolving EU and UK privacy laws on cookies and e-marketing. In the EU and the United Kingdom, regulators are increasingly focusing on compliance with requirements in the online behavioral advertising ecosystem, and current national laws that implement the ePrivacy Directive may be replaced by an EU regulation known as the ePrivacy Regulation which will significantly increase fines for non-compliance. In the EU and the United Kingdom, informed consent is required for the placement of most cookies or similar technologies that store information, or access information stored, on a user’s device and for direct electronic marketing. The GDPR also imposes conditions on obtaining valid consent, such as a prohibition on pre-checked consents and a requirement to ensure separate consents are sought for each type of cookie or similar technology. While the text of the ePrivacy Regulation is still under development, a recent European court decision, regulators’ recent guidance and recent campaigns by a not-for-profit organization are driving increased attention to cookies and tracking technologies. There is also a general increasing awareness of how Internet user data is being used by companies, in particular, focused on the use of cookies to collect or aggregate information about Internet users’ online browsing activity. If regulators start to enforce the strict approach in recent guidance, this could lead to substantial costs, require significant systems changes, limit the effectiveness of our marketing activities, divert the attention of our technology personnel, adversely affect our margins, increase costs and subject us to additional liabilities. Regulation of cookies and similar technologies, and any decline of cookies or similar online tracking technologies as a means to identify and potentially target users, may lead to broader restrictions and impairments on our marketing and personalization activities, may require significant changes to our business and may negatively impact our efforts to understand users.

Additionally, other countries outside of Europe and the United States, including countries we either operate or may in the future operate within, are considering enacting legislation implementing data protection requirements or imposing cross-border data transfer restrictions or laws requiring local data residency. For example, Brazil enacted the General Data Protection Law, New Zealand enacted the New Zealand Privacy Act, China enacted its Personal Information Protection Law, and Canada introduced the Digital Charter Implementation Act. Compliance with additional laws and regulations could be expensive and result in significant penalties (for example, fines for certain breaches of the GDPR or the UK GDPR are up to the greater of €20 million/£17.5 million or 4% of total global annual turnover), and may place restrictions on the conduct of our business and the manner in which we interact with our customers. Failure to comply with applicable laws and regulations could result in lawsuits, regulatory enforcement actions against us or other liability. For example, our misuse of or failure to secure personal information could result in violation of data privacy laws and regulations, proceedings against us by governmental entities or others, and/or result in significant liability and damage to our reputation and credibility. In addition, we may also face civil claims including representative actions and other class action type litigation (where individuals have alleged to suffered harm) potentially amounting to significant compensation or damages liabilities, as well as associated costs, diversion of internal resources, and reputational harm. These possibilities, if borne out, could have a negative impact on revenues and profits. If a third party alleges that we have violated applicable data privacy laws, we could face legal claims and damages as well as reputational harm among consumers, investors, and strategic partners.

Although we make reasonable efforts to comply with all applicable data protection laws and regulations, our interpretations and efforts may have been or may prove to be insufficient or incorrect. We also make public statements about our use and disclosure of personal information through our privacy policy, information provided on our website and other public statements. Although we endeavor to ensure that our public statements are complete, accurate and fully implemented, we may at times fail to do so or be alleged to have failed to do so. We may be subject to potential regulatory or other legal action if such policies or statements are found to be deceptive, unfair or misrepresentative of our actual practices. In addition, from time to time, concerns may be expressed about whether our products and services compromise the privacy of our customers, riders and others. Any concerns about our data privacy and security practices (even if unfounded), or any failure, real or perceived, by us to comply with our posted privacy policies or with any legal or regulatory requirements, standards, certifications or orders or other privacy or consumer protection-related laws and regulations applicable to us, could cause our customers, riders and users to reduce their use of our products and services.

In addition, the regulatory framework for data privacy issues worldwide is currently evolving and is likely to remain uncertain for the foreseeable future, and it is possible that applicable laws and regulations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules, or our practices. Any failure or perceived failure by us to comply with applicable privacy and data security laws and regulations, our privacy policies, or our privacy-related obligations to users or other third parties, or any compromise of security that results in the unauthorized access to or transfer of personal information or other customer data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause our customers, riders and users to lose trust in us, which would have an adverse effect on our reputation and business. We may also incur significant expenses to comply with privacy, consumer protection and security standards and controls imposed by laws, regulations, industry standards or contractual obligations.

Any significant change to applicable laws, regulations or industry practices regarding the use or disclosure of our users’ data, or regarding the manner in which the express or implied consent of users for the use and disclosure of such data is obtained-or in how these applicable laws, regulations or industry practices are interpreted and enforced by state, federal and international privacy regulators-could require us to modify our services and features, possibly in a material and costly manner, may subject us to legal claims, regulatory enforcement actions and fines, and may limit our ability to develop new services and features that make use of the data that our users voluntarily share with us.

We are subject to cybersecurity risks to our various systems and software and any material failure, weakness, interruption, cyber event, incident or breach of security could prevent us from effectively operating our business.

We are at risk for interruptions, outages and breaches of (a) operational systems, including business, financial, accounting, product development, data processing or production processes, owned by us or our third-party vendors or suppliers; (b) facility security systems, owned by us or our third-party vendors or suppliers;

(c) transmission control modules or other in-product technology, owned by us or our third-party vendors or suppliers; (d) the integrated software in our electric vehicles; (e) our mobile application software; or (f) customer or rider data that we process or our third-party vendors or suppliers process on our behalf. In addition, we and our third-party vendors or suppliers that host our data may encounter attempted attacks on their networks that may take a variety of forms, including denial of service attacks, infrastructure attacks, botnets, malicious file attacks, cross-site scripting, credential abuse, ransomware, bugs, viruses, worms, and malicious software programs. All of these types of cyber incidents can give rise to a variety of losses and costs, including legal exposure and regulatory fines, damages to reputation, and others. These incidents could also materially disrupt operational systems; result in loss of intellectual property, trade secrets, other proprietary or competitively sensitive information and data generally (including personal information); compromise certain information of customers, employees, suppliers, riders, users or others; harm our reputation or brand; or affect the performance of transmission control modules or other in-product technology and the integrated software in our electric vehicles.

A cyber incident could be caused by disasters, insiders (through inadvertence or with malicious intent) or malicious third parties (including nation-states or nation-state supported actors) using sophisticated, targeted methods to circumvent firewalls, encryption and other security defenses, including hacking, fraud, trickery or other forms of deception. The techniques used by cyber attackers change frequently, are becoming increasingly diverse and sophisticated, and may be difficult to detect for long periods of time. Although we maintain information technology measures designed to protect us against intellectual property theft, data breaches and other cyber incidents, such measures will require updates and improvements, and we cannot guarantee that such measures will be adequate to detect, prevent or mitigate cyber incidents. The implementation, maintenance, segregation and improvement of these systems requires significant management time, support and cost. Moreover, there are inherent risks associated with developing, improving, expanding and updating current systems, including the disruption of our data management, procurement, production execution, finance, supply chain and sales and service processes. These risks may affect our ability to manage our data and inventory, procure parts or supplies or produce, sell, deliver and service our electric powertrain solutions, adequately protect our intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. We cannot be sure that these systems upon which we rely, including those of our third-party vendors or suppliers, will be effectively implemented, maintained or expanded as planned. If we do not successfully implement, maintain or expand these systems as planned, our operations may be disrupted, our ability to accurately and timely report our financial results could be impaired, and deficiencies may arise in our internal control over financial reporting, which may impact our ability to certify our financial results. Moreover, our proprietary information, intellectual property or personal information that we hold could be compromised or misappropriated and our reputation may be adversely affected. If these systems do not operate as we expect them to, we may be required to expend significant resources to make corrections or find alternative sources for performing these functions.

A significant cyber incident could impact production capability, harm our reputation, cause us to breach our contracts with other parties or subject us to regulatory actions or litigation, any of which could materially affect our business, prospects, financial condition and operating results. In addition, while we maintain insurance coverage, our insurance coverage for cyberattacks may not be sufficient to cover all the losses and costs we may experience as a result of a cyber incident, including any disruptions resulting from such an incident.

We also work with partners and third-party service providers or vendors that collect, store and process such data on our behalf and in connection with our products and services. There can be no assurance that any security measures that we or our third-party service providers or vendors have implemented will be effective against current or future security threats. While we have developed systems and processes designed to protect the availability, integrity, confidentiality and security of us and our customers’, riders’, website visitors’, employees’ and others’ data, our security measures or those of our third-party service providers or vendors could fail and result in security incidents, including unauthorized access to or disclosure, acquisition, encryption, modification, misuse, loss, destruction or other compromise of such data. If a compromise of such data were to occur, we may have liability under our contracts with other parties and under applicable law for damages and incur penalties and other costs to respond to, investigate and remedy such an incident. Laws in all 50 U.S. states require us to provide notice to customers, regulators, credit reporting agencies or others when certain sensitive information has been compromised as a result of a security breach. There are significant differences between the laws of the various states, and as a result compliance in the event of a widespread data breach could be complicated, in addition to being costly. Depending on the facts and circumstances of such an incident, these damages, penalties, fines and costs could be significant. Such an event could harm our reputation and result in litigation against us. Any of these results could materially adversely affect our business, prospects, financial condition and operating results.

We may need to defend ourselves against intellectual property infringement claims, which may be time consuming and would cause us to incur substantial costs.

Companies, organizations, or individuals, including our competitors, may currently hold or obtain in the future patents, trademarks or other proprietary or intellectual property that would prevent, limit or interfere with our ability to make, use, develop, sell or market our vehicles, components or other goods and services, which could make it more difficult for us to operate our business. From time to time, we may receive communications from holders of patents, trademarks, trade secrets or other intellectual property or proprietary rights alleging that we are infringing, misappropriating, diluting or otherwise violating such rights. Such parties may bring suits against us alleging infringement or other violation of such rights, or otherwise assert their rights and urge us to take licenses to their intellectual property. While we try to avoid infringing the rights of others, we may unknowingly do so. For example, we may not be aware of existing patents or patent applications that could be pertinent to our business as many patent applications are filed confidentially in the United States and are not published until 18 months following the applicable filing date. In the event that a claim relating to intellectual property is asserted against us, our suppliers or our third-party licensors, or if third parties not affiliated with us hold patents that relate to our products or technology, we may need to seek licenses to such intellectual property or seek to challenge those patents. Even if we are able to obtain a license, it could be non-exclusive, thereby giving our competitors and other third parties access to the same technologies licensed to us. In addition, we may be unable to obtain these licenses on commercially reasonable terms, if at all, and our challenge of third-party patents may be unsuccessful. Litigation or other legal proceedings relating to intellectual property claims, regardless of merit, may cause us to incur significant expenses and could distract our technical and management personnel from their normal responsibilities. Further, if we are determined to have infringed upon a third party’s intellectual property, we may be required to do one or more of the following:

•

cease selling, incorporating certain components into, or using vehicles or offering goods or services that incorporate or use the intellectual property that we allegedly infringe, misappropriate, dilute or otherwise violate;

•	pay substantial royalty or license fees or other damages;

•	seek a license from the holder of the allegedly infringed intellectual property, which license may not be available on reasonable terms, or at all;

•	redesign or reengineer our vehicles or other technology, goods or services, which may be costly, time-consuming or impossible; or

•	establish and maintain alternative branding for our products and services.

In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology or other intellectual property on acceptable terms, our business, prospects, financial condition and operating results could be materially and adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

If we are unable to maintain, protect or enforce our rights in our proprietary technology, brands or other intellectual property, our competitive advantage, business, financial condition and results of operations could be harmed.

Our failure to obtain or maintain adequate protection of, or prevent others from unauthorized use of, our intellectual property could harm our competitive advantage, business, financial condition and results of operations. We rely on a combination of patent, trade secret, trademark and other intellectual property laws, employee and third-party nondisclosure agreements, intellectual property licenses, and other contractual rights, to establish and protect our rights in our technology and intellectual property.

We have applied for patent protection relating to certain of our existing and proposed products, processes and services. However, we cannot assure you that any of our patent applications will issue as patents, or if they do issue, that they will be of sufficient scope or strength to provide our technologies with any meaningful protection or our business with any commercial protection. Further, once issued, the patents we own could be challenged, invalidated or circumvented by others. Some patent applications in the US are maintained in secrecy for a period of time after they are filed, and since publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries by several months, we cannot be certain that we will be the first creator of inventions covered by any patent application we make or the first to file patent applications on such inventions. Further, we cannot assure you that competitors will not infringe our patents, or that we will have adequate resources to enforce our patents.

We also rely on unpatented proprietary technology. It is possible that others will independently develop the same or similar technology or otherwise obtain access to our unpatented technology. To protect our trade secrets and other proprietary information, our policy is to require that relevant employees, consultants, advisors and collaborators enter into confidentiality agreements. We cannot assure you that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. If we are unable to maintain the proprietary nature of our technologies, our competitive position, business, financial condition and results of operations could be harmed.

We rely on our trademarks, trade names, and brand names to distinguish our products from those of our competitors, and have registered or applied to register certain of these trademarks. We cannot assure you that our trademark applications will be approved. Third parties may also oppose our trademark applications, or otherwise challenge our use of our trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition, and could require us to devote resources to advertising and marketing new brands. Further, we cannot assure you that competitors will not infringe our trademarks, or that we will have adequate resources to enforce our trademarks.

Despite our efforts to protect our intellectual property, third parties may attempt to copy or otherwise obtain and use our intellectual property or seek court declarations that our intellectual property is invalid or unenforceable, or that they do not infringe upon our intellectual property. Monitoring unauthorized use of our intellectual property is difficult and costly, and the steps we have taken or may take in the future in an effort to prevent infringement or misappropriation may not be successful. From time to time, we may have to resort to litigation to enforce our intellectual property, which could result in substantial costs and diversion of our resources.

Patent, trademark, trade secret and other intellectual property laws vary significantly throughout the world. A number of foreign countries do not protect intellectual property to the same extent as they are protected in the United States. Therefore, our intellectual property may not be as strong or as easily enforced outside of the United States. Failure to adequately protect our intellectual property could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue which would adversely affect our business, prospects, financial condition and operating results.

Risks Related to Other Legal, Regulatory and Tax Matters

We are subject to substantial regulation and unfavorable changes to, or failure by us to comply with, current or future regulations could substantially harm our business and operating results. Increased environmental, safety, emissions or other regulations may result in higher costs, cash expenditures and/or sales restrictions.

Our electric vehicles, and the sale of motorcycles in general, are subject to substantial regulation under international, federal, state and local laws. We expect to incur significant costs in complying with these regulations. Regulations related to the electric vehicle industry and alternative energy are currently evolving and we face risks associated with changes to these regulations, such as:

•

the imposition of a carbon tax or the introduction of a cap-and-trade system on electric utilities, either of which could increase the cost of electricity and thereby the cost of operating an electric vehicle;

•	new state regulations of electric vehicles fees could discourage consumer demand for electric vehicles;

•

the increase of subsidies for alternative fuels such as corn and ethanol could reduce the operating cost of vehicles that use such alternative fuels and gasoline, and thereby reduce the appeal of electric vehicles;

•	changes to the regulations governing the assembly and transportation of battery cells could increase the cost of battery cells or make such commodities more difficult to obtain;

•

changes in regulation, for example relating to the noise required to be emitted by electric vehicles, may impact the design or function of electric vehicles, and thereby lead to decreased consumer appeal;

•

changes in regulations governing the range and miles per gallon of gasoline-equivalent calculations could lower our electric vehicles’ ratings, making electric vehicles less appealing to consumers; and

•	the amendment or rescission of the CAFE standards could reduce new business opportunities for our business.

To the extent the laws change, our electric vehicles may not comply with applicable international, federal, state or local laws, which could have an adverse effect on our business. Compliance with changing regulations could be burdensome, time consuming and expensive. To the extent compliance with new regulations is cost prohibitive, our business, prospects, financial condition and operating results could be materially and adversely affected.

Internationally, there may be laws in jurisdictions we have not yet entered or laws we are unaware of in jurisdictions we have entered that may restrict our sales or other business practices. Even for those jurisdictions we have analyzed, the laws in this area can be complex, difficult to interpret and may change over time. Continued regulatory limitations and other obstacles interfering with our ability to sell electric vehicles directly to consumers could have a negative and material impact on our business, prospects, financial condition and operating results.

Our operations may impact the environment or cause exposure to hazardous substances, and our properties may have environmental contamination, which could result in material liabilities to us.

Our operations currently use hazardous materials and generate limited quantities of hazardous wastes from time to time. We could become subject to claims for toxic torts, natural resource damages and other damages as well as for the investigation and cleanup of soil, surface water, groundwater, and other media. Such claims may arise, for example, out of conditions at sites that we currently own or operate, as well as at sites that we previously owned or operated, or at sites that we may acquire. Under certain federal and state environmental laws, our liability for such conditions may be joint and several with other owners/operators, so that we may be held responsible for more than our share of the contamination or other damages, or even for the entire share. Liability under these laws is generally strict. Accordingly, we may incur liability without regard to fault or to the legality of the conduct giving rise to the conditions. These and other similar unforeseen impacts that our operations may have on the environment, as well as exposures to hazardous substances or wastes associated with our operations, could result in costs and liabilities that could materially and adversely affect us.

Our facilities, and our suppliers’ facilities, are vulnerable to disruption due to natural disasters, which could become more frequent and severe due to climate change.

There is growing concern that a gradual increase in global average temperatures may cause an adverse change in weather patterns around the globe, resulting in an increase in the frequency and severity of such natural disasters. Increased frequency or duration of extreme weather conditions may disrupt the productivity of our facilities, the operation of our supply chain or impact demand for our products. In addition, the increasing concern over climate change may result in more regional, federal and global legal and regulatory requirements and could increase the costs we incur in our operations.

Changes in US or international trade policy, including the continuation or imposition of tariffs and the resulting consequences, could adversely affect our business, prospects, financial condition and operating results.

The US government has adopted a new approach to trade policy and in some cases has attempted to renegotiate or terminate certain existing bilateral or multilateral trade agreements. It has also imposed tariffs on certain foreign goods, including steel and certain vehicle parts, which have begun to result in increased costs for goods imported into the United States. In response to these tariffs, a number of US trading partners have imposed retaliatory tariffs on a wide range of US products, which makes it more costly for us to export our electric vehicles to those countries. China and the United States have each imposed tariffs, indicating the potential for further trade barriers which may escalate a nascent trade war between China and the United States. In addition, additional trade restrictions or barriers could be implemented on a broader range of products or raw materials. If we are unable to pass price increases on to our customer base or otherwise mitigate the costs, or if demand for our exported electric vehicles decreases due to the higher cost, our business, prospects, financial condition and operating results could be materially adversely affected. The resulting environment of retaliatory trade or other practices could have a material adverse effect on our business, prospects, financial condition, operating results, customers, suppliers and the global economy.

The strategic partnership with KYMCO could be negatively impacted by geopolitical events that might occur between mainland China and Taiwan.

Our strategic partnership with KYMCO may be negatively affected by the impact of geopolitical events and related actions that may occur between mainland China and Taiwan. In recent years, there have been political and trade tensions between mainland China and Taiwan, which have resulted in the implementation of trade barriers, including the use of economic sanctions and export control restrictions. Violations of these economic sanctions and export control restrictions can result in significant civil and criminal penalties. Prolonged or increased use of trade barriers may result in a decrease in the growth of the global economy and electric vehicle industry and could cause turmoil in global markets. which could decrease demand for our products and services. Also, any increase in the use of economic sanctions or export control restrictions could impact our ability to continue supplying products and services to those customers and our customers’ demand for our products and services. Further escalation of trade tensions, the increased use of economic sanctions or export control restrictions could negatively affect our strategic partnership with KYMCO.

We are subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws, and noncompliance with such laws can subject us to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect our business, results of operations, financial condition and reputation.

We are subject to anti-corruption, anti-bribery, anti-money laundering and similar laws and regulations in various jurisdictions in which we conduct or in the future may conduct activities, including the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act 2010 (the “U.K. Bribery Act”), and other anti-corruption laws and regulations. The FCPA and the U.K. Bribery Act prohibit us and our officers, directors, employees and business partners acting on our behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The FCPA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. The U.K. Bribery Act also prohibits non-governmental “commercial” bribery and soliciting or accepting bribes. A violation of these laws or regulations could adversely affect our business, results of operations, financial condition and reputation. Our policies and procedures designed to ensure compliance with these regulations may not be sufficient and our directors, officers, employees, representatives, consultants, agents, and business partners could engage in improper conduct for which we may be held responsible.

Our business also must be conducted in compliance with applicable economic and trade sanctions laws and regulations, such as those administered and enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council and other relevant sanctions authorities. Our global operations expose us to the risk of violating, or being accused of violating, anti-corruption laws and economic and trade sanctions laws and regulations. Our failure to comply with these laws and regulations may expose us to reputational harm as well as significant penalties, including criminal fines, imprisonment, civil fines, disgorgement of profits, injunctions and debarment from government contracts, as well as other remedial measures. Investigations of alleged violations can be expensive and disruptive. Despite our compliance efforts and activities we cannot assure compliance by our employees or representatives for which we may be held responsible, and any such violation could materially adversely affect our reputation, business, prospects, financial condition and operating results.

Non-compliance with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws could subject us to whistleblower complaints, adverse media coverage, investigations and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could materially and adversely affect our business, prospects, financial condition and operating results. In addition, changes in economic sanctions laws in the future could adversely impact our business and investments in our common stock.

We are or may be subject to risks associated with strategic alliances or acquisitions.

We may from time to time consider entering into strategic alliances, including joint ventures, minority equity investments or other transactions, with various third parties to further our business purpose. These alliances could subject us to a number of risks, including risks associated with sharing proprietary information, with non-performance by the third party and with increased expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffers negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.

When appropriate opportunities arise, we may acquire additional assets, products, technologies or businesses that are complementary to our existing business. In addition to possible stockholder approval, we may need approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may disrupt our business strategy if we fail to do so. Furthermore, acquisitions and the subsequent integration of new assets and businesses into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

We are, and may in the future be, subject to legal proceedings in the ordinary course of our business. If the outcomes of these proceedings are adverse to us, it could have a material adverse effect on our business, prospects, financial condition and operating results.

We are subject to various litigation matters from time to time, the outcome of which could have a material adverse effect on our business, prospects, financial condition and operating results. Claims arising out of actual or alleged violations of law could be asserted against us by individuals, either individually or through class actions, by governmental entities in civil or criminal investigations and proceedings or by other entities. These claims could be asserted under a variety of laws, including but not limited to consumer finance laws, consumer protection laws, tort laws, environmental laws, intellectual property laws, privacy laws, labor and employment laws, securities laws and employee benefit laws. We may also become subject to allegations of discrimination or other similar misconduct, which, regardless of the ultimate outcome, may result in adverse publicity that could harm our brand, reputation and operations. Claims may also arise out of actual or alleged breaches of contract or other actual or alleged acts or omissions by or on behalf of us. These actions could expose us to adverse publicity and to substantial monetary damages and legal defense costs, injunctive relief and criminal and civil fines and penalties, including but not limited to suspension or revocation of licenses to conduct business. Even if we are successful in defending against legal claims, litigation could result in substantial costs and demand on management resources. See “Business—Legal Proceedings.”

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our results of operations and financial condition.

We may be subject to taxes by the U.S. federal, state, local and foreign tax authorities. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	allocation of expenses to and among different jurisdictions;

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, tax treaties, regulations or interpretations thereof; or

•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other taxes by U.S. federal, state, and local and foreign taxing authorities. Outcomes from these audits could have an adverse effect on our operating results and financial condition.

Changes in tax laws or regulations that are applied adversely to us or our customers may materially adversely affect our business, prospects, financial condition and operating results.

New income, sales, use or other tax laws, statutes, rules, regulation or ordinances could be enacted at any time, or interpreted, changed, modified or applied adversely to us or our customers, any of which could adversely affect our business, prospects, financial performance and operating results. In particular, presidential, congressional, state and local elections in the United States could result in significant changes in, and uncertainty with respect to, tax legislation, regulation and government policy directly affecting our business or indirectly affecting us because of impacts on our customers, suppliers and manufacturers. For example, the United States government has, from time to time, proposed and may enact significant changes to the taxation of business entities including, among others, an increase in the corporate income tax rate and the imposition of minimum taxes or surtaxes on certain types of income. The likelihood of these changes being enacted or implemented is unclear. We are currently unable to predict whether such changes will occur and, if so, the ultimate impact on our business. To the extent that such changes have a negative impact on us, our suppliers, manufacturers or our customers, including as a result of related uncertainty, these changes may materially and adversely affect our business, prospects, financial condition and operating results.

Risks Related to the Common Stock and Warrants

The price of our Common Stock may be volatile, and you may be unable to resell your Common Stock at or above the price at which you purchased such stock, or at all.

The market price for our Common Stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including, among others:

•	trends and changes in consumer preferences in the industries in which we operate;

•	changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the consumer and advertising marketplaces;

•	changes in key personnel;

•	our entry into new markets;

•	changes in our operating performance;

•	investors’ perceptions of our prospects and the prospects of the businesses in which we participate;

•	fluctuations in quarterly revenue and operating results, as well as differences between our actual financial and operating results and those expected by investors;

•	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

•	announcements relating to litigation;

•	guidance, if any, that we provide to the public, any changes in such guidance or our failure to meet such guidance;

•

changes in financial estimates or ratings by any securities analysts who follow our Common Stock, our failure to meet such estimates or failure of those analysts to initiate or maintain coverage of our Common Stock;

•	downgrades in our credit ratings or the credit ratings of our competitors;

•	the development and sustainability of an active trading market for our Common Stock;

•	investor perceptions of the investment opportunity associated with our Common Stock relative to other investment alternatives;

•	the inclusion, exclusion or deletion of our stock from any trading indices;

•	future sales of our Common Stock by our officers, directors and significant stockholders;

•	other events or factors, including those resulting from system failures and disruptions, hurricanes, wars, acts of terrorism, other natural disasters or responses to such events;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole; and

•	changes in accounting principles.

These and other factors may lower the market price of our Common Stock, regardless of our actual operating performance. As a result, our Common Stock may trade at prices significantly below the price at which you purchased such Common Stock.

In addition, the stock markets, including the NYSE, have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

Our stock price may be exposed to additional risks because our business became a public company through a “de-SPAC” transaction. There has been increased focus by government agencies on such transactions, and we expect that increased focus to continue, and we may be subject to increased scrutiny by the SEC and other government agencies on holders of our securities as a result, which could adversely affect the price of our Common Stock.

If we fail to implement and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud.

Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires us to evaluate the effectiveness of our internal control over financial reporting as of the end of each fiscal year. Additionally, once we cease to be an emerging growth company, our independent registered accounting firm will also be required to attest to the effectiveness of our internal controls over financial reporting in each Annual Report on Form 10-K to be filed with the SEC. We may in the future identify material weaknesses or significant deficiencies that we may be unable to remedy before the requisite deadline for those reports. Our ability to comply with the annual internal control reporting requirements will depend on the effectiveness of our financial reporting and data systems and controls across our company. We expect these systems and controls to involve significant expenditures and to become increasingly complex as our business grows. To effectively manage this complexity, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. Any weaknesses or deficiencies or any failure to implement required new or improved controls, or difficulties encountered in the implementation or operation of these controls, could harm our operating results and cause us to fail to meet our financial reporting obligations or result in material misstatements in our financial statements, which could adversely affect our business and reduce our stock price.

A market for our securities may not continue, which would adversely affect the liquidity and price of its securities.

The price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, its general business condition and the release of its financial reports. Additionally, if our securities are not listed on, or become delisted from, NYSE for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of its securities may be more limited than if it were quoted or listed on NYSE or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our Common Stock adversely, then the price and trading volume of our Common Stock could decline.

The trading market for our Common Stock will rely in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. Securities and industry analysts do not currently, and may never, publish research on our company. If no securities or industry analysts commence coverage of us, the trading price of our Common Stock would likely be negatively impacted. Furthermore, if one or more of the analysts who do cover us downgrade our Common Stock or our industry, or the common stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our Common Stock could decline. If one or more of these analysts stops covering us or fails to publish reports on us regularly, we could lose visibility in the market, which, in turn, could cause our Common Stock price or trading volume to decline.

Additionally, any fluctuation in the credit rating of us or our subsidiaries may impact our ability to access debt markets in the future or increase our cost of future debt, which could have a material adverse effect on our operations and financial condition, which in turn may adversely affect the trading price of shares of our Common Stock.

Concentration of ownership among our existing directors, executive officers and principal stockholders may prevent new investors from influencing significant corporate decisions.

Our directors and executive officers and their affiliates beneficially own a significant amount of our Common Stock. Subject to any fiduciary duties owed to our other stockholders under Delaware law, these stockholders may be able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have some control over our management and policies. Some of these persons or entities may have interests that are different from yours. For example, these stockholders may support proposals and actions with which you may disagree or which are not in your best interests. The concentration of ownership could delay or prevent a change in control of us, or otherwise discourage a potential acquirer from attempting to obtain control of us, which in turn could reduce the price of our Common Stock.

In addition, these stockholders could use their voting influence to maintain our existing management and directors in office or support or reject other management and Board proposals that are subject to stockholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

We may acquire other businesses or form other joint ventures or make investments in other companies or technologies that could negatively affect our operating results, dilute our stockholders’ ownership, increase our debt or cause us to incur significant expense.

We may pursue acquisitions of businesses and assets. We also may pursue strategic alliances and additional joint ventures that leverage our technology and industry experience to expand our offerings or distribution. We have no experience with acquiring other companies and limited experience with forming strategic partnerships. We may not be able to find suitable partners or acquisition candidates, and we may not be able to complete such transactions on favorable terms, if at all. If we make any acquisitions, we may not be able to integrate these acquisitions successfully into our existing business, and we could assume unknown or contingent liabilities. Any future acquisitions also could result in the incurrence of debt, contingent liabilities or future write-offs of intangible assets or goodwill, any of which could have a material adverse effect on our financial condition, results of operations and cash flows. Integration of an acquired company also may disrupt ongoing operations and require management resources that we would otherwise focus on developing our existing business. We may experience losses related to investments in other companies, which could have a material negative effect on our results of operations and financial condition. We may not realize the anticipated benefits of any acquisition, technology license, strategic alliance or joint venture. To finance any acquisitions or joint ventures, we may choose to issue shares of our common stock as consideration, which would dilute the ownership of our stockholders. Additional funds may not be available on terms that are favorable to us, or at all. If the price of our common stock is low or volatile, we may not be able to acquire other companies or fund a joint venture project using our stock as consideration.

We also expect to continue to carry out internal strategic initiatives that we believe are necessary to grow our revenues and expand our business, both in the U.S. and abroad. For example, we have continued to invest in international expansion programs designed to increase our worldwide presence and take advantage of market expansion opportunities around the world. Although we believe our investments in these initiatives continue to be in the long-term best interests of LiveWire and our stockholders, there are no assurances that such initiatives will yield favorable results for us. Accordingly, if these initiatives are not successful, our business, financial condition and results of operations could be adversely affected.

If these risks materialize, our stock price could be materially adversely affected. Any difficulties in the integration of acquired businesses or unexpected penalties, liabilities or asset impairments in connection with such acquisitions or investments could have a material adverse effect on our business, financial condition and results of operations.

We are a holding company with no business operations of our own and will depend on cash flow from our subsidiaries to meet our obligations.

We are a holding company with no business operations of our own or material assets other than the stock of our subsidiaries. All of our operations are conducted by our subsidiaries. As a holding company, we require dividends and other payments from our subsidiaries to meet cash requirements. The terms of any credit facility may restrict our subsidiaries from paying dividends and otherwise transferring cash or other assets to us. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our stockholders may have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before we, as an equity holder, would be entitled to receive any distribution from that sale or disposal. If our subsidiaries are unable to pay dividends or make other payments to us when needed, we will be unable to satisfy our obligations.

The obligations associated with being a public company involve significant expenses and require significant resources and management attention, which may divert from our business operations.

We are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal control over financial reporting. As a result, we will incur increased legal, accounting and other expenses that Legacy LiveWire did not previously incur. Our entire management team and many of our other employees will need to devote substantial time to compliance and may not effectively or efficiently manage our transition into a public company.

In addition, the need to establish the corporate infrastructure demanded of a public company may also divert management’s attention from implementing our business strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal control over financial reporting, including IT controls, and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. If we do not continue to develop and implement the right processes and tools to manage our changing enterprise and maintain our culture, our ability to compete successfully and achieve our business objectives could be impaired, which could negatively impact our business, financial condition and results of operations. In addition, we cannot predict or estimate the amount of additional costs we may incur to comply with these requirements. We anticipate that these costs will materially increase our general and administrative expenses.

These rules and regulations result in our incurring legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified people to serve on our Board, on our Board committees or as executive officers.

As a public reporting company, we are subject to rules and regulations established from time to time by the SEC regarding our internal control over financial reporting. If we fail to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results or report them in a timely manner.

We are subject to the rules and regulations established from time to time by the SEC and NYSE. These rules and regulations require, among other things that we establish and periodically evaluate procedures with respect to our internal control over financial reporting. Reporting obligations as a public company are likely to place a considerable strain on our financial and management systems, processes and controls, as well as on our personnel.

In addition, as a public company, we are required to document and test our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that our management can certify as to the effectiveness of our internal control over financial reporting.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, under certain circumstances, any loan and security agreement and any future debt or preferred securities or future debt agreements we may enter may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

Our corporate documents and Delaware law contain provisions that could discourage, delay or prevent a change in control of our company, prevent attempts to replace or remove current management and reduce the market price of our Common Stock and Warrants.

Provisions in our certificate of incorporation and bylaws may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.

These provisions provide for, among other things:

•	the ability of the Board to issue one or more series of preferred stock;

•	advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings;

•	certain limitations on convening special stockholder meetings;

•	certain limitations on the ability of stockholders to act by written consent; and

•	the express authority of the Board to make, alter or repeal the bylaws.

These anti-takeover provisions could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire. See “Description of Our Securities.”

We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our Common Stock and Warrants less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company, we may follow reduced disclosure requirements and do not have to make all of the disclosures that public companies that are not emerging growth companies do. We will remain an emerging growth company until the earlier of (a) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (b) the last day of the fiscal year following the fifth anniversary of the date of the completion of the IPO of ABIC; (c) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (d) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our Common Stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•

exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards; and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We may choose to take advantage of some, but not all, of the available exemptions for emerging growth companies. We cannot predict whether investors will find our Common Stock or Warrants less attractive if we rely on these exemptions. If some investors find our Common Stock or Warrants less attractive as a result, there may be a less active trading market for our Common Stock and Warrants and our share and Warrant price may be more volatile.

Our certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

The certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) is the sole and exclusive forum for (1) any derivative action, suit or proceeding brought on behalf of us; (2) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of us to us or our stockholders; (3) any action, suit or proceeding arising pursuant to any provision of the DGCL or the certificate of incorporation or the bylaws (as either may be amended from time to time); and (4) any action, suit or proceeding asserting a claim against us governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of Common Stock shall be deemed to have notice of and to have consented to the provisions of the certificate of incorporation described above. Notwithstanding the foregoing, the provisions of Article X of the certificate of incorporation provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. We intend to apply this exclusive forum provision to derivative actions or breach of fiduciary duty claims purportedly brought under the Exchange Act, which would be required to be filed in the federal district court for the District of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. Alternatively, if a court were to find these provisions of the certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

You may only be able to exercise the Public Warrants on a “cashless basis” under certain circumstances, and if you do so, you will receive fewer shares of Common Stock from such exercise than if you were to exercise such Warrants for cash.

The Warrant Agreement provides that in the following circumstances holders of Warrants who seek to exercise their Warrants will not be permitted to do so for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the shares of Common Stock issuable upon exercise of the Warrants are not registered under the Securities Act in accordance with the terms of the Warrant Agreement; (ii) if we have so elected and the shares of Common Stock are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the Public Warrants for redemption. If you exercise your Public Warrants on a cashless basis, you would pay the Warrant exercise price by surrendering the Warrants for that number of shares of Common Stock equal to (A) the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “Fair Market Value” (as defined in the next sentence) over the exercise price of the Warrants by (y) the Fair Market Value and (B) 0.361 per whole Warrant. The “Fair Market Value” is the average reported last sale price of the Common Stock as reported for the 10 trading day period ending on the trading day prior to the date on which the notice of exercise is received by the Warrant agent or on which the notice of redemption is sent to the holders of Warrants, as applicable. As a result, you would receive fewer shares of Common Stock from such exercise than if you were to exercise such Warrants for cash.

We may amend the terms of the Warrants in a manner that may have an adverse effect on holders of Public Warrants with the approval by the holders of at least 65% of the then outstanding Public Warrants. As a result, the exercise price of your Warrants could be increased, the exercise period could be shortened and the number of shares of Common Stock purchasable upon exercise of a Warrant could be decreased, all without your approval.

Our Warrants were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as Warrant agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or curing, correcting or supplementing any defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the interests of the registered holders of the Warrants, provided that the approval by the holders of at least 65% of the then-outstanding Public Warrants is required to make any change that adversely affects the rights of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder of Public Warrants if holders of at least 65% of the then outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 65% of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into cash or shares, shorten the exercise period or decrease the number of shares of Common Stock purchasable upon exercise of a Warrant.

Our Warrant Agreement designates the courts of the State of New York or the U.S. District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the Warrants, which could limit the ability of Warrant holders to obtain a favorable judicial forum for disputes with us.

Our Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the U.S. District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act (which provides for the exclusive jurisdiction of the federal courts with respect to all suits brought to enforce a duty or liability created by the Exchange Act or the rules and regulations thereunder) or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our Warrants shall be deemed to have notice of and to have consented to the forum provisions in the Warrant Agreement. If any action, the subject matter of which is within the scope the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our Warrants, such holder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such Warrant holder in any such enforcement action by service upon such Warrant holder’s counsel in the foreign action as agent for such Warrant holder.

This choice-of-forum provision may limit a Warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and operating results and could result in a diversion of the time and resources of our management and the Board.

We may redeem your unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.

We have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Warrant; provided that the last reported sale price of our Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we send the notice of redemption to the Warrant holders. We will not redeem the Warrants unless an effective registration statement under the Securities Act covering the issuance of our Common Stock issuable upon the exercise of the Warrants is effective and a current prospectus relating to those Common Stock is available throughout the 30-day redemption period, except if the Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants could force you to (i) exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, we expect would be substantially less than the market value of your Warrants.

In addition, we have the ability to redeem the outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per Warrant if, among other things, the last reported sale price of our Common Stock equals or exceeds $10.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like). In such a case, the holders will be able to exercise their Warrants prior to redemption for a number of shares of Common Stock determined based on the redemption date and the fair market value of our Common Stock. The value received upon exercise of the Warrants (1) may be less than the value the holders would have received if they had exercised their Warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the Warrants, including because the number of shares of Common Stock received is capped at 0.361 Common Stock per warrant (subject to adjustment) irrespective of the remaining life of the warrants.

None of the Private Placement Warrants will be redeemable by us so long as they are held by the Sponsor or its permitted transferees.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders.

The Selling Securityholders will pay all incremental selling expenses relating to the sale of their shares of Common Stock and Warrants, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders, in the event of an underwritten offering of their securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, NYSE listing fees and fees and expenses of our counsel and our accountants.

We will receive the proceeds from any exercise of Warrants for cash. We intend to use the proceeds the exercise of Warrants for cash for general corporate and working capital purposes.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on our Common Stock in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the Board deems relevant.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information present the combination of the financial information of ABIC and Legacy LiveWire adjusted to give effect to the Separation of the Legacy LiveWire business from H-D into an independent company, the Business Combination and related transactions (collectively, the “Transactions”). In May 2020, the SEC adopted Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” or the “Final Rule.” The Final Rule became effective on January 1, 2021 and the unaudited pro forma condensed financial information herein is presented in accordance therewith.

ABIC was a blank check company incorporated as a Cayman Islands exempted company on July 29, 2020. ABIC was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. The registration statement for ABIC’s IPO was declared effective on October 1, 2020. On October 5, 2020 ABIC consummated the IPO of 40,000,000 ABIC Units, generating gross proceeds of $400 million. Simultaneously with the closing of the IPO, ABIC consummated the sale of 10,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, generating gross proceeds of $10.5 million. Following the closing of the IPO on October 5, 2020, an amount of $400 million ($10.00 per ABIC Unit) from the net proceeds of the sale of the ABIC Units in the IPO and the sale of the Private Placement Warrants was placed in the trust account of ABIC (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by ABIC, until the earliest of (i) the completion of a business combination; and (ii) the distribution of the funds in the Trust Account to ABIC’s shareholders.

Legacy LiveWire sells electric vehicles and related parts and accessories (“P&A”) and apparel in the United States and certain international markets.

The unaudited pro forma condensed combined balance sheet as of June 26, 2022 combines the historical balance sheet of ABIC as of June 30, 2022 and the historical balance sheet of Legacy LiveWire as of June 26, 2022, on a pro forma basis as if the Transactions, summarized below, had been consummated on June 26, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended June 26, 2022 combines the historical statements of operations of ABIC for the period from January 1, 2022 to June 30, 2022 and Legacy LiveWire for the period from January 1, 2022 to June 26, 2022. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 combines the historical statements of operations of ABIC and Legacy LiveWire for such period, on a pro forma basis as if the Transactions, summarized below, had been consummated on January 1, 2021, the beginning of the earliest period presented, giving effect to:

•	The Separation transaction accounting and autonomous entity adjustments

•

the impact of the Separation Agreement, Master Services Agreement, Transition Services Agreement, Contract Manufacturing Agreement, Employee Matters Agreement, Tax Matters Agreement and other commercial agreements between Legacy LiveWire and H-D and the provisions contained therein.

•	The Business Combination and related transactions transaction accounting adjustments

•	the reverse recapitalization (as described in Note 1) between ABIC and Legacy LiveWire;

•	the redemption of 36,597,112 Class A Ordinary Shares for $368.1 million out of the Trust Account, at a redemption price of approximately $10.06 per share;

•

the $100 million investment from H-D and the $100 million investment from the KYMCO Group, a leading global powersports company headquartered in Taiwan, through a PIPE (private investment in public equity);

•	the $100 million HD Backstop Amount from the Legacy LiveWire Equityholder; and

•	the one-time expenses associated with the Business Combination.

The unaudited pro forma condensed combined financial statements should be read in conjunction with Legacy LiveWire’s and ABIC’s unaudited and audited financial statements and related notes; the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this prospectus.

Description of the Business Combination

On December 12, 2021, ABIC, LiveWire, Merger Sub, H-D and Legacy LiveWire entered into the Business Combination Agreement. On September 16, 2022, the Business Combination was approved by an ABIC shareholder vote. The Business Combination closed on September 26, 2022.

The Business Combination consisted of a series of transactions, pursuant to which (i) on September 23, 2022, ABIC completed the Domestication, in connection with which all of the outstanding ABIC ordinary shares (the “ABIC Shares”) converted into shares of Domesticated ABIC Common Stock, par value $0.0001 per share, and all of the outstanding ABIC public warrants and ABIC private placement warrants converted into a Domesticated ABIC public warrants and ABIC private placement warrants and outstanding units were canceled and instead entitled the holder thereof to, per unit, one share of common stock of Domesticated ABIC and one-half of one warrant of Domesticated ABIC; (ii) on September 26, 2022, H-D and Legacy LiveWire consummated the separation of the Legacy LiveWire business and the other transactions contemplated by the Separation Agreement; (iii) following the Domestication and immediately following the Separation, the Merger occurred, in which Merger Sub was merged with and into Domesticated ABIC, with Domesticated ABIC surviving the merger as a wholly owned direct subsidiary of LiveWire, and LiveWire continued as the public company, with each share of Domesticated ABIC Common Stock converted into the right of the holder thereof to receive one share of Common Stock; (iv) immediately following the Merger, H-D caused the Legacy LiveWire Equityholder to consummate the Exchange, pursuant to which LiveWire acquired from the Legacy LiveWire Equityholder, and the Legacy LiveWire Equityholder transferred, conveyed and delivered to LiveWire, all of the Legacy LiveWire Equity and the Legacy LiveWire Equityholder received, in consideration for the transfer, conveyance and delivery of the Legacy LiveWire Equity, 161,000,000 shares of Common Stock and the right to receive up to an additional 12,500,000 shares of Common Stock in the future (as described in more detail below), and, as a result of the Exchange, Legacy LiveWire became a direct, wholly owned subsidiary of LiveWire; and (v) immediately following the consummation of the Exchange, LiveWire contributed 100% of the outstanding equity interests of Legacy LiveWire to Domesticated ABIC.

Pursuant to investment agreements entered into in connection with the Business Combination Agreement, the KYMCO Group agreed to subscribe for an aggregate 10,000,000 newly-issued shares of Common Stock for a purchase price of $10.00 per share for an aggregate gross purchase price equal to $100 million. Additionally, pursuant to the Business Combination Agreement, and an investment agreement entered into prior to the Closing, the Legacy LiveWire Equityholder agreed to subscribe for an aggregate of 10,000,000 newly-issued shares of Common Stock at a purchase price of $10.00 per share for an aggregate purchase price of $100 million. At the Closing, LiveWire consummated the PIPE Investments.

H-D also caused the Legacy LiveWire Equityholder to pay and deliver to LiveWire the HD Backstop Amount in exchange for 10,000,000 shares of Common Stock for a purchase price of $10.00 per share pursuant to the terms of the Business Combination Agreement and as a result of the holders of the public shares (the “Public Shareholders”) exercising their redemption rights with respect to 36,597,112 Class A Ordinary Shares for $368.1 million, at a redemption price of approximately $10.06 per share.

The Legacy LiveWire Equityholder has the contingent right to earn up to an additional 12,500,000 Earn-Out Shares, subject to the following conditions:

•	6,250,000 of the Earn-Out Shares will vest if and at such time as a $14.00 Common Stock Price is achieved during the Earn-Out Period (as defined below); and

•	6,250,000 of the Earn-Out Shares will vest if and at such time as a $18.00 Common Stock Price is achieved during the Earn-Out Period.

The “Common Stock Price” will be considered achieved only (a) when the volume-weighted average price of the shares of common stock of LiveWire is greater than or equal to the applicable threshold for any 20 trading days within a 30-trading day period or (b) the per-share price (based on a fully diluted basis, inclusive of issues of the Earn-Out Shares, which are expected to be classified as equity) implied in a change of control transaction is greater than or equal to the applicable threshold.

“Earn-Out Period” means the period beginning 18 months post-Closing and ending on the fifth (5th) anniversary date of the beginning of the Earn-Out Period.

In connection with the Business Combination, the Sponsor agreed at the Closing to forfeit 2,000,000 Class B Ordinary Shares (“Founder Shares”) owned by the Sponsor in accordance with the Investor Support Agreement.

The following summarizes the shares of common stock of LiveWire outstanding at the Closing:

	Shares	%
Existing Legacy LiveWire equityholders (1)	181,000,000	89.4%
LiveWire public stockholders	3,402,888	1.7
AEA-Bridges Impact Sponsor stockholders(2)	8,000,000	4.0
KYMCO stockholder	10,000,000	4.9

Total shares outstanding at close	202,402,888	100.0%

(1)	Excludes 12,500,000 shares of Common Stock in estimated potential earn-out shares as the price threshold for each tranche has not yet been triggered.

(2)	Includes 25,000 shares of Common Stock held by John Replogle and 25,000 shares of Common Stock held by George Serafeim, each in his individual capacity.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 26, 2022

(in thousands)

		Separation				Business Combination
	Legacy LiveWire (Historical)	Transaction Accounting Adjustments		Pro Forma Separation of Legacy LiveWire	AEA-Bridges Impact Corp. (Historical)	Transaction Accounting Adjustments			Pro Forma Combined
ASSETS
Current assets
Cash	$5,365	$—		$5,365	$337	$400,575 200,000 100,000 (20,132 (15,968 (4,653 (368,137	) ) ) )	(b) (c) (d) (e) (f) (g) (j)	$297,387
Due from Sponsor	—	—		—	5	—			5
Accounts receivables, net	5,339	(513)	(a)	4,826	—	—			4,826
Account receivable from related party	1,248	(63)	(a)	1,185	—	—			1,185
Inventories, net	25,834	(7,301)	(a)	18,533	—	—			18,533
Other current assets	1,659	(1,012)	(a)	647	127	—			774

Total current assets	39,445	(8,889)		30,556	469	291,685			322,710
Cash and securities held in Trust Account	—	—		—	400,575	(400,575)		(b)	—
Property, plant and equipment, net	22,817	—		22,817	—	—			22,817
Goodwill	8,327	—		8,327	—	—			8,327
Deferred tax assets	72	(72)	(l)	—	—	—			—
Lease assets	2,953	—		2,953	—	—			2,953
Intangible assets, net	2,040	—		2,040	—	—			2,040
Other long-term assets	1,275	—		1,275	—	—			1,275

Total assets	76,929	(8,961)		67,968	401,044	(108,890)			360,122

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	18,526	(3,130)	(a)	15,396	—	—			15,396
Accounts payable and accrued expenses	—	—		—	8,308	(7,395)		(f)	913
Accrued liabilities	13,353	(6,247)	(a)	7,106	—	—			7,106
Derivative warrant liabilities	—	—		—	11,590	—			11,590
Deferred underwriting fee payable	—	—		—	13,125	(13,125)		(f)	—
Current portion of lease liabilities	1,223	—		1,223	—	—			1,223
Total current liabilities	33,102	(9,377)		23,725	33,023	(20,520)			36,228
Long-term supplier liability	3,514	(3,514)	(a)	—	—	—			—
Long-term portion of lease liabilities	1,832	—		1,832	—	—			1,832
Deferred tax liabilities	268	1,820	(l)	2,088	—	—			2,088
Other long-term liabilities	322	(322)	(a)	—	—	—			—

Total liabilities	39,038	(11,393)		27,645	33,023	(20,520)			40,148

		Separation					Business Combination
	Legacy LiveWire (Historical)	Transaction Accounting Adjustments			Pro Forma Separation of Legacy LiveWire	AEA-Bridges Impact Corp. (Historical)	Transaction Accounting Adjustments			Pro Forma Combined
Commitments and contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value, 40,000,000 shares issued and outstanding at $10.00 per share redemption value	—	—			—	400,575	100,000 (500,575)		(h) (h)	—
Stockholders’ equity
Common Stock, $0.0001 par value	—	16		(k)	16	—	2 1 5 (4)		(c) (d) (h) (j)	20
Preference shares, $0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—			—	—	—			—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 10,000,000 shares issued and outstanding	—	—			—	1	(1)		(h)	—
Additional paid-in capital	—	40,256		(k)	40,256	—	199,998 99,999 (20,132 (99,999 500,570 (32,656 (368,133	) ) ) )	(c) (d) (e) (h) (h) (i) (j)	319,903
Accumulated deficit	—	—			—	(32,555)	4,552 (4,653 32,656)		(f) (g) (i)	—
Net Parent investment	37,840	4,325 (40,273 (1,892	) )	(a) (k) (l)	—	—	—			—
Accumulated other comprehensive income	51	—			51	—	—			51

Total equity	37,891	2,432			40,323	(32,554)	312,205			319,974

Total liabilities and equity	76,929	(8,961)			67,968	401,044	(108,890)			360,122

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 26, 2022

(in thousands, except share and per share data)

		Separation				Business Combination
	Legacy LiveWire (Historical)	Autonomous Entity Adjustments		Pro Forma Separation of Legacy LiveWire	AEA-Bridges Impact Corp. (Historical)	Transaction Accounting Adjustments	Pro Forma Combined
Revenue, net	$25,662	$—		$25,662	$—	$—	$25,662
Costs and expenses:
Cost of goods sold	25,187	705 3	(bb) (cc)	25,895	—	—	25,895
Selling, administrative and engineering expense	35,281	1,057	(cc)	36,338	—	—	36,338
Formation and operational costs	—	—		—	2,265	—	2,265

Operating expense	60,468	1,765		62,233	2,265	—	64,498

Operating loss	(34,806)	(1,765)		(36,571)	(2,265)	—	(38,836)
Other income, net	156	—		156	—	—	156
Interest expense related party	(475)	—		(475)	—	—	(475)
Interest (expense) income	(20)	—		(20)	325	—	305
Change in fair value of warrant liability	—	—			23,028	—	23,028

(Loss) income before income taxes	(35,145)	(1,765)		(36,910)	21,088	—	(15,822)
Income tax provision	163	—	(dd)	163	—	—	163

Net (loss) income	(35,308)	(1,765)		(37,073)	21,088	—	(15,985)

Weighted average shares outstanding of Class A ordinary shares					40,000,000		n/a
Basic and diluted net income per ordinary share, Class A ordinary shares					0.42		n/a
Weighted average shares outstanding of Class B ordinary shares					10,000,000		n/a
Basic and diluted net income per ordinary share, Class B ordinary shares					0.42		n/a
Net loss per share:
Weighted average Common Stock outstanding					n/a		202,402,888
Net loss per Common Stock - basic and diluted					n/a		(0.08)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except share and per share data)

		Separation					Business Combination
	Legacy LiveWire (Historical)	Autonomous Entity Adjustments			Pro Forma Separation of Legacy LiveWire	AEA-Bridges Impact Corp. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue, net	$35,806	$—			$35,806	$—	$—		$35,806
Costs and expenses:
Cost of goods sold	38,380	1,061 5	(bb (cc	) )	39,446	—	—		39,446
Selling, administrative and engineering expense	65,608	2,299	(cc	)	67,907	—	—		67,907
Formation and operating costs	—	—			—	7,695	101	(aa)	7,796

Operating expense	103,988	3,365			107,353	7,695	101		(115,149)

Operating loss	(68,182)	(3,365)			(71,547)	(7,695)	(101)		(79,343)
Other income, net	302	—			302	—	—		302
Interest expense related party	(293)	—			(293)	—	—		(293)
Interest income	19	—			19	164	—		183
Change in fair value of derivative warrant liabilities	—	—			—	12,353	—		12,353

(Loss) income before income taxes	(68,154)	(3,365)			(71,519)	4,822	(101)		(66,798)
Income tax provision	138	—	(dd	)	138	—	—	(dd)	138

Net (loss) income per share:	$(68,292)	$(3,365)			$(71,657)	$4,822	$(101)		$(66,936)

Weighted average shares outstanding of Class A ordinary shares						40,000,000			n/a
Basic and diluted net income per ordinary share, Class A ordinary shares						$0.10			n/a
Weighted average shares outstanding of Class B ordinary shares						10,000,000			n/a
Basic and diluted net income per ordinary share, Class B ordinary shares						$0.10			n/a
Net loss per share:
Weighted average Common Stock outstanding						n/a			202,402,888
Net loss per Common Stock - basic and diluted						n/a			(0.33)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, ABIC is treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination has been treated as the equivalent of Legacy LiveWire issuing stock for the net assets of ABIC, accompanied by a recapitalization. The net assets of ABIC are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Legacy LiveWire.

Legacy LiveWire has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy LiveWire’s majority stockholder, the Legacy LiveWire Equityholder, has the largest voting interest in the combined company;

•	Legacy LiveWire’s executive management makes up the majority of the management of the combined company;

•

Legacy LiveWire’s majority stockholder, the Legacy LiveWire Equityholder, has the ability to designate the majority of the initial Board and subsequent decisions on the Board will be based on stockholder vote, of which the Legacy LiveWire Equityholder has the largest voting interest;

•	the combined company assumed the name “LiveWire Group, Inc.”; and

•	Legacy LiveWire is the larger entity based on revenue. Additionally, Legacy LiveWire has a larger employee base and substantive operations.

The unaudited pro forma condensed combined balance sheet as of June 26, 2022 assumes that the Transactions occurred on June 26, 2022. The unaudited pro forma condensed combined statement of operations for the six months ended June 26, 2022 and the year ended December 31, 2021 give pro forma effect to the Transactions as if they had been completed on January 1, 2021. All periods are presented on the basis of Legacy LiveWire as the accounting acquirer in the Business Combination.

The unaudited pro forma condensed combined financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what LiveWire’s financial condition or results of operations would have been had Legacy LiveWire operated historically as a company independent of H-D or if the Transactions had occurred on the dates indicated. The unaudited pro forma combined financial information also should not be considered representative of LiveWire’s future combined financial condition or combined results of operations. The audited annual combined financial statements of Legacy LiveWire have been derived from H-D’s historical accounting records and reflect certain allocation of expenses. All of the allocations and estimates in such financial statements are based on assumptions that H-D’s management believes are reasonable. The historical combined financial statements do not necessarily represent the financial position or results of operations of the Legacy LiveWire business had they been operated as a standalone company during the periods or at the dates presented. As a result, autonomous entity adjustments, based on contractual agreements related to the Separation, have been reflected in the unaudited pro forma combined financial information.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with LiveWire.

The unaudited pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had ABIC and Legacy LiveWire filed consolidated income tax returns during the periods presented.

2. Accounting Policies

Management will perform a comprehensive review of the two entities’ accounting policies. As a result of that review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of LiveWire. Based on its initial analysis, management did not identify any significant differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

Adjustments a), k), and l) relate to the Separation, all other adjustments relate to the Business Combination.

a)

Reflects the adjustment for assets and liabilities which will remain with H-D in accordance with the Separation Agreement. These amounts were included in the historical combined balance sheet as they related to the Legacy LiveWire historical operations. Legacy LiveWire’s historical financial statements reflect the net assets in accordance with the manner in which H-D’s management operated the business.

b)

Reflects the reclassification of $400.6 million of cash and marketable securities held in the Trust Account as of the balance sheet date that becomes available to fund expenses in connection with the Business Combination or future cash needs of the combined company prior to the redemptions described in adjustment j below.

c)

Reflects the gross proceeds of $200.0 million from the private placement of 20,000,000 shares of Common Stock, par value $0.0001, at $10.00 per share pursuant to the PIPE Investments, inclusive of $100.0 million from an investment from Legacy LiveWire Equityholder and $100.0 million from the KYMCO Group.

d)

Reflects the HD Backstop Amount of $100 million received from the Legacy LiveWire Equityholder in exchange for 10,000,000 shares of Common Stock, par value $0.0001, at $10.00 per share. Based on the Business Combination Agreement, the Legacy LiveWire Equityholder agreed to purchase the number of shares of Common Stock with a dollar value equal to the number of Class A Ordinary Shares that Public Shareholders have elected to redeem, up to 10,000,000 shares.

e)

Reflects the capital contribution of $20.1 million to H-D pursuant to the Business Combination Agreement to reimburse H-D for transaction costs. In accordance with the terms of the Business Combination Agreement, on the Closing Date, LiveWire paid upon release of proceeds from the Trust Account all of H-D’s Transaction Expenses (up to $27 million) that were accrued and unpaid as of Closing. As these transaction costs are the legal obligation of H-D, the offset of the cash payment is reflected in additional paid-in capital as a capital contribution of $20.1 million to the Parent.

f)

Reflects the payment of $16.0 million of transaction costs incurred and accrued by ABIC. Of that amount, $8.6 million relates to deferred underwriters’ fees incurred as part of the IPO, which were cash settled upon the consummation of the Business Combination. The remaining $7.4 million relates to the payments of transaction-related costs accrued on the historical balance sheet of ABIC as of June 30, 2022. The deferred underwriters’ fees accrual was reduced by $4.6 million in September 2022 as described in adjustment aa below.

g)

Reflects the transaction costs of $4.7 million to be incurred concurrently with the Business Combination, which relates to legal, third-party advisory and other miscellaneous fees to be incurred by ABIC.

h)

Reflects the reclassification of (i) Founder Shares from Class B Ordinary Shares to ABIC Class A Ordinary Shares subject to possible redemption and (ii) ABIC Class A Ordinary Shares subject to possible redemption to Common Stock at close.

i)	Reflects the elimination of ABIC historical accumulated deficit.

j)

Represents the redemption of 36,597,112 Class A Ordinary Shares for $368.1 million allocated to Common Stock and additional paid-in capital using par value of $0.0001 per share and at a redemption price of approximately $10.06 per share.

k)

Represents the reclassification of the Parent’s net investment in Legacy LiveWire, including other pro forma adjustments, into Additional paid-in capital and Common Stock, par value $0.0001, based on the number of shares of Common Stock outstanding as of the Closing.

l)

Reflects the adjustment to deferred tax assets of $0.1 million, and to deferred tax liabilities of $1.8 million, both primarily associated with inventory and warranty related accruals which will remain with H-D in accordance with the separation agreement, using a blended statutory rate of 22.7% and related adjustments to the valuation allowance for deferred tax assets that are not more- likely-than-not to be realized.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

Adjustments bb) and cc) relate to the Separation, aa) relates to the Business Combination and dd) relates to both.

aa)

Reflects estimated net transaction-related costs of $0.1 million, which consists of transaction-related costs incurred by ABIC subsequent to June 30, 2022 of $4.7 million partially offset by a reduction in the deferred underwriters’ fee payable of $4.6 million which is related to ABIC’s negotiations with its bankers prior to Closing. Pro forma transaction related costs adjustment of $4.7 million excludes $0.8 million and $6.6 million of transaction related costs already in the historical statement of operations of ABIC for the six months ended June 30, 2022 and the year ended December 31, 2021, respectively. The transaction costs are nonrecurring.

bb)

Reflects the effect of Contract Manufacturing Agreement that Legacy LiveWire and H-D entered into at Separation. The cost of products sold adjustment reflects the price adjustments related to historical transfers from H-D to Legacy LiveWire under the pricing terms of the Contract Manufacturing Agreement. Historically, inventory was recorded at actual cost.

cc)

These incremental costs include the effect of Transition Services Agreement and a Master Services Agreement between LiveWire and H-D entered into concurrent with the Closing. Under the Transition Services Agreement, H-D will continue to provide LiveWire support function services at a cost to LiveWire, including finance, information technology and infrastructure. Under the Master Services Agreement, H-D will continue to provide LiveWire with certain services that LiveWire does not yet have the capability to perform for itself, including testing and development, product regulatory support and color materials, finishes and graphics services, as LiveWire may request from time to time. As disclosed in the footnotes to the historical audited financial statements of Legacy LiveWire included elsewhere in this prospectus, certain costs incurred by the Parent to support the Legacy LiveWire operations had been allocated based on various metrics deemed reasonable by management. Accordingly, the unaudited pro forma combined financial statements have been adjusted to depict LiveWire’s costs under the Transition Services Agreement and Master Services Agreement entered into between LiveWire, as an autonomous entity, and H-D.

dd)

A tax benefit for the pre-tax pro forma adjustments has not been recorded. Legacy LiveWire determined that it is not more likely than not that it would be able to realize the tax benefits from such losses due to the negative evidence of historical losses.

4. Net Loss per Share

Represents the net loss per share calculated using outstanding shares that resulted from the Transactions, assuming the shares were outstanding since January 1, 2021. As the Transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted-average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared for the six months ended June 26, 2022 and the year ended December 31, 2021:

	Six months ended June 26, 2022	Year ended December 31, 2021
(in thousands, except share and per share data)	Pro Forma Combined	Pro Forma Combined
Pro forma net loss	(15,985)	(66,936)
Weighted average Common Stock outstanding	202,402,888	202,402,888
Net loss per Common Stock - basic and diluted (1)	(0.08)	(0.33)

(1)

For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the IPO and the private placement are exchanged for Common Stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and results of operations together with the combined financial statements and the related notes and other financial information of LiveWire included elsewhere in this prospectus. Some of the information contained in this discussion and analysis contains forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth in the section of the prospectus captioned “Risk Factors” and elsewhere in this prospectus, actual results may differ materially from those anticipated in these forward-looking statements. References to “LiveWire” throughout this Management’s Discussion and Analysis of Financial Condition and Results of Operations section refers to “Legacy LiveWire”.

Overview

LiveWire sells electric vehicles and related parts and accessories and apparel in the United States and certain international markets. H-D introduced its first electric motorcycle in late 2019 as the Harley-Davidson LiveWire. In 2021, building on early success and the continued growth in the global market demand for electric vehicles, H-D launched LiveWire as a standalone electric vehicle division, with the first LiveWire-branded product, the LiveWire ONE, debuting in July 2021 and we initially launched 100 special launch edition S2 Del Mar’s in May of 2022. In 2019, H-D acquired STACYC Inc. and began selling electric balance bikes, which are currently sold under the STACYC and H-D IRONe brands, as well as through private label arrangements. Electric motorcycles are currently sold at wholesale to a network of independent retail partners and, beginning in the third quarter of 2021, at retail through a Company-operated retail partner and through online sales. Electric balance bikes are sold at wholesale to independent dealers and independent distributors. LiveWire is focused on innovating and developing technology in the electric vehicle market. LiveWire’s vision is to create the next generation of electric motorcycles with products and experiences that merge the power and technology of electric with the unique soulful connection that comes from an analog machine.

In 2021, LiveWire generated revenue, net of $35.8 million compared to $30.9 million and $20.2 million in 2020 and 2019, respectively. For the six months ended June 26, 2022, LiveWire generated revenue, net of $25.7 million compared to $15.9 million in the six months ended June 27, 2021.

LiveWire’s net loss for 2021 was $68.3 million compared to $77.6 million and $56.5 million in 2020 and 2019, respectively, and $35.3 million for the six months ended June 26, 2022 compared to $31.3 million for the six months ended June 27, 2021. LiveWire’s net losses reflect the start-up nature of LiveWire’s business including low shipment volumes associated with the introduction of a new electric motorcycle combined with investments in product development as LiveWire continues to focus on technological innovation that will support future products and growth.

Recent Developments

Business Combination

On December 12, 2021, H-D (the “Parent”) entered into the Business Combination Agreement with ABIC, a special purpose acquisition company, to effect the separation of its electric vehicle business. On September 16, 2022, the Business Combination was approved in a ABIC shareholder vote. The Business Combination closed on September 26, 2022.

The Merger will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, ABIC is treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination has been treated as the equivalent of LiveWire issuing stock for the net assets of ABIC, accompanied by a recapitalization. The net assets of ABIC are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of LiveWire.

Upon closing of the Merger and PIPE Investments, the most significant change in the successor’s future reported financial position and results was an increase in cash due to net proceeds received of approximately $293.7 million, including a $100 million investment from the Legacy LiveWire Equityholder, and a $100 million investment from certain members of the KYMCO Group, through a PIPE. Additionally, the increase in cash reflects the amount of cash released from the Trust Account (net of the SPAC share redemption amount) and the $100 million equity backstop provided by the Parent in exchange for 10,000,000 shares of Common Stock for a purchase price of $10.00 per share pursuant to the terms of the Business Combination Agreement and as a result of Public Shareholders exercising their redemption rights with respect to 36,597,112 Class A Ordinary Shares for $368.1 million, at a redemption price of approximately $10.06 per share.

As a consequence of the Merger, LiveWire is the successor to an SEC-registered company, which will require LiveWire to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. LiveWire expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees. In addition, LiveWire expects to incur additional costs as a result of entering into agreements with H-D, including a Transition Services Agreement, Master Services Agreement, and Contract Manufacturing Agreement with H-D whereby H-D will provide manufacturing, support function, and other administrative services. For additional information, refer to LiveWire’s unaudited pro forma financial information included in this prospectus.

Key Factors Affecting the LiveWire’s Operating Results

LiveWire believes that its future success and financial performance depend on a number of factors that present significant opportunities for its business, but also pose risks and challenges, including those discussed below and in the section in this prospectus titled “Risk Factors.”

Technology Innovation

LiveWire is committed to and passionate about leading the electric motorcycle market. The focus will be on technology development, with an approach to product and go-to-market actions that reflect the expectations of the targeted customer to deliver the most desirable electric motorcycles in the world through pioneering the future of motorcycling by means of design, software and experience for the pursuit of urban adventure and beyond.

The electric vehicle market is highly competitive and includes both established automotive manufacturers and new entrants. LiveWire is well positioned to become a premier electric motorcycle brand as the first publicly traded electric motorcycle company in the U.S. and as a leader in the transformation of the motorcycling market. To establish market share and scale and expand our business, LiveWire plans to continue to enhance global manufacturing and distribution capabilities and make substantial investments in research and development for the commercialization and continued enhancements of future generations of LiveWire’s electric motorcycles, related technologies and other products.

Establishing Contract Manufacturing Capacity

Achieving growth for LiveWire’s electric motorcycles requires LiveWire to increase its material purchases and contract manufacturing capacity and improve its supply chain processes in the US and internationally. The amount and timing of LiveWire’s future contract manufacturing capacity requirements, and resulting capital expenditures, will depend on many factors, including the pace and results of LiveWire’s research and development efforts to meet technological development milestones, LiveWire’s ability to develop and launch new electric vehicles, LiveWire’s ability to achieve sales and experience customer demand for LiveWire’s vehicles at the levels LiveWire anticipates, LiveWire’s ability to utilize planned capacity in its existing contract manufacturers’ facilities, LiveWire’s ability to retain contract manufacturing relationships and LiveWire’s ability to enter new international markets. LiveWire will benefit from industry-leading strategic partners – H-D and the KYMCO Group, a globally recognized brand of scooters, motorcycles, and side-by-side ATVs headquartered in Taiwan, by leveraging their engineering expertise, manufacturing footprint, distribution, supply chain infrastructure and global logistics capabilities. Additionally, LiveWire will have access to H-D’s established distribution and dealership network, in addition to cultivating new dealerships and retail partnerships.

Partnering with Industry-Leading Original Equipment Manufacturers and/or Tier-One Vehicle Suppliers

LiveWire entered into a long-term collaboration agreement with the KYMCO Group to explore further business opportunities in the electric vehicle market by leveraging LiveWire and the original equipment manufacturer’s capability in the design, development, and manufacturing of electric vehicles. This will allow LiveWire to focus on vehicle design, strong brand affiliation and a differentiated customer experience. LiveWire’s partnership with the KYMCO Group will create rapid scale for LiveWire without asset-intense investments.

LiveWire believes that its business model and established experience in delivering new products will reduce the considerable execution risk typically associated with new vehicle companies. Through such platform sharing, component sourcing and manufacturing partnerships, LiveWire believes it will be able to accelerate its time to market and reduce vehicle development costs. LiveWire intends to meet timing, cost and quality expectations while optimally matching its cost structure with its projected production ramp by leveraging such partnerships and trained workforces. Remaining hardware agnostic allows for selection of partners, components and manufacturing decisions to be based on both timeline and cost advantages and enables LiveWire to focus on delivering truly innovative design features, a superior customer experience, and a leading user interface that leverages sophisticated software and other technology advancements.

Market Trends and Competition

LiveWire offers innovative and proprietary electric vehicle technology and intends to expand its market share over time in product categories that LiveWire believes will grow as electric vehicle adoption occurs in the segment. Existing competitors may expand their product offerings and sales strategies, and new competitors may enter the market. Furthermore, LiveWire’s competition includes other types of alternative fuel vehicles, plug-in hybrid electric vehicles and high fuel-economy internal combustion engine vehicles. If LiveWire’s market share does not grow due to increased competition, or the market fails to expand as LiveWire has projected, its revenue and ability to generate profits in the future may be impacted.

Regulatory Landscape

LiveWire operates in an industry that is subject to and benefits from environmental regulations, which have generally become more stringent over time, particularly across developed markets. Regulations in certain of LiveWire’s target markets include economic incentives to purchasers of electric vehicles and certain tax credits for electric vehicle manufacturers. While LiveWire expects environmental regulations to provide a tailwind to its growth, it is possible for certain regulations to result in margin pressures on LiveWire’s business, particularly if governments offer or cease to offer different incentives to consumer purchasers of electric vehicles and consumer purchasers of electric motorcycles.

Supply Chain and Inflation

The global supply chain and logistics challenges continue to impact LiveWire and the industry. As a result of these challenges, LiveWire has experienced cost inflation for logistics, raw materials and purchased components as well as increased manufacturing conversion costs; however, given LiveWire’s production volumes these impacts have not been material to date. LiveWire expects supply chain cost inflation will continue in the second half of 2022, but that inflation rates will improve compared to rates experienced in the first half of 2022.

LiveWire has also experienced some disruption related to supply constraints for certain components including those impacted by the continued global semiconductor chip shortages. While these disruptions have not materially impacted production volumes to date, LiveWire expects production during the remainder of 2022 to be impacted as result of supply disruptions.

COVID-19 Pandemic and Macroeconomic Uncertainties on Future Operations

LiveWire continues to manage through the impacts of the COVID-19 pandemic keeping safety and community well-being a priority. The full impact of the COVID-19 pandemic on future results depends on future developments, such as the ultimate duration and scope of the pandemic including associated variants, the success of vaccination programs, the consequences of vaccine requirements, and its impact on Livewire’s employees, customers, independent retail partners, distributors and suppliers. Future impacts and disruptions could have an adverse effect on production, supply chains, distribution and demand for Livewire’s products. Additionally, ongoing global issues may affect our business and operating results and the global economy, including the geopolitical impact of the conflict in Ukraine and any related economic or other sanctions.

Basis of Presentation

Refer to Note 1 of the Notes to Annual Combined Financial Statements for a discussion of the underlying basis used to prepare the combined financial statements.

Key Business Metrics

To analyze LiveWire’s business performance, determine financial forecasts and help develop long-term strategic plans, management reviews the following key business metrics, which are important measures that represent the growth of the business:

•

Wholesale motorcycle unit shipments – LiveWire defines wholesale motorcycle unit shipments as the number of electric motorcycles sold by LiveWire to independent dealers for which LiveWire recognized revenue during the period.

•

Company retail motorcycle unit sales – LiveWire defines Company retail motorcycle unit sales as the number of new electric motorcycles sold at retail by LiveWire through its Company-operated retail partner or through online sales for which LiveWire recognized revenue during the period. LiveWire began selling electric motorcycles direct to retail consumers in the third quarter of 2021.

•

Independent retail motorcycle unit sales – LiveWire defines independent retail motorcycle unit sales as the number of new electric motorcycles sold at retail by independent retail partners. These unit sales are not revenues for LiveWire but represent revenues for individual retail partners. The data source for electric motorcycle retail sales figures is new sales warranty and registration information provided by independent retail partners and compiled by LiveWire. LiveWire must rely on information that its independent retail partners supply concerning new retail sales, and LiveWire does not regularly verify the information that its independent retail partners supply. This information is subject to revision.

•	Company-operated retail partner – Retail partner operated by LiveWire.

•	Independent retail partners – Retail partners owned and operated by independent entities under contract with LiveWire to sell LiveWire electric motorcycles, related products and services.

The following table details the key business metric amounts for the periods indicated:

	Six Months Ended		Year Ended
	June 2022	June 2021	December 2021	December 2020	December 2019
Wholesale motorcycle unit shipments:
US	206	78	119	717	385
International	46	107	313	481	95

	252	185	432	1,198	480
Company retail motorcycle unit sales – US	70	—	29	—	—

	322	185	461	1,198	480

Retail motorcycle unit sales:
Company (a)	70	—	29	—	—
Independent retail partners (b)	299	407	933	719	157

	369	407	962	719	157

Retail motorcycle unit sales:
US	238	249	566	451	141
International	131	158	396	268	16

	369	407	962	719	157

(a)	Data source for Company retail sales figures shown above is LiveWire’s records.
(b)

Data source for independent retail sales figures shown above is new sales warranty and registration information provided by retail partners and compiled by LiveWire. LiveWire must rely on information that its independent retail partners supply concerning new retail sales, and LiveWire does not regularly verify the information that its independent retail partners supply. This information is subject to revision.

The following table details the number of retail partners:

	As of	As of
	June 26, 2022	December 31, 2021
Company-operated retail partner	1	1
Independent retail partners:
U.S.	70	44
International	—	—

	70	44

Total	71	45

Retail partners shown above include those that have been contracted by LiveWire to sell LiveWire motorcycles. As of June 26, 2022 and December 31, 2021, this total includes 16 and 27 partners, respectively, that were actively working to complete the licensing required to sell LiveWire motorcycles as of the end of the period. LiveWire intends to grow this network as it expands its distribution capabilities. The Harley-Davidson LiveWire motorcycles produced in 2019 and 2020 have been or will be retailed through the H-D dealership network until the remaining inventory of H-D branded LiveWire motorcycles is depleted.

LiveWire believes these key business metrics provide useful information to help investors understand and evaluate LiveWire’s business performance. Wholesale motorcycle unit shipments and Company retail motorcycle unit sales are key drivers of revenue and profit. Retail motorcycle unit sales made through both Company-operated and independent retail partners is a key measure of consumer demand and market share for LiveWire’s electric motorcycles.

Components of Results of Operations

Revenue

LiveWire generates revenue from the sale of electric motorcycles, electric balance bikes, related parts and accessories, and apparel. Electric motorcycles are sold at wholesale to a network of independent retail partners and, beginning in the third quarter of 2021, at retail through a Company-operated retail partner and direct to consumers through online sales. Electric balance bikes are sold at wholesale to independent dealers and independent distributors, as well as, direct to consumers online. LiveWire expects revenue to increase sequentially in future periods as it expects shipments to continue to grow.

Cost of Goods Sold

Cost of goods sold primarily consists of direct materials, components, in-bound freight, customs and duties, supplies and labor-related costs, including salaries, benefits and share-based compensation. Cost of goods sold also includes allocated overhead costs, including facilities costs, depreciation of manufacturing-related equipment and facilities and other direct costs. LiveWire expects cost of goods sold to increase in absolute dollars in future periods as it expects shipments to continue to grow and expects cost of goods sold per unit to decrease as leverage improves behind expected growth.

Selling, Administrative and Engineering Expense

Selling, administrative and engineering expenses consist of personnel related expenses for LiveWire’s corporate, executive, finance, engineering, product development and other administrative functions, expenses for outside professional services, including legal, audit and advisory services as well as expenses for facilities, depreciation, amortization, and marketing and advertising costs. Personnel-related expenses consist of salaries, benefits and share-based compensation. It also includes other engineering expenses, which consist of expenditures for research and development activities relating to product development and improvements.

LiveWire expects selling, administrative and engineering expenses to increase for the foreseeable future as it scales headcount, expands hiring of engineers and designers, continues to invest in new vehicle model design and development of technology in order to drive the growth of the business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities and other administrative and professional services.

Other Income (Expense), Net

Other income (expense) consists of the allocated non-service components of net periodic defined benefit plan (costs) benefits. The Parent sponsors a qualified pension plan and a postretirement healthcare plan which cover eligible LiveWire employees and retirees. A portion of the related net periodic benefit plan cost or income has been allocated to LiveWire based on an estimated amount per plan participant and allocations of corporate and other shared functional personnel.

Interest Expense Related Party

Interest expense consists primarily of interest expense associated with notes payable to H-D. Refer to Note 15 of the Notes to Annual Combined Financial Statements for further discussion regarding LiveWire’s related party transactions.

As contemplated by the Separation Agreement, all notes payable to related party outstanding as of June 24, 2022, including accrued interest, were settled with the Parent as of June 24, 2022, through a capital contribution and without any cash being exchanged between LiveWire and the Parent. The settlement includes the principal and accrued interest of $20.8 million and $0.8 million, respectively.

Interest Income (Expense)

Interest income (expense) primarily consists of investment income on investments related to deferred compensation plan liabilities.

Income Tax Provision

LiveWire’s income taxes as presented are calculated on a separate tax return basis. LiveWire’s operations have historically been included in the Parent’s U.S. federal and state tax returns or non-U.S. jurisdictions tax returns. The income tax provision (benefit) consists of an estimate for U.S. federal, state and foreign income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities and changes in the tax law. LiveWire has generated operating losses in each of the years presented; however, any hypothetical net operating loss attributes generated and related valuation allowances are deemed to have been distributed to the Parent through net Parent investment and are not presented on the balance sheet.

Results of Operations

Comparison of the Six Months Ended June 26, 2022 and June 27, 2021

	Six Months Ended
(in thousands, except percentages)	June 26, 2022	June 27, 2021	$ Change	% Change
Revenue, net	$25,662	$15,906	$9,756	61.3%
Costs and expenses:
Cost of goods sold	25,187	17,255	7,932	46.0%
Selling, administrative and engineering expense	35,281	29,783	5,498	18.5%

Operating expense	60,468	47,038	13,430	28.6%

Operating loss	(34,806)	(31,132)	(3,674)	11.8%
Other income (expense), net	156	(11)	167	*nm
Interest expense related party	(475)	(124)	(351)	282.9%
Interest income (expense)	(20)	10	(30)	(297.2)%

Loss before income taxes	(35,145)	(31,257)	(3,888)	12.4%
Income tax provision	163	47	116	246.8%

Net loss	(35,308)	(31,304)	(4,004)	12.8%
Other comprehensive loss:
Foreign currency translation adjustments	(94)	(28)	(66)	237.3%

Comprehensive loss	$(35,402)	$(31,332)	$(4,070)	13.0%

*nm – not meaningful

Revenue

The following table presents net revenue by major source for the six months ended June 26, 2022 and June 27, 2021:

(in thousands, except percentages)	Six Months Ended
	June 26, 2022	June 27, 2021	$ Change	% Change
Electric motorcycles	$6,982	$4,192	$2,790	66.6%
Electric balance bikes, parts and accessories	18,197	11,342	6,855	60.4%
Motorcycle parts and accessories	478	288	190	66.0%
Apparel	5	84	(79)	(94.0)%

	$25,662	$15,906	$9,756	61.3%

Revenue for the six months ended June 26, 2022 increased by $9.8 million, or 61.3%, to $25.7 million from $15.9 million for the six months ended June 27, 2021. The increase was primarily due to higher revenue from electric balance bikes, parts and accessories of $6.9 million and higher revenue from electric motorcycles of $2.8 million. The increase in revenue from electric balance bikes, parts and accessories was driven by higher shipment volumes of $4.4 million and a shift in product mix of $2.5 million. The increase in revenue from electric motorcycles was driven by higher shipment volumes of $2.3 million and a decrease in sales promotions of $0.5 million.

Motorcycle parts and accessories revenue increased $0.2 million, up 66.0% compared to the prior period. Apparel revenue decreased $79 thousand, down 94.0%, compared to the prior period.

Cost of Goods Sold

Cost of goods sold for the six months ended June 26, 2022 increased by $7.9 million, or 46.0%, to $25.2 million from $17.3 million for the six months ended June 27, 2021. The increase was primarily due to increased shipments of both electric balance bikes, parts and accessories and electric motorcycles. Increased shipments of electric motorcycles increased cost of goods sold by $3.2 million, in alignment with the increased revenue described above. Separately, increased shipments of electric balance bikes, parts and accessories during the six months ended June 26, 2022 resulted in an increase of cost of goods sold of $3.0 million, and product mix further increased cost of goods sold by $1.4 million, in alignment with the increased revenue described above.

Selling, Administrative and Engineering Expense

Selling, administrative and engineering expense for the six months ended June 26, 2022 increased by $5.5 million, or 18.5%, to $35.3 million from $29.8 million for the six months ended June 27, 2021. The increase was primarily due to increases in personnel costs of $4.3 million related to higher headcount, increases in professional service costs of $3.9 million related primarily to marketing and increases in other costs of $1.5 million related primarily to depreciation and other administrative expenses. The increase was partially offset by a decrease in product development costs of $4.4 million due to higher expenditures incurred in the six months ended June 27, 2021 related to development of a future LiveWire electric vehicle.

Other Income (Expense), Net

Other income (expense), net for the six months ended June 26, 2022 was $0.2 million of income compared to $11 thousand of expense for the six months ended June 27, 2021. The change was primarily driven by a reduction in qualified pension plan costs.

Interest Expense Related Party

Interest expense related party for the six months ended June 26, 2022 increased by $0.4 million, to $0.5 million from $0.1 million for the six months ended June 27, 2021 due to an increase in related party notes payable prior to their settlement on June 24, 2022.

Interest Income (Expense)

Interest income (expense) for the six months ended June 26, 2022 was $20 thousand of expense compared to $10 thousand of income for the six months ended June 27, 2021.

Income Tax Provision

Income tax expense for the six months ended June 26, 2022 increased by $116 thousand, or 246.8%, to $163 thousand from $47 thousand for the six months ended June 27, 2021.

Comparison of the Years Ended December 31, 2021 and 2020

	Year Ended December 31
(in thousands, except percentages)	2021	2020	$ Change	% Change
Revenue, net	$35,806	$30,863	$4,943	16.0%
Costs and expenses:
Cost of goods sold	38,380	55,819	(17,439)	(31.2)%
Selling, administrative and engineering expense	65,608	52,099	13,509	25.9%

Operating expense	103,988	107,918	(3,930)	(3.6)%

Operating loss	(68,182)	(77,055)	8,873	(11.5)%
Other income (expense), net	302	(30)	332	*nm
Interest expense related party	(293)	(186)	(107)	57.5%
Interest income	19	56	(37)	(66.1)%

Loss before income taxes	(68,154)	(77,215)	9,061	(11.7)%
Income tax provision	138	357	(219)	(61.3)%

Net loss	(68,292)	(77,572)	9,280	(12.0)%
Other comprehensive (loss) income:
Foreign currency translation adjustments	(85)	236	(321)	(136.0)%

Comprehensive loss	$ (68,377)	$ (77,336)	$8,959	(11.6)%

*nm – not meaningful

Revenue

The following table presents net revenue by major source for the years ended December 31, 2021 and 2020:

(in thousands, except percentages)	Year Ended December 31,		$ Change	% Change
	2021	2020
Electric motorcycles	$8,706	$12,846	$ (4,140)	(32.2)%
Electric balance bikes	26,101	16,544	9,557	57.8%
Parts & accessories	904	1,422	(518)	(36.4)%
Apparel	95	51	44	86.3%

	$35,806	$30,863	$4,943	16.0%

Revenue for the year ended December 31, 2021 increased by $4.9 million, or 16.0%, to $35.8 million from $30.9 million for the year ended December 31, 2020. The increase was primarily due to an increase in shipments of electric balance bikes, which resulted in an increase of revenues of $9.6 million, partially offset by a $4.1 million decrease in electric motorcycle revenue. The decrease in electric motorcycle revenue was primarily driven by a decrease in shipments of electric motorcycles, which decreased revenue by $17.9 million, partially offset by a decrease in sales promotions, which increased revenue by $13.8 million. The decrease in sales promotions was driven by a sales concession of $15.3 million made in 2020 to LiveWire’s independent dealers related to retail store investments they had made for the sale and service of H-D branded electric motorcycles. Refer to Note 3 of the Notes to Annual Combined Financial Statements for further discussion on this sales concession. This decrease was partially offset by increases in other sales incentives of $1.5 million in 2021 which were implemented to clear the network of H-D branded LiveWire motorcycles to support the launch of LiveWire ONE.

The lower shipments of electric motorcycles in 2021 reflects LiveWire’s decision to temporarily pause production while it implemented its updated strategy, including the decision to discontinue the H-D branded LiveWire model and introduce the new LiveWire branded LiveWire ONE model. Production of the new LiveWire ONE motorcycles began in the second quarter of 2021 with limited shipments during the year ended December 31, 2021.

Parts & accessories revenue represented a decrease of $0.5 million, down 36.4% compared to the prior period, in line with the decrease in the electric motorcycle units sold. Apparel revenue represented an increase of $44 thousand, up 86.3%, compared to the prior period.

Cost of Goods Sold

Cost of goods sold for the year ended December 31, 2021 decreased by $17.4 million, or 31.2%, to $38.4 million from $55.8 million for the year ended December 31, 2020. The decrease was primarily due to decreased shipments of electric motorcycles, which resulted in lower cost of goods sold of $14.3 million, partially offset by increased shipments of electric balance bikes, which resulted in higher cost of goods sold of $6.3 million, for a net decrease in cost of goods sold related to electric motorcycle and balance bike shipments of $8.0 million. The remaining decrease of $9.4 million related primarily to lower costs associated with liabilities for excess firm purchase commitments.

Selling, Administrative and Engineering Expense

Selling, administrative and engineering expense for the year ended December 31, 2021 increased by $13.5 million, or 25.9%, to $65.6 million from $52.1 million for the year ended December 31, 2020. The increase was primarily due to increases in personnel costs of $9.7 million related to higher headcount, increases in professional service costs of $3.6 million related primarily to audit, legal and other professional services and increases in other costs of $3.2 million related primarily to depreciation, technology and other administrative expenses. The increase was partially offset by decreases in expense allocations from the Parent of $4.2 million due to the decrease in revenue and wholesale units sold which are primary drivers of the allocations.

Other Income (Expense), Net

Other income (expense), net for the year ended December 31, 2021 was $0.3 million of income compared to $30 thousand of expense for the year ended December 31, 2020. The change was primarily driven by a reduction in qualified pension plan costs which was primarily attributable to a curtailment gain recorded in connection with the Parent’s decision to cease benefit accruals for salaried employees after December 31, 2022.

Interest Expense Related Party

Interest expense related party for the year ended December 31, 2021 increased by $0.1 million, to $0.3 million from $0.2 million for the year ended December 31, 2020 due to an increase in related party notes payable.

Interest Income

Interest income for the year ended December 31, 2021 decreased by $37 thousand, or 66.1%, to $19 thousand from $56 thousand for the year ended December 31, 2020.

Income Tax Provision

Income tax expense for the year ended December 31, 2021 decreased by $0.2 million, or 61.3%, to $0.2 million from $0.4 million for the year ended December 31, 2020.

Comparison of the Years Ended December 31, 2020 and 2019

	Year Ended December 31,
(in thousands, except percentages)	2020	2019	$ Change	% Change
Revenue, net	30,863	20,188	10,675	52.9%
Costs and expenses:
Cost of goods sold	55,819	21,298	34,521	162.1%
Selling, administrative and engineering expense	52,099	56,997	(4,898)	(8.6)%

Operating expense	$107,918	$78,295	$29,623	37.8%

Operating loss	(77,055)	(58,107)	(18,948)	32.6%
Other (expense) / income, net	(30)	75	(105)	(140.0)%
Interest expense related party	(186)	(1)	(185)	*nm
Interest income	56	41	15	36.6%

Loss before income taxes	(77,215)	(57,992)	(19,223)	33.1%
Income tax provision (benefit)	357	(1,475)	1,832	(124.2)%

Net loss	(77,572)	(56,517)	(21,055)	37.3%
Other comprehensive income (loss):
Foreign currency translation adjustments	236	(6)	242	*nm

Comprehensive loss	$(77,336)	$(56,523)	$(20,813)	36.8%

*nm – not meaningful

Revenue

The following table presents net revenue by major source for the years ended December 31, 2020 and 2019:

(in thousands, except percentages)	Year Ended December 31,
	2020	2019	$ Change	% Change
Electric motorcycles	$12,846	$11,712	$1,134	9.7%
Electric balance bikes	16,544	7,882	8,662	109.9%
Parts & accessories	1,422	416	1,006	241.8%
Apparel	51	178	(127)	(71.3)%

	$30,863	$20,188	$10,675	52.9%

Revenue for the year ended December 31, 2020 increased by $10.7 million, or 52.9%, to $30.9 million from $20.2 million for the year ended December 31, 2019. The increase was primarily due to increased shipments of electric motorcycles, which resulted in an increase of revenues of $18.0 million, and an increase in shipments of electric balance bikes, which resulted in an increase of revenues of $8.7 million. The increase in revenue from higher shipments was partially offset by a sales concession LiveWire made to its independent dealers in the fourth quarter of 2020. The sales concession was offered to LiveWire’s independent dealers related to retail store investments they had made for the sale and service of H-D branded electric motorcycles and resulted in a $15.3 million reduction in revenue from electric motorcycles in 2020. Refer to Note 3 of the Notes to Annual Combined Financial Statements for further discussion of this sales concession.

Parts & accessories revenue represented an increase of $1.0 million, up 241.8% compared to the prior period, in line with the increase in the shipments of electric motorcycles and electric balance bikes. Apparel revenue represented a decrease of $0.1 million, down 71.3% compared to the prior period.

Cost of Goods Sold

Cost of goods sold for the year ended December 31, 2020 increased by $34.5 million, or 162.1%, to $55.8 million from $21.3 million for the year ended December 31, 2019. The increase was primarily due to increased shipments for both electric motorcycles, which resulted in an increase of cost of goods sold of $14.2 million, and electric balance bikes, which resulted in an increase of cost of goods sold of $5.0 million. In addition, during 2020 LiveWire recorded a $7.8 million expense to record a long-term supplier liability for excess firm purchase commitments. There was no comparable expense in 2019.

Selling, Administrative and Engineering Expense

Selling, administrative and engineering expense for the year ended December 31, 2020 decreased by $4.9 million, or 8.6%, to $52.1 million from $57.0 million for the year ended December 31, 2019. The decrease was primarily due to a reduction in marketing costs of $13.0 million, primarily due to uncertainty related to COVID-19 and a strategic shift in model to LiveWire ONE towards the end of the fourth quarter of 2020. The overall decrease was partially offset by increases in allocated cost from the Parent of $3.9 million in line with the increase in revenue from 2019 to 2020, increases in salaries and other people cost of $2.1 million, and other increases primarily related to higher depreciation expense and warranty costs.

Other (Expense) / Income, Net

Other (expense) income, net for the year ended December 31, 2020 was $30 thousand of expense compared to $75 thousand of income for the year ended December 31, 2019. The change was primarily due to an increase in defined benefit plan expenses allocated from H-D in 2020 compared to 2019.

Interest Expense Related Party

Interest expense related party for the year ended December 31, 2020 increased by $0.2 million, to $0.2 million from $1 thousand for the year ended December 31, 2019. The increase was primarily due to borrowings from the Parent with interest starting in December 2019 resulting in a full year of interest expense in 2020 compared to less than one month of interest expense in 2019.

Interest Income

Interest income for the year ended December 31, 2020 increased by $15 thousand, or 36.6%, to $56 thousand from $41 thousand for the year ended December 31, 2019.

Income Tax Provision (Benefit)

Income tax expense for the year ended December 31, 2020 increased by $1.8 million to an expense of $0.4 million from a benefit of $1.5 million for the year ended December 31, 2019. The increase was primarily due to the lower tax benefit that LiveWire expects would be more likely than not to be realized. Operating results of LiveWire have historically been included in the consolidated federal and combined state tax returns of the Parent and the resulting tax attributes are deemed to have been fully distributed to and utilized by the Parent as of 2019 and are not available to LiveWire for future use.

Liquidity and Capital Resources

As of June 26, 2022 and December 31, 2021, LiveWire’s cash and cash equivalents were $5.4 million and $2.7 million, respectively.

LiveWire historically managed liquidity risk by effectively managing its working capital, capital expenditures and cash flows, making use of a central treasury function at the Parent to manage pooled cash investments and borrowing requirements. As an early-stage growth company, LiveWire does not expect to generate from operations, adequate liquidity to fund its operations for the next twelve months. Prior to the Business Combination the Parent supported LiveWire’s operating, investing and financing activities. Following the Business Combination, LiveWire received net proceeds of approximately $293.7 million as more fully described below.

On September 26, 2022, LiveWire received additional financing specifically through the Business Combination, an investment from the Legacy LiveWire Equityholder, and an investment from certain members of the KYMCO Group, through a PIPE. Additionally, LiveWire received the cash released from the Trust Account (net of the SPAC share redemption amount) and the $100 million equity backstop provided by the Parent in exchange for 10,000,000 shares of Common Stock for a purchase price of $10.00 per share pursuant to the terms of the Business Combination Agreement and as a result of Public Shareholders exercising their redemption rights with respect to 36,597,112 Class A Ordinary Shares for $368.1 million, at a redemption price of approximately $10.06 per share. On a pro forma basis, LiveWire’s cash and cash equivalents would have amounted to $297.4 million as of June 26, 2022.

Management believes that cash on hand and the proceeds received from the Business Combination will provide sufficient liquidity to meet LiveWire’s projected obligations, including those related to existing contractual obligations, for at least the next twelve months.

LiveWire plans to use its current cash on hand and additional financing raised through the Business Combination and PIPE Investments, to support its core business operations and strategic plan to accelerate its go-to-market strategy, invest in new product development, and enhance its global manufacturing and distribution capabilities. LiveWire expects its capital expenditures and working capital requirements to increase substantially in the near future, as it grows the business, develops its customer support and marketing infrastructure and expands its research and development efforts.

LiveWire’s purchase orders for inventory used in manufacturing generally do not become firm commitments until 90 days prior to expected delivery. LiveWire records a liability for excess firm commitments. Refer to Note 6 of the Notes to Annual Combined Financial Statements for further discussion of excess firm commitments. LiveWire’s material contractual operating cash commitments at June 26, 2022 relate to leases. LiveWire’s long-term lease obligations and future payments are discussed further in Note 8 of the Notes to Annual Combined Financial Statements.

Cash Flows

The following table summarizes LiveWire’s cash flow activities for the periods presented:

	Six Months Ended		Year Ended
(in thousands)	June 26, 2022	June 27, 2021	December 31, 2021	December 31, 2020	December 31, 2019
Net cash used by operating activities	$(37,644)	$(36,475)	$(74,539)	$(53,714)	$(69,216)
Net cash used by investing activities	(5,722)	(3,937)	(9,951)	(3,243)	(14,177)
Net cash provided by financing activities	46,063	41,986	84,757	58,304	84,447

Net increase in cash	$2,697	$1,574	$267	$1,347	$1,054

The overall increase in cash during the six months ended June 26, 2022 was due primarily to borrowings on Notes payable to related party and is intended to fund future operations of LiveWire. As contemplated by the Separation Agreement, all Notes payable to related party outstanding as of June 24, 2022, including accrued interest, were settled with the Parent as of June 24, 2022, through capital contribution and without any cash being exchanged between LiveWire and the Parent.

Net Cash Used by Operating Activities

LiveWire had negative cash flow from operating activities during 2019, 2020, 2021, and through the first six months of 2021 and 2022. The negative cash flow from operating activities reflects the low volume of electric motorcycle shipments and ongoing product development investments given the start-up nature of the electric motorcycle business.

Net cash used in operating activities increased by $1.1 million to $37.6 million for the six months ended June 26, 2022 compared to $36.5 million for the six months ended June 27, 2021. The increase in cash used in operating activities was primarily due to a higher net loss partially offset by lower cash outflows related to working capital. Cash flow related to changes in working capital was favorably impacted by changes in accounts payable and accrued liabilities partially offset by unfavorable changes in inventory. Changes in accrued liabilities were favorable to the prior interim period given the payout of a sales concession during the six months ended June 27, 2021. The unfavorable changes in inventories were due primarily to increased inventory of electric balance bikes and related parts and accessories.

Net cash used in operating activities increased by $20.8 million to $74.5 million for the year ended December 31, 2021 compared to $53.7 million for the year ended December 31, 2020. The increase in cash used in operating activities was primarily driven by higher cash outflows related to unfavorable changes in working capital. Working capital was adversely impacted by a decrease in accrued liabilities, primarily due to the payout of a sales concession in the first quarter of 2021 as well as unfavorable cash flows related to changes in accounts receivable from related party during the year ended December 31, 2021 compared to year ended December 31, 2020. These negative impacts on working capital were partially offset by favorable changes in inventories during the year ended December 31, 2021 compared to year ended December 31, 2020.

Net cash used in operating activities decreased by $15.5 million to $53.7 million for the year ended December 31, 2020 compared to $69.2 million for the year ended December 31, 2019. The decrease in cash used in operating activities was primarily driven by favorable changes in working capital. Working capital was impacted by an increase in accrued liabilities, related to a sales concession offered in 2020, as well as favorable changes in accounts receivable from related party and inventory during 2020 as compared to 2019.

Net Cash Used by Investing Activities

Net cash used in investing activities increased by $1.8 million to $5.7 million for the six months ended June 26, 2022 compared to $3.9 million for the six months ended June 27, 2021. The increase was due to higher capital expenditures related to investments to support the production of future products.

Net cash used in investing activities increased by $6.8 million to $10.0 million for the year ended December 31, 2021 compared to $3.2 million for the year ended December 31, 2020. The increase was primarily due to increased capital expenditures related to investments to support the production of future products.

Net cash used in investing activities decreased by $11.0 million to $3.2 million for the year ended December 31, 2020 compared to $14.2 million for the year ended December 31, 2019. The decrease in cash flows used in investing activities was primarily attributable to a $7.0 million decrease in cash used for business acquisitions and a $3.9 million decrease in capital expenditures. The cash used in business acquisitions relates to the acquisition of STACYC during the year ended December 31, 2019. There were no business acquisitions during the year ended December 31, 2020.

LiveWire expects to fund future cash flows used in investing activities with cash flow generated by operations and additional financing raised through the Business Combination and PIPE Investments. LiveWire estimates capital expenditures to be between $21 million and $27 million in 2022.

Net Cash Provided by Financing Activities

Net cash provided by financing activities increased by $4.1 million to $46.1 million for the six months ended June 26, 2022 compared to $42.0 million for the six months ended June 27, 2021. The increase was primarily due to increased proceeds from borrowing on Notes payable to related party of $15.3 million. This was partially offset by decreased cash transfers from the Parent of $10.5 million and payment of $1.8 million of contingent consideration related to the STACYC acquisition.

Net cash provided by financing activities increased by $26.5 million to $84.8 million for the year ended December 31, 2021 compared to $58.3 million for the year ended December 31, 2020. The increase was primarily due to increases in the cash transfers from the Parent of $29.3 million. This was partially offset by a reduction in proceeds from borrowing on Notes payable to related party of $3.4 million.

Net cash provided by financing activities decreased by $26.1 million to $58.3 million for the year ended December 31, 2020 compared to $84.4 million for the year ended December 31, 2019. The decrease in cash provided by financing activities was driven by a decrease of $28.0 million in cash transfers from the Parent, payment of $1.9 million of contingent consideration related to the STACYC acquisition and repayment of $1.5 million of related party notes payable. This was partially offset by an increase of $5.2 million in receipts from borrowings on related party notes payable.

Critical Accounting Policies and Estimates

LiveWire’s financial statements are based on the selection and application of significant accounting policies, which require management to make significant estimates and assumptions. Management believes that the following are some of the more critical judgment areas in the application of accounting policies that currently affect LiveWire’s financial condition and results of operations.

Product Warranty and Recalls - LiveWire provides a limited warranty on the new electric motorcycles for a period of two years, except for the battery which is covered for five years. LiveWire also provides limited warranties on parts and accessories and electric balance bikes. Estimated warranty costs are recorded at the time of sale and are based primarily on historical LiveWire claim information. In the case of both warranty and recall costs, as actual experience becomes available it is used to update the accruals.

Additionally, LiveWire may from time to time initiate certain voluntary recall campaigns. The estimated costs associated with voluntary recalls are recorded when the liability is both probable and estimable. This generally occurs when LiveWire’s management approves and commits to a recall. The accrued cost of a recall is based on an estimate of the cost to repair each affected vehicle and the number of vehicles expected to be repaired based on historical data concerning the percentage of affected customers that take advantage of recall offers. In the case of both warranty and recall costs, as actual experience becomes available it is used to update the accruals.

The factors affecting actual warranty and recall costs can be volatile. As a result, actual warranty claims experience and recall costs may differ from estimates, which could lead to material changes in our accrued warranty and recall costs. LiveWire’s warranty and recall liabilities are discussed further in Note 10 of the Notes to Annual Combined Financial Statements.

Income Taxes - LiveWire’s income taxes as presented are calculated on a separate tax return basis. LiveWire’s operations have historically been included in the Parent’s U.S. federal and state tax returns or non-U.S. jurisdictions tax returns. LiveWire accounts for income taxes in accordance with Accounting Standards Codification Topic 740, Income Taxes (Topic 740). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and other loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. LiveWire reviews its deferred income tax asset valuation allowances on a quarterly basis or whenever events or changes in circumstances indicate that a review is required. In determining the requirement for a valuation allowance, the historical and projected financial results of the legal entity or combined group recording the net deferred income tax asset is considered, along with any positive or negative evidence including tax law changes. Since future financial results and tax law may differ from previous estimates, periodic adjustments to LiveWire’s valuation allowances may be necessary. LiveWire has generated operating losses in each of the years presented, however, any hypothetical net operating loss attributes generated and related valuation allowances are deemed to have been distributed to the Parent through net Parent investment and are not presented on the balance sheet.

LiveWire is subject to income taxes in the U.S. and numerous foreign jurisdictions. These tax laws and regulations are complex and significant judgment is required in determining LiveWire’s worldwide provision for income taxes and recording the related deferred tax assets and liabilities.

In the ordinary course of LiveWire’s business, there are transactions and calculations where the ultimate tax determination is uncertain. Accruals for unrecognized tax benefits are provided for in accordance with the requirements of Topic 740. An unrecognized tax benefit represents the difference between the recognition of benefits related to items for income tax reporting purposes and financial reporting purposes. Any unrecognized tax benefit is not included within the combined balance sheets as any benefit would reside with the Parent. The Parent is regularly audited by tax authorities as a normal course of business. Although the outcome of tax audits is always uncertain, LiveWire believes that it has appropriate support for the positions taken had LiveWire filed its own tax returns and that its annual tax provision includes amounts sufficient to pay any assessments. Nonetheless, the amounts ultimately paid, if any, upon resolution of the issues raised by the taxing authorities may differ materially from the amounts accrued for each year and would be the obligation of the Parent.

Refer to Note 5 of the Notes to Annual Combined Financial Statements for further discussion regarding LiveWire’s income taxes.

Business Combinations - LiveWire accounts for business combinations using the acquisition method of accounting. The acquisition method of accounting requires that purchase price, including the fair value of contingent consideration, of the acquisition be allocated to the assets acquired and liabilities assumed using the estimated fair values determined by management as of the acquisition date. The excess of the purchase price over the fair value of assets acquired and liabilities assumed is recognized as goodwill.

LiveWire performs valuations of assets acquired and liabilities assumed and allocates the purchase price to the respective assets and liabilities. Determining the fair value of assets acquired and liabilities assumed requires significant judgment and estimates, including the selection of valuation methodologies, estimates of future revenue, costs and cash flows, discount rates, royalty rates, and selection of comparable companies. LiveWire engages the assistance of third-party valuation specialists in concluding on fair value measurements in connection with determining fair values of assets acquired and liabilities assumed in a business combination. The resulting fair values and useful lives assigned to acquisition-related intangible assets impact the amount and timing of future amortization expense.

These estimates are inherently uncertain and unpredictable, and if different estimates were used the purchase price for the acquisition could be allocated to the acquired assets and liabilities differently from the allocation that LiveWire has made. In addition, unanticipated events and circumstances may occur which may affect the accuracy or validity of such estimates, and if such events occur, LiveWire may be required to record a charge against the value ascribed to an acquired asset, an increase in the amounts recorded for assumed liabilities, or an impairment of some or all of the goodwill.

In relation to LiveWire’s acquisition of STACYC, Inc., the purchase price contained contingent consideration. The contingent consideration related to an aggregate earn-out payment with total payout of $6.5 million based on the achievement of sales volume targets during the twelve-month performance periods beginning in June 2019, 2020 and 2021, respectively. Each annual period had its own milestone target and related potential earn-out payment. The fair value was estimated using a Monte-Carlo simulation that utilized key assumptions defined in the earn-out agreement including sales volume performance periods, caps and floors.

On June 24, 2022, LiveWire made the final earnout payment of $2.2 million. The final payment settled LiveWire’s contingent consideration obligation related to acquisition of STACYC.

Goodwill and Intangible Assets - Goodwill represents the excess of acquisition cost over the fair value of the net assets purchased. Goodwill is tested for impairment, based on financial data related to the reporting unit to which it has been assigned, at least annually or whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If the carrying amount of the reporting unit exceeds its fair value, goodwill is considered impaired and an impairment loss is recognized for the amount by which the carrying amount exceeds the fair value, limited to the total goodwill allocated to the reporting unit. When evaluating goodwill for impairment, LiveWire first performs a qualitative assessment to determine whether it is more likely than not that the reporting unit is impaired. If LiveWire determines that it is not more likely than not that the fair value of the reporting unit exceeds its carrying amount, LiveWire calculates the estimated fair value of the reporting unit using income and market approaches. Significant assumptions are incorporated into the income approach, such as estimated growth rates and a risk-adjusted discount rate. Fair value under the market approach utilized the guideline public company methodology, which uses valuation indicators determined from other businesses that are similar to our reporting unit.

Intangible assets consist of trademarks, non-compete agreements and others and are stated at cost less accumulated amortization. The intangible assets have been determined to have finite lives and are amortized on a straight-line basis over their estimated useful lives.

Significant judgments are required in assessing impairment of intangible assets and include identifying whether events or changes in circumstances require an impairment assessment, estimating future cash flows, determining appropriate discount and growth rates and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value whether an impairment exists and if so the amount of that impairment.

The intangible assets are tested for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. The events and circumstances LiveWire monitors and considers include significant decreases in the market price for similar assets, significant adverse changes to the extent and manner in which the asset is used, an adverse change in legal factors or business climate, an accumulation of costs that exceed the estimated cost to acquire or develop a similar asset, and continuing losses that exceed forecasted costs. When the carrying value of an intangible asset is not recoverable based on the existence of one or more of the above indicators, recoverability is determined by comparing the carrying amount of the asset to net future undiscounted cash flows that the asset is expected to generate. An impairment charge would then be recognized equal to the amount by which the carrying amount exceeds the fair value of the asset.

Corporate Allocations - Historically, LiveWire has been managed and operated in the normal course of business by the Parent. Accordingly, certain shared costs have been allocated to LiveWire and are reflected as expenses in the accompanying combined statements of operations and comprehensive loss. Management considers the expense methodology and resulting allocation to be reasonable for all periods presented; however, the allocations may not be indicative of actual expenses that would have been incurred had LiveWire operated as an independent, publicly traded company for the periods presented. Actual costs that LiveWire may have incurred had it been a standalone company would depend on a number of factors, including the chosen organizational structure, whether functions were outsourced or performed by LiveWire’s employees and strategic decisions made in areas such as manufacturing, selling and marketing, research and development, information technology and infrastructure.

Emerging Growth Company Status

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable.

LiveWire is an “emerging growth company” as defined in Section 2(a) of the Securities Act and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. LiveWire expects to remain an emerging growth company at least through the end of the 2022 fiscal year and LiveWire expects to continue to take advantage of the benefits of the extended transition period, although it may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare LiveWire’s financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

New Accounting Standards Not Yet Adopted

Other than the recent accounting pronouncements disclosed in LiveWire’s Annual Combined Financial Statements, there have been no new accounting pronouncements or changes in accounting pronouncements during the first six months ended June 26, 2022 that are significant or potentially significant to LiveWire.

Quantitative and Qualitative Disclosures About Market Risk

As of December 31, 2021, LiveWire’s cash and cash equivalents amounted to $2.7 million. LiveWire historically managed liquidity risk by effectively managing its working capital, capital expenditures and cash flows, making use of a central treasury function at the Parent to manage pooled cash investments and borrowing requirements.

Financial instruments that potentially subject LiveWire to concentrations of credit risk principally consist of accounts receivable. LiveWire limits its credit risk with respect to accounts receivable by performing credit evaluations and requiring collateral to secure amounts owed to LiveWire by its customers, each when deemed necessary.

Inflationary factors, such as cost increases for logistics, manufacturing, raw materials and purchased components, may adversely affect LiveWire’s operating results. Although LiveWire does not believe inflation has had a material impact on its financial condition given its lower production volumes, a high rate of inflation in the future may have an adverse effect on LiveWire’s ability to maintain and increase its gross margin or decrease its operating expenses as a percentage of its revenues if the selling prices of its products do not increase as much or more than its increase in costs.

LiveWire is also exposed to possible disruption of supply or shortage of materials, in particular for lithium-ion battery cells and key semiconductor chip components necessary for electric vehicles and any inability to purchase raw materials and components could negatively impact LiveWire’s operations.

At December 31, 2021, LiveWire’s notes payable to related party of $5.8 million are with the Parent and had fully fixed interest rates for the life of the underlying lines of credit agreements with H-D, and hence LiveWire is not subject to interest rate risk. Furthermore, all Notes payable to related party outstanding as of June 24, 2022, including accrued interest, were settled with the Parent as of June 24, 2022, through capital contribution and without any cash being exchanged between LiveWire and the Parent.

LiveWire sells its electric motorcycles, electric balance bikes and related products internationally and, in most markets, those sales are made in the foreign country’s local currency. As a result, LiveWire’s operating results are affected by fluctuations in the values of the U.S. dollar relative to foreign currencies, however, the impact of such fluctuations on LiveWire’s operations to date are not material given the majority of LiveWire’s sales are currently in the U.S. LiveWire plans to expand its business and operations internationally and expects its exposure to currency rate risk to increase as it grows its international presence.

BUSINESS

About LiveWire

LiveWire is redefining motorcycling, as an industry-leading, all-electric vehicle company.

Headquartered in the USA and born out of the lineage of H-D, the world’s most iconic motorcycle company, LiveWire is developing the technology of the future and investing in the capabilities to lead the industry transformation. Well past the concept stage and into production, LiveWire combines over a decade of practical experience and a commitment to advancing sustainable propulsion systems. LiveWire represents the future of motorcycling, introducing existing riders to electric products while bringing new riders to the community.

Founded in 2010 as “Project Hacker” within H-D, LiveWire started an innovative program designed to pioneer the future of motorcycling by means of design, technology and experience. In 2014, H-D took its first fleet of electric vehicles into the field to test the concept with riders around the world. The feedback was exceptional and led to increased investment and focus on LiveWire. To accelerate the development and commercialization of the vehicles, LiveWire Labs, a Silicon Valley-based state-of-the-art R&D facility, was opened in 2018. By bringing together the best electric vehicle and tech talent, LiveWire’s engineering team has developed an extensive portfolio of proprietary know-how and intellectual property.

Leveraging core technology advancements, the electric motorcycles that began as prototypes reached commercial viability. With production beginning in September of 2019, H-D introduced the world to an electric motorcycle that transformed the riding experience, paving the way for the future of two-wheeled electric motorcycles. With the launch came critical acclaim and immediate recognition for the LiveWire name, which saw the Harley-Davidson LiveWire become the top-selling premium electric motorcycle in the U.S. and Europe in both 2020 and 2021. In 2021, building on early success and the continued growth in the global market demand for electric vehicles, H-D launched LiveWire as a standalone electric vehicle division, with the first LiveWire-branded product, the LiveWire ONE debuting in July 2021. In May 2022, LiveWire successfully sold out of 100 special launch edition S2 Del Mar motorcycle reservation in under 18 minutes. It re-released the launch to the general public in September 2022.

Today, with the LiveWire ONE in the market and on the road, LiveWire is on a path to becoming the leading brand in the premium electric motorcycle segment. Looking forward, LiveWire will draw on the lineage of H-D, its DNA as an agile disruptor and decades of learnings in the electric vehicle sector to position the company as the most desirable electric motorcycle brand in the world.

Strategic Partnerships

LiveWire benefits from two important strategic partners: H-D and the KYMCO Group. These partners have been selected based on their track record in their respective segments, the strength of their global capabilities, and the complementary fit with the LiveWire business. These partnerships give LiveWire a unique ability to deliver high-quality products to the global market in a capital-efficient approach.

LiveWire will draw on H-D’s and the KYMCO Group’s best-in-class operations, benefiting from knowledge, scale and infrastructure across material sourcing, vehicle building and global distribution.

Harley-Davidson

Founded in 1903, H-D carries a 119-year heritage as one of the most recognized motorcycle brands in the world, with capabilities to design, develop, manufacture, market and distribute vehicles to major markets around the globe. Beyond the transitional service agreements tied to the Separation, LiveWire leverages H-D’s capabilities in two key areas: technical services and contract manufacturing.

Technical Services: Among the technical services to be provided by H-D are:

•

Product Development and Testing—including design and development of certain LiveWire product components, and physical testing at H-D’s labs and proving grounds to validate LiveWire products. This will include testing across durability, performance, vehicle dynamics, failure evaluation and regulatory compliance. It also includes virtual testing services, using simulation to inform LiveWire design and development.

•	Regulatory Support—including regional, in-country support for certification submittals in accordance with the LiveWire product plan as well as expertise on product homologation.

•

Paint & Graphics—including color, materials, finish, paint and graphics planning and development work to achieve LiveWire’s visual and functional goals, while optimizing the efficiency of manufacturing operations.

•

Technical Publication—including drafting and revision by H-D of required service communication materials including service manuals, owner’s manuals, diagnostic manuals, parts catalogs, and instruction sheets for LiveWire.

•	Application Support—application support and maintenance with respect to H-D software applications operated by LiveWire.

•	Service Desk—service desk support related to H-D-supported applications and H-D IT-related equipment.

•

Warehousing Support—including drafting and revision by H-D of required service communication materials including service manuals, owner’s manuals, diagnostic manuals, parts catalogs, and instruction sheets for LiveWire.

•	Safety Investigation—including support to LiveWire on product safety analyses based on input from LiveWire and third parties such as customers and dealers.

•	Marketing Vehicle and Fleet Center—support for LiveWire to receive, set-up, store, and provide safe road worthy LiveWire fleet motorcycles.

Contract Manufacturing: H-D provides contract manufacturing and procurement services to LiveWire, including continuing to assemble the LiveWire ONE and producing the first LiveWire electric motorcycles on the next-generation System2 (S2) platform.

KYMCO Group

Founded in 1963, the KYMCO Group is a globally recognized brand of scooters, motorcycles and side-by-side ATVs, with over $1 billion in annual sales. The KYMCO Group goes to market with a sales footprint covering over 100 countries, including a growing subset of electric vehicle-specific distribution points. In addition to core sales activities of the KYMCO Group brand, it is a trusted design and manufacturing partner to other premium two-wheel original equipment manufacturers.

The KYMCO Group takes a forward-looking approach to electric vehicles from both a B2C and B2B perspective. The KYMCO Group has invested to create the IONEX swappable battery platform and related product set. The IONEX offering has the ability to take share in the B2B market. IONEX will also drive substantial utility in personal urban transport. Early retail offerings leveraging the IONEX platform have already arrived in market.

The KYMCO Group draws a significant manufacturing footprint across Asia. The KYMCO Group’s efficient supply chain and advanced manufacturing techniques, in combination with its manufacturing capabilities, create a unique blend of low-cost and high-quality products that differentiates them in the market. Its position as a leading Taiwanese company and related domestic relationships place the KYMCO Group in an optimal position to navigate supply chain challenges.

Market Opportunity

Motorcycle Market Today

The relevant internal combustion engine (“ICE”) and electric vehicle markets for LiveWire includes:

•	Small and large scooters

•	Light, medium and heavy motorcycles

•	Three-wheelers

•	Side-by-side ATVs and four-wheelers

In 2020 these markets generated approximately $40 billion in sales across North America, Europe and China.

LiveWire’s core capability lies in the light, medium and heavy motorcycle segments. In 2020, market sales of light motorcycles totaled $9 billion and skewed towards the markets in Asia and Europe, while the sales of medium and heavyweight motorcycles totaled $17 billion and concentrated in North America and Europe, where customers more often choose heavier models.

Drivers of Electrification

Electric vehicle penetration is accelerating as four complementary themes converge that we believe will translate to strong tailwinds over the next decade for electric motorcycles and for LiveWire.

Technology Enhancements: Decades of investment into improving battery technology and charging infrastructure, primarily for the automotive market, is resulting in better-performing electric vehicles at lower costs. Electric motorcycles use many of the same technologies as automobiles and plug into the same charging infrastructure. The heavy investment in the automotive space will continue to benefit the electric motorcycle market as both spaces continue to grow.

Consumer Adoption: Greater recognition of the benefits of electric powertrains, including sustainability considerations, is shifting customer preferences. Additionally, lower price points for consumers are favorably shifting the public perception of electric vehicles, with over 50% of consumers across geographies voicing a preference for an electric or hybrid vehicle as their next purchase.

Government & Regulatory Support: Governments globally are prioritizing sustainable technologies and are taking stronger positions to promote electric vehicles, especially in urban environments. Measures include stricter regional emission regulations, including restrictions on CO2 emissions and ICE vehicles in urban environments, phase-outs of ICE vehicles and monetary incentives for electric vehicle purchasers. Proposed spending by the U.S. government to build out charging infrastructure will likely accelerate the adoption rate of electric vehicle purchases.

Product Availability & Desirability: Industry commitment and investment into electric vehicles has resulted in a more compelling range of electric vehicle offerings for customers. For electric motorcycles specifically, reduced noise and enhanced features, including automatic gear shifting, present an accessible and attractive option for new riders entering the sport.

Early LiveWire adopters are finding that electric powertrains deliver a superior riding experience and numerous performance advantages. The rider experiences the instant power delivery and linear acceleration, without a clutch or gears. We expect LiveWire motorcycles to attract many of today’s ICE riders, while also broadening the appeal of motorcycling to new riders. This will bring more young and diverse riders into the LiveWire community, motivated by an accessible, exhilarating and sustainable riding experience.

While the electric motorcycle market is in the early stages of its development, we expect global electric vehicle penetration to expand from 6% of units in 2021 to 25% by 2030, implying electric motorcycle market growth from $2.5 billion in sales to approximately $20 billion to $28 billion over the same period. Electric motorcycle penetration is expected to lag the electric automobile market, which is forecast to have 40-55% penetration across regions by 2030. Incremental demand from younger generations, more rapid charging infrastructure deployment, faster improvement in battery technology and more favorable government regulation could drive higher electric vehicle penetration and market growth.

Global electric vehicle market growth will vary by geography owing to differences within each market:

•

North America and Europe: In North America and Europe, electric vehicle unit penetration rates are expected to grow from 1% and 2% in 2020 to 10% and 13% respectively by 2026, as continued improvements in battery technology and growth in charging infrastructure support changing regional consumer preferences.

•

China: In China, electric vehicle penetration growth is expected to expand from 26% in 2020 to 45% by 2026 given more stringent government electrification mandates and high adoption of electric scooters and lighter motorcycles for commuting.

Competitive Landscape

LiveWire expects competition from two primary segments:

•

First, from leading traditional ICE-focused companies including BMW, Honda, Ducati and Triumph. These companies have the ability to scale manufacturing and leverage global distribution capabilities but do not currently offer a premium electric motorcycle in market, however, some of these companies are beginning to explore entering the electric motorcycle market.

•

Second, from smaller electric vehicle-focused companies including Zero and Energica that have product in market today but lack the global manufacturing and distribution capabilities of the major ICE players.

While we expect competition to grow as the market shifts to electric and more players begin to make serious investments, we believe LiveWire is the only player and established brand with the combination of commitment, capabilities and market position to lead the growing electric motorcycle market.

Product

LiveWire electric vehicles are developed in accordance with a set of proprietary design principles that elevate the brand, deliver differentiated riding experiences and bring emotion to electric propulsion. Starting from the LiveWire ONE, and continuing with the S2 Del Mar, the portfolio will expand on our ARROW architecture to take advantage of the principles of scalability and modularity. This approach establishes an efficient path to grow the product set to meet a broad set of segments and price points.

LiveWire ONE

LiveWire’s first entry, the LiveWire ONE, is in market today in the United States. Priced at $21,999 before any applicable tax credits, it has been embraced by early adopters and high-profile riders alike, as a demonstration of the breakthrough performance of a premium electric motorcycle.

With a single-speed transmission, the LiveWire ONE accelerates to 60 mph in under three seconds. Silent at idle without the heat and vibration that accompany an ICE motorcycle, the LiveWire ONE transforms the riding experience. Level 1 charging allows for an overnight charge from a standard 110v outlet while DC fast charging restores an 80% charge in 45 minutes.

S2 Del Mar

Built for agility, and soulful by design, S2 Del Mar is the mark of urban riding and beyond. The newest electric riding experience from LiveWire presents an upright position for a comfortable and controlled riding experience. The production Del Mar launches with an MSRP of $16,999.

S2 Del Mar is designed to offer its rider thrilling performance with a targeted output of 80 horsepower (59.6 kW), delivering projected 0-to-60 mph times of 3.1 seconds, and a 431 pound weight, ready to ride. City range is 110 miles. Equipped with L1 and L2 charging capabilities, over-the-air updates, and a 4” TFT LCD display, the S2 Del Mar riding experience is immediately different from traditional motorcycles and instantly familiar as a LiveWire. The 10.5 kWh pack that powers the bike is the central component of the Arrow architecture, and first clean sheet, in-house design from LiveWire.

Delivery of the production S2 Del Mar is planned to follow the US and European Launch Editions, with an expected timeline set for the spring of 2023. All LiveWire S2 Del Mar motorcycles will be assembled at Harley-Davidson Vehicle Operations in York, PA.

The ARROW Architecture

LiveWire’s scalable ARROW architecture with proprietary battery, motor, charging, and control systems debuts on the S2 Del Mar model and was designed at LiveWire Labs in Mountain View, California. The ARROW architecture is intended to be modular and serves as the central component of the motorcycle chassis.

Scheduled to launch in 2023, future LiveWire electric vehicles will be built on the ARROW architecture. ARROW is fully developed in-house by the LiveWire team to take advantage of the benefits of scalable, modular architectures across the vehicle, electric vehicle systems and software. This approach to development limits incremental investment and cuts time-to-market for new models, while maximizing the differentiation customers value.

ARROW balances and optimizes each attribute of the electric motorcycle to deliver a compelling riding experience. Our development approach gives LiveWire full control over the critical inputs, allowing for a rapid evolution of both hardware and software.

Further efficiencies come from control of the manufacturing specifications, calling for common manufacturing equipment and processes to facilitate rapid scaling and ready adaptation to new models. Part sharing maximizes reuse and optimizes the supply base for greater economies of scale.

Powertrain Technology

ARROW is a highly integrated vehicle architecture, utilizing the battery pack and motor as the primary vehicle structure to deliver simple, elegant lightweight designs. Each of the electric vehicle systems (battery, motor, and power electronics) is optimized for performance, efficiency, weight and cost. The systems are designed to allow flexibility in the approach to thermal management, with air, liquid and refrigerant-cooled configurations enabled in the designs and readily executed depending on the application.

The battery pack brings 21700 cylindrical cells together with a proprietary battery management system. The LiveWire development team performs extensive in-house cell characterization and algorithm development to maximize performance, range and life. The use of 21700 cylindrical format cells allows LiveWire to benefit from the many suppliers producing this cell in high volumes. By utilizing an ongoing process to assess production and prototype battery cells from multiple manufacturers in regions across the globe, we can identify the advancements that can contribute to both incremental and step-change vehicle improvements. As both incumbent and emerging cell suppliers advance their cells’ properties, those advancements can be rapidly adopted and translated to the improved performance of LiveWire vehicles. ARROW allows for all battery manufacturing equipment and processes to be readily scaled up and down, increasing efficiency while leveraging the same investments across multiple vehicle platforms.

LiveWire has designed and developed the power electronics, including the DC-DC converter, the highly integrated inverter and the onboard charger, to maximize efficiency and reliability. To reduce size, weight and cost, both the integrated inverter and on-board charger share a cooling circuit to minimize complexity and limit the number harnesses and connections. This design also keeps complexity out of the supply chain by reducing the number of microprocessors needed while making use of common chips.

As with all LiveWire system designs, the power electronics are modular, enabling rapid implementation of new technologies. Examples include wide-bandgap semiconductors utilizing Silicon Carbide (SiC) and Gallium Nitride (GaN), some of which are incorporated into Arrow power electronics and enable improved efficiency and increased performance. They will be further proliferated across the systems according to availability, cost-competitiveness and platform requirements.

The motor is developed in-house by the LiveWire team, with increased power density and a premium sound profile through a direct-drive design, proprietary magnetics, and compact scalable configuration. Like the battery, the common motor configuration can be refined to meet the needs of each application with the desired performance, minimum weight and maximum efficiency.

The motor housing is fully integrated into the chassis and suspension to optimize space, structural strength, and weight. High-voltage connections from the battery to the power electronics and to the motor are made internally, for a simpler and safer product at lower cost and weight.

Each of the electric vehicle systems is architected to support a range of power levels and cost profiles to cover a broad product portfolio. The systems are readily sized and configured to each application, with adaptable system voltage, component sizing and cooling mechanisms.

Future vehicle platforms

The ARROW architecture will support three distinct electric vehicle platforms, starting with S2 before scaling down and up to cover a broad range of segments.

The S2 platform slots into the portfolio below LiveWire ONE, with lower weights and lower price points. The platform debuted with the introduction of S2 Del Mar initially launched in May 2022, a powerful, nimble electric motorcycle with smooth, linear acceleration and adept handling riders expect from LiveWire, that will be the foundation for future variants.

The subsequent platform System3 (S3) will leverage the ARROW architecture in a simplified configuration to deliver lighter-weight, highway-capable premium electric motorcycles at lower price points. S3 will be the foundation for generational advancements in energy density, system efficiency, performance and cost. With many priority markets outside of North America, the KYMCO Group’s contract manufacturing services will be a strong fit for the S3 vehicles.

The next platform in the series will sit at the top of the portfolio, building upon the latest technological developments from S3 and delivering further range, charging, and performance improvements to a selection of heavier electric motorcycles.

Together, these three platforms allow LiveWire to efficiently cover the primary segments of the highway-capable electric motorcycle market while presenting options for scooters and other electric powersports vehicles.

Software and Connectivity

The software backbone that will support every LiveWire vehicle is developed ground-up to maximize efficiency and performance, integrating all electric vehicle systems and vehicle functions. This gives LiveWire full control of the direction, pace and quality at which the software advances.

The full-color LCD instrument on every LiveWire is the rider’s primary interface to the electric motorcycle while riding, displaying the real-time operating conditions and immediately reflecting all inputs through the hand controls. In addition to receiving information from the electric motorcycle, riders provide instructions to the vehicle through the instrument. For example, riders can choose from a set of pre-programmed ride modes to adapt power and response to conditions, mood and skill level, or customize a personalized ride mode to their exact specifications.

Software plays a major role in many of the technological advancements that come standard on every LiveWire. For example, our Reflex Defensive Rider Systems (RDRS), brings together a collection of technologies to match performance to riding conditions and available traction during acceleration, deceleration and braking.

LiveWire connects the electric motorcycle to the cloud through a telematics control unit with built-in cellular connectivity. The connection enables remote control, programming and monitoring of the vehicle, with status data including charge, range and tamper alerts. The use of a global navigation satellite system will unlock a range of features like location services, geo-fencing, advanced speed alerts, crash detection and automatic emergency calls. The ability to read fault codes and control data, in real-time or as periodic reports, provides a new toolbox for remote diagnostics, troubleshooting and remote repair.

The LiveWire app allows riders to interact with the electric motorcycle, delivering maps, audio and ride planning via an integrated user profile. LiveWire Connect remotely bridges the rider to the bike using built-in cellular connectivity and GPS, providing status, notifications, and alerts. In combination with the cloud system and TCU, the mobile app will enable an ecosystem of services provided to LiveWire riders.

The introduction of Firmware Over the Air (FOTA) will allow for continual upgrades and refinements to the electric motorcycle in the field, greatly reducing the need to take the vehicle in for setting or software updates. S2 Del Mar will be LiveWire’s first production motorcycle capable of FOTA updates of the vehicle systems, calibrations and algorithms. With FOTA-enabled electronic control units on the vehicle, each subsystem becomes remotely addressable and updatable. In addition to the benefits to LiveWire as the original equipment manufacturers, FOTA capability will enable remote updates to bring the rider new features, functionality and enhancements as they are developed to continually improve the LiveWire riding and ownership experience.

Complementary Revenue Streams

Like many emerging electric vehicle players, LiveWire is positioned to pursue revenue streams beyond electric motorcycles. A streamlined suite of financing and protection offerings matched to electric vehicle products is made available to LiveWire customers at the time of their purchase. The offering will leverage the capabilities of Harley-Davidson Financial Services (HDFS) as a partner provider.

LiveWire will offer accessories popular with riders to customize and personalize their electric motorcycle. Service parts sold at retail and online will support our retail partners and riders with LiveWire maintenance and repair. Our retail partners have personnel trained specifically for electric motorcycles and the unique safety requirements that come with high voltage systems. In time, increasingly feature-rich software solutions and general merchandise, from branded apparel to protective riding gear, have the potential to become additional revenue streams and brand builders.

The scalable, modular nature of the ARROW architecture supports a wide range of applications in electric motorcycles and other powersports. Many original equipment manufacturers across sectors are lacking in electric vehicle know-how but increasingly recognize the need to bring electric to their lineup. This presents opportunities for LiveWire to operate as a power solutions provider for other original equipment manufacturers. LiveWire will consider those instances where the application does not compete with the LiveWire brand and product portfolio.

STACYC

In addition to a leading electric motorcycle brand, LiveWire is also home to the STACYC, an electric balance bike brand. After its founding in 2016, STACYC was acquired by H-D in 2019, giving the company a parent positioned to support its impressive early growth trajectory. As dozens of companies have piled into the adult electric bicycle market over the last five years, STACYC has carved out a strong position by focusing on kids. The first two products, 12 and 16-inch electric balance bikes have sold over 100,000 units.

STACYC focuses on developing products and experiences that help kids develop sooner and empower them to define their own ride. Electric balance bikes are sold under the STACYC brand while working with brand partners on co-branded products. Brand partners include H-D and the KTM family of brands (KTM, Husqvarna and Gas Gas). Across brands, LiveWire focuses on growing the next generation of riders.

The product portfolio starts with 12 and 16-inch electric balance bikes built for 3 to 8 year-old riders. With a growing segment of young riders graduating out of the 16-inch product, we developed a 18 and 20-inch electric balance bikes that expanded the range of STACYC riders from 3 to 12 years old.

Key product features to ensure the child has the familiarity of a bicycle, but the thrill of a motorcycle:

•	Low Seat Height: Inspires confidence by allowing riders feet to be firmly planted on the ground;

•	Twist Throttle: Three selectable power modes with a true power curve allow a child to learn how to operate a throttle and manage power output;

•	Lightweight Aluminum Frame: A total bike weight starting as low as 17 pounds allows the child to quickly build skill, confidence, and pick up the bike on their own; and

•	Quick-Change Lithium-Ion Battery: Removable power tool style interface allows additional batteries to be used for extended ride time.

STACYC products are in the United States, Canada, Australia and Europe. In the U.S., STACYC sells through a network of 2,200 retail partners including powersports dealers, bicycle retailers, and Cycle Gear stores. In Australia and Europe, STACYC runs a distributor model that was launched in 2021. The bikes are assembled in Taiwan at SANFA and ACEBIKE bicycle assemblers.

STACYC is a category creator and while there have been some competitors who have entered the market, their distribution lacks the breath of the STACYC network and often their product features do not measure up to STACYC. STACYC is the first and only motorized vehicle allowed on USA BMX’s 300 tracks in the United States, allowing kids to practice and race in USA BMX’s national series.

Future growth plans are underpinned by near-in opportunities to build out the product portfolio to include older kids and young adults, expand the type and number of channel partners and continuing to seek co-branding opportunities that fit our strategy.

Go-to-Market Strategy

LiveWire is positioned to modernize the way electric motorcycles are brought to market, combining central and local capabilities to yield a superior customer experience with greater efficiency. With a meaningful gap between the pace at which vehicle retailing has evolved over the past two decades relative to other sectors, there is tremendous upside potential for a model that incorporates modern retail practices to accommodate the customer and build advocacy.

Most LiveWire customers begin their journey online, with many utilizing a mobile device. LiveWire is investing in digital development to bring those customers to a single front end to address the early stages of their journey or to continue through to purchase. The digital experience is supported by a team of LiveWire customer care representatives. This team serves as a hub of expertise on electric and LiveWire, eager to work with each customer to deliver a tailored experience that matches their personal preferences.

With new technology and a unique riding experience, many LiveWire customers are interested in riding the electric motorcycle before making a purchase. With a network of retail partners sized to cover major population centers, LiveWire expects to be well positioned to connect the customer to a nearby option to test-ride and purchase their electric motorcycle. Further, while LiveWire products benefit from the lower maintenance needs of an electric powertrain, this network gives customers a service network equipped to support their electric motorcycle through its lifetime.

From the outset, LiveWire has strategically selected its retail partners from the existing H-D dealer network, working with that subset of dealers to enter into contracts as LiveWire retailers. LiveWire selects these retail partners based upon their commitment to electric, location and capabilities to support the new segment. In the U.S., Europe and parts of Asia, these retail partners have already made the investment to have charging infrastructure on-site and electric vehicle expertise in-house. As of May 12, 2022, LiveWire has entered into contractual agreement with 63 U.S. retail partners, covering every major U.S. market and over 80% of mid-tier U.S. markets. By the end of the year, we expect to have between 90 and 100 retailer partners. Work is underway to sign on retail partners in our first-priority markets in Europe, to include Germany, Switzerland, France, the Netherlands, and the United Kingdom. Priorities under consideration for retail partners in Asia include those located in Japan, South Korea, China, Australia and New Zealand.

In addition to the network of retail partners, LiveWire is making the necessary investments to provide potential customers with many other opportunities to engage with the brand and try LiveWire products. These include LiveWire galleries, appearances at motorcycle and electric vehicle shows as well as pop-up locations and brand installations in key locations. Our first gallery opened in Malibu, CA in February 2022, giving riders in a priority market a venue to experience all the LiveWire brand has to offer. Further, LiveWire will take its products to the customer with a mobile gallery that can be positioned on the grounds of a retail partner or at a local event.

Sustainability

LiveWire will offer a portfolio of electric motorcycles, with the ambition to become a leader in sustainable mobility, operating with an inclusive stakeholder approach, prioritizing long-term profitable growth for our people, our planet and our communities. We are committed to achieving net zero carbon emissions by 2035.

Our products and services seek to promote several of the United Nations’ Sustainable Development Goals, notably:

•	Goal 7: Affordable and Clean Energy;

•	Goal 11: Sustainable Cities and Communities; and

•	Goal 12: Responsible Consumption and Production.

Sustainable Design: LiveWire products will help accelerate the energy transition by making electric motorcycles that offer a sustainable transportation option. We have designed our products to reduce carbon emissions and noise pollution in any environment. Our sustainability commitment starts with product design, which features elegant, minimalist architecture and lightweight materials, and integrates the battery into the frame to reduce vehicle weight.

A Path to Net Zero: Building on a decade of progress on energy efficiency, LiveWire is committed to achieve net zero carbon emissions by 2035. The path to net zero carbon emissions by 2035 includes a focus on decarbonizing both our own operations as well as those of our supply chain partners.

An Inclusive Stakeholder Approach: LiveWire aims to be known not only as a great brand but a great employer, offering flexible work arrangements and promoting/prioritizing/encouraging diversity among our employees and our suppliers. We will also seek to make the communities where we operate great places to live, work, play and ride.

Operating with Transparency: LiveWire will align the interests of all its stakeholders: investors, customers, employees, communities and the environment. LiveWire will adopt the reporting practices of both the Sustainable Accounting Standards Board (SASB) and The Task Force on Climate-Related Financial Disclosures (TCFD) to help measure our progress on our path to net zero carbon emissions by 2035, incorporating insights from the emerging International Sustainability Standards Board (ISSB) framework.

Operations

LiveWire will leverage its strategic partners to enable an asset-light approach which will allow the business to scale without heavy investment. Our strategic partners provide the opportunity to tap into economies of scale and a global supply base. This approach positions us to focus resources on our strategic differentiators while the business matures through the early stages of its development.

The LiveWire ONE is assembled at H-D’s facility in York, Pennsylvania, which has almost 1,500 employees at the facility. The York team now has three years of experience and demonstrated success assembling electric motorcycles. With the introduction of the S2 platform, LiveWire powertrains will be assembled in H-D’s Powertrain Operations in Menomonee Falls, Wisconsin, with critical parts of the battery module, pack and motor manufacturing also vertically integrated in that facility. Vehicle assembly will be in the York facility alongside the LiveWire ONE.

Our People and Culture

As of June 30, 2022, LiveWire employs a total of 155 people. A significant portion of our workforce is comprised of engineering and technology teams that are poised to design and develop future products and services. We plan to hire additional engineers to continue launching electric vehicles and new technologies. Our footprint will continue to grow as we seek diverse communities to join us for the ride.

LiveWire has a virtual headquarters, which allows us to bring together the best talent, including team members at LiveWire labs in Silicon Valley and the product development center in Milwaukee. Founded in 2018, LiveWire Labs, our state-of-the-art R&D center, focuses on product development of electric vehicle systems such as battery, motor, power electronics and associated software and is integral to the electric vehicle product development process.

Our Commitment to Diversity, Equity and Inclusion

Pioneering the next era of electric vehicle technology will require the brightest and most diverse minds. We are committed to building a diverse and inclusive workforce where ideas and innovation can flourish and where individuals from every community feel a true sense of belonging. We are committed to this through how we hire, develop and recognize our talent.

Regulatory Considerations

Environmental, Health and Safety Regulations

Environmental, Health and Safety Regulations in the United States

Certain of our operations, properties and products are subject to stringent and comprehensive international, federal, state and local laws and regulations governing matters including environmental protection, occupational health and safety, and the release or discharge of materials into the environment (including air emissions and wastewater discharges). Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of investigatory and remedial obligations, and the issuance of orders enjoining some or all of our operations in affected areas.

We are also subject to permitting, registration, and other government approval requirements under environmental, health and safety laws and regulations applicable in the jurisdictions in which we operate. Those requirements obligate us to obtain permits, registrations, and other government approvals from one or more governmental agencies to conduct our operations and sell our products. The requirements vary depending on the location where our regulated activities are conducted.

The following summarizes certain existing environmental, health and safety laws and regulations applicable to our operations and products.

NHTSA Safety and Self-Certification Obligations. As a manufacturer of electric vehicles, our electric vehicles are subject to, and must comply with, numerous regulatory requirements established by NHTSA, including all applicable United States Federal Motor Vehicle Safety Standards (“Safety Standards”). As set forth by the National Traffic and Motor Vehicle Safety Act, we must certify that our electric vehicles meet all applicable Safety Standards. The LiveWire ONE is, and the LiveWire S2, LiveWire S3 and LiveWire S4 will be at the time of production, fully compliant with all such Safety Standards without the need for any exemptions.

We are also required to comply with or demonstrate exemptions from other requirements of federal laws administered by NHTSA, including the consumer information labeling and owner’s manual requirements and various reporting requirements, such as “early warning” reports regarding warranty claims and field incidents, death and injury reports, foreign recall reports and safety defects reports. In addition, our products are also subject to certain laws and regulations that have been enacted or proposed, e.g., “Right to Repair,” laws, that could require us to provide third-party access to our network and/or vehicle systems.

EPA Certificate of Conformity. The Clean Air Act requires that we obtain an EPA-issued Certificate of Conformity with respect to emissions from our electric vehicles, and include labeling providing consumer information such as miles per gallon of gas-equivalent ratings and maximum range on a single charge. The Certificate of Conformity is required each model year for electric vehicles sold in states covered by the Clean Air Act’s standards, and is also required each model year for vehicles sold in states that have sought and received a waiver from the EPA to utilize California standards.

Battery Safety and Testing. Our battery packs are tested in accordance with industry safety standards, including selected tests specified in the SAE J2464 and J2929 standards as well as tests defined by other standards and regulatory bodies and LiveWire’s own internal safety and quality tests. These tests evaluate battery function and performance as well as resilience to conditions including immersion, humidity, fire and other potential hazards.

Hazardous Substances. We are subject to regulations governing the proper handling, storage, transportation and disposal of products containing hazardous substances. Transportation of our battery packs (and of equipment containing them) is governed by regulations that address risks posed during different modes of transport (e.g.¸ air, rail, ground, ocean). Governing transportation regulations in the U.S., issued by the Pipeline and Hazardous Materials Safety Administration (“PHMSA”), are based on the United Nations (“UN”) Recommendations and Model Regulations on the Transport of Dangerous Goods as well as related UN Manual Tests and Criteria. We have completed the applicable UN Manual tests for our production battery packs, and the test results demonstrate our compliance with the PHMSA regulations.

We currently use transition metal oxide cells in our high-voltage battery packs. Our battery packs include certain packaging materials that contain trace amounts of hazardous chemicals whose use, storage and disposal is regulated under federal law. As a result, our battery packs are subject to federal and state environmental laws and regulations that govern regarding the handling and disposal of waste, including, in some instances, the remanufacture, recycling and disposal of hazardous waste.

The laws governing hazardous substances and hazardous waste also may impose strict, joint and several liability for the investigation and remediation of areas where hazardous substances may have been released or disposed. In the course of ordinary operations, we, directly and through third parties and contractors, may handle hazardous substances within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) and similar federal and state statutes and, as a result, may be jointly and severally liable for all or part of the costs required to clean up sites at which any such hazardous substances have been released into the environment.

Environmental, Health and Safety Regulations in the European Union

Europe Type Approval. We intend to export electric vehicles to Europe. Unlike the United States, once we start operating in this market, we must obtain pre-approval from regulators to import and sell our electric vehicles into the EU and countries that recognize EU certification or have regulatory regimes aligned with the EU (collectively referred to as “Europe”). The process for certification in Europe is known as “Type Approval” and requires LiveWire to demonstrate to a regulatory agency in the EU, referred to as the Competent Authority, that our electric vehicles meet all EU safety and emission standards.

Type Approval is accomplished through witness testing of vehicles as well as inspection of a representative vehicle intended for production and sale. Once the vehicle type is approved, all vehicles manufactured based on the approved type of vehicle may be produced or imported and sold in Europe.

Any changes to an approved vehicle type, including substantial software changes, must go through updated Type Approval by the Competent Authority.

EU Emissions Regulations. We believe Europe’s regulatory environment is generally conducive to the development, production and sale of electric vehicles. Through emission legislation, tax incentives and direct subsidies, EU and non-EU countries in Europe are taking a progressive stance in reducing carbon emissions in the transport sector which may lead to increasing demand for electric vehicles.

This is reflected in the EU-wide target of a 90% reduction in greenhouse gas emissions from the transport sector by 2050 (compared to 1990 levels), as part of an economy-wide carbon-neutral target. Moving forward, the European Commission has proposed legislation that would (i) introduce a “cap and trade” carbon pricing system that would apply to the transport sector from 2026; and (ii) require increased levels of national greenhouse gas reduction commitments (which include the transport sector) pursuant to a revision of the Effort Sharing Regulation, as part of efforts to reduce EU emissions by 55% by 2030 (compared to 1990 levels).

The EU has developed a system of “off-ramps” pursuant to which manufacturers can earn “super credits” for delivering to the market zero- and low-emission vehicles emitting less than a certain threshold of pollutants. In addition, manufacturers can group together or pool their fleets and act jointly to meet their emissions target. This method of compliance may allow LiveWire to “sell” its credits and super credits to a manufacturer seeking to enter into a pooling arrangement. However, unlike the United States, in the EU, LiveWire cannot sell individual credits.

Hazardous Substances. Should we expand into the EU, we would also be subject to regulations governing the proper handling, and disposal of products containing hazardous substances in the EU, including the EU Waste Framework Directive. In relation to our batteries, disposal would be governed by the Batteries Directive, which imposes, among other obligations, certain requirements in relation to the disposal of batteries, such as that producers of batteries and producers of other products that incorporate a battery are responsible for the waste management of batteries that they place on the market, in particular the financing of collection and recycling schemes.

In December 2020, the EU proposed a new Batteries Regulation, which, if passed, would include obligations with respect to the amount of recycled content required in batteries placed on the EU market and would introduce mandatory supply chain due diligence obligations with respect to the materials used in our batteries.

Environmental, Health and Safety Regulations in the Rest of World

Should we expand into jurisdictions outside of the USA and EU, other jurisdictions also have a favorable regulatory environment with respect to electric motorcycles.

For example, in the UK, the government has proposed that all new motorcycles are to be fully zero emissions at the tailpipe from 2035, or earlier if it is determined that a faster transition seems feasible. This proposal is subject to feedback from a consultation process, but reflects the UK’s broader strategy to phase out new combustion engines in all transport (including heavy duty vehicles) by 2040.

Manufacturer and Dealer Regulation

State laws regulate the manufacture, distribution, sale, and service (including delivery) of motorcycles, and generally require vehicle manufacturers and dealers to be licensed in order to sell vehicles directly to customers in the state.

Some states, however, do not permit motorcycle manufacturers to be licensed as dealers or to act in the capacity of a dealer. To sell vehicles directly to residents of these states, we must conduct the sale out of state over the internet or telephonically. Alternatively, LiveWire retail partners who have obtained dealer licenses within these states will sell vehicles to residents within these states.

In addition, certain states and territories require service facilities to be available for vehicles sold in the state or territory, which may be interpreted to require service facilities to be available for vehicles sold over the internet or telephonically to residents of the state or territory. Puerto Rico, for example, is one such jurisdiction. Such laws could limit our ability to sell vehicles in states where we either do not maintain service facilities or where we do not have retail partners licensed to act as dealers who maintain service facilities within these states.

We believe that, as a matter of interstate commerce, we may sell an electric vehicle to any consumer in any state in the United States from a LiveWire retail partner that is duly licensed as a dealer by a state in the United States. That customer may contact a licensed LiveWire retail partner through the internet, by telephone or visiting the location directly. However, states that prohibit direct sales also restrict traditional sales activities. Accordingly, in order to test drive an electric vehicles or have an in-person discussion with a LiveWire salesperson regarding issues such as price, financing, trade-ins, options or similar purchase-related topics, a consumer residing in a direct sales-prohibited state would be required to either contact us through electric means (e.g., Internet or telephone) or by traveling out of their home state to visit a licensed LiveWire retail partner in another state. With respect to service, vehicle manufacturers are prohibited from providing warranty service from an established location within several states. Service for customers residing in those states may in the future be provided by a mobile unit dispatched from a licensed service location in a nearby state where warranty service is allowed or by that customer driving their LiveWire vehicle (or having it towed) to a state which allows us or a licensed LiveWire retail partner to have a physical service location and perform warranty service activities.

Data Privacy and Cybersecurity Laws and Regulations

Our business collects, uses, handles, stores, receives, transmits and otherwise processes different types of information about a range of individuals, including our customers, riders of our electric vehicles, website visitors, users of our mobile application, our employees and job applicants, and employees of companies we do business with (such as our vendors and suppliers). As a result, we are and may become subject to existing and emerging federal, state, local and international laws and regulations related to the privacy, security and protection of such information, such as the Federal Trade Commission (FTC) Act, the GLBA, the TCPA, the CAN-SPAM Act, California Consumer Privacy Act (CCPA), the California Privacy Rights Act (CPRA), the Virginia Consumer Data Protection Act (VCDPA), the Colorado Privacy Act (CPA), the Connecticut Data Privacy Rights Act (CTDPA) and the Utah Consumer Privacy Act (UCPA).

In the United States, while there is not a single generally applicable federal law governing the processing of personal information, there are federal laws that apply to the processing of certain types of information, or the processing of personal information by certain types of entities, and the Federal Trade Commission and state attorneys general may bring enforcement actions against companies that engage in processing of personal information in a manner that constitutes an “unfair” or “deceptive” trade practice.

In addition, certain states have enacted laws relating to data privacy and the processing of information about residents in those states. The CCPA, which went into effect on January 1, 2020 and applies to our business, imposes obligations and restrictions on businesses that handle personal information of California residents and provides new and enhanced data privacy rights to California residents, including the right to know, the right to delete and the right to opt out of the sale of personal information as well as additional protections for minors. Certain requirements in the CCPA remain uncertain due to ambiguities in the drafting of or incomplete guidance. Adding to the uncertainty, in November 2020, California voters also passed the CPRA, which amends and expands upon the CCPA, imposes additional obligations and sets forth additional privacy rights for California residents Additional states, Virginia, Colorado, Connecticut and Utah, also recently enacted comprehensive data privacy laws. Virginia passed the VCDPA, Colorado passed the CPA, Connecticut passed the CTDPA and Utah passed the UCPA. The CPRA and VCDPA become effective on January 1, 2023, the CPA and CTDPA become effective on July 1, 2023 and the UCPA becomes effective on December 31, 2023. There are currently draft CPRA regulations and draft CPA rules that, when passed, will supplement the CPRA and CPA. Additionally, laws, regulations, and standards covering marketing and advertising activities conducted by telephone, email, mobile devices, and the Internet, may be applicable to our business, such as the TCPA, the CAN-SPAM Act and similar state and federal consumer protection laws. We are also subject to certain laws and regulations that have been enacted or proposed, such as “Right to Repair” laws, that could require us to provide third-party access to our network and/or vehicle systems.

By expanding into Europe and the United Kingdom, we will also become subject to laws, regulations and standards covering data protection and marketing and advertising, including the EU General Data Protection Regulation (GDPR) and the United Kingdom data protection regime, consisting primarily of the UK General Data Protection Regulation and the UK Data Protection Act (together referred to as the UK GDPR). The GDPR and UK GDPR regulate the processing of data relating to an identifiable individual (personal data) and impose stringent data protection requirements on organizations with significant penalties for noncompliance. The European Data Protection Board has also released data guidelines for connected vehicles, and the upcoming ePrivacy Regulation is in its final stages.

Regulators and legislators in jurisdictions around the world continue to propose and enact more stringent data protection and privacy laws. New laws as well as any significant changes to applicable laws, regulations, interpretations of laws or regulations, or market practices regarding privacy and data protection or regarding the manner in which we seek to comply with applicable laws and regulations could require us to make modifications to our products, services, policies, procedures, notices and business practices. Many large geographies which may become important to our future success, including Australia, Brazil, Canada, China and India, have passed or are considering comparable data privacy legislation or regulations. Until prevailing compliance practices standardize, the impact of worldwide privacy regulations on our business and, consequently, our revenue, could be negatively impacted.

Incentives

Federal and State Incentives in the United States

As of October 25, 2022, incentives in the United States included:

State Incentives. A number of states and municipalities in the United States, as well as certain private enterprises, offer incentive programs to encourage the adoption of alternative fuel vehicles, including tax exemptions, tax credits, exemptions and special privileges.

Other states have also implemented various incentives for the purchase of eligible zero-emission vehicles based on weight class and propulsion type. For example, New Jersey and Washington exempt the purchase of electric vehicles from state sales tax. Colorado, Oregon and Oklahoma provide substantial state tax credits for the purchase of electric vehicles. Some of these programs have eligibility limits based on either consumer income or the manufacturer’s suggested retail price of the vehicle. Several states will also be phasing out incentives over time or volume of electric vehicles are sold. Other incentives include preferential parking at reduced rates, or free, or single occupancy high-occupancy vehicle access on highways for electric vehicles.

Emission Credit Programs. As a manufacturer devoted to the design, development and production of all-electric, battery-powered motorcycles, we may in the future generate credits from regulatory mandates that we can monetize through sale to other manufacturers.

Incentives in the European Union and Rest of World

In addition to a favorable regulatory environment, the majority of European countries and many other jurisdictions worldwide offer incentives, tax reductions or a combination of both.

Intellectual Property

Our intellectual property is a core asset of our company, and an important tool to drive value and differentiation in our products and services. We protect, use and defend our intellectual property in support of our business objectives to increase our return on investment, enhance our competitive position, and create stockholder value. Through strategic and business assessments of our intellectual property, we rely on a combination of patents, trade secrets, copyrights, service marks, trademarks, domains, contractual terms and enforcement mechanisms across various international jurisdictions to establish and protect intellectual property related to our current and future business and operations.

As of June 30, 2022, we held eight utility patents and 18 design patents, and had filed an additional nine utility patent applications and two design patent applications in the U.S. We also held 45 patents and 10 patent applications that are foreign counterparts of some of our U.S. patents and patent applications with foreign patent offices. We do not view any individual patent as being material to our business. Subject to required payments of annuities or maintenance fees, United States design patents have a term of 15 years from the date of issuance, and United States utility patents have a term of 20 years from the priority application date. Accordingly, our U.S. patents that have already been issued will expire between 2031 and 2040. Our foreign patents generally have similar expiration dates, but may vary from country to country, the duration being set according to the laws of the jurisdiction in which the patent issues. Our trademarks, logos, domain names, and service marks are used to establish and maintain our reputation with our customers, and the goodwill associated with our businesses. As of June 30, 2022, we had 20 registered trademarks and had an additional 31 pending trademark applications with domestic and foreign trademark offices. The duration of trademark registrations vary from country to country, but it is typically for ten years with unlimited ten-year renewal terms, subject to the payment of maintenance and renewal fees and the laws of the jurisdiction in which the trademark is registered.

We intend to continue to vigorously pursue intellectual property protection to the extent we believe it would be advantageous to our business objectives. Despite our efforts to protect our intellectual property, we may be unsuccessful in enforcing our intellectual property, and third parties may seek to circumvent invalidate, or otherwise challenge our intellectual property. For additional information, see the section entitled “Risk Factors—Risks Related to Information Technology, Intellectual Property, Data Security and Privacy.”

Cybersecurity and Privacy

We prioritize the trust of our customers and employees and place great emphasis on systems and product security, cybersecurity, and privacy. We apply a variety of technical and organizational security measures, procedures, and protocols designed to protect our systems, products and data, in accordance with the National Institute of Standards and Technology (“NIST”) Cybersecurity Framework. We have a dedicated team of professionals that focus on application, network, and system security based upon a clearly defined organizational operating model.

Utilizing the NIST Cybersecurity Framework, we have instituted a cybersecurity program designed to address the evolving cyber-threat landscape. This includes a company-wide risk management structure with capabilities to assess direct and indirect vendors and an enterprise Secure Software Development Lifecycle to ensure that we reduce our attack surface by remediating vulnerabilities in the development process itself. Additionally, our identity and access management procedures and controls are consistent with the NIST Cybersecurity Framework, including measures to validate and authenticate the identity of our corporate users.

We maintain a vulnerability management program that includes periodic scans designed to identify security vulnerabilities and implement remediations for potential customer-impacting issues that are found. In addition, we conduct penetration tests, receive threat intelligence, follow incident response procedures, and remediate vulnerabilities according to severity and risk. Further, seeking to implement effective management, control, and protection, we have established a centralized, organization-wide view of information assets.

Our cloud security program seeks to enable secure cloud architecture deployments and extend security capabilities to the edge of our network where we interact with customers. We work to increase cybersecurity awareness throughout our organization through education. Our cloud-hosted website and mobile application software services are developed using industry-standard SecDevOps practices and are rigorously tested before deployment. Our product software utilizes a zero-trust approach that employs signed certificates, encryption keys, authentication schemes, and cryptography algorithms, and we have deployed these measures as appropriate as part of our efforts to secure our products’ communications and data transfers, vehicles and their components, including firmware over-the-air (“FOTA”) updates. Additionally, we utilize pre-condition checks, sequence and dependency execution, failure detection, and rollback and recovery when performing updates during the FOTA process.

We have also commenced a corporate-wide data privacy program with dedicated cross-functional resources. The objective of our data privacy program is to facilitate beneficial uses of data to improve our products and services while preserving our customers’ privacy expectations and complying with applicable law. Global data privacy laws and practices are continually evolving, and will continue to guide the operational design, controls, procedures, and policies for our program. Our strategy accounts for increased risk as our business scales by addressing appropriate security and access controls for customer and employee information. A core tenet of our privacy program is to implement privacy-by-design principles in both software and hardware development throughout our organization. Our privacy program will continue to evolve and adapt, utilizing industry practices and tailored risk management frameworks, to allow for close collaboration across the organization, particularly between our information technology and legal functions.

Legal Proceedings

Currently we are involved in, or may in the future be involved in, legal proceedings, claims or government investigations in the ordinary course of business relating to, among other things, commercial matters and contracts, intellectual property, labor and employment, discrimination, false or misleading advertising, regulatory matters, competition, pricing, tax, consumer rights/protection, torts/personal injury, property rights, data privacy/data protection and securities.

While it is not possible to predict the outcomes of these matters with certainty, based on our current knowledge we believe that the final outcomes of these pending matters will not, either individually or in the aggregate, have a material adverse effect on our business, results of operations or financial condition.

Notwithstanding, there is always the risk that a proceeding, claim or investigation will have a material impact on our business, prospects, financial condition or operating results. Regardless of the final outcome, litigation can have an adverse impact on us due to defense and settlement costs, diversion of management resources, harm to our reputation and brand and other factors.

For additional information about the legal proceedings we may be subject to and risks to our business relating to litigation, see the “Risk Factors” and specifically, the section titled “We are, and may in the future be, subject to legal proceedings in the ordinary course of our business. If the outcomes of these proceedings are adverse to us, it could have a material adverse effect on our business, prospects, financial condition and operation results” and “—We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and would cause us to incur substantial costs. LiveWire may incur significant costs and expenses in connection with protecting and enforcing its intellectual property, including through litigation.”

Facilities

LiveWire has a virtual headquarters in order to utilize the best engineering talent across the globe. As of June 30, 2022, we leased office facilities totaling 18,000 square feet in multiple locations in the United States. We intend to procure additional space as we add employees and expand geographically. We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available to accommodate any such expansion of our operations.

MANAGEMENT

Management and Board of Directors

The following sets forth certain information, as of October 25, 2022, concerning the persons who serve as our executive officers and members of our Board.

Name	Age	Position
Executive Officers:

Jochen Zeitz	59	Chair, Chief Executive Officer and Director
Ryan Morrissey	46	President
Tralisa Maraj	47	Chief Financial Officer
Amanda Parker	40	Chief Legal Officer
Jon Carter	38	Chief Accounting Officer

Non-Employee Directors:

William Cornog	58	Director
John Garcia	66	Director
Gina Goetter	45	Director
Kjell Gruner	55	Director
Glen Koval	47	Director
Edel O’Sullivan	42	Director

Executive Officers

Jochen Zeitz is our Chair, Chief Executive Officer and a member of the Board. Mr. Zeitz has been a director of H-D since 2007 and served as its Acting President and Chief Executive Officer from February 2020 until May 2020, when he was appointed as H-D’s President and Chief Executive Officer. Mr. Zeitz has served as H-D’s Chairman of the Board since February 2020. Mr. Zeitz served as Chairman and Chief Executive Officer of the sporting goods company PUMA AG from 1993 to 2011. He was also PUMA’s Chief Financial Officer from 1993 to 2005. Mr. Zeitz served as a director of luxury goods company Kering (formerly PPR) from 2012 to 2016. He was a member of Kering’s Executive Committee and Chief Executive Officer of its Sport & Lifestyle division from 2010 to 2012. Mr. Zeitz is the owner and founder of Segera & Mukenya Limited, is an Advisor of the Cranemere Group Limited and is on the Board of The B Team which he co-founded with Sir Richard Branson. He is also chairman of the Zeitz Foundation, founder, board member and honorary Chairman of The Long Run Foundation and Co-Founder and Co-Chair of the Zeitz Museum of Contemporary Art Africa (Zeitz MOCAA) in Cape Town, which preserves and exhibits contemporary art from Africa and its diaspora. We believe Mr. Zeitz is qualified to serve as Chair and a director due to his extensive experience restructuring and transforming companies, experience as a public director and leader in the motorcycle and lifestyle brand industries.

Ryan Morrissey is our President. Prior to joining LiveWire, Mr. Morrissey was Chief Electric Vehicle Officer of H-D from early 2020 to March 2022, leading the establishment of the EV division and the launch of the LiveWire brand. Prior to H-D, Mr. Morrissey served as a Senior Partner and Head of the Americas Automotive & Mobility practice at Bain & Company. In fifteen years with the management consulting firm’s strategy, industrials and technology practices, he advised corporate clients and financial investors on growth, M&A and technology transformations. He served leading original equipment manufacturers in the automotive, agriculture, aerospace and powersports industries on electrification, connected vehicles, autonomous driving, and services strategy. He also led Bain’s collaboration with the World Economic Forum on digital business models. His expertise in sustainable technologies dates back to the early years of his career, working on the product and commercial teams at Lutron Electronics to develop and market smart building technologies and energy management systems. Mr. Morrissey holds a Bachelor of Science degree from Lafayette College where he studied Mechanical Engineering and Finance and an MBA from MIT.

Tralisa Maraj is our Chief Financial Officer. Ms. Maraj has served as Chief Financial Officer of LiveWire since summer 2022. Prior to joining LiveWire, Ms. Maraj was Chief Financial Officer of CGX Energy Inc. from January 2012 to November 2021. Before joining CGX Energy Inc., Ms. Maraj held the role of Corporate Controller at Remora Energy from October 2009 to October 2011. Prior to this, Ms. Maraj spent a total of 14 years at PricewaterhouseCoopers from September 1995 to October 2009 with her last position being that of Senior Manager. Ms. Maraj is a Charted Accountant under the Association of Chartered Certified Accountants in the UK and CPA licensed in the State of Texas.

Amanda Parker is our Chief Legal Officer. Ms. Parker has served as Chief Legal Officer of LiveWire since late summer 2022. Prior to joining LiveWire, Ms. Parker was General Counsel and Corporate Secretary of Loram Maintenance of Way, Inc. Before joining Loram Maintenance of Way, Inc., Ms. Parker was General Counsel, Chief Development Officer and Corporate Secretary of Regis Inc. from 2018 to 2021. Before joining Regis Inc., Ms. Parker served as Assistant General Counsel and Senior Attorney at Polaris Industries, Inc. from 2014 to 2017. Before joining Polaris Industries, Inc. Ms. Parker served as Commercial Director at Cargill, Incorporated from 2013 to 2014 and Attorney at Cargill, Incorporated from 2008 to 2013. Ms. Parker began her law practice at Briggs & Morgan, PA in Minneapolis. Ms. Parker holds a JD from the University of Minnesota Law School, an MBA in Finance from the Carlson School of Business at the University of Minnesota, and a BA in Criminal Justice from American University in Washington, DC.

Jon Carter is our Chief Accounting Officer. Mr. Carter has served as Chief Accounting of LiveWire since May 2022. Prior to joining LiveWire, Mr. Carter held several positions at US Foods from July 2018 to April 2022, including Vice President and Assistant Corporate Controller. Before joining US Foods, Mr. Carter held several positions at Cenveo, Inc. from November 2013 to June 2018, including Assistant Corporate Controller. Mr. Carter began his career at KPMG, LLP and holds a Bachelors Degree in Accounting from Simpson College. Mr. Carter is a CPA licensed in the State of Iowa.

Non-Employee Directors

William L. Cornog has served on the Board since September 2022. Mr. Cornog joined KKR Capstone, KKR’s portfolio operations team, in 2002 and currently serves as the Global Head of KKR Capstone. Mr. Cornog serves as a member of KKR’s Americas, EMEA, APAC, Infrastructure, and TMT Growth Portfolio Management Committees while also serving on KKR’s Investment & Distribution and Valuation Committees. Prior to joining KKR, Mr. Cornog was with Williams Communications Group as the senior vice president and general manager of network services. Prior to Williams Communications Group, Mr. Cornog was a partner at The Boston Consulting Group. Mr. Cornog also worked in direct marketing with Age Wave Communications and in marketing and sales positions with SmithKline Beckman. Mr. Cornog currently is a director at Channel Control Merchants, Genesis Care and Laureate Education, all of which are KKR portfolio companies, Laureate being a public company since 2017. Mr. Cornog earned a B.A. from Stanford University and an MBA from Harvard Business School. We believe Mr. Cornog is qualified to serve as a director due to his significant management and business experiences as well as his participation on several public and private company boards and committees.

Dr. John Garcia has served on the Board since September 2022 and is the Executive Chairman of AEA Investors LP. Dr. Garcia joined AEA in 1999 as a Partner and Head of AEA Investors LP’s then newly formed European operations based in London. In 2002, Dr. Garcia became President of AEA Investors LP while continuing to head European operations and lead AEA Investors LP’s global Value-Added Industrial Products and Specialty Chemicals teams. In 2006, Dr. Garcia also became Chief Executive Officer of AEA Investors LP, during which time he was responsible for all operational aspects of AEA including fundraising, investment review process, growth and strategy and operations. Dr. Garcia was also named Chairman of AEA Investors LP in 2012 and in 2019, in connection with relinquishing the title of Chief Executive Officer, he became the Executive Chairman. As Executive Chairman, Dr. Garcia remains responsible for AEA’s investment review process. Since 1999, under his leadership, AEA has made over 90 private equity investments totaling over $11 billion of invested capital. Dr. Garcia was also instrumental in the creation of the AEA Private Debt Funds in 2005 and the AEA Small Business Funds in 2004. Dr. Garcia has served on the board of numerous AEA portfolio companies in addition to various other companies. Dr. Garcia serves as the chairman or member of the investment committee for the various private equity and private debt funds. Dr. Garcia has a long history of working together with family owned and entrepreneur-led businesses and investors to help them maximize their potential and meet their long term needs. Dr. Garcia earned a B.Sc. from the University of Kent, an M.A. and Ph.D. in Organic Chemistry from Princeton University, and an MBA from Wharton School of the University of Pennsylvania. We believe Dr. Garcia is qualified to serve as a director due to his significant management and business experiences.

Gina Goetter has served on the Board since September 2022. Ms. Goetter has been the Chief Financial Officer of H-D since September 2020. Ms. Goetter served as Senior Vice President Finance of the Prepared Foods Segment of multinational food company Tyson Foods, Inc. from 2019 to September 2020. From 2008 to 2018, Ms. Goetter held several leadership positions at multinational consumer foods manufacturer and marketer General Mills, Inc., including serving as Vice President, Financial Operations of the Meals & Baking Operating Unit from 2017 to 2019, Senior Finance Director of the Baking Operating Unit from 2015 to 2016, and CFO of the General Mills Canada segment from 2011 to 2015. Ms. Goetter holds a Bachelors of Applied Science from the University of Wisconsin-La Crosse and an MBA from Boston College. We believe Ms. Goetter is qualified to serve as a director due to her qualifications in business, finance and accounting, as well as to her extensive experience and leadership in a wide range of public companies.

Dr. Kjell Gruner has served on the Board since September 2022. Dr. Gruner has been the President and Chief Executive Officer of Porsche Cars North America since November 2020. Dr. Gruner served as the global Chief Marketing Officer of Porsche from September 2010 to October 2020. Dr. Gruner served as Director of Strategy Mercedes-Benz Cars during his tenure at Daimler AG from 2004 to 2010. Prior to that time he worked for Porsche and for the Boston Consulting Group (BCG). Dr. Gruner earned a Masters Degree from Karlsruhe Institute of Technology and a PhD scl in Marketing from WHU–Otto Beisheim School of Management. We believe Dr. Gruner is qualified to serve as a director due to his extensive automotive and brand strategy experience.

Glen Koval has served on the Board since September 2022. Mr. Koval has held several leadership positions at H-D since August 2001, including serving as Vice President of Engineering since January 2021, General Manager of Engineering from May 2020 to December 2020, Chief Engineer of EV Platform from January 2019 to April 2020 and Chief Engineer of Current Products from January 2017 to January 2019. Mr. Koval holds a Bachelor of Engineering from Marquette University and an MBA from Concordia University-Wisconsin. We believe Mr. Koval is qualified to serve as a director due to his decades of experience at H-D, his motorcycle product and engineering expertise, and his extensive knowledge of the motorcycle industry.

Edel O’Sullivan has served on the Board since September 2022. Ms. O’Sullivan has been the Chief Commercial Officer of H-D since March 2021. From 2007 to March 2021 Ms. O’Sullivan held several positions at Bain & Company, including serving as partner from 2016 to 2021. Ms. O’Sullivan served in the Financial Planning and Analysis of Procter & Gamble from 2002 to 2005. Ms. O’Sullivan holds a Bachelor’s degree in Chemical Engineering from the Universidad Simon Bolivar and an MBA from Harvard Business School. We believe Ms. O’Sullivan is qualified to serve as a director due to her significant management and business experiences.

Family Relationships

There are no family relationships between any of LiveWire’s executive officers and directors.

Independence of Directors

We adhere to the rules of the NYSE in determining whether a director is independent. The Board consults with its counsel to ensure that the Board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The NYSE listing standards generally define an “independent director” as a person that, in the opinion of the issuer’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The parties have determined that William Cornog, John Garcia and Kjell Gruner are considered our independent directors. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Board Leadership Structure and Role in Risk Oversight

The Board oversees the risk management activities designed and implemented by our management. The Board does not anticipate having a standing risk management committee, but rather executes its oversight responsibility both directly and through its standing committees. The Board also considers specific risk topics, including risks associated with our strategic initiatives, business plans and capital structure. Our management, including our executive officers, are primarily responsible for managing the risks associated with operation and business of the company and provide appropriate updates to the Board and the Audit and Finance Committee. The Board delegates to the Audit and Finance Committee oversight of its risk management process, and our other Board committees also consider risks as they perform their respective committee responsibilities. All board committees report to the Board as appropriate, including, but not limited to, when a matter rises to the level of a material or enterprise risk.

Board Committees

The Board has an Audit and Finance Committee, a Conflicts Committee, a Nominating and Corporate Governance Committee, a Human Resources Committee and a Brand and Sustainability Committee, each of which has the composition and responsibilities described below.

Audit and Finance Committee Information

Our Audit and Finance Committee is responsible for, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing, with our independent registered public accounting firm, the scope and results of their audit;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related person transactions; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our Audit and Finance Committee consists of William Cornog, John Garcia and Kjell Gruner with William Cornog serving as chair. Rule 10A-3 of the Exchange Act and the NYSE rules require that our Audit and Finance

Committee be composed entirely of independent members. The Board has affirmatively determined that William Cornog, John Garcia and Kjell Gruner each meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the NYSE rules. Each member of our Audit and Finance Committee also meets the financial literacy requirements of NYSE listing standards. In addition, the Board has determined that William Cornog qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The Board has adopted a written charter for the Audit and Finance Committee, which is available on our corporate website. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Conflicts Committee

Our Conflicts Committee is responsible for, among other things, reviewing and approving:

•	new material arrangements and transactions between H-D and us;

•	changes to our organizational documents that involve conflicts between H-D and us;

•

resolution of material disputes related to agreements between H-D and its affiliates on the one hand and us and our affiliates on another, including any material amendment, waiver, or enforcement action relating to any such agreements (including the Intellectual Property Licensing Agreement, Contract Manufacturing Agreement, Joint Development Agreement and the Master Services Agreement) and any other material operational matters between H-D and us;

•	any amendment to the charter of the Conflicts Committee; and

•	any sales of shares of Common Stock by H-D that are subject to an early price-based release under the Registration Rights Agreement.

Our Conflicts Committee is composed of William Cornog, John Garcia and Kjell Gruner, with William Cornog serving as chair. The Conflicts Committee is composed entirely of independent directors that the Board determined meet the independence requirements of the NYSE. The Board has adopted a written charter for the Conflicts Committee, which is available on our corporate website. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Nominating and Corporate Governance Committee Information

Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board as set forth in our corporate governance guidelines;

•	annually reviewing the committee structure of the Board and recommending to the Board the directors to serve as members of each committee; and

•	developing and recommending to the Board a set of corporate governance guidelines.

Our Nominating and Corporate Governance Committee consists of William Cornog, Kjell Gruner and Edel O’Sullivan with Edel O’Sullivan serving as chair. William Cornog and Kjell Gruner each qualify as “independent directors” under the NYSE rules. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Human Resources Committee

Our Human Resources Committee is responsible for, among other things:

•	reviewing and approving, or recommending that the Board approve, the compensation of our Chief Executive Officer and other executive officers;

•	making recommendations to the Board regarding director compensation; and

•	reviewing and approving incentive compensation and equity-based plans and arrangements and making grants of cash-based and equity-based awards under such plans.

Our Human Resources Committee consists of William Cornog, John Garcia, and Gina Goetter with John Garcia serving as chair. John Garcia and William Cornog each qualify as “independent directors” under the NYSE rules. The Board has adopted a written charter for the Human Resources Committee, which is available on our corporate website. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Brand and Sustainability Committee

Our Brand and Sustainability Committee is responsible for, among other things:

•

monitoring consumer, market, industry, and macroeconomic trends, issues and concerns that could affect our brand relevance and its retail and go-to-market models, processes, resources, activities, strategies and other capabilities, and make recommendations to the Board and management regarding how we should respond to such trends, issues and concerns;

•

monitoring the social, political, environmental, public policy, legislative and regulatory trends, issues and concerns that could affect our brand and sustainability models, processes, resources, activities, strategies and other capabilities, and make recommendations to the Board and management regarding how we should respond to social and environmental trends, issues and concerns to more effectively achieve its brand and sustainability goals;

•

considering and advising management on high-leverage aspects of our brand and our go-to-market strategies to rapidly improve its brand relevance, retail prowess and new customer creation in the near term, while building strong leadership and company capabilities in these areas for the long term;

•

assisting management in setting strategy, establishing goals and integrating brand, social and environmental shared value creation and inclusion into daily business activities across our business, consistent with sustainable growth;

•	reviewing new technologies and other innovations that will permit us to achieve sustainable growth without growing our environmental impact; and

•	considering the impact that our sustainability policies, practices and strategies have on employees, customers, dealers, suppliers, the environment and the communities in which we operates.

Our Brand and Sustainability Committee is composed of Kjell Gruner, Glen Koval and Edel O’Sullivan, with Kjell Gruner serving as chair. The Board has adopted a written charter for the Brand and Sustainability Committee, which is available on our corporate website. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Guidelines for Selecting Director Nominees

The Nominating and Corporate Governance Committee considers persons identified by its members, management, stockholders, investment bankers and others. The guidelines for selecting nominees, which are specified in the Nominating and Corporate Governance Committee charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•

should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to our deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating and Corporate Governance Committee considers a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The Nominating and Corporate Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The Nominating and Corporate Governance Committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Ethics

On September 26, 2022 we adopted a code of ethics that applies to our directors, officers and employees in accordance with applicable federal securities laws, a copy of which is available on our website at https://livewire.com/. We will make a printed copy of the code of ethics available to any stockholder who so requests. We intend to disclose on its website any future amendments of the code of ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions or our directors from provisions in the code of ethics.

Human Resources Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has served, as a member of the compensation committee of any entity that has one or more executive officers serving on the Board.

Stockholder and Interested Party Communications

Our management may establish a process for stockholder and interested party communications in the future.

EXECUTIVE COMPENSATION

Overview

Prior to the Separation, the business conducted by Legacy LiveWire was a part of H-D. In connection with and prior to the Separation, we appointed each of the individuals who are named in the “2021 Summary Compensation Table” below (the “named executive officers”), who were employed by H-D, as our executive officers. In addition, Mr. Zeitz remains Chief Executive Officer of H-D. The named executive officers, as well as their positions with us as a result of the Separation, are listed below.

•	Jochen Zeitz, Chief Executive Officer; and

•	Ryan Morrissey, President.

During 2021, Mr. Zeitz served as the Chairman, President and Chief Executive Officer of H-D and Mr. Morrissey served as the Chief Electric Vehicle Officer of H-D. Mr. Morrissey commenced employment with H-D in April 2021.

Because Legacy LiveWire was not an independent company during 2021, all compensation and benefits described below were provided by H-D and all decisions as to the compensation of the named executive officers during 2021 were made by H-D. Accordingly, this section describes the material components of the executive compensation programs established by H-D. In connection with the Separation, we established a compensation committee of the Board to determine the compensation of our named executive officers.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs summarized in this discussion.

2021 Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the fiscal year ended December 31, 2021:

Name and Principal Position	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Jochen Zeitz	2,500,000	—	6,000,030	6,435,000	3,000,000	170,538	18,105,568
Chief Executive Officer
Ryan Morrissey	357,877	500,000	347,275	—	1,144,178	8,221	2,357,551
President

(1)

Amounts reflect the base salary earned by our named executive officers in 2021. Mr. Morrissey commenced employment with H-D in April 2021 and his earned salary reflects his partial year of employment with H-D.

(2)	Amount reflects a one-time sign-on bonus paid to Mr. Morrissey in connection the commencement of his employment with H-D during 2021.

(3)

Amounts reflect the aggregate grant date fair value of performance shares and RSUs granted under the H-D Stock Plan (as defined below) to the named executive officer during the fiscal year ended December 31, 2021, in each case, computed in accordance with FASB ASC Topic 718. The grant date fair value of restricted stock unit awards was based on the market price of the underlying stock as of the date of grant (which considers the value of dividend equivalents that the holder is entitled to receive). The grant fair value of performance share awards was determined using a Monte-Carlo simulation on the date of grant. Key assumptions included a historical volatility of 54.99% and a risk-free rate of 0.27%. The grant date fair value of the performance share award for Mr. Morrissey included in the table is based on achievement of the performance objectives at target, which was the probable outcome of such objectives at the time of grant. The grant date fair value of Mr. Morrissey’s performance shares based on achievement of the performance objectives at the maximum level of performance (i.e., 200% of the target amount) is $238,543 based on H-D’s stock price on the date of grant. Consistent with FASB ASC Topic 718, the value of the performance shares reflected in the table above includes only the portion of the performance shares for which a performance goal was established during the year ended December 31, 2021, which was one-third of the total performance shares awarded.

(4)

Amount reflects the aggregate grant date fair value of stock options granted under the H-D Stock Plan to Mr. Zeitz during the fiscal year ended December 31, 2021, computed in accordance with FASB ASC Topic 718. The grant date fair value of the stock option award was determined using a Monte-Carlo simulation on the date of grant. Key assumptions included an expected life of 5.5 years, a historical volatility of 44.1%, a dividend yield of 1.49% and a risk-free interest rate of 1.21%.

(5)

Amounts reflect short-term incentive payments earned by each named executive officer under H-D’s annual short-term incentive program for 2021, which were earned based on H-D’s operating income, and, for Mr. Morrissey, a Performance Bonus as described below under “2021 Cash Incentives – LiveWire Bonus.” Mr. Morrissey’s short-term incentive payment was prorated for the portion of calendar year 2021 during which he was employed by H-D.

(6)

Amounts reflect the following: (i) H-D’s contributions to its 401(k) plan ($24,450 and $8,221 for Messrs. Zeitz and Morrissey, respectively), (ii) H-D’s contributions to its deferred compensation plan for Mr. Zeitz ($57,708) and (iii) compensation associated with Mr. Zeitz’s usage of H-D’s aircraft based on the incremental cost to H-D ($88,380). Incremental cost for Mr. Zeitz’s usage of H-D’s aircraft was calculated based on an annual average cost per flight hour which includes costs for fuel, landing/hanger fees, crew travel costs, catering and other variable flight expenses. This annual average cost per flight hour was then multiplied by the hours flown in connection with Mr. Zeitz’s aircraft usage, including any flight hours necessary to reposition the aircraft. Since H-D uses its aircraft primarily for business travel, it does not include costs that H-D would have incurred regardless of Mr. Zeitz’s aircraft usage, such as depreciation, pilot salaries and maintenance costs.

Narrative to Summary Compensation Table

2021 Salaries

In 2021, the named executive officers received an annual base salary from H-D to compensate them for services rendered to H-D. The base salary payable to each named executive officer was intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. As of the end of 2021, the annual base salaries for our named executive officers were $2,500,000 for Mr. Zeitz and $475,000 for Mr. Morrissey. The actual base salaries earned by our named executive officers for services to H-D in 2021 are set forth above in the Summary Compensation Table in the column entitled “Salary.”

We evaluated the base salaries of our executive officers, including our named executive officers, in consultation with our compensation consultant, in connection with consummating the Business Combination and determined not to make any changes.

Signing Bonus

In 2021, Mr. Morrissey received a one-time signing bonus of $500,000 in connection with his commencement of employment with H-D. The signing bonus was repayable upon a voluntary termination of Mr. Morrissey’s employment within twelve months after his start date.

In connection with the Separation, we implemented a cash incentive plan in which our employees (including our named executive officers) are currently eligible to participate.

2021 Cash Incentives

H-D Short-Term Incentive Plan

Our named executive officers were eligible to participate in H-D’s short-term incentive plan. For 2021, annual cash incentives under H-D’s short-term incentive plan were targeted at a percentage of base salary and earned based on H-D’s operating income. For 2021, our named executive officers’ target incentive targets under H-D’s short-term incentive plan were as follows: for Mr. Zeitz, 60% of his base salary; and for Mr. Morrissey, 90% of his base salary. Mr. Morrissey’s short-term incentive was prorated for 2021 based on his partial year of employment with H-D. The actual amounts earned by Messrs. Zeitz and Morrissey under H-D’s short term incentive plan for 2021 were $3,000,000 and $644,178, respectively.

LiveWire Bonus

Pursuant to his offer letter with H-D (as discussed below under “Executive Compensation Arrangements—Executive Employment Arrangements”), during 2021, Mr. Morrissey was eligible to receive a performance-based bonus of up to $500,000 (the “Performance Bonus”) based on the achievement of certain performance goals determined by H-D and Mr. Morrissey. For 2021, Mr. Morrissey’s Performance Bonus was based on the achievement of the following goals related to our business: (i) launching the LiveWire brand (weighted at 20%), (ii) building our team and filling key employee roles (weighted at 20%), (iii) developing a digital online purchase path for our customers (weighted at 20%), (iv) opening retail operations in Southern California (weighted at 20%) and (v) commence building a dealer network that creates a desirable customer experience (weighted at 20%). The amount of the Performance Bonus earned by Mr. Morrissey in respect of his performance during 2021 was the full $500,000 for which he was eligible.

Equity Compensation

2021 Equity Grants

During 2021, H-D awarded restricted stock units (“RSUs”) to each of our named executive officers, as well as stock options to Mr. Zeitz and performance shares to Mr. Morrissey under H-D’s 2020 Incentive Stock Plan (the “H-D Stock Plan”), as described below.

On February 3, 2021, Mr. Zeitz was granted an award of 181,764 RSUs. Such RSUs vested in full on the first anniversary of the grant date, subject to Mr. Zeitz’s continued employment with H-D through such date. In addition, if Mr. Zeitz’s employment with H-D had terminated other than for cause prior to such date, the RSUs would have vested in full upon such termination. Additionally, if Mr. Zeitz’s employment with H-D had terminated due to his death or “disability” (as defined in the H-D Stock Plan), a pro rata portion of the RSUs would have vested upon such termination based on the length of his employment between the grant date and the date of termination.

On May 4, 2021, Mr. Morrissey was granted 4,761 RSUs. One-third of the RSUs vest on each of the first three anniversaries of the grant date, subject to Mr. Morrissey’s continued employment with H-D through such date.

On May 4, 2021, Mr. Morrissey was awarded 7,142 performance shares (based on the target level of performance). A number of such performance shares ranging from 0% to 200% of the target level are eligible to vest and be paid in shares of H-D common stock based on H-D’s attainment of annual performance goals for each year within the overall three-year performance period that commenced on January 1, 2021 and will end December 31, 2023. The awards are also subject to Mr. Morrissey’s continued employment with H-D through the vesting date. The performance goals for the 2021 annual period included return on invested capital, revenue, diversity and employee engagement. At the conclusion of the three-year performance period, the number of earned performance shares may be increased or decreased by up to 15% based on H-D’s total shareholder return relative to certain peer group companies over the performance period. The peer group companies selected for this purpose consist of publicly-traded non-automotive original equipment manufacturers consumer discretionary companies. To the extent performance shares vest, Mr. Morrissey will also receive the accumulated dividends that accrue over the performance period, in direct proportion to the number of performance shares that actually vest.

On December 1, 2021, Mr. Zeitz was granted an option to acquire 500,000 shares of H-D’s common stock at an exercise price of $36.63 per share. The option will not become exercisable until H-D’s ten-day average closing stock price meets or exceeds the following stock prices during the five-year period beginning on the grant date and will become vested only to the extent service conditions are met, as follows:

Ten-Day Average Closing Stock Price Achievement During Five-Year Period Beginning on Grant Date*	Employment Through a Date Prior to December 31, 2023 (% Exercisable)	Employment as H-D CEO Through December 31, 2023 (% Exercisable)	Employment as H-D CEO or H-D Board-Approved Role Through December 31, 2024 (% Exercisable)
$65.00 or higher (% Exercisable)	0%	66.0%**	100.0%**
$60.00 (% Exercisable)	0%	52.8%	80.0%
$55.00 (% Exercisable)	0%	39.6%	60.0%
$50.00 (% Exercisable)	0%	26.4%	40.0%
$45.00 (% Exercisable)	0%	13.2%	20.0%
Less Than $45 (% Exercisable)	0%	0.0%	0.0%
Option Term	N/A	If termination of employment occurs before December 31, 2024, option term reduced to six years from grant date	Option term remains ten years from grant date

*	Percentage of the option that is exercisable will be interpolated linearly between specified stock price achievement levels.

**	Percentage indicates percentage of the option that become nonforfeitable (i.e., vested) based on employment through this date.

Any portion of Mr. Zeitz’s option that is not vested based on continued service at the time of Mr. Zeitz’s termination of employment with H-D will be forfeited, except that, if Mr. Zeitz’s employment is terminated by H-D without cause prior to December 31, 2023, then he will be deemed to have satisfied the continuous employment requirement with respect to a pro rata portion of the 66.0% of the option that was tied to his continuous employment through December 31, 2023. Any portion of the option that is not exercisable based on the stock price goals by December 31, 2026, will be forfeited as of such date, and any unexercised portion of the option will be immediately forfeited if Mr. Zeitz’s employment with H-D is terminated for cause.

The following table sets forth the options, performance shares and RSUs granted to our named executive officers in 2021.

Named Executive Officer	2021 Options Granted	2021 Performance Shares Granted	2021 RSUs Granted
Jochen Zeitz	500,000	—	181,764
Ryan Morrissey	—	2,381	4,761

Consistent with FASB ASC Topic 718, the number of performance shares granted to Mr. Morrissey included in the table above represents one-third of his total 2021 performance share award, representing the portion of his award for which the performance goals were established during 2021. H-D establishes and communicates to grantees the annual performance goals for each of the years within the overall three-year performance period at the beginning of each annual performance period.

All of the H-D incentive equity awards held by our named executive officers as of December 31, 2021 are further described below in the section entitled, “—Outstanding Equity Awards at Fiscal Year-End.”

2022 Incentive Award Plan

In connection with the Business Combination, our Board adopted, and our shareholders approved, a 2022 Incentive Award Plan, referred to herein as the “Incentive Plan,” to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of us and certain of our affiliates to enable us to obtain and retain services of these individuals, which is essential to our long-term success.

Other Elements of Compensation

During 2021, our named executive officers participated in benefit plans and programs maintained by, and received perquisites from, H-D, each as described below.

Retirement, Health and Welfare Plans

In 2021, the named executive officers participated in H-D’s defined contribution 401(k) plan on the same basis as other full-time employees of H-D. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan.

In 2021, our named executive officers participated in health and welfare plans maintained by H-D, including:

•	medical, dental and vision benefits;

•	dependent care flexible spending accounts;

•	short-term and long-term disability insurance; and

•	basic life and accidental death and dismemberment insurance.

As a result of the Separation, we adopted a defined contribution 401(k) plan and health and welfare plans in which our employees (including our named executive officers) presently participate.

Deferred Compensation Plan

In 2021, Mr. Zeitz participated in a non-qualified deferred compensation plan (the “Deferred Compensation Plan”) maintained by H-D for the benefit of its highly compensated employees. Under the Deferred Compensation Plan, H-D pays participants amounts that would have been accrued or payable under H-D’s 401(k) plan as if statutory limits that apply to such 401(k) plan had not been applicable.

Under the Deferred Compensation Plan, participants can defer a portion of their base salaries and/or annual short term incentive plan payment. If a participant in the Deferred Compensation Plan makes an election to defer eligible compensation and there are statutory limits on such participant’s ability to defer at least 6% of eligible compensation into H-D’s 401(k), then the participant receives a matching contribution from H-D in an amount equal to the contribution that would have been made to H-D’s 401(k) if no statutory limit had been applicable.

Perquisites

During 2021, H-D provided limited perquisites to the named executive officers to ensure that H-D remains market competitive. For 2021, these perquisites consisted solely of Mr. Zeitz’s use of H-D’s corporate aircraft to occasionally commute between Wisconsin and New Mexico.

No Tax Gross-Ups

During 2021, H-D did not make gross-up payments to cover our named executive officers’ personal income taxes pertaining to any of the compensation or perquisites paid or provided by H-D.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of H-D’s common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2021.

		Option Awards				Stock Awards
Name	Grant Date	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Units of Stock That Have Not Vested ($)(1)		Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(1)
Jochen Zeitz	02/03/2021	—		—	—	181,764	(2)	6,850,685		—		—
	12/01/2021	500,000	(3)	36.63	12/31/2026	—		—		—		—
Ryan Morrissey	05/04/2021	—		—	—	—		—		4,167	(4)	157,054
	05/04/2021	—		—	—	4,761		179,442	(5)	—		—

(1)	The dollar values stated reflect the number of units or shares held at the end of 2021, multiplied by the closing price of H-D’s common stock on December 31, 2021, which was $37.69.

(2)

The RSUs subject to this grant vested on the first anniversary of the grant date, subject to Mr. Zeitz’s continued employment with H-D through such date. In addition, if Mr. Zeitz’s employment with H-D had terminated other than cause, such RSUs would have vested in full (to the extent then-unvested) upon such termination. Additionally, if Mr. Zeitz’s employment with H-D had terminated due to his death or “disability” (as defined in the H-D Stock Plan), a pro rata portion of the RSUs would have vested upon such termination based on the length of his employment between the grant date and the date of termination.

(3)

The stock option is eligible to become exercisable upon the attainment of certain stock price goals and will become vested only to the extent service conditions are met through December 31, 2023 and/or December 31, 2024 (as applicable). For additional detail on the vesting and exercise conditions related to the stock option, see “Equity Compensation—2021 Equity Grants.”

(4)

These performance shares are eligible to vest on December 31, 2023 and be paid in shares of H-D common stock based on H-D’s attainment of certain annual performance goals each year of an overall three-year performance period commencing January 1, 2021 and ending December 31, 2023, subject to Mr. Morrissey’s continued employment with H-D through the vesting date. The performance goals for the 2021 annual period included return on invested capital, revenue, diversity and employee engagement. At the conclusion of the three-year performance period, the number of earned performance shares may be increased or decreased by up to 15% based on H-D’s total shareholder return relative to certain of its peer group companies over the performance period. Amounts reported represent only the portion of the performance shares for which a performance goal was established during the year ended December 31, 2021, which was one-third of the total performance shares granted, and, in accordance with applicable SEC rules, such performance shares are disclosed at 175% of target level (due to three out of the four relevant performance goals exceeding target level during 2021).

(5)

The RSUs subject to this grant will vest with respect to one-third of the RSUs subject thereto on each of the first three anniversaries of the grant date, subject to Mr. Morrissey’s continued employment with H-D through such date. The RSUs were canceled upon the Separation in exchange for the right to receive cash payments on each regular RSU vesting date.

Executive Compensation Arrangements

Executive Employment Arrangements

During 2021, H-D was party to employment arrangements with Messrs. Zeitz and Morrissey, the material terms of which are summarized below. Going forward, we expect to evaluate whether to enter into new or updated employment arrangements with our named executive officers, from time to time.

Mr. Zeitz Employment Arrangements

Pursuant to a letter agreement between H-D and Mr. Zeitz, dated March 1, 2020 (the “March 2020 Zeitz Agreement”), Mr. Zeitz served as H-D’s Acting President and Chief Executive Officer. Under the March 2020 Zeitz Agreement, Mr. Zeitz was entitled to an annual base salary, the grant of H-D equity awards in the form of RSUs and eligibility to participate in H-D’s deferred compensation plan and other employee benefit plans. The March 2020 Zeitz Agreement also described H-D’s stock ownership guidelines, which require Mr. Zeitz to acquire and hold H-D stock with a value equal to 600% of his annual base salary within five years after commencing employment with H-D.

On May 6, 2020, H-D and Mr. Zeitz entered into a new letter agreement with Mr. Zeitz pursuant to which H-D appointed Mr. Zeitz as its President and CEO (previously Mr. Zeitz served in such positions on an interim basis) (the “May 2020 Zeitz Agreement”). The May 2020 Zeitz Agreement contains substantially similar terms to the March 2020 Zeitz Agreement. Although the May 2020 Zeitz Agreement did not provide for severance or payments or benefits in connection with a change in control, it provided for Mr. Zeitz’s continued participation in H-D’s Executive Severance Plan and entitlement to a Transition Agreement, each as described below.

On December 1, 2021, H-D entered into a separate letter agreement with Mr. Zeitz (the “2021 Zeitz Agreement”) setting forth certain terms of his continued employment as Chief Executive Officer of H-D. The 2021 Zeitz Agreement provides for a reduction in Mr. Zeitz’s base salary from $2.5 million to $1.9 million and a target annual bonus opportunity of $2.4 million, in each case, effective January 1, 2022. In addition, the 2021 Zeitz Agreement provides for the grant to Mr. Zeitz during 2021 of the option to purchase 500,000 shares of H-D common stock discussed above under “Equity Compensation—2021 Equity Grants” and states that Mr. Zeitz will receive, during calendar year 2022, a grant by H-D of RSUs with a target grant date value of $6 million. The 2021 Zeitz Agreement also states that, subject to approval by H-D’s Human Resources Committee, Mr. Zeitz’s 2023 and future long-term incentive grants are expected to have a target grant date value of no less than $6 million annually and are expected to be delivered entirely in the form of RSUs. Although the 2021 Zeitz Agreement does not provide for severance or payments or benefits in connection with a change in control, it does provide for Mr. Zeitz’s continued participation in H-D’s Executive Severance Plan and entitlement to a Transition Agreement, each of which is described below.

Mr. Morrissey Employment Arrangement

On February 27, 2021, H-D entered into a letter agreement with Mr. Morrissey (the “Morrissey Agreement”) pursuant to which Mr. Morrissey serves as Chief Electric Vehicle Officer of H-D. Under the Morrissey Agreement, Mr. Morrissey was entitled to an annual base salary, eligibility to participate in H-D’s short-term and long-term incentive plans with annual grants targeted at 90% and 120% of his base salary, respectively, eligibility to receive a Performance Bonus of up to $500,000 based on the achievement of certain performance goals determined by H-D and Mr. Morrissey (discussed in more detail above under “Narrative to Summary Compensation Table—2021 Cash Incentives”), and eligibility to participate in H-D’s employee benefit plans. The Morrissey Agreement requires Mr. Morrissey to acquire and hold H-D stock with a value equal to 300% of his annual base salary within five years after commencing employment with H-D. The Morrissey Agreement provides for participation in H-D’s Executive Severance Plan, but does not provide for enhanced payments or benefits in connection with a change in control.

In addition, pursuant to the Morrissey Agreement, for the year in which external investor funding was secured for us, Mr. Morrissey was eligible to receive a cash incentive bonus of up to $1 million based on our success in securing external investor funding (the “Funding Payment”). If we secured any external investor funding, then his minimum Funding Payment will equal $250,000. If external funding that valued our company LiveWire between $1 billion and $4 billion was secured, then Mr. Morrissey’s Funding Payment would be prorated between $250,000 and $1 million (for example, if the valuation was $3 billion, then Mr. Morrissey’s Funding Payment would equal $750,000). The amount of the Funding Payment was determined to equal $443,000 and was paid to Mr. Morrissey following the closing of the Business Combination.

Executive Severance Plan

During their employment with H-D during 2021, Messrs. Zeitz and Morrissey participated in H-D’s Executive Severance Plan. The Executive Severance Plan provides that, upon a termination of the applicable named executive officer’s employment (other than for cause or due to death or disability), H-D will pay such named executive officer severance consisting of (i) a lump sum payment equal to 24 months’ base salary, (ii) a prorated short-term incentive plan payment for the year of termination (based on actual performance, calculated pursuant to the Executive Severance Plan), (iii) up to 18 months’ continuation of certain employee benefits, such as life insurance, medical, dental and vision benefits, (iv) a lump sum cash payment of $10,000 for use in securing outplacement services, and (v) a lump sum cash payment of $10,000 for use in securing financial planning assistance. The receipt of such severance is conditioned upon the applicable named executive officer’s agreement to certain restrictive covenants, including 12-month post-termination non-competition and non-solicitation covenants, 24-month post-termination employee non-solicitation covenants and execution of a general release of claims in favor of H-D.

The Executive Severance Plan provides that, to the extent payments under such plan would be considered “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, such payments will (i) be reduced to a point at which they are no longer considered excess parachute payments (solely if the after-tax value of such payments to the named executive officer, had such reduction not been applied, would be 110% or less of the after-tax value of the reduced payments) or (ii) be paid in full to the named executive officer with the named executive officer being personally liable for the excise tax.

Transition Agreements

During 2021, H-D was party to a transition agreement with Mr. Zeitz. The transition agreement provides for certain employment terms that will apply to Mr. Zeitz following a change of control of H-D. In addition, the transition agreement provides that, upon a termination of Mr. Zeitz’s employment (i) by H-D (other than for cause) or (ii) due to a resignation by Mr. Zeitz for good reason, in either case, within two years after a change of control of H-D, then Mr. Zeitz will receive severance consisting of (a) two times the sum of his highest base salary during the five years preceding termination, plus his target short-term incentive opportunity for the year in which the change of control occurs, payable in lump sum on the first business day of the month following the six-month anniversary of the date of termination, (b) full vesting of all then-outstanding H-D equity awards (with any performance-based awards vesting based on the target level of performance) and any account balance under H-D’s pension, savings or other retirement programs, (c) a prorated short-term incentive plan payment based on the greater of the target performance for the fiscal year in which the termination occurs or the bonus received for the year prior to the change of control, payable in lump sum on the first business day of the month following the six-month anniversary of the date of termination, (d) up to 24 months’ continuation of certain employee benefits, such as life insurance, medical, dental and vision benefits, (e) a lump sum cash payment of $20,000 for use in securing outplacement services and (f) a lump sum payment of $20,000 for use in securing financial planning assistance. The receipt of such severance is conditioned upon Mr. Zeitz’s compliance with certain restrictive covenants and execution of a general release of claims in favor of H-D.

The transition agreement provides that, to the extent payments under such agreement would be considered “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, such payments will be reduced to a point at which they are no longer considered excess parachute payments or Mr. Zeitz will receive the full payment and be personally liable for the excise tax, whichever produces the larger after-tax benefit to Mr. Zeitz.

Non-Employee Director Compensation

In 2021, we were not an independent company and, accordingly, did not have a board of directors or a non-employee director compensation program.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Policy

The Board has adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director or nominee to become a director or a holder of more than 5% of any class of our voting securities (including Common Stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to our Audit and Finance Committee (or, where review by our Audit and Finance Committee would be inappropriate, to another independent body of the Board) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our Audit and Finance Committee takes into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.

Our Audit and Finance Committee will approve only those transactions that it determines are fair to us and in our best interests.

ABIC Relationships and Related Party Transactions

Founder Shares

On July 29, 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of ABIC in consideration for 11,500,000 Class B Ordinary Shares. On August 4, 2020, ABIC effected a share dividend resulting in 14,375,000 Class B Ordinary Shares being issued and outstanding. On September 14, 2020, the Sponsor irrevocably surrendered to ABIC for cancellation and for nil consideration 2,875,000 Class B Ordinary Shares resulting in the Sponsor holding 11,500,000 Class B Ordinary Shares. The Founder Shares included an aggregate of up to 1,500,000 shares that were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised, so that the number of Founder Shares will equal, on an as-converted basis, approximately 20% of the issued and outstanding ABIC Shares after the IPO. On November 16, 2020, the underwriters’ election to exercise their over-allotment option expired unexercised, resulting in the forfeiture of 1,500,000 shares. Accordingly, as of March 31, 2022, there were 10,000,000 Founder Shares issued and outstanding. The Founder Shares are identical to the Class A Ordinary Shares included in the ABIC Units, except that (i) the Founder Shares are subject to certain transfer restrictions; (ii) the

ABIC initial shareholders, officers and directors of ABIC have entered into a letter agreement with ABIC, pursuant to which they have agreed, for no additional consideration, (a) to waive their redemption rights with respect to their Founder Shares and Public Shares owned in connection with the completion of an initial business combination, (b) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if ABIC fails to complete an initial business combination by October 5, 2022 (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if ABIC fails to complete its initial business combination within such time period) and (c) to vote their Founder Shares and any Public Shares purchased during or after the IPO in favor of an initial business combination; and (iii) the Founder Shares are automatically convertible into Class A Ordinary Shares at the time of the Business Combination on a one-for-one basis, subject to adjustment pursuant to the anti-dilution provisions contained in the ABIC organizational documents.

The ABIC initial shareholders initially agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earliest of (A) one year after the completion of a Business Combination; and (B) subsequent to a Business Combination, (x) if the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which ABIC completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property.

In connection with the Business Combination, the Sponsor forfeited an aggregate of 2,000,000 Class B ordinary shares of ABIC in accordance with the Investor Support Agreement. In connection with the Business Combination, each of the remaining 8,000,000 Founder Shares converted on a one-for-one basis into one share of Common Stock.

Registration and Shareholders Rights

Pursuant to the ABIC Registration and Shareholders Rights Agreement entered into on October 1, 2020 (the “ABIC Registration and Shareholder Rights Agreement”), the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (as defined below) (and any Class A Ordinary Shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans) are entitled to registration rights. The holders of these securities well be entitled to make up to three demands, excluding short-form demands, that ABIC register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the ABIC Registration and Shareholders Rights Agreement provides that ABIC will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the Founder Shares, in accordance with the Insider Letter Agreement, as amended, and (ii) in the case of shares issued pursuant to the Private Placement Warrants, 30 days after the completion of ABIC’s initial business combination. The ABIC Registration and Shareholders Rights Agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering ABIC securities. ABIC will bear the expenses incurred in connection with the filing of any such registration statements.

In connection with the Business Combination, the ABIC Registration and Shareholders Rights Agreement was terminated upon the execution of the Registration Rights Agreement.

Administrative Services Agreement

ABIC entered into an agreement, commencing on October 5, 2020, to pay an affiliate of the Sponsor up to $10,000 per month for office space, secretarial and administrative support services. For the three months ended June 30, 2022 and 2021, ABIC incurred $30,000 and $30,000 in fees for these services, respectively, of which

$30,000 and $30,000 are included in accounts payable and accrued expenses in the accompanying condensed consolidated balance sheets as of June 30, 2022 and December 31, 2021, respectively. Upon the completion of the Business Combination, ABIC ceased paying these monthly fees.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of ABIC’s officers and directors could, but were not obligated to enter into Working Capital Loans (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. As of June 30, 2022, December 31, 2021 and December 31, 2020, ABIC had no outstanding borrowings under the Working Capital Loans.

LiveWire Relationships and Related Party Transactions

Throughout this section, unless otherwise noted, “Legacy LiveWire,” “Company,” “we,” “us,” “our” and similar terms refer to LiveWire EV, LLC and its subsidiaries prior to the consummation of the Business Combination

Registration Rights Agreement

On September 26, 2022, LiveWire entered into the Registration Rights Agreement, with Legacy LiveWire, the Sponsor, Legacy LiveWire Equityholder, John Garcia, John Replogle and George Serafeim (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, Legacy LiveWire, the Sponsor, Legacy LiveWire Equityholder, John Garcia, John Replogle and George Serafeim are entitled to certain piggyback registration rights and customary demand registration rights.

The Registration Rights Agreement provides that, as soon as practicable, and in any event within 30 calendar days after the Closing, LiveWire will use commercially reasonable efforts to file with the SEC a shelf registration statement. LiveWire will use its commercially reasonable efforts to have such shelf registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty calendar days after the filing thereof (or ninety calendar days after the filing thereof if the SEC notifies LiveWire that it will “review” the registration statement) and (ii) five business days after the date LiveWire is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review; and LiveWire will not be subject to any form of monetary penalty for its failure to do so.

The Registration Rights Agreement also provides for certain lock-up restrictions on the shares of Common Stock and any other equity securities convertible into or exercisable or exchangeable for shares of Common Stock (including any Private Placement Warrants) held by the Sponsor, Legacy LiveWire Equityholder, Mr. Garcia, Mr. Replogle and Mr. Serafeim (the “Lock-up Shares”). Pursuant to the Registration Rights Agreement, (i) Legacy LiveWire Equityholder (together with its respective successors and any permitted transferees) agreed to be subject to a seven year lock-up from the Closing Date, (ii) the Sponsor, John Replogle and George Serafeim (together with their respective successors and any permitted transferees) agreed to be subject to a 365-day lock-up from the Closing Date and (iii) John Garcia (together with his respective successors and any permitted transferees) agreed to be subject to an eighteen month lock-up from the Closing Date. Such lock-up restrictions are subject to certain customary exceptions, and an early-release provision if the volume-weighted average of the shares of Common Stock is greater than or equal to $18.00 for any 20 trading days within a 30-trading day period; however, with respect to Lock-up Shares held by Company Equityholder, such early release provision commences at least 18 months after the Closing Date and any sales pursuant to such early release provision is subject to the review of the Conflicts Committee. In addition, the Lock-up Shares held by Legacy LiveWire Equityholder are subject to early release when written notice of termination is given by LiveWire (or its permitted assigns or successor), pursuant to Section 13.3 of the Contract Manufacturing Agreement.

Separation Agreement

On September 26, 2022, we entered into a Separation Agreement with H-D (the “Separation Agreement”). The Separation Agreement sets forth our agreements with H-D regarding the Separation.

Transfer of Assets and Assumption of Liabilities. The Separation Agreement identifies the assets to be transferred, liabilities to be retained or assumed (as applicable) and contracts to be assigned or retained (as applicable) to each of Legacy LiveWire and H-D (and its applicable subsidiaries) as part of the Separation. The Separation Agreement provides for when and how such transfers, assumptions and assignments will occur (to the extent that such transfers, assumptions and assignments have not already occurred prior to the parties’ entry into the Separation Agreement).

The Separation Agreement further sets forth the basis on which specified assets or liabilities (or any part thereof), the transfer of which is subject to a third-party consent, approval, permission or waiver, which has not been obtained by the date on which implementation of the Separation occurs in the relevant jurisdiction, will continue to be held by the relevant transferor for the account, risk and economic benefit of, and at the cost of, the relevant transferee.

Intercompany Arrangements. All agreements, arrangements, commitments and understandings, including most intercompany accounts, between us, on the one hand, and H-D or any of its subsidiaries, on the other hand, terminate effective as of the completion of the Separation, except specified agreements and arrangements that are intended to survive completion of the Separation that are either transactional in nature or at arms’-length terms.

Representations and Warranties. Except as expressly set forth in the Separation Agreement or any ancillary agreement, neither we nor H-D make any representation or warranty as to the assets, business or liabilities transferred or assumed as part of the Separation, or as to the legal sufficiency of any assignment, document or instrument delivered to convey title to any asset or thing of value transferred in connection with the Separation. Except as expressly set forth in the Separation Agreement and certain other ancillary agreements, all assets are transferred on an “as is,” “where is” basis.

Indemnification. We and H-D each agree to indemnify the other and each of the other’s shareholders, stockholders, directors, partners, managers, managing members, officers, agents or employees for losses incurred that arise out of or result from (i) liabilities of us or H-D, as applicable, resulting, directly or indirectly, from liabilities assumed or retained (as applicable) by the other party; and (ii) liabilities of us or H-D, as applicable, resulting, directly or indirectly, from the operations of the Legacy LiveWire business or the H-D business, as applicable, from and after the effective time of the Separation.

Release of Claims. We and H-D each agree to release the other and its affiliates, successors and assigns, and all persons that, prior to completion of the Separation, have been the other’s shareholders, stockholders, directors, officers, agents or employees, and their respective heirs, executors, administrators, successors and assigns, from any claims against any of them that arise out of or relate to our and H-D’s respective businesses, provided that such release will not be effective with respect to (i) any liability provided in or resulting from certain existing agreements between us and H-D to the extent such liability is specified as not to terminate as of the effective time of the Separation; (ii) any liability provided in or resulting from any of the ancillary agreements or any contract or understanding entered into after the effective time of the Separation between us and H-D and our and their respective affiliates; (iii) any liability assumed, transferred, assigned or allocated to us and our affiliates or H-D and its affiliates in accordance with the Separation Agreement; or (iv) any liability that we or H-D have with respect to indemnification or contribution pursuant to the Separation Agreement or otherwise for claims brought against us or H-D by third parties that are governed by terms of the Separation Agreement.

Mutual non-solicitation undertaking. Subject to certain customary exceptions, each of us and H-D agree to a three-year mutual non-solicitation undertaking regarding the other party’s employees.

Other matters governed by the Separation Agreement. Other matters governed by the Separation Agreement include, without limitation, shared contracts and permits, termination, assignment, insurance arrangements, guarantees and letters of credit, confidentiality, mutual assistance and information sharing and retention after completion of the Separation, and transfer of and post-Separation access to certain books and records.

Transition Services Agreement

On September 26, 2022, we entered into a Transition Services Agreement with H-D (the “Transition Services Agreement”) in connection with the separation of the Legacy LiveWire business from H-D pursuant to the terms of the Separation Agreement entered into by Legacy LiveWire and H-D at the Closing (the “Separation”), pursuant to which H-D provides to us various services and support on a transitional basis to give us some time to develop the capability to provide the relevant services and support to ourselves or to engage a third-party provider to provide those services and support. The services and support provided by H-D to us include IT, administration, human resources, supply chain management, engineering, customer and dealer support, ESG support, financial reporting and accounting services and marketing support.

H-D provides us services and support under the Transition Services Agreement with substantially the same standard of care, quality, priority, timeliness and skill as provided to its own businesses or to our business during the one-year period prior to the Separation. The charges for the services are on a cost-plus basis (with a mark-up to reflect the management and administrative cost of providing the services). The services generally commenced on the date of the Separation and are intended to terminate between six and twelve months of the date of the Separation. We generally have the ability to (i) extend the term that a service is provided for by up to six months, subject to a maximum aggregate service term of 18 months; and (ii) terminate any or all services early subject to a 45-day notice period. H-D has the right to terminate the Transition Services Agreement for our non-payment of charges.

Each party is liable to the other party for any third-party claim or cause of action arising from the indemnifying party’s fraud, gross negligence or willful misconduct in connection with the Transition Services Agreement. H-D’s maximum liability to us under the Transition Services Agreement is $2,000,000.

Master Services Agreement

On September 26, 2022, we entered into a Master Services Agreement with H-D (the “Master Services Agreement”) in connection with the Separation, pursuant to which H-D provides us with certain services that we do not yet have the capability to perform for ourselves, including services related to testing and development, product regulatory support, color materials, finishes, paint and graphics, technical publication, application support and maintenance, service desk support, warehousing support, safety investigation, and marketing vehicle and fleet center, as we may request from time to time. The Master Services Agreement contemplates that each of the services is set forth in a separate statement of work, which is agreed to by H-D and us. This agreement has an initial term of seven years, and will be renewable upon mutual agreement. The agreement or any statement of work may be terminated by either party upon the other party’s material, uncured breach. H-D may also terminate the agreement upon Legacy LiveWire’s change of control, or, at the end of a calendar year, in the event that Legacy LiveWire failed to engage H-D to manufacture at least forty percent of Legacy LiveWire’s production during that calendar year.

A joint steering committee composed of senior executives and/or designees of each party meets annually to formulate a forecast and plan for our anticipated service needs, and oversees the progress of the services and address any disputes. H-D provides the services and deliverables under the Master Services Agreement in accordance with agreed specifications. Acceptance of any deliverables is subject to testing by us to determine whether they meet the agreed acceptance criteria. As our sole remedy for H-D’s failure to meet the acceptance criteria, H-D will re-perform the services or, at our option, issue a refund after three attempts at correction. The charges for the services are on a cost-plus basis (with a mark-up of eight percent to reflect the management and administrative cost of providing the services). Unless we agree otherwise for a particular project, we will own the intellectual property rights in the deliverables that H-D creates on our behalf, excluding H-D’s background intellectual property and improvements thereof. We have a non-exclusive, royalty-free license to use H-D’s background intellectual property in connection with our exploitation of our deliverables.

Each party indemnifies the other for any third-party claim arising from the indemnifying party’s breach of the Master Services Agreement, violation of applicable law or tortious conduct resulting in death or personal injury, or any destruction of real or personal property for which the indemnifying party is legally responsible. In addition, each party indemnifies the other party for third-party claims alleging IP infringement. Specifically, H-D indemnifies us with respect to third-party infringement claims arising from our use of H-D’s intellectual property in accordance with the agreement, and we indemnify H-D with respect to third-party infringement claims arising from H-D’s use of our specifications, designs and other materials that we provide to H-D pursuant to the Master Services Agreement. Except for claims for indemnification, or liability arising from a party’s fraud, gross negligence or willful misconduct, neither party’s aggregate liability to the other in connection with a statement of work entered under the Master Services Agreement will exceed the total amount of fees paid or payable by us to H-D for the services under that statement of work in the 12-month period preceding the claim giving rise to liability.

Contract Manufacturing Agreement

On September 26, 2022, we entered into a Contract Manufacturing Agreement with H-D (the “Contract Manufacturing Agreement”) in connection with the Separation, pursuant to which H-D provides contract manufacturing and procurement services to us for the products in our LiveWire platform, as well as our anticipated Speed and SpeedWire platforms. H-D is our exclusive manufacturer for these platforms for five years from the date that H-D begins manufacturing the relevant platform (and five years from the Separation for the LiveWire platform). Following this exclusivity period, we may terminate the agreement for one or more products within the relevant platform upon two years’ notice, subject to payment of certain termination charges (which are intended to compensate H-D for its capital investment and other sunken costs). The agreement may also be terminated, in whole or part, by either party upon the other party’s material, uncured breach, inability to perform its obligations for more than six months due to a force majeure event, bankruptcy or insolvency, or change of control.

Under the Contract Manufacturing Agreement, we are subject to a minimum annual volume commitment for each product and pay a deficit fee for failure to meet the minimum. The products that H-D manufactures for us are priced on a cost-plus basis, with a mark-up of six percent of H-D’s cost for manufacturing the relevant product. An operational committee consisting of designated employees of each party will meet quarterly for administrative purposes, including for the review of changes to pricing, minimum volumes and other terms H-D will procure, on our behalf, equipment and materials that are used in both H-D’s and our products, and we will procure all other equipment and materials, as well as tooling, needed to manufacture the products.

The Contract Manufacturing Agreement contains a limited warranty by H-D that the products it delivers to us will conform to our specifications, and that they will be free from defects in workmanship, liens and encumbrances. The warranty extends for a period of five years from delivery to us for batteries, two years from delivery to our end customer for motorcycles (including parts and accessories sold with the motorcycle) and one year from the date of delivery to our end customer for separately sold motorcycle parts and accessories. In the event of warranty breach (other than as a result of materials or items owned or furnished by us or failure of a third-party supplier to comply with its supply contract), H-D will either repair or replace the non-conforming products at its expense. The warranty period for a repaired or replaced product will be the balance of the warranty period for the original non-conforming product remaining from the date we notified H-D of the warranty claim.

Each party indemnifies the other party for any third-party claim arising from the indemnifying party’s gross negligence, willful misconduct, material breach of the Contract Manufacturing Agreement or breach of its confidentiality or data privacy and security obligations. In addition, we indemnify H-D for any third-party claim alleging that use of our specifications, technical manufacturing documents or materials infringes a third party’s intellectual property rights, and H-D indemnifies us for any third-party claim alleging that H-D’s manufacturing processes or other actions taken by H-D in its provision of manufacturing services infringe a third party’s intellectual property rights (unless we direct H-D to take such actions). Except for liability arising from a party’s fraud, gross negligence, willful misconduct, violation of law, a product recall or indemnification obligations, neither party’s aggregate liability to the other in connection with the Contract Manufacturing Agreement will exceed the total amount of fees paid or payable by us to H-D under the Contract Manufacturing Agreement in the 12-month period preceding the claim giving rise to liability.

KYMCO Long Term Collaboration Agreement

On December 12, 2021, we entered into a Long Term Collaboration Agreement with KYMCO (the “Long Term Collaboration Agreement”) in connection with the Business Combination. The Long Term Collaboration Agreement become effective upon the Closing and the initial term will be ten years.

We will collaborate with KYMCO to accelerate development of two-wheel and other electric vehicles and to explore further business opportunities in electric vehicles markets by leveraging the parties’ capability in the design, development, manufacturing, and distribution of electric vehicles products. Under the terms of the Long Term Collaboration Agreement, we agree to work with KYMCO in various capacities including the engagement of contract manufacturing by KYMCO for our Slayer powertrains and all two-wheel products that leverage Slayer powertrains (currently the “Covered Products”). KYMCO is our exclusive manufacturer for these Covered Products for five years from the date that KYMCO begins manufacturing the relevant product. KYMCO also has a right of first offer to manufacture any products, parts and components of LiveWire branded “side by side” electric vehicles and all terrain electric vehicles. KYMCO and LiveWire will also explore on an ongoing basis further business opportunities in the electric vehicle industry when such collaboration would create a competitive advantage. The Long Term Collaboration Agreement provides a framework for such optional joint development or other collaboration projects between the parties. Other contemplated areas of collaboration include jointly-led expansion of KYMCO’s Ionex integrated solutions, LiveWire leveraging KYMCO’s software capabilities, including its Noodoe platform and Noodoe resources, joint development and/or deployment of charging infrastructure, service and technical support and distribution of certain other electric vehicles products. Either party may terminate the Long Term Collaboration Agreement if the other party is in material breach of its obligations thereunder, if the other party enters into liquidation or becomes insolvent or if a change of control event has occurred to the other party.

Under the Long Term Collaboration Agreement, the parties agree to separately in good faith agree on the minimum quantities per year for Covered Products to be manufactured by KYMCO. The products that KYMCO manufactures for us are priced at a fixed margin. A steering committee consisting of designated employees of each party will meet quarterly for advisory and administrative purposes to discuss the matters related to the collaboration and development between the parties. Costs related to tooling and equipment that are used in both KYMCO’s and our products will be split, with KYMCO paying for all costs related to exclusively KYMCO equipment and materials, including tooling, and us paying for all costs related to exclusively our equipment and materials, including tooling.

KYMCO Contract Manufacturing Agreement

On September 26, 2022, we and KYMCO entered into the KYMCO Contract Manufacturing Agreement (the “KYMCO Contract Manufacturing Agreement”). Pursuant to the KYMCO Contract Manufacturing Agreement, KYMCO will provide contract manufacturing and procurement services to us for our Slayer powertrains and all two-wheel products that leverage Slayer powertrains. KYMCO will be our exclusive manufacturer for these products for five years from the date that KYMCO begins manufacturing the relevant product. Following this exclusivity period, we may terminate the agreement for one or more products within the relevant platform upon two years’ notice, subject to payment of certain termination charges (which are intended to compensate KYMCO for its capital investment and other sunken costs). The agreement may also be terminated, in whole or part, by either party upon the other party’s material, uncured breach, inability to perform its obligations for more than six months due to a force majeure event, bankruptcy or insolvency, or change of control.

Under the KYMCO Contract Manufacturing Agreement, we will be subject to a minimum annual volume commitment for each product and pay a deficit fee for failure to meet the minimum. The products that KYMCO manufactures for us will be priced on a cost-plus basis, with a mark-up for KYMCO’s cost for manufacturing the relevant product. The parties will meet quarterly to review changes to pricing and annually to review of changes to minimum volumes and other terms. KYMCO will procure, on our behalf, equipment and materials that are used in our products, and we will procure all other equipment and materials, as well as tooling, needed to manufacture the products.

The KYMCO Contract Manufacturing Agreement contains a limited warranty by KYMCO that the products it delivers to us will conform to our specifications, and that they will be free from defects in workmanship, liens and encumbrances. Additionally, the KYMCO Contract Manufacturing Agreement contains customary provisions relating to indemnification, consistent with those included in the KYMCO Contract Manufacturing Agreement.

Intellectual Property License Agreement

On September 26, 2022, we entered into an Intellectual Property License Agreement with H-D (the “Intellectual Property License Agreement”) in connection with the Separation, pursuant to which each party granted to the other party a license to certain intellectual property on a perpetual, non-exclusive basis for the purpose of making and selling such party’s products.

H-D perpetually licenses to us all H-D intellectual property (other than marks) used in our business as of the Separation and certain additional specified intellectual property, as well as all improvements to the foregoing (but excluding (i) any H-D manufacturing intellectual property and (ii) intellectual property relating to motorcycle riding apparel and related general merchandise). We perpetually license to H-D all intellectual property that we own as of the Separation, and all improvements thereto. If either party makes improvements to the other party’s IP, such improvements will be jointly owned by the parties.

The licenses are generally royalty-free. However, if either party desires to exercise its license with respect to improvements introduced by the other party in next-generation vehicles (rather than a “carry over” or a “model refresh”), then the parties will mutually agree in good faith on a reasonable royalty to be paid. In addition, if H-D desires to sell any products that incorporate our intellectual property outside of the Large Cruiser, Touring and Adventure Touring markets during the seven-year period following the Separation, the parties will mutually agree in good faith on a reasonable royalty to be paid on such sales (but not on sales relating to LiveWire-branded H-D motorcycles or related LiveWire parts and accessories).

Each party owns improvements that it creates to its own intellectual property, and the parties jointly own improvements that one party creates to the other party’s intellectual property, without a right of accounting.

Trademark License Agreement

On September 26, 2022, we entered into a Trademark License Agreement with H-D (the “Trademark License Agreement”) in connection with the Separation, pursuant to which H-D granted to us a royalty-free license to use certain H-D trademarks with respect to our products. The Trademark License Agreement has an initial term of two years, and automatically renews for successive two-year periods unless either party gives notice of non-renewal at least 60 days prior to the end of the then-current term.

Other than certain specified pre-approved uses that exist today, all uses by us of H-D marks require H-D’s prior, written approval, which may be withheld in H-D’s sole discretion. We are required to comply with H-D branding guidelines and quality control procedures. The Trademark License Agreement has an initial term of two years, and renews for successive two-year periods unless either party elects not to renew. H-D may terminate the agreement earlier upon our breach of any of the provisions related to ownership, protection or use of the licensed marks or any of the quality requirements, our bankruptcy or insolvency, or our unpermitted assignment of the agreement. H-D indemnifies us against any third-party claim alleging that our use of the licensed marks infringes any third party’s intellectual property. We indemnify H-D against any third-party claim arising from our breach of the agreement, our use of the licensed marks, or our manufacture, marketing, advertising, distribution or sale of products under those marks.

Joint Development Agreement

On September 26, 2022 we entered into a Joint Development Agreement with H-D (the “Joint Development Agreement”) in connection with the Separation, pursuant to which the parties may agree to engage in joint development projects, which would be set forth in one or more mutually agreed project work statements. The Joint Development Agreement remains in effect until we and H-D mutually agree to terminate it, and can be terminated earlier by either party upon the other party’s material, uncured breach.

Under the Joint Development Agreement, H-D is required to notify us of any development projects for H-D’s business that are primarily related to electric vehicles, and we have the right to make a proposal with respect to the joint development of such a project. The parties will discuss in good faith whether or not its beneficial for the parties to enter into a joint development project with respect to such project. If H-D engages in any development projects that are primarily related to electric vehicles and fails to consult with us so that we can make a proposal with respect such potential project, then the intellectual property developed pursuant to such H-D development project will be owned and licensed in accordance with the default intellectual property terms of the agreement (described below). Unless we and H-D agree otherwise for a particular project, each party bears its own costs and expenses in connection with each project under the Joint Development agreement.

Unless otherwise mutually agreed for a particular project under the Joint Development Agreement, we own project intellectual property relating exclusively to electric vehicles and H-D owns all other project intellectual property. Each party is granted a perpetual license to use the project intellectual property in connection with that party’s products, which, for us, are limited to two-, three- or four-wheeled electric vehicles, related parts and accessories and electric vehicle systems.

Each party indemnifies the other party against any third-party claims arising from or related to the indemnifying party’s breach of the agreement, death or bodily injury caused by negligence of the indemnifying party, or damage, loss or destruction of any property or third-party claims alleging that the indemnified party’s use of the indemnifying party’s background intellectual property in accordance with the Joint Development Agreement violates the intellectual property rights of a third party.

Employee Matters Agreement

On September 26, 2022, we entered into an Employee Matters Agreement with H-D (the “Employee Matters Agreement”). The Employee Matters Agreement allocated the liabilities and responsibilities between H-D and us relating to employee claims, compensation and benefit plans and programs, including the treatment of retirement, health and welfare plans and equity and other incentive plans and awards. The key provisions of the Employee Matters Agreement include the following:

Equity Award Treatment. In connection with the Separation, each H-D restricted stock unit award (each, an “RSU”) that was outstanding and held by one of our employees was converted into the right to receive cash payments, subject to applicable withholding taxes and deductions (each, an “RSU Payment”), payable on or within thirty (30) days after the date(s) on which the RSU award would have otherwise become vested in accordance with the vesting schedule that applied to the RSU award immediately prior to the Separation, subject to and conditioned upon the applicable employee’s continued employment or service with us through the applicable vesting date. The amount of each RSU Payment will equal (x) the number of shares of H-D common stock subject to such RSU that would have otherwise become vested on the applicable vesting date in accordance with the applicable H-D RSU vesting schedule multiplied by (y) the closing trading price of a share of H-D common stock on the RSU vesting date. In addition, in connection with the Separation we established the 2022 Incentive Award Plan in which directors, employees (including our named executive officers) and consultants of us and certain of our affiliates are eligible to participate.

Cash Incentive Compensation. Prior to the Separation, our employees and H-D employees participated in a cash incentive program maintained by H-D under which they were eligible to earn performance-based cash incentives.

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2022 Cash Incentives. With respect to each of our employees that, prior to the Separation, participated in H-D’s cash incentive plan for calendar year 2022 and remains employed with us through December 31, 2022, H-D will pay such employees the cash incentive payments that such employees would have earned under the H-D cash incentive plan for calendar year 2022 had the Separation not occurred, prorated based on the portion of calendar year 2022 during which such employees participated in the H-D cash incentive plan, as and when payments are made generally for calendar year 2022 under (and subject to the terms and conditions of) the H-D cash incentive plan.

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LiveWire Cash Incentives. In connection with the Separation, our employees ceased to participate in H-D’s cash incentive plan for calendar year 2022 and we adopted a cash incentive program for the benefit of our eligible employees.

Health and Welfare Plans. Generally, our employees were eligible to participate in health and welfare plans sponsored by us immediately prior to the Separation, including but not limited to medical, dental, life insurance, cafeteria and health reimbursement plans, and continued to be eligible to participate in such plans following the Separation.

401(k) Plan. On March 1, 2022, we established a 401(k) plan for the benefit of our employees. In connection with the establishment of our 401(k) plan, H-D made all employer contributions to its 401(k) plan on behalf of our employees as if the Separation had not occurred, prorated for the portion of the plan year ending March 1, 2022. Upon the establishment of our 401(k) plan, each of our employees then-participating in the H-D 401(k) plan became fully vested in his or her account balance under the H-D 401(k) plan and their account balances under the H-D 401(k) plan were transferred in cash to our 401(k) plan.

Non-Qualified Deferred Compensation Plan. Certain of our employees participated in a non-qualified deferred compensation plan sponsored by H-D prior to the Separation. In connection with the Separation, such employees ceased to be eligible make additional deferrals under such plan. Distributions of their account balances will continue to be made in accordance with the H-D non-qualified deferred compensation plan.

Pension Plan. Certain of our employees participated in a pension plan maintained by H-D prior to the Separation. Following the Separation, each such employee continued to be an active participant in such H-D pension plan and will remain entitled to his or her benefits under the H-D pension plan in accordance with the terms of the pension plan through December 31, 2022 or, if earlier, the date that such participant’s payments commence under the pension plan or such participant’s service terminates (the earliest such date, the participant’s “service end date”). From and after each such participant’s service end date, H-D will recognize our employees’ service for purposes of determining eligibility for early retirement benefits and/or retirement-type subsidies under the pension plan.

Employment Law Liabilities. In connection with the Separation, employment-related liabilities for our employees and H-D’s employees were allocated between us and H-D. Any liabilities for employment-related claims and liabilities relating to H-D employees and/or prospective H-D employees, whether the basis for a claim arose before, on or after the Separation, and any employment-related claims and liabilities relating to our employees, the basis for which arose on or before the Separation, were allocated to H-D. Any liability for employment-related claims and liabilities relating to LiveWire employees and/or prospective employees, the basis for which arose after the Separation, were allocated to LiveWire. Any employment-related claims and liabilities relating to any shared employee providing services to both us and H-D as a result of the Separation were allocated between H-D and us in accordance with the allocation methodology mutually agreed upon by H-D and us.

Investor Support Agreements

On December 12, 2021, the Sponsor, H-D, Legacy LiveWire, LiveWire and certain ABIC officers and directors entered into the Investor Support Agreement, pursuant to which the Sponsor and certain ABIC officers and directors agreed to, among other things, (i) vote all of their ABIC Shares held of record or thereafter acquired in favor of each of the shareholder proposals to be voted upon at the general meeting shareholders, including approval of the Business Combination Agreement and the transactions contemplated thereby, (ii) waive any adjustment to the conversion ratio set forth in ABIC’s organizational documents or any other anti-dilution or similar protection with respect to Class B Ordinary Shares (and any other equity securities of ABIC or LiveWire for which Class B Ordinary Shares are exchanged or converted), including in connection with the issuance of shares in connection with Business Combination or otherwise, including the PIPE Financings, (iii) be bound by certain transfer restrictions with respect to their ABIC Shares and ABIC public warrants and ABIC private placement warrants prior to the Closing and (iv) forfeit and/or transfer up to an aggregate of 2,000,000 Founder Shares pursuant to the Investor Support Agreement, in each case, under certain circumstances and on the terms and subject to the conditions set forth in the Investor Support Agreement. In addition, the Investor Support Agreement provides that H-D may be obligated to transfer a certain number of shares of Common Stock owned by the Legacy LiveWire Equityholder, under certain circumstances and on the terms and subject to the conditions set forth in the Investor Support Agreement.

In connection with the Business Combination, the Sponsor forfeited an aggregate of 2,000,000 Class B ordinary shares of ABIC in accordance with the Investor Support Agreement.

Tax Matters Agreement

On September 26, 2022, LiveWire entered into a Tax Matters Agreement with H-D (the “Tax Matters Agreement”). The Tax Matters Agreement sets forth the principles and responsibilities regarding the allocation of taxes, adjustments with respect to taxes, preparation of tax returns, tax audits and certain other tax matters that affect LiveWire and H-D in the event LiveWire or any of its subsidiaries become members of any of H-D’s consolidated, combined, unitary and other similar groups for federal, state or local income tax purposes (or LiveWire has certain income, gain, loss and deduction included in the tax returns of such groups).

Under the Tax Matters Agreement, to the extent that LiveWire or any of its subsidiaries are required to be included in any consolidated or combined income tax return required to be filed by H-D, H-D will prepare and file (or cause to be prepared and filed) each such tax return and will pay or cause to be paid all taxes due in respect thereof. LiveWire will be required to make payments to H-D for its share of taxes reflected on such tax returns. With respect to U.S. federal income tax returns for any taxable period in which LiveWire (or any of its subsidiaries) are included in H-D’s consolidated group for U.S. federal income tax purposes, the amount of taxes to be paid by us is generally determined, subject to certain adjustments, as if LiveWire and each of its subsidiaries filed its own separate consolidated federal income tax return (LiveWire’s “separate federal tax liability”). With respect to state and local income tax returns for any taxable period in which LiveWire or any of its subsidiaries are included in H-D’s combined, consolidated or unitary group for state or local income tax purposes, the amount of taxes to be paid by LiveWire is determined, subject to certain adjustments using principles analogous to the principles used to compute LiveWire’s separate federal tax liability, as if LiveWire and each of its subsidiaries included in such combined, consolidated or unitary group filed its own combined, consolidated or unitary group state or local income tax return.

LiveWire’s inclusion in H-D’s consolidated group may result in H-D utilizing certain tax attributes that LiveWire generates, including net operating losses, and LiveWire will receive no compensation from H-D for the use of such attributes.

The Tax Matters Agreement applies as of the initial date upon which H-D’s ownership of LiveWire meets the applicable minimum threshold required to file either a combined return or a consolidated return, and will remain in effect unless the parties agree in writing to terminate the agreement. Notwithstanding any termination of the Tax Matters Agreement, the agreement will continue in effect with respect to any payment or indemnification due for all taxable periods prior to the termination during which the Tax Matters Agreement was in effect.

Indemnification of Directors and Officers

Our certificate of incorporation provides that we indemnify our directors and officers to the fullest extent permitted by the DGCL. In addition, our certificate of incorporation provides that our directors are not liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL. There is no pending litigation or proceeding naming any of LiveWire’s directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock immediately following consummation of the Transactions by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

•	each of our named executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.

The beneficial ownership of our Common Stock is based on 202,402,888 shares of Common Stock issued and outstanding immediately following consummation of the Transactions.

Unless otherwise indicated, LiveWire believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. To our knowledge, no shares of Common Stock beneficially owned by any executive officer or director have been pledged as security.

Name and Address of Beneficial Owner(1)	Number of Shares	% of Ownership
5% Holders
Legacy LiveWire Equityholder(2)	181,000,000	89.40%
AEA-Bridges Impact Sponsor, LLC(3)(4)	18,450,000	8.67%
Directors and Executive Officers
Jochen Zeitz	—	—
Tralisa Maraj	—	—
Ryan Morrissey	—	—
Amanda Parker	—	—
William Cornog	—	—
Gina Goetter	—	—
John Garcia(5)	3,750,000	1.84%
Kjell Gruner	—	—
Glen Koval	—	—
Edel O’Sullivan	—	—
All directors and executive officers as a group (10 individuals)	3,750,000	1.84%

*	Less than one percent

(1)	Unless otherwise noted, the business address of each of those listed in the table above is 3700 West Juneau Avenue Milwaukee, WI 53208.

(2)

The Legacy LiveWire Equityholder is the record holder of such shares of Common Stock. The Legacy LiveWire Equityholder is a direct, wholly owned subsidiary of HDMCG, which, in turn, is a wholly owned subsidiary of H-D. By reason of their relationships, HDMCG and H-D may be deemed to share the power to vote or to direct the vote and to dispose or direct the disposition of the shares of Common Stock held by the Legacy LiveWire Equityholder and may be deemed to have shared beneficial ownership of the shares of Common Stock held directly by the Legacy LiveWire Equityholder.

(3)

Represents securities held by the Sponsor. The Sponsor is governed by a three-member board of managers. Each manager has one vote, and the approval of a majority of the managers is required to approve an action of our sponsor. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to the Sponsor. Based upon the foregoing analysis, no individual manager of the Sponsor exercises voting or dispositive control over any of the securities held by the Sponsor, even those in which such manager directly holds a pecuniary interest.

(4)

Interests shown consist of (i) 7,950,000 shares of Common Stock and (ii) 10,500,000 warrants to acquire Common Stock which are exercisable within 60 days of Closing. The business address for the Sponsor is 520 Madison Avenue, 40th Floor, New York, NY 10022.

(5)

Represents securities held directly by Mr. Garcia. Interests shown consists of (i) 2,500,000 shares of Common Stock and (ii) 1,250,000 warrants to acquire Common Stock which are exercisable within 60 days of Closing. Does not include any shares indirectly owned by this individual as a result of his membership interest in the Sponsor. The business address for Mr. Garcia is 520 Madison Avenue, 40th Floor, New York, NY 10022.

SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock and Warrants set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Common Stock and Warrants after the date of this prospectus.

The following table sets forth certain information provided by or on behalf of the Selling Securityholders concerning the Common Stock and Warrants that may be offered from time to time by each Selling Securityholder pursuant to this prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Moreover, the securities identified below include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the Selling Securityholders. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

Percentage ownership is based on 214,902,888 shares of Common Stock (which includes 12,500,000 shares of Earn-Out Shares the Legacy LiveWire Equityholder has the contingent right to receive upon the achievement of certain stock price-based vesting considerations) and 30,499,990 Warrants (and 30,499,990 shares of Common Stock issuable upon the exercise thereof) outstanding as of October 25, 2022.

Other than as described below or elsewhere in this prospectus, none of the Selling Securityholders has any material relationship with us or any of our predecessors or affiliates.

	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering
Names and Addresses	Shares of Common Stock	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	Percentage	Warrants	Percentage
AEA-Bridges Impact Sponsor, LLC(1)	7,950,000	10,500,000	7,950,000	10,500,000	—	—	—	—
ElectricSoul, LLC (2)(3)	193,500,00	—	181,000,000	—	—	—	—	—
George Serafeim(4)	25,000	—	25,000	—	—	—	—	—
John Replogle(5)	25,000	—	25,000	—	—	—	—	—
KYMCO Group(6)	10,000,000	—	10,000,000	—	—	—	—	—
John Garcia(7)	2,500,0000	1,250,000	2,500,000	1,250,000	—	—	—	—

(1)

Represents securities held by the Sponsor. The Sponsor is governed by a three-member board of managers. Each manager has one vote, and the approval of a majority of the managers is required to approve an action of our sponsor. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to the Sponsor. Based upon the foregoing analysis, no individual manager of the Sponsor exercises voting or dispositive control over any of the securities held by the Sponsor, even those in which such manager directly holds a pecuniary interest.

(2)

The Legacy LiveWire Equityholder is the record holder of such shares of Common Stock. The Legacy LiveWire Equityholder is a direct, wholly owned subsidiary of HDMCG, which, in turn, is a wholly owned subsidiary of H-D. By reason of their relationships, HDMCG and H-D may be deemed to share the power to vote or to direct the vote and to dispose or direct the disposition of the shares of Common Stock held by the Legacy LiveWire Equityholder and may be deemed to have shared beneficial ownership of the shares of Common Stock held directly by the Legacy LiveWire Equityholder.

(3)

Includes (i) 161,000,000 shares of Common Stock issued in connection with the Exchange, (ii) 10,000,000 shares of Common Stock issued in connection with the HD Backstop Amount, (iii) 10,000,000 shares of Common Stock issued in connection with the Legacy LiveWire Equityholder Pipe Investment and (iv) 12,500,000 shares of Earn-Out Shares that the Legacy LiveWire Equityholder has the contingent right to receive upon the achievement of certain stock price-based vesting considerations.

(4)	Does not include any shares indirectly owned by this individual as a result of his membership interest in the Sponsor.

(5)	Does not include any shares indirectly owned by this individual as a result of his membership interest in the Sponsor.

(6)

Consists of (i) 5,000,000 shares of Common Stock held by Kwang Yang Motor Co., Ltd., (ii) 2,000,000 shares of Common Stock held by KYMCO Capital Fund I Co., Ltd., (iii) 1,000,000 shares of Common Stock held by SunBright Investment Co., Ltd., (iv) 1,000,000 shares of Common Stock held by CycleLoop Co., Ltd. (v) and 1,000,000 shares of Common Stock held by Kwang Yang Holdings Limited. The address of each of the individuals and entities above is Kwang Yang Motor Co., Ltd.: No. 35, Wansing St., Sanmin District, Kaohsiung City 80794, Taiwan (R.O.C); KYMCO Capital Fund I Co., Ltd.: No. 35, Wansing St., Sanmin District, Kaohsiung City 80794, Taiwan (R.O.C); SunBright Investment Co., Ltd.: No. 17, Linhai 1st Rd., Gushan Dist., Kaohsiung City 80441, Taiwan (R.O.C); CycleLoop Co., Ltd.: No. 17, Linhai 1st Rd., Gushan Dist., Kaohsiung City 80441, Taiwan (R.O.C); Kwang Yang Holdings Limited: Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola VG 1110, British Virgin Islands.

(7)	Does not include any shares indirectly owned by this individual as a result of his membership interest in the Sponsor.

DESCRIPTION OF OUR SECURITIES

The following description summarizes some of the terms of our certificate of incorporation and bylaws and the DGCL, as well as the terms of our Warrants. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws and warrant agreement, dated as of October 20, 2020, with Continental Stock Transfer & Trust Company, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.

General

Our purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL. Our authorized capital stock consists of 820,000,000 shares, consisting of (i) 20,000,000 shares of LiveWire preferred stock, par value $0.0001 per share, and (ii) 800,000,000 shares of Common Stock, par value $0.0001 per share. As of the date of this prospectus, no shares of preferred stock are issued or outstanding. Unless our Board determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Dividend Rights

Subject to applicable law and the rights and preferences of any holders of any outstanding series of preferred stock, the holders of Common Stock, as such, is entitled to the payment of dividends on the Common Stock when, as and if declared by the Board in accordance with applicable law.

Voting Rights

Except as otherwise provided in the certificate of incorporation or expressly required by law, each holder of Common Stock, as such, is entitled to one vote for each share of Common Stock on all matters properly submitted to a vote of our stockholders.

Liquidation

Subject to the rights and preferences of any holders of any shares of any outstanding series of preferred stock, in the event of any liquidation, dissolution, or winding up of LiveWire, whether voluntary or involuntary, our funds and assets that may be legally distributed to our stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

Preferred Stock

The Board has the authority, without further action by our stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of Common Stock. The issuance of preferred stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of us or other corporate action.

Warrants

Public Shareholders’ Warrants

The Warrants will become exercisable on the later of (i) October 5, 2021 or (ii) October 25, 2022; provided in each case that we have an effective registration statement under the Securities Act.

Each Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of October 5, 2021 and October 25, 2022, provided in each case that we have an effective registration statement under the Securities Act covering the shares of Common Stock issuable upon the exercise of the Warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a Warrant holder may exercise its Warrants only for a whole number of shares of Common Stock. This means only a whole Warrant may be exercised at a given time by a Warrant holder. No fractional Warrants were issued upon separation of the units and only whole warrants trade. The Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not be obligated to deliver any Common Stock pursuant to the exercise of a Warrant and have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Warrant will be exercisable and we will not be obligated to issue a share of Common Stock upon exercise of a Warrant unless the Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant. In the event that a registration statement is not effective for the exercised Warrants, the purchaser of a unit containing such Warrant will have paid the full purchase price for the unit solely for the shares underlying such unit.

We have agreed that as soon as practicable, but in no event later than twenty (20) business days after the closing of the Business Combination, we will use commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Common Stock issuable upon the exercise of the Warrants. We will use commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, as a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the issuance of shares issuable upon the exercise of Warrants is not effective within sixty (60) days from the Closing, Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement or a current prospectus, exercise Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. Notwithstanding the above, if shares of Common Stock are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elects, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants when the price per share of Common Stock equals or exceeds $18.00.

Once the Warrants become exercisable, we may redeem the outstanding Warrants (but not the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each Warrant holder; and

•

if, and only if, the closing price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the Warrant holders.

We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of Common Stock issuable upon exercise of the Warrants is then effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period. If and when the Warrants become redeemable by us, we may exercise their redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The redemption criteria for the Warrants discussed above have been established to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or their Warrant prior to the scheduled redemption date. However, the price of Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price) as well as the $11.50 (for whole shares) Warrant exercise price after the redemption notice is issued.

Redemption of Warrants when the price per share of Common Stock equals or exceeds $10.00.

Once the Warrants become exercisable, we may redeem the outstanding Warrants:

•	in whole and not in part;

•

at $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the agreed table, based on the redemption date and the “fair market value” of Common Stock;

•

if, and only if, the closing price of the shares of Common Stock equals or exceeds $10.00 per Public Share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the Warrant holders; and

•

if the closing price of the shares of Common Stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the Warrant holders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Warrants, as described above.

Redemption Procedures.

Holder Election to Limit Exercise. A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding shares of Common Stock is increased by a capitalization or share dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering made to all or substantially all holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the “historical fair market value” will be deemed a share dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Common Stock) and (ii) one, minus the quotient of (x) the price per share of Common Stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of Common Stock, in determining the price payable for shares of Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of shares of Common Stock as reported during the 10 trading-day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of shares of Common Stock on account of such shares of Common Stock (or other securities into which the Warrants are convertible), other than (a) as described above or (b) any cash dividends or cash distributions which, when combined on a per-share basis with all other cash dividends and cash distributions paid on shares of Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Common Stock issuable on exercise of each Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse share sub-division or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction, (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Common Stock, the holder of a Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. If less than 70% of the consideration receivable by the holders of shares of Common Stock in such a transaction is payable in the form of Class A Ordinary Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

The Sponsor purchased 10,500,000 Private Placement Warrants at a price of $1.00 per unit for an aggregate purchase price of $10,500,000 in the Private Placement. The Warrants received by the Sponsor upon the consummation of the Business Combination (including the Common Stock issuable upon exercise of the Warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination (except pursuant to limited exceptions for sales to ABIC’s officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees (except as otherwise set forth herein). The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. The Private Placement Warrants have terms and provisions that are identical to those of the Warrants, including as to the exercise price, exercisability and exercise period. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Warrants.

Anti-takeover Effects of Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NYSE, which would apply if and so long as the Common Stock (or Warrants) remains listed on NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of LiveWire by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of our stockholders, for any purpose or purposes, may be called only by or at the direction of (i) a majority of the Board, (ii) the chairperson of the Board, and (iii ) so long as we qualify as a “controlled company” under Section 303A.00 of the New York Stock Exchange Listed Company Manual, by our Secretary at the request of any holder of at least a majority of the voting power of all of our the then outstanding shares of voting stock entitled to vote at an election of directors. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than 10 or more than 60 days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.

In addition, our bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if such actions are favored by the holders of a majority of our outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed (A) by the affirmative vote of a majority of the entire Board then in office (subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the Board) or (B) without the approval of the Board, by the affirmative vote of the holders of 66 and 2/3% of the outstanding voting stock of LiveWire entitled to vote generally in an election of directors, voting together as a single class.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:

1)	the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;

2)

the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or

3)

the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Since we have not opted out of Section 203 of the DGCL, it applies to LiveWire. As a result, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with LiveWire for a three-year period. This provision may encourage companies interested in acquiring LiveWire to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitations on Liability and Indemnification of Officers and Directors

The certificate of incorporation and the bylaws provide that we indemnify and hold harmless our directors, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended. In addition, the certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended.

The bylaws also permit us to purchase and maintain insurance on behalf of any person who is or was a director officer, employee or agent of LiveWire, or is or was serving at the request of LiveWire as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not LiveWire could have the power to indemnify him or her against such liability under the provisions of the DGCL.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Exclusive Forum Provision

The certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, (a) the Chancery Court (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for (1) any derivative action, suit or proceeding brought on behalf of LiveWire, (2) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of LiveWire to LiveWire or to LiveWire’s stockholders, (3) any action, suit or proceeding arising pursuant to any provision of the DGCL or our certificate of incorporation or the bylaws (as either may be amended from time to time) or (4) any action, suit or proceeding asserting a claim against us governed by the internal affairs doctrine; and (b) subject to the provisions of certificate of incorporation, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. We intends to apply our exclusive forum provision to derivative actions or breach of fiduciary duty claims purportedly brought under the Exchange Act, which would be required to be filed in the federal district court for the District of Delaware.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of LiveWire. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Transfer Agent and Warrant Agent

The transfer agent for Common Stock and warrant agent for the Public Warrants and Private Placement Warrants is Continental Stock Transfer & Trust Company.

Trading Symbol and Market

Our Common Stock is listed on NYSE under the symbol “LVWR,” and our Warrants are listed on NYSE under the symbol “LVWR WS.”

PLAN OF DISTRIBUTION

We are registering 214,000,000 shares of Common Stock and 11,750,000 Warrants for possible sale by the Selling Securityholders from time to time and up to 30,499,990 shares of Common Stock that are issuable upon the exercise of the Warrants. The Selling Securityholders will pay all incremental selling expenses relating to the sale of their shares of Common Stock and Warrants, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders, in the event of an underwritten offering of their shares of Common Stock or Warrants. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock and Warrants covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, NYSE listing fees and fees and expenses of our counsel and our accountants.

The shares of Common Stock and Warrants beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Common Stock and Warrants by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

A Selling Securityholder that is an entity may elect to make an in-kind distribution of Common Stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Common Stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date by surrendering, at the office of the Warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, an election to purchase, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders have agreed to indemnify any underwriter against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to use our commercially reasonable efforts to maintain the effectiveness of this registration statement related to the until (i), regarding the shares of Common Stock issued pursuant to the PIPE Investments, the earliest of (x) the third anniversary of the Closing, (y) the date on which the holder ceases to hold any shares and (z) on the first date on which the holder is able to sell all of its shares without restriction under Rule 144 of the Securities Act without the public information, volume or manner of sale limitations of such rule and (ii), regarding the shares being registered for resale in accordance with the terms of the Registration Rights Agreement, the expiration or redemption of the Warrants in accordance with the provisions of the Registration Rights Agreement. We have agreed to pay all expenses in connection with this offering, other than underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses. The Selling Securityholders will pay any underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses relating to the offering.

LEGAL MATTERS

The validity of the shares of Common Stock and Warrants offered hereby will be passed upon for us by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of ABIC as of December 31, 2021 and 2020, for the year ended December 31, 2021 and for the period from July 29, 2020 (inception) through December 31, 2020 appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

The combined financial statements of LiveWire EV as of December 31, 2021, and 2020, and for each of the three years in the period ended December 31, 2021, included in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock and Warrants offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the shares of Common Stock and Warrants offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

F-i

AEA-BRIDGES IMPACT CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets
Cash	$337,128	$1,027,517
Due from Sponsor	5,160	—
Prepaid expenses	126,667	249,167

Total Current Assets	468,955	1,276,684
Investments held in Trust Account	400,574,581	400,249,491

TOTAL ASSETS	$401,043,536	$401,526,175

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities—accounts payable and accrued expenses	$8,308,065	$6,850,353
Derivative warrant liabilities	11,590,000	34,617,500
Deferred underwriting fee payable	13,125,000	13,125,000

Total Liabilities	33,023,065	54,592,853

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value, 40,000,000 shares issued and outstanding at $10.01 and $10.00 per share redemption value as of June 30, 2022 and December 31, 2021, respectively	400,574,581	400,000,000
Shareholders’ Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; no shares issued or outstanding (excluding 40,000,000 shares subject to possible redemption) as of June 30, 2022 and December 31, 2021	—	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 10,000,000 shares issued and outstanding as of June 30, 2022 and December 31, 2021	1,000	1,000
Accumulated deficit	(32,555,110)	(53,067,678)

Total Shareholders’ Deficit	(32,554,110)	(53,066,678)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$401,043,536	$401,526,175

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AEA-BRIDGES IMPACT CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Formation and operating costs	$676,051	$426,413	$2,265,441	$721,421

Loss from operations	(676,051)	(426,413)	(2,265,441)	(721,421)
Other income (expense):
Interest earned on investments held in Trust Account	260,981	11,464	325,090	100,526
Change in fair value of derivative warrant liabilities	12,505,000	(1,830,000)	23,027,500	17,690,000

Total other income (expense), net	12,765,981	(1,818,536)	23,352,590	17,790,526
Net income (loss)	$12,089,930	$(2,244,949)	$21,087,149	$17,069,105

Weighted average shares outstanding of Class A ordinary shares	40,000,000	40,000,000	40,000,000	40,000,000

Basic and diluted net income (loss) per share, Class A	$0.24	$(0.04)	$0.42	$0.34

Weighted average shares outstanding of Class B ordinary shares	10,000,000	10,000,000	10,000,000	10,000,000

Basic and diluted net income (loss) per share, Class B	$0.24	$(0.04)	$0.42	$0.34

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AEA-BRIDGES IMPACT CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance — December 31, 2021	—	$—	10,000,000	$1,000	$—	$(53,067,678)	$(53,066,678)
Net income	—	—	—	—	—	8,997,219	8,997,219

Balance — March 31, 2022	—	$—	10,000,000	$1,000	$—	$(44,070,459)	$(44,069,459)
Accretion for Class A ordinary shares to redemption amount	—	—	—	—	—	(574,581)	(574,581)
Net income	—	—	—	—	—	12,089,930	12,089,930

Balance — June 30, 2022	—	$—	10,000,000	$1,000	$—	$(32,555,110)	$(32,554,110)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance — December 31, 2020	—	$—	10,000,000	$1,000	$—	$(57,889,751)	$(57,888,751)
Net income	—	—	—	—	—	19,314,054	19,314,054

Balance — March 31, 2021	—	$—	10,000,000	$1,000	$—	$(38,575,697)	$(38,574,697)
Net loss	—	—	—	—	—	(2,244,949)	(2,244,949)

Balance — June 30, 2021	—	$—	10,000,000	$1,000	$—	$(40,820,646)	$(40,819,646)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AEA-BRIDGES IMPACT CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30,	For the Six Months Ended June 30,
	2022	2021
Cash Flows from Operating Activities:
Net income	$21,087,149	$17,069,105
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of derivative warrant liabilities	(23,027,500)	(17,690,000)
Interest earned on investments held in Trust Account	(325,090)	(100,526)
Changes in operating assets and liabilities:
Prepaid expenses	122,500	133,119
Due from Sponsor	(5,160)	—
Accounts payable and accrued expenses	1,457,712	157,327

Net cash used in operating activities	(690,389)	(430,975)

Net Change in Cash	(690,389)	(430,975)
Cash– Beginning	1,027,517	1,661,085

Cash– Ending	$337,128	$1,230,110

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

AEA-BRIDGES IMPACT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(UNAUDITED)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

AEA-Bridges Impact Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on July 29, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

On December 12, 2021, the Company entered into a Business Combination Agreement with Harley-Davidson, Inc., a Wisconsin corporation, LW EV Holdings, Inc., a Delaware corporation (to be renamed LiveWire Group, Inc. in connection with the Business Combination), LW EV Merger Sub, Inc., a Delaware corporation, and LiveWire EV, LLC, a Delaware limited liability company.

As of June 30, 2022, the Company had not commenced any operations. All activity for the period from July 29, 2020 (inception) through June 30, 2022 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the investments held in the Trust Account (as defined below).

The registration statement for the Company’s Initial Public Offering was declared effective on October 1, 2020. On October 5, 2020 the Company consummated the Initial Public Offering of 40,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), generating gross proceeds of $400,000,000 which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 10,500,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to AEA-Bridges Impact Sponsor LLC (the “Sponsor”), generating gross proceeds of $10,500,000, which is described in Note 4.

Transaction costs amounted to $21,292,016, consisting of $7,275,000 of underwriting fees (net of expenses reimbursed by the underwriter of $225,000), $13,125,000 of deferred underwriting fees and $892,016 of other offering costs.

Following the closing of the Initial Public Offering on October 5, 2020, an amount of $400,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earliest of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

AEA-BRIDGES IMPACT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(UNAUDITED)

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (excluding the amount of any deferred underwriting discount held in the Trust Account and taxes payable on the income earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially $10.00 per Public Share), including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to certain limitations as described in the prospectus. The per-share amount to be distributed to the Public Shareholders who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote the Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

AEA-BRIDGES IMPACT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(UNAUDITED)

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account and not previously released to pay taxes, divided by the number of then issued and outstanding Public Shares.

The Company will have until October 5, 2022 to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to pay taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares it will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share, due to reductions in the value of trust assets, in each case net of the interest that may be withdrawn to pay taxes. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriters of the

AEA-BRIDGES IMPACT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(UNAUDITED)

Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Going Concern

At June 30, 2022, the Company had $337,128 in its operating bank accounts, $400,574,581 in investments held in the Trust Account to be used for a Business Combination or to repurchase or redeem its ordinary shares in connection therewith, and a working capital deficit of $7,839,110. At June 30, 2022, $574,581 of the amount on deposit in the Trust Account represented interest income.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board’s (”FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unable to complete a Business Combination by October 5, 2022, then the Company will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution as well as the Company’s working capital deficit raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after October 5, 2022. The Company intends to complete a Business Combination before the mandatory liquidation date. However, there can be no assurance that the Company will be able to consummate any business combination by October 5, 2022.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES BASIS OF PRESENTATION

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

AEA-BRIDGES IMPACT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(UNAUDITED)

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the period ended December 31, 2021, as filed with the SEC on March 25, 2022. The interim results for the three and six months ended June 30, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or for any future periods.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

AEA-BRIDGES IMPACT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(UNAUDITED)

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2022 and December 31, 2021.

Investments Held in Trust Account

The Company’s portfolio of investments held in trust is substantially comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. At June 30, 2022, the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these investments are included in income earned on investments in Trust Account in the accompanying unaudited condensed consolidated statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Offering Costs

Offering costs consisted of legal, accounting, and other expenses incurred through the balance sheets date that are directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities were expensed as incurred in the unaudited condensed consolidated statements of operations. Offering costs associated with the Class A ordinary shares issued were initially charged to temporary equity and then accreted to permanent equity upon the completion of the Initial Public Offering. Offering costs amounted to $21,292,016, of which $20,292,642 were charged to temporary equity upon the completion of the Initial Public Offering on October 5, 2020 and $999,374 was expensed in the unaudited condensed consolidated statements of operations.

Derivative Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued share purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to the FASB Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The Company accounts for the Public Warrants and Private Placement Warrants (together with the Public Warrants, the “Warrants”) in accordance with the guidance contained in ASC 815 under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjusts the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the statements of operations. The Private Placement Warrants and the Public Warrants for periods where no observable traded price was available were valued using a binomial lattice model. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

AEA-BRIDGES IMPACT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(UNAUDITED)

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2022 and December 31, 2021, the 40,000,000 Class A ordinary shares subject to possible redemption, respectively, are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed consolidated balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. As of December 31, 2021, there was no change to the redemption value of the Class A ordinary shares.

At June 30, 2022 and December 31, 2021, the Class A ordinary shares reflected in the condensed consolidated balance sheets are reconciled in the following table:

Gross proceeds	$400,000,000
Less:
Proceeds allocated to Public Warrants	(18,400,000)
Class A ordinary shares issuance costs	(20,292,642)
Plus:
Accretion of carrying value to redemption value	38,692,642

Class A ordinary shares subject to possible redemption (December 31, 2021)	$400,000,000
Plus:
Accretion of carrying value to redemption value	574,581

Class A ordinary shares subject to possible redemption (June 30, 2022)	$400,574,581

Income Taxes

ASC Topic 740, “Income Taxes,” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of June 30, 2022 and December 31, 2021, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

AEA-BRIDGES IMPACT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(UNAUDITED)

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.

Net Income (Loss) Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the periods presented. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted income (loss) per ordinary share does not consider the effect of the Warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the Warrants is contingent upon the occurrence of future events. The Warrants are exercisable to purchase 30,500,000 Class A ordinary shares in the aggregate. As of June 30, 2022 and 2021, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into Class A ordinary shares and then share in the earnings of the Company. As a result, diluted net income (loss) per ordinary share is the same as basic net income (loss) per ordinary share for the periods presented.

The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except share amounts):

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
	Class A	Class B	Class A	Class B	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per ordinary share
Numerator:
Allocation of net income (loss)	$9,671,944	$2,417,986	$(1,795,959)	(448,990)	$16,869,719	$4,217,430	$13,655,284	$3,413,821
Denominator:
Basic and diluted weighted average shares outstanding	40,000,000	10,000,000	40,000,000	10,000,000	40,000,000	10,000,000	40,000,000	10,000,000
Basic and diluted net income (loss) per ordinary share	$0.24	$0.24	$(0.04)	$(0.04)	$0.42	$0.42	$0.34	$0.34

As of June 30, 2022 and 2021, basic and diluted shares are the same as there are no non-redeemable securities that are dilutive to the Company’s shareholders.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

AEA-BRIDGES IMPACT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(UNAUDITED)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, excluding the warrant liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the Company’s condensed consolidated balance sheets, primarily due to their short-term nature. As of June 30, 2022 and December 31, 2021, the carrying values of cash and accrued expenses approximate their fair values due to the short-term nature of the instruments. The Company’s portfolio of investments held in the Trust Account is comprised of investments in money market funds that invest in U.S. Treasury securities with an original maturity of 185 days or less. The fair value for trading securities is determined using quoted market prices in active markets. The Private Placement Warrants and the Public Warrants for periods where no observable traded price was available are valued using a binomial lattice model. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

On October 5, 2020, pursuant to the Initial Public Offering, the Company sold 40,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 8).

NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 10,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $10,500,000. The Sponsor has agreed to purchase up to an additional 1,200,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, or an aggregate additional $1,200,000, to the extent the underwriter’s over-allotment option is exercised in full. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 8). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5 — RELATED PARTY TRANSACTIONS FOUNDER SHARES

Founder Shares

On July 29, 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of the Company in consideration for 11,500,000 Class B ordinary shares (the “Founder Shares”). On August 4, 2020, the Company effected a share dividend resulting in 14,375,000 Class B ordinary shares being issued and outstanding. On

AEA-BRIDGES IMPACT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(UNAUDITED)

September 14, 2020, the Sponsor irrevocably surrendered to the Company for cancellation and for nil consideration 2,875,000 Class B ordinary shares resulting in the Sponsor holding 11,500,000 Class B ordinary shares. All share and per-share amounts have been retroactively restated to reflect the share transactions. The Founder Shares include an aggregate of up to 1,500,000 shares that are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised, so that the number of Founder Shares will equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. On November 16, 2020, the underwriters’ election to exercise their over-allotment option expired unexercised, resulting in the forfeiture of 1,500,000 shares. Accordingly, there are 10,000,000 Founder Shares issued and outstanding.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earliest of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement, commencing on October 5, 2020, to pay an affiliate of the Sponsor up to an amount not to exceed $10,000 per month for office space, secretarial and administrative support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the three and six months ended June 30, 2022, the Company incurred $30,000 and $60,000 in fees for these services, respectively, all of which are included in accounts payable and accrued expenses in the accompanying condensed consolidated balance sheets as of June 30, 2022. For the three and six months ended June 30, 2021, the Company incurred $30,000 and $60,000 in fees for these services, respectively, all of which are included in accounts payable and accrued expenses in the accompanying condensed consolidated balance sheets.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of June 30, 2022 and December 31, 2021, the Company had no outstanding borrowings under the Working Capital Loans.

AEA-BRIDGES IMPACT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(UNAUDITED)

NOTE 6 — COMMITMENTS AND CONTINGENCIES RISKS AND UNCERTAINTIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 global pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these unaudited condensed consolidated financial statements. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration and Shareholders Rights

Pursuant to a registration rights agreement entered into on October 5, 2020, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans) will be entitled to registration rights. The holders of these securities well be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $13,125,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. An affiliate of the Sponsor has purchased 2,500,000 Public Units at the Public Offering Price. The underwriters did not receive any underwriting discounts or commissions on Units purchased by the Sponsor or its affiliate.

NOTE 7 — SHAREHOLDERS’ DEFICIT

Preference Shares—The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2022 and December 31, 2021, there were no preference shares issued or outstanding.

Class A Ordinary Shares—The Company is authorized to issue 500,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At June 30, 2022 and December 31, 2021, there were 40,000,000 Class A ordinary shares issued and outstanding, all of which are presented as temporary equity.

Class B Ordinary Shares—The Company is authorized to issue 50,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At June 30, 2022 and December 31, 2021, there were 10,000,000 Class B ordinary shares issued and outstanding.

AEA-BRIDGES IMPACT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(UNAUDITED)

Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of Initial Public Offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, its affiliates or any member of the Company’s management team upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

NOTE 8 — DERIVATIVE WARRANT LIABILITIES

At June 30, 2022 and December 31, 2021, there were 20,000,000 Public Warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will use its

AEA-BRIDGES IMPACT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(UNAUDITED)

commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption; and

•

if, and only if, the reported last sales price of the Company’s Class A ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•	at a price equal to a number of Class A ordinary shares to be determined, based on the redemption date and the fair market value of the Company’s Class A ordinary shares;

•	upon a minimum of 30 days’ prior written notice of redemption;

•

if, and only if, the last reported sale price of the Company’s Class A ordinary shares equals or exceeds $10.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders;

•	if, and only if, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of Class A ordinary shares) as the outstanding Public Warrants; and

•

if, and only if, there is an effective registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of

AEA-BRIDGES IMPACT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(UNAUDITED)

the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

At June 30, 2022 and December 31, 2021, there were 10,500,000 Private Placement Warrants outstanding. The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9 — FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable

AEA-BRIDGES IMPACT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(UNAUDITED)

inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on an assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments—Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts.

At June 30, 2022 and December 31, 2021, assets held in the Trust Account were comprised of $0 and $549 in cash and $0 and $400,248,942 in U.S. Treasury securities, respectively. Following the maturity date of April 14, 2022, the Company subsequently reinvested its holdings in the Trust Account into money market funds. During the period ended June 30, 2022 and December 31, 2021, the Company did not withdraw any interest income from the Trust Account.

The following table presents information about the gross holding gains and fair value of held-to-maturity securities at December 31, 2021 as follows:

	Held-To-Maturity	Amortized Cost	Gross Holding Gain	Fair Value
December 31, 2021	U.S. Treasury Securities (Matured on January 13, 2022)	$400,248,942	$3,389	$400,252,331

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2022 and December 31, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2022	December 31, 2021
Assets:
Marketable securities held on Trust Account	1	$400,574,581	$—

Liabilities:
Warrant Liabilities– Public Warrants	1	$7,600,000	$22,700,000
Warrant Liabilities– Private Placement Warrants	2	$3,990,000	$11,917,500

AEA-BRIDGES IMPACT CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(UNAUDITED)

The Warrants were accounted for as liabilities in accordance with ASC 815 and are presented within derivative warrant liabilities in the accompanying condensed consolidated balance sheets. The derivative warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of derivative warrant liabilities in the condensed consolidated statements of operations.

The Warrants were valued as of at initial measurement using a binomial lattice model, which is considered to be a Level 3 fair value measurement. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the Warrants is the expected volatility of the ordinary shares. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. For periods subsequent to the detachment of the Public Warrants from the Units, the close price of the Public Warrant price was used as the fair value for the Warrants as of each relevant date. The subsequent measurements of the Public Warrants after the detachment of the Public Warrants from the Units are classified as Level 1 due to the use of an observable market quote in an active market. The subsequent measurements of the Private Placement Warrants after the detachment of the Public Warrants from the Units is classified as Level 2 due to the use of an observable market quote for a similar asset in an active market.

NOTE 10 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the unaudited condensed consolidated balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of AEA-Bridges Impact Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of AEA-Bridges Impact Corp. (the “Company”) as of December 31, 2021 and 2020 and the related statements of operations, changes in shareholders’ deficit and cash flows for the year ended December 31, 2021 and for the period from July 29, 2020 (inception) through December 31, 2020 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and for period from July 29, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, if the Company is unable to complete a business combination by October 5, 2022 then the Company will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

March 25, 2022

PCAOB Number 100

AEA-BRIDGES IMPACT CORP.

BALANCE SHEETS

	December 31, 2021	December 31, 2020
ASSETS
Current assets
Cash	$1,027,517	$1,661,085
Prepaid expenses	249,167	578,413

Total Current Assets	1,276,684	2,239,498
Investments held in Trust Account	400,249,491	400,085,104

TOTAL ASSETS	$401,526,175	$402,324,602

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities — accounts payable and accrued expenses	$6,850,353	$118,353
Derivative warrant liabilities	34,617,500	46,970,000
Deferred underwriting fee payable	13,125,000	13,125,000

Total Liabilities	54,592,853	60,213,353

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value, 40,000,000 shares issued and outstanding at $10.00 per share redemption value as of December 31, 2021 and 2020	400,000,000	400,000,000
Shareholders’ Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; no shares issued or outstanding (excluding 40,000,000 shares subject to possible redemption) as of December 31, 2021 and 2020	—	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 10,000,000 shares issued and outstanding as of December 31, 2021 and 2020	1,000	1,000
Accumulated deficit	(53,067,678)	(57,889,751)

Total Shareholders’ Deficit	(53,066,678)	(57,888,751)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$401,526,175	$402,324,602

The accompanying notes are an integral part of these financial statements.

AEA-BRIDGES IMPACT CORP.

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2021	For the Period from July 29, 2020 (Inception) Through December 31, 2020
Formation and operating costs	$7,694,814	$236,839

Loss from operations	(7,694,814)	(236,839)
Other income (expense):
Interest earned on investments held in Trust Account	164,387	85,104
Transaction costs allocable to warrants	—	(999,374)
Change in fair value of derivative warrant liabilities	12,352,500	(18,910,000)

Total other income (expense), net	12,516,887	(19,824,270)
Net income (loss)	$4,822,073	$(20,061,109)

Weighted average shares outstanding of Class A ordinary shares	40,000,000	22,451,613

Basic and diluted net income (loss) per ordinary share, Class A	$0.10	$(0.62)

Weighted average shares outstanding of Class B ordinary shares	10,000,000	10,000,000

Basic and diluted net income (loss) per ordinary share, Class B	$0.10	$(0.62)

The accompanying notes are an integral part of these financial statements.

AEA-BRIDGES IMPACT CORP.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance — July 29, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	11,500,000	1,150	23,850	—	25,000
Proceeds received in excess of fair value of Private Placement Warrants	—	—	—	—	840,000	—	840,000
Accretion for Class A ordinary shares to redemption amount	—	—	—	—	(864,000)	(37,828,642)	(38,692,642)
Forfeiture of Founder Shares	—	—	(1,500,000)	(150)	150	—	—
Net loss	—	—	—	—	—	(20,061,109)	(20,061,109)

Balance — December 31, 2020	—	—	10,000,000	1,000	—	(57,889,751)	(57,888,751)
Net income	—	—	—	—	—	4,822,073	4,822,073

Balance — December 31, 2021	—	$—	10,000,000	$1,000	$—	$(53,067,678)	$(53,066,678)

The accompanying notes are an integral part of these financial statements.

AEA-BRIDGES IMPACT CORP.

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2021	For the Period from July 29, 2020 (Inception) Through December 31, 2020
Cash Flows from Operating Activities:
Net income (loss)	$4,822,073	$(20,061,109)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Formation costs paid by Sponsor in exchange for issuance of Founder Shares	—	5,000
Change in fair value of derivative warrant liabilities	(12,352,500)	18,910,000
Transaction costs associated with the IPO	—	999,374
Interest earned on investments held in Trust Account	(164,387)	(85,104)
Changes in operating assets and liabilities:
Prepaid expenses	329,246	(578,413)
Accounts payable and accrued expenses	6,732,000	118,353

Net cash used in operating activities	(633,568)	(691,899)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(400,000,000)

Net cash used in investing activities	—	(400,000,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	392,725,000
Proceeds from sale of Private Placement Warrants	—	10,500,000
Proceeds from promissory note– related party	—	5
Repayment of promissory note– related party	—	(171,395)
Payments of offering costs	—	(700,626)

Net cash provided by financing activities	—	402,352,984

Net Change in Cash	(633,568)	1,661,085
Cash – Beginning	1,661,085	—

Cash – Ending	$1,027,517	$1,661,085

Non-Cash Investing and Financing Activities:
Deferred underwriting fee payable	$—	$13,125,000

Offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$—	$20,000

Payment of offering costs through promissory note– related party	$—	$171,390

The accompanying notes are an integral part of these financial statements.

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

AEA-Bridges Impact Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on July 29, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

On December 12, 2021, the Company entered into a Business Combination Agreement with Harley-Davidson, Inc., a Wisconsin corporation, LW EV Holdings, Inc., a Delaware corporation (renamed LiveWire Group, Inc. in connection with the Business Combination), LW EV Merger Sub, Inc., a Delaware corporation, and LiveWire EV, LLC, a Delaware limited liability company.

As of December 31, 2021, the Company had not commenced any operations. All activity for the period from July 29, 2020 (inception) through December 31, 2021 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the investments held in the Trust Account (as defined below).

The registration statement for the Company’s Initial Public Offering was declared effective on October 1, 2020. On October 5, 2020 the Company consummated the Initial Public Offering of 40,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), generating gross proceeds of $400,000,000 which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 10,500,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to AEA-Bridges Impact Sponsor LLC (the “Sponsor”), generating gross proceeds of $10,500,000, which is described in Note 4.

Transaction costs amounted to $21,292,016, consisting of $7,275,000 of underwriting fees (net of expenses reimbursed by the underwriter of $225,000), $13,125,000 of deferred underwriting fees and $892,016 of other offering costs.

Following the closing of the Initial Public Offering on October 5, 2020, an amount of $400,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earliest of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (excluding the amount of any deferred underwriting discount held in the Trust Account and taxes payable on the income earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially $10.00 per Public Share), including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to certain limitations as described in the prospectus. The per-share amount to be distributed to the Public Shareholders who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote the Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust account and not previously released to pay taxes, divided by the number of then issued and outstanding Public Shares.

The Company will have until October 5, 2022 to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to pay taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares it will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share, due to reductions in the value of trust assets, in each case net of the interest that may be withdrawn to pay taxes. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES BASIS OF PRESENTATION

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2021 and 2020.

Investments Held in Trust Account

The Company’s portfolio of investments held in trust is substantially comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these investments are included in income earned on investments in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Offering Costs

Offering costs consisted of legal, accounting, and other expenses incurred through the balance sheets date that are directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities were expensed as incurred in the statements of operations. Offering costs associated with the Class A ordinary shares issued were initially charged to temporary equity and then accreted to permanent equity upon the completion of the Initial Public Offering. Offering costs amounted to $21,292,016, of which $20,292,642 were charged to temporary equity upon the completion of the Initial Public Offering on October 5, 2020 and $999,374 was expensed in the statements of operations.

Derivative Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued share purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The Company accounts for the Public Warrants and Private Placement Warrants (together with the Public Warrants, the “Warrants”) in accordance with the guidance contained in ASC 815 under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjusts the Warrants to fair value at each reporting period. This liability is subject tore-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the statements of operations. The Private Placement Warrants and the Public Warrants for periods where no observable traded price was available were valued using a binomial lattice model. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2021 and 2020, the 40,000,000 Class A ordinary shares subject to possible redemption, respectively, are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. As of December 31, 2021 and 2020, there was no change to the redemption value of the Class A ordinary shares.

At December 31, 2021 and 2020, the Class A ordinary shares reflected in the balance sheets are reconciled in the following table:

	December 31, 2021	December 31, 2020
Gross proceeds	$400,000,000	$400,000,000
Less:
Proceeds allocated to Public Warrants	(18,400,000)	(18,400,000)
Class A ordinary shares issuance costs	(20,292,642)	(20,292,642)
Plus:
Accretion of carrying value to redemption value	38,692,642	38,692,642
Class A ordinary shares subject to possible redemption	$400,000,000	$400,000,000

Income Taxes

ASC Topic 740, “Income Taxes,” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2021 and 2020, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.

Net Income (Loss) Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the periods presented. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted income (loss) per ordinary share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 30,500,000 Class A ordinary shares in the aggregate. As of December 31, 2021 and 2020, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into Class A ordinary shares and then share in the earnings of the Company. As a result, diluted net income (loss) per ordinary share is the same as basic net income (loss) per ordinary share for the periods presented.

The following table reflects the calculation of basic and diluted net (loss) per ordinary share (in dollars, except share amounts):

	Year Ended December 31, 2021		For the Period from July 29, 2020 (inception) Through December 31, 2020
	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per ordinary share
Numerator:
Allocation of net income (loss), as adjusted	$3,857,658	$964,415	$(13,879,256)	$(6,181,853)
Denominator:
Basic and diluted weighted average shares outstanding	40,000,000	10,000,000	22,451,613	10,000,000
Basic and diluted net income (loss) per ordinary share	$0.10	$0.10	$(0.62)	$(0.62)

As of December 31, 2021 and 2020, basic and diluted shares are the same as there are no non-redeemable securities that are dilutive to the Company’s shareholders.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, excluding the warrant liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the Company’s balance sheets, primarily due to their short-term nature. As of December 31, 2021 and 2020, the carrying values of cash and accrued expenses approximate their fair values due to the short-term nature of the instruments. The Company’s portfolio of investments held in the Trust Account is comprised of investments in money market funds that invest in U.S. Treasury securities with an original maturity of 185 days or less. The fair value for trading securities is determined using quoted market prices in active markets. The Private Placement Warrants and the Public Warrants for periods where no observable traded price was available are valued using a binomial lattice model. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

Recent Accounting Standards

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40)(“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company adopted ASU 2020-06 effective January 1, 2021. The adoption of ASU 2020-06 did not have an impact on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unable to complete a Business Combination by October 5, 2022, then the Company will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution as well as the Company’s working capital deficit raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after October 5, 2022. The Company intends to complete a Business Combination before the mandatory liquidation date. However, there can be no assurance that the Company will be able to consummate any business combination by October 5, 2022.

NOTE 3 — INITIAL PUBLIC OFFERING

On October 5, 2020, pursuant to the Initial Public Offering, the Company sold 40,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 8).

NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 10,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $10,500,000. The Sponsor has agreed to purchase up to an additional 1,200,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, or an aggregate additional $1,200,000, to the extent the underwriter’s over-allotment option is exercised in full. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 8). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5 — RELATED PARTY TRANSACTIONS FOUNDER SHARES

Founder Shares

On July 29, 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of the Company in consideration for 11,500,000 Class B ordinary shares (the “Founder Shares”). On August 4, 2020, the Company effected a share dividend resulting in 14,375,000 Class B ordinary shares being issued and outstanding. On September 14, 2020, the Sponsor irrevocably surrendered to the Company for cancellation and for nil consideration 2,875,000 Class B ordinary shares resulting in the Sponsor holding 11,500,000 Class B ordinary shares. All share and per-share amounts have been retroactively restated to reflect the share transactions. The Founder Shares include an aggregate of up to 1,500,000 shares that are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised, so that the number of Founder Shares will equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. On November 16, 2020, the underwriters’ election to exercise their over-allotment option expired unexercised, resulting in the forfeiture of 1,500,000 shares. Accordingly, there are 10,000,000 Founder Shares issued and outstanding.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earliest of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement, commencing on October 5, 2020, to pay an affiliate of the Sponsor up to an amount not to exceed $10,000 per month for office space, secretarial and administrative support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2021 and for the period from July 29, 2020 (inception) through December 31, 2020, the Company incurred $140,000 and $30,000 in fees for these services, respectively, of which $110,000 and $30,000 are included in accounts payable and accrued expenses in the accompanying balance sheets as of December 31, 2021 and 2020, respectively.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2021 and 2020, the Company had no outstanding borrowings under the Working Capital Loans.

NOTE 6 — COMMITMENTS AND CONTINGENCIES RISKS AND UNCERTAINTIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 global pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration and Shareholders Rights

Pursuant to a registration rights agreement entered into on October 5, 2020, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans) will be entitled to registration rights. The holders of these securities well be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $13,125,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. An affiliate of the Sponsor has purchased 2,500,000 Public Units at the Public Offering Price. The underwriters did not receive any underwriting discounts or commissions on Units purchased by the Sponsor or its affiliate.

NOTE 7 — SHAREHOLDERS’ EQUITY

Preference Shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2021 and 2020, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 500,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At December 31, 2021 and 2020, there were 40,000,000 Class A ordinary shares issued and outstanding, all of which are presented as temporary equity.

Class B Ordinary Shares — The Company is authorized to issue 50,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At December 31, 2021 and 2020, there were 10,000,000 Class B ordinary shares issued and outstanding.

Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of Initial Public Offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, its affiliates or any member of the Company’s management team upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

NOTE 8 — DERIVATIVE WARRANT LIABILITIES

At December 31, 2021 and 2020, there were 20,000,000 Public Warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public

Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption; and

•

if, and only if, the reported last sales price of the Company’s Class A ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•	at a price equal to a number of Class A ordinary shares to be determined, based on the redemption date and the fair market value of the Company’s Class A ordinary shares;

•	upon a minimum of 30 days’ prior written notice of redemption;

•

if, and only if, the last reported sale price of the Company’s Class A ordinary shares equals or exceeds $10.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders;

•	if, and only if, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of Class A ordinary shares) as the outstanding Public Warrants; and

•

if, and only if, there is an effective registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

At December 31, 2021 and 2020, there were 10,500,000 Private Placement Warrants outstanding. The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9 — FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on an assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts.

At December 31, 2021 and 2020, assets held in the Trust Account were comprised of $549 and $83 in cash and $400,248,942 and $400,085,021 in U.S. Treasury securities, respectively. During the year ended December 31, 2021 and 2020, the Company did not withdraw any interest income from the Trust Account.

The following table presents information about the gross holding gains and fair value of held-to-maturity securities at December 31, 2021 and 2020 as follows:

	Held-To-Maturity	Amortized Cost	Gross Holding Gain	Fair Value
December 31, 2021	U.S. Treasury Securities (Mature on January 13, 2022, 2021)	$400,248,942	$3,389	$400,252,331
December 31,2020	U.S. Treasury Securities (Mature on April 8, 2021)	$400,085,021	$5,549	$400,090,570

The following table presents information about the Company’s liabilities that are measured at fair value on a recurring basis at December 31, 2021 and 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Description	Level	December 31, 2021	December 31, 2020
Liabilities:
Warrant Liabilities – Public Warrants		1	$22,700,000	$30,800,000
Warrant Liabilities – Private Placement Warrants		2	$11,917,500	$16,170,000

The Warrants were accounted for as liabilities in accordance with ASC 815 and are presented within derivative warrant liabilities in the accompanying balance sheets. The derivative warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of derivative warrant liabilities in the statements of operations.

The Warrants were valued as of at initial measurement using a binomial lattice model, which is considered to be a Level 3 fair value measurement. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the Warrants is the expected volatility of the ordinary shares. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. For periods subsequent to the detachment of the Public Warrants from the Units, the close price of the Public Warrant price was used as the fair value for the Warrants as of each relevant date. The subsequent measurements of the Public Warrants after the detachment of the Public Warrants from the Units are classified as Level 1 due to the use of an observable market quote in an active market. The subsequent measurements of the Private Placement Warrants after the detachment of the Public Warrants from the Units is classified as Level 2 due to the use of an observable market quote for a similar asset in an active market.

NOTE 10 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

LiveWire EV

US GAAP Combined financial statements

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands)

(Unaudited)

	Six Months Ended
	June 26, 2022	June 27, 2021
Revenue, net (Note 3)	$25,662	$15,906

Costs and expenses:
Cost of goods sold	25,187	17,255
Selling, administrative and engineering expense	35,281	29,783

Operating expense	60,468	47,038

Operating loss	(34,806)	(31,132)
Other income (expense), net	156	(11)
Interest expense related party (Note 12)	(475)	(124)
Interest (expense) income	(20)	10

Loss before income taxes	(35,145)	(31,257)
Income tax provision	163	47

Net loss	(35,308)	(31,304)
Other comprehensive loss:
Foreign currency translation adjustments	(94)	(28)

Comprehensive loss	$(35,402)	$(31,332)

See accompanying notes to Combined financial statements.

LiveWire EV

US GAAP Combined financial statements

COMBINED BALANCE SHEETS

(In thousands)

	(Unaudited) June 26, 2022	December 31, 2021
ASSETS
Current assets:
Cash	$5,365	$2,668
Accounts receivable, net	5,339	6,772
Accounts receivable from related party (Note 12)	1,248	124
Inventories (Note 5)	25,834	16,797
Other current assets (Note 5)	1,659	3,556

Total current assets	39,445	29,917
Property, plant and equipment, net (Note 5)	22,817	17,894
Goodwill	8,327	8,327
Deferred tax assets	72	72
Lease assets (Note 6)	2,953	3,471
Intangible assets, net	2,040	2,271
Other long-term assets	1,275	—

Total assets	$76,929	$61,952

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$18,526	$9,011
Accrued liabilities (Note 5)	13,353	15,574
Contingent consideration liability (Note 7)	—	2,180
Notes payable to related party (Note 12)	—	103
Current portion of lease liabilities (Note 6)	1,223	1,146

Total current liabilities	33,102	28,014
Long-term supplier liability (Note 5)	3,514	5,330
Long-term portion of lease liabilities (Note 6)	1,832	2,423
Deferred tax liabilities	268	186
Long-term portion of notes payable to related party (Note 12)	—	5,699
Other long-term liabilities	322	375
Commitments and contingencies (Note 10)	—	—

Total liabilities	39,038	42,027
Total equity:
Net Parent investment	37,840	19,780
Accumulated other comprehensive income	51	145

Total equity	37,891	19,925

Total liabilities and equity	$76,929	$61,952

See accompanying notes to Combined financial statements.

LiveWire EV

US GAAP Combined financial statements

COMBINED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months ended
	June 26, 2022	June 27, 2021
Cash flows from operating activities:
Net loss	$(35,308)	$(31,304)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	2,806	2,072
Change in valuation of contingent consideration liability	—	24
Stock compensation	(171)	232
Deferred income taxes	82	—
Payment of contingent consideration in excess of acquisition date fair value	(413)	—
Other, net	(1,413)	423
Changes in current assets and liabilities:
Accounts receivable, net	1,433	(1,475)
Accounts receivable from related party	(1,124)	(54)
Inventories	(9,037)	5,873
Other current assets	1,892	(639)
Accounts payable and accrued liabilities	3,609	(11,627)

Net cash used by operating activities	(37,644)	(36,475)

Cash flows from investing activities:
Capital expenditures	(5,722)	(3,937)

Net cash used by investing activities	(5,722)	(3,937)

Cash flows from financing activities:
Borrowings on notes payable to related party	15,333	—
Repayments on notes payable to related party	—	(1,000)
Payment of contingent consideration up to acquisition date fair value	(1,767)	—
Transfers from Parent	32,497	42,986

Net cash provided by financing activities	46,063	41,986

Net increase in cash	2,697	1,574
Cash:
Cash, beginning of period	2,668	2,401

Cash, end of period	$5,365	$3,975

See accompanying notes to Combined financial statements.

LiveWire EV

US GAAP Combined financial statements

COMBINED STATEMENTS OF CHANGES IN EQUITY

(In thousands)

(Unaudited)

	Net Parent Investment	Accumulated Other Comprehensive Income (Loss)	Total Equity
Balance, December 31, 2021	$19,780	$145	$19,925
Net loss	(35,308)	—	(35,308)
Other comprehensive loss	—	(94)	(94)
Net contribution from Parent	53,368	—	53,368

Balance, June 26, 2022	$37,840	$51	$37,891

	Net Parent Investment	Accumulated Other Comprehensive Income (Loss)	Total Equity
Balance, December 31, 2020	$1,793	$230	$2,023
Net loss	(31,304)	—	(31,304)
Other comprehensive loss	—	(28)	(28)
Net contribution from Parent	43,218	—	43,218

Balance, June 27, 2021	$13,707	$202	$13,909

See accompanying notes to Combined financial statements.

LiveWire EV

Notes to Combined financial statements

(Unaudited)

1)	Description of Business and Basis of Presentation

LiveWire EV (the “Company”) is comprised of certain net assets and operating activities related to the historical electric vehicle operations of certain wholly owned indirect subsidiaries of Harley-Davidson, Inc. (the “Parent”). The Parent has common shares listed on the New York Stock Exchange. The accompanying combined financial statements and footnotes (“Combined financial statements”) present the assets, liabilities, revenues, and expenses directly attributed to the Company, as well as certain allocations from the Parent. The Company does not operate as a separate, stand-alone entity and historically was included as part of the motorcycles and related products (“Motorcycles”) segment of the Parent.

The Company has one reportable segment that sells electric vehicles, parts and accessories, and apparel in the United States (US) and certain international markets. The Company introduced its first electric motorcycle in July 2019 as the Harley-Davidson LiveWire. In the second half of 2021, the Company established the LiveWire brand and introduced the rebranded LiveWire One electric motorcycle. The Company also sells electric balance bikes under the STACYC and H-D IRONe brands, as well as through private label arrangements. Electric motorcycles are sold at wholesale to a network of independent dealers and, beginning in the third quarter of 2021, also at retail through a Company-operated retail partner and through online sales. Electric balance bikes are sold at wholesale to independent dealers and an independent distributor, as well as, direct to consumers online.

Merger / Business Combination with AEA-Bridges Impact Corp.

On December 12, 2021, the Parent and AEA-Bridges Impact Corp (ABIC), a special purpose acquisition company (SPAC) sponsored by executives of AEA Investors and Bridges Fund Management, entered into a definitive business combination agreement (Business Combination Agreement) under which, at closing, ABIC (following its Domestication, as defined in the Business Combination Agreement) combined with the Company to create a new publicly traded company (Combined Company), listed on the New York Stock Exchange. Concurrently with the execution of the Business Combination Agreement, the Company entered into subscription agreements with its Parent and an independent strategic investor, Kwang Yang Motor Co., Ltd. (KYMCO), (collectively, the “PIPE Investors”) pursuant to which, on the terms and subject to the conditions therein, the PIPE Investors collectively subscribed for 20.0 million shares of common stock for an aggregate purchase price equal to $200.0 million (the “PIPE Investment”). The business combination closed and the PIPE Investment was consummated on September 26, 2022 as more fully described in Note 13, Subsequent Events.

As a result of the Business Combination Agreement signed on December 12, 2021, the Parent and the Company entered into a separation agreement (the Separation Agreement) which sets forth the Company’s agreements with Harley-Davidson regarding the separation of the LiveWire business from Harley-Davidson into an independent company (the “Separation”). The Separation was consummated on September 26, 2022 as more fully described in Note 13, Subsequent Events.

Basis of Presentation

In the opinion of the Company’s management, the accompanying unaudited Combined financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Combined balance sheet as of June 26, 2022, the Combined statements of operations and comprehensive loss for the six months ended June 26, 2022 and June 27, 2021, the Combined statements of cash flows for the six months then ended, and the Combined statements of changes in equity for the six months ended June 26, 2022 and June 27, 2021.

LiveWire EV

Notes to Combined financial statements

(Unaudited)

Certain information and disclosures normally included in complete financial statements have been condensed or omitted pursuant to the rules and regulations of the United States Securities and Exchange Commission (SEC) and generally accepted accounting principles in the United States of America (U.S. GAAP) for interim financial reporting. These unaudited Combined financial statements should be read in conjunction with the audited combined financial statements and accompanying notes for the years ended December 31, 2021 and 2020.

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the amounts reported in the Combined financial statements and the accompanying notes. Actual results could differ from those estimates.

The Combined financial statements present the Company as it was historically managed and operated by the Parent. The accompanying Combined financial statements have been derived from the consolidated financial statements and accounting records of the Parent to reflect the operations of the Company for the periods presented and have been prepared in accordance with accounting principles generally accepted in the US and pursuant to the rules and regulations of the US Securities and Exchange Commission (SEC). The Company’s financial information is presented as combined carve-out financial information using the historical results of operations and the historical bases of assets and liabilities of the Parent. Intercompany transactions within the Company have been eliminated in preparing the Combined financial statements.

Management of the Company believes assumptions underlying the Combined financial statements are reasonable. However, the Combined financial statements may not be indicative of the combined financial position, results of operations, and cash flows of the Company in the future or if it had operated independently of the Parent. Actual costs that would have been incurred if the Company had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, primarily including, technology support, marketing, finance, engineering, usage of shared assets, and other general corporate and administrative costs, such as treasury, human resources, and others. The Company also may incur additional costs associated with being a standalone, publicly listed company that were not included in the expense allocations and, therefore, may result in additional costs that are not reflected in the historical results of operations, financial position, and cash flows. Principal assumptions underlying the Combined financial statements include:

•

The Combined statements of operations and comprehensive loss include all revenues and costs directly attributable to the Company as well as an allocation of expenses from the Parent related to shared manufacturing costs; engineering expenses, selling expenses, general and administrative expenses, marketing expenses, employee-related expenses, charges for use of shared assets, and other expenses related to Parent’s corporate functions that provide support to the Company. The Parent allocates these costs to the Company using methodologies that management believes are appropriate and reasonable. Costs are generally attributed based on specific identification, legal obligation, or in another manner that best reflects the nature of how the expense is incurred, such as gross revenue, wholesale motorcycle shipments, standard cost, production units, and other allocation methods as deemed appropriate.

•

The Combined balance sheets include the attribution of certain assets and liabilities that have historically been held at the corporate level by the Parent, but which are specifically identifiable or attributable to the Company. The Parent’s cash management and financing activities are centralized. Accordingly, no cash has been attributed to the Combined financial statements, except for certain legally held cash accounts held by entities included in the Combined financial statements.

LiveWire EV

Notes to Combined financial statements

(Unaudited)

•

Net Parent investment in the Combined statements of changes in equity and the Combined balance sheets represents the accumulation of the Company’s net loss over time and the net effect of transactions with and allocations from the Parent.

•

Transactions between the Parent and the Company are generally considered to be effectively settled in cash at the time the transaction is recorded except for the note payable to related party and accounts receivable from related party (see disclosure in Note 12, Related Party Transactions). The net effect of the settlement of transactions with the Parent is reflected in the combined statements of cash flows as a financing activity and in the Combined balance sheets as “Net Parent investment.”

•	Within the Combined financial statements and tables presented, certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes.

•	Certain comparative amounts have been reclassified to conform to the current year presentation.

Liquidity and Going Concern

The Company historically managed liquidity risk by effectively managing its working capital, capital expenditures, and cash flows, making use of a central treasury function at the Parent to manage pooled cash investments and borrowing requirements. As an early-stage growth company, the Company does not expect to generate from operations adequate liquidity to fund its operations for the next twelve months. Prior to the business combination with ABIC the Parent supported the operating, investing and financing activities of the Company. Following the business combination with ABIC, the Company received net proceeds of approximately $293.7 million as more fully described in Note 13, Subsequent Events. Management believes that cash on hand and the proceeds received from the business combination will provide sufficient liquidity to meet the Company’s projected obligations for at least twelve months from September 30, 2022, the date these Combined financial statements were issued.

The Combined financial statements for the Company have been prepared on the basis of accounting policies applicable to a going concern. The going concern basis presumes that for the foreseeable future, funds will be available to finance future operations and that the realization of assets and settlement of liabilities, contingent obligations and commitments will occur in the ordinary course of business.

2)	New Accounting Standards

Other than the recent accounting pronouncements disclosed in the Company’s Combined financial statements for the fiscal year ended December 31, 2021, there have been no new accounting pronouncements or changes in accounting pronouncements during the first six months ended June 26, 2022 that are significant or potentially significant to the Company.

3)	Revenue

The Company recognizes revenue when it satisfies a performance obligation by transferring control of a good or service to a customer. Revenue is measured based on the consideration that the Company expects to be entitled to in exchange for the goods or services transferred. Taxes that are collected from a customer concurrent with revenue-producing activities are excluded from revenue.

LiveWire EV

Notes to Combined financial statements

(Unaudited)

Disaggregated Revenue, net by major source was as follows (in thousands):

	Six Months Ended
	June 26, 2022	June 27, 2021
Electric motorcycles	$6,982	$4,192
Electric balance bikes, parts and accessories	18,197	11,342
Motorcycle parts and accessories	478	288
Apparel	5	84

Revenue, net	$25,662	$15,906

Revenue from the sale of electric motorcycles, electric balance bikes as well as parts and accessories and apparel are recorded when control is transferred to the customer, generally at the time of shipment to independent dealers and distributors or at the time of delivery to retail customers.

The Company offers sales incentive programs to independent dealers and retail customers designed to promote the sale of its products. The Company estimates its variable consideration related to its sales incentive programs using the expected value method. The Company accounts for consideration payable to a customer as part of its sales incentives as a reduction of revenue, which is accrued at the later of the date the related sale is recorded or the date the incentive program is both approved and communicated.

The Company offers the right to return eligible parts and accessories and apparel. When the Company offers a right to return, it estimates returns based on an analysis of historical trends and records revenue on the initial sale only in the amount that it expects to be entitled. The remaining consideration is deferred in a refund liability account. The refund liability is remeasured for changes in the estimate at each reporting date with a corresponding adjustment to revenue.

Variable consideration related to sales incentives and rights to return is adjusted at the earliest of when the amount of consideration the Company expects to receive changes, or the consideration becomes fixed. Adjustments for variable consideration related to previously recognized sales were not material during 2022 and 2021.

Shipping and handling costs associated with freight after control of a product has transferred to a customer are accounted for as fulfillment costs. The Company accrues for the shipping and handling in the same period that the related revenue is recognized.

The Company offers standard, limited warranties on its motorcycles, electric balance bikes, and parts and accessories. These warranties provide assurance that the product will function as expected and are not separate performance obligations. The Company accounts for estimated warranty costs as a liability upon transferring control to the customer.

LiveWire EV

Notes to Combined financial statements

(Unaudited)

Contract Liabilities

The Company maintains certain deferred revenue balances related to payments received at contract inception in advance of the Company’s performance under the contract and generally relates to customer deposits for electric balance bikes. Deferred revenue is recognized as revenue as the Company performs under the contract. Deferred revenue, included in Accrued liabilities on the Combined balance sheets, was as follows (in thousands):

	June 26, 2022	June 27, 2021
Balance, beginning of period	$1,644	$—
Balance, end of period	1,092	1,888

Previously deferred revenue recognized as revenue in the six months ended June 26, 2022 was $2,185 thousand. The Company expects to recognize approximately $1,092 thousand of the remaining deferred revenue in 2022.

4)	Income Taxes

The Company’s effective income tax rate for the six months ended June 26, 2022 was -0.46% compared to -0.15% for the six months ended June 27, 2021.

The Company generated operating losses in each of the periods presented. The Company is not recognizing an income tax benefit related to these losses because the Company does not believe there is sufficient positive evidence regarding the ability to realize the benefit of these losses. Further, the operating results of the Company have historically been included in the consolidated federal and combined state tax returns of the Parent and the resulting tax attributes have been fully utilized by the Parent and are no longer available to the Company for future use. Certain separate state NOLs which belong to the Company are reflected in the financials presented. After an assessment of the positive and negative evidence regarding the realizability of the separate state NOLs and other deferred tax assets reflected in the financials, it was determined a valuation allowance was required.

5)	Additional Balance Sheet Information

Inventories consisted of the following (in thousands):

	June 26, 2022	December 31, 2021
Raw materials and work in progress	$6,993	$5,233
Electric motorcycles and electric balance bikes	14,137	8,636
Parts and accessories and apparel	4,704	2,928

	$25,834	$16,797

Other current assets include prepaid supplier deposits of $974 thousand and $3,025 thousand as of June 26, 2022 and December 31, 2021 relating to future inventory purchases.

LiveWire EV

Notes to Combined financial statements

(Unaudited)

Property, plant and equipment, net consisted of the following, (in thousands):

	June 26, 2022	December 31, 2021
Construction in progress	$16,961	$9,746
Tooling	9,827	10,155
Machinery and equipment	2,844	3,317
Software	2,798	2,798
Leasehold improvements	1,635	1,266

	34,065	27,282
Accumulated depreciation	(11,248)	(9,388)

	$22,817	$17,894

Depreciation for the six months ended June 26, 2022 and June 27, 2021 was $2,575 thousand and $1,841 thousand, respectively. Software, net of accumulated amortization, included in Property, plant and equipment, net was $1,776 thousand and $2,242 thousand as of June 26, 2022 and December 31, 2021 respectively. The Company had $5,995 thousand and $3,651 thousand related to purchases of Property, plant and equipment included in Accounts payable as of June 26, 2022 and December 31, 2021, respectively.

Other long-term assets consisted primarily of capitalized implementation costs incurred in connection with cloud computing arrangements that do not include a license to internal-use software in accordance with Accounting Standards Update 2018-15.

Accrued liabilities consisted of the following, (in thousands):

	June 26, 2022	December 31, 2021
Payroll and employee benefits	$3,424	$6,129
Engineering	3,411	2,680
Supplier commitment	1,672	—
Warranty and recalls	607	720
Deferred revenue	1,092	1,644
Sales incentives	222	795
Taxes	736	918
Other	2,189	2,688

	$13,353	$15,574

The Company has a liability related to an excess firm purchase commitment to a supplier. Based on contractual terms, beginning with calendar year 2022, the Company expects to pay, in January of each calendar year, any amounts due to the supplier from the preceding calendar year. The total obligation was $5,186 thousand and $5,330 thousand as of June 26, 2022 and December 31, 2021, respectively. The non-current portion, included in Long-term supplier liability on the combined balance sheets was $3,514 thousand and $5,330 thousand, as of June 26, 2022 and December 31, 2021, respectively. The current portion of the liability was recorded within Accrued liabilities and was $1,672 thousand as of June 26, 2022. There was no current portion as of December 31, 2021.

LiveWire EV

Notes to Combined financial statements

(Unaudited)

6)	Leases

The Company determines if an arrangement is or contains a lease at contract inception.

Right of Use (ROU) assets represent the Company’s right to use an underlying asset over the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of future lease payments over the lease term. The ROU asset also includes prepaid lease payments and initial direct costs and is reduced for lease incentives paid by the lessor. The discount rate used to determine the present value is generally the Parent’s incremental borrowing rate because the implicit rate in the lease is not readily determinable. The lease term used to calculate the ROU asset and lease liabilities includes periods covered by options to extend or terminate when the Company is reasonably certain the lease term will include these optional periods.

In accordance with ASC Topic 842, the Company elected the short-term lease practical expedient that allows entities to recognize lease payments on a straight-line basis over the lease term for leases with a term of 12 months or less. The Company has also elected the practical expedient under ASC Topic 842 allowing entities to not separate non-lease components from lease components, but instead account for such components as a single lease component for all leases except leases involving assets used in manufacturing and distribution processes.

The Company has operating real estate lease arrangements. The Company’s leases have a remaining lease term of 1 to 5 years. The Company’s leases do not contain any material residual value guarantees or material restrictive covenants.

Operating lease expense was $624 thousand and $213 thousand for the six months ended June 26, 2022 and June 27, 2021, respectively.

Balance sheet information related to the Company’s leases was as follows (in thousands):

	June 26, 2022	December 31, 2021
Lease assets	$2,953	$3,471
Current portion of lease liability	1,223	1,146
Long-term portion of lease liabilities	1,832	2,423

	$3,055	$3,569

Future maturities of the Company’s operating lease liabilities as of June 26, 2022 were as follows (in thousands):

Future lease payments:
2022	$638
2023	1,229
2024	887
2025	209
2026	150
Thereafter	—

3,113
Present value discount	(58)

Lease liabilities	$3,055

LiveWire EV

Notes to Combined financial statements

(Unaudited)

Other lease information surrounding the Company’s operating leases was as follows (in thousands):

	Six Months ended
	June 26, 2022	June 27, 2021
Cash outflows for amounts included in the measurement of lease liabilities	$620	$205
ROU assets obtained in exchange for lease obligations	85	1,329
Lease modifications	—	—
Weighted-average remaining lease term (in years)	2.72	4.11
Weighted-average discount rate	1.30%	1.91%

7)	Fair Value Measurements

The Company assesses the inputs used to measure fair value using a three-tier hierarchy.

•	Level 1 inputs include quoted prices for identical instruments and are the most observable.

•	Level 2 inputs include quoted prices for similar assets and observable inputs.

•	Level 3 inputs are not observable in the market and include the Company’s judgments about the assumptions market participants would use in pricing the asset or liability.

As of December 31, 2021, the Company had a contingent consideration obligation related to an aggregate earnout payment associated with the Parent’s 2019 acquisition of STACYC, Inc (STACYC). The contingent consideration related to an aggregate earnout payment with a potential payout ranging from $0 to $6,537 thousand based on the achievement of sales volume targets during the twelve-month performance periods beginning in June 2019, 2020, and 2021, respectively. Each annual period had its own milestone target and related potential earn-out payment. The earnout was payable in three installments during 2020, 2021, and 2022. The Company recorded a liability of $4,978 thousand at the acquisition-date for the fair value based on the likelihood of contingent earn-out payments as part of the total consideration. In 2021 and 2020, the Company made payments of $2,180 thousand during each period based on the full achievement of performance targets for the first two annual performance periods. On June 24, 2022, the Company made the final earnout payment of $2,180 thousand. The final payment settled the Company’s contingent consideration obligation related to acquisition of STACYC.

The fair value of the company’s contingent consideration liability for each remeasurement period was calculated using the following significant unobservable inputs:

	December 31, 2021
Discount Rate per performance period [a]	2020: 0.6 2021: 0.7	% %
Revenue Volatility [b]	25%
Revenue Metric Risk Premium [c]	11%

[a]	Discount rates applied in arriving at expected cash flow are based on the Company’s estimated cost of debt over the appropriate time horizon as it relates to the annual contingent payments.
[b]	Revenue volatility is based on historical revenue volatility data observed for guideline public companies and selected as the product volume volatility assumption for the Monte-Carlo Simulation.
[c]	The Revenue Metric Risk Premium was calculated based on the risk-free rate, revenue beta, equity risk premium, size premium and company-specific risk premium

LiveWire EV

Notes to Combined financial statements

(Unaudited)

Below is a roll-forward of the contingent consideration liability measured at estimated fair value for the following periods (in thousands):

	Six Months ended
	June 26, 2022	June 27, 2021
Balance, beginning of period	$2,180	$4,311
Revaluation of contingent consideration liability	—	24
Cash paid	(2,180)	—

Balance, end of period	$—	$4,335

8)	Product Warranty and Recall Campaigns

The Company provides a limited warranty on the new electric motorcycles for a period of two years, except for the battery which is covered for five years. The Company also provides limited warranties on parts and accessories and electric balance bikes. The warranty coverage for the retail customer generally begins when the product is sold to the retail customer. The Company accrues for future warranty claims when the Company transfers control to its customer using an estimated cost based primarily on historical Company claim information. In the case of both warranty and recall costs, as actual experience becomes available it is used to update the accruals.

Additionally, the Company may from time-to-time initiate certain voluntary recall campaigns. The Company records estimated recall costs when the liability is both probable and estimable. This generally occurs when the Company’s management approves and commits to a recall. The warranty and recall liability are included in Accrued liabilities and Other long-term liabilities on the Combined balance sheets.

Changes in the Company’s warranty and recall liability were as follows (in thousands):

	Six Months ended
	June 26, 2022	June 27, 2021
Balance, beginning of period	$1,095	$778
Warranties issued during the period	95	337
Settlements made during the period	(342)	(547)
Currency translation adjustments	(43)	(1)
Recalls and changes to pre-existing warranty liabilities	124	595

Balance, end of period	$929	$1,162

The liability for recall campaigns included in the balance above was $266 thousand and $269 thousand as of June 26, 2022 and December 31,2021, respectively.

9)	Employee Retirement and Other Postretirement Benefits

Defined Benefit Plans and Other Postretirement Benefit Plans

The Parent sponsors a qualified pension plan and a postretirement healthcare plan which cover eligible Company employees and retirees. These defined benefit plans include both Company eligible employees and

LiveWire EV

Notes to Combined financial statements

(Unaudited)

other employees of the Parent (“Shared” plans) and are accounted for as multiemployer benefit plans and the related net benefit plan assets and obligations are not included in the Company’s Combined balance sheets. A portion of the related net periodic benefit plan cost has been allocated to the Company based on an estimated cost per plan participant and allocations of corporate and other shared functional personnel. The Company recorded expense of $22 thousand and $92 thousand for the six months ended June 26, 2022 and June 27, 2021, respectively, for the Company’s allocation of net periodic pension and healthcare plan costs related to the Company’s employees. The Company is not required to make any contributions to the plans sponsored by the Parent.

Defined Contribution Plans

The Parent has various defined contribution benefit plans that in total cover substantially all full-time employees. Employees can make voluntary contributions in accordance with the provisions of their respective plan, which includes a 401(k)-tax deferral option.

On March 1, 2022, the Company established a LiveWire 401(k) plan for the benefit of the Company’s employees. In connection with the establishment of the LiveWire 401(k) plan, the Parent made all employer contributions to its 401(k) plan on behalf of the Company’s employees, prorated for the portion of the plan year ending March 1, 2022. Upon the establishment of the LiveWire 401(k) plan, each of the Company’s employees then-participating in the Parent’s 401(k) plan became fully vested in his or her account balance under the Parent’s 401(k) plan and their account balances under the Parent’s 401(k) plan were transferred to the LiveWire 401(k) plan.

The Company expensed $833 thousand and $387 thousand for the six months ended June 26, 2022 and June 27, 2021, respectively, related to defined contribution benefits plans contributions.

10)	Commitments and Contingencies

The Company is subject to claims related to product and other commercial matters. In determining costs to accrue related to these items, the Company carefully analyzes cases and considers the likelihood of adverse judgments or outcomes, as well as the potential range of possible loss. The Company accrues for matters when losses are both probable and estimable. Any amounts accrued for these matters are monitored on an ongoing basis and are updated based on new developments or new information as it becomes available for each matter. Refer to Note 5, Additional Balance Sheet Information for a discussion of a supplier liability and Note 8, Product Warranty and Recall Campaigns for a discussion of warranty and recall liabilities. The Company is self-insured for product liability claims, and the Parent maintains insurance for individual claim amounts in excess of the self-insured amounts.

11)	Share-Based Awards

Certain employees of the Company participated in the Parent’s share-based compensation plan under which the Parent’s Board of Directors may grant to employees share-based awards, including RSUs and performance shares. As additional employees transferred from the Parent to the Company, any outstanding share-based awards previously granted have been retained by the employees and have been transferred to the Company. All awards granted under the plans are based on the Parent’s common shares and, as such, were reflected in the Combined balance sheets as Net Parent investment and Accrued liabilities for equity-classified awards and liability-classified awards, respectively. Share-based compensation included in the Combined statements of operations and comprehensive loss includes expense attributable to the Company based on the awards and terms previously

LiveWire EV

Notes to Combined financial statements

(Unaudited)

granted to the Company’s employees. Total share-based award compensation expense recognized by the Company for the six months ended June 26, 2022 and June 27, 2021 was $592 thousand and $232 thousand, respectively. The cost of each equity-classified award is based on the fair value as of the grant date. The cost of each liability-classified award is based on the fair value at the grant date, subsequently remeasured at each reporting date until the date of settlement. Forfeitures for share-based awards are estimated at the grant date and adjusted when it is likely to change. Share-based award expense is recognized on a straight-line basis over the service periods. The expense recognized reflects the number of awards that are ultimately expected to vest based on service. At settlement of equity classified awards, the Parent delivers common stock to participants from its authorized but unissued common stock.

During the three months ended March 27, 2022, the Company elected to cancel and convert outstanding RSUs held by 91 of the Company’s employees into the right to receive cash payments (each, an “RSU Payment”) on the date which the RSU award would otherwise become vested in accordance with the vesting schedule applied to such award immediately prior to cancellation of the award. The cancellation of equity-classified awards resulted in a reduction to Net Parent investment and share-based award expense of $171 thousand. The conversion to RSU Payments, which are liability-classified awards, resulted in an increase to Accrued liabilities and share-based award expense of $474 thousand. The incremental compensation cost resulting from the modification of the RSUs was immaterial. As of June 26, 2022, the accrued liability for the cash awards was $673 thousand.

Each RSU Payment is a liability-classified award, which will (i) be in amount equal to (x) the number of shares of the Parent’s common stock subject to such RSU award that would have otherwise become vested on the applicable RSU vesting date in accordance with the applicable RSU vesting schedule, multiplied by (y) the closing trading price of a share of the Parent’s common stock on such RSU vesting date and (ii) be paid to the applicable employee of the Company on or within 30 days following the applicable RSU vesting date, subject to and conditioned upon such employee’s continued employment or service, as applicable, to the Company through the applicable vesting date.

As of June 26, 2022, there was $2,042 thousand of unrecognized compensation cost related to liability-classified awards, net of estimated forfeitures, that is expected to be recognized over a weighted-average period of 1.47 years.

12)	Related Party Transactions

Historically, the Company has been managed and operated in the normal course of business by various Parent entities. Accordingly, certain costs have been allocated to the Company and are reflected as expenses in the Combined statements of operations and comprehensive loss. The Company considers the allocation methodologies used to be reasonable, such that the allocations appropriately reflect the various Parent entities’ historical expenses attributable to the Company for purposes of the Combined financial statements. However, the expenses reflected in the Combined financial statements may not be indicative of the actual expenses that would have been incurred during the periods presented if the Company had historically operated as a stand-alone independent entity. It is not practicable to estimate actual costs that would have been incurred had the Company been a standalone company during the periods presented. In addition, the expenses reflected in the Combined financial statements may not be indicative of expenses that the Company will incur in the future.

LiveWire EV

Notes to Combined financial statements

(Unaudited)

Manufacturing cost of sales

The Company produces electric motorcycles in manufacturing facilities shared with the Parent. Certain costs of goods sold for shared facilities and shared manufacturing of $2,808 thousand and $1,742 thousand for the six months ended June 26, 2022 and June 27, 2021, respectively, were specifically identified or allocated, mainly based on standard cost of production.

Operating expense allocation

The Parent provides technology support, marketing, engineering, shared assets, finance, and other corporate and administrative services such as treasury, human resources, and legal, to the Company. These expenses of $1,707 thousand and $686 thousand for the six months ended June 26, 2022 and June 27, 2021, respectively, have been allocated to the Company and are included in Selling, administrative and engineering expense in the Combined statements of operations and comprehensive loss, where direct assignment of costs incurred by the Parent was not possible or practical. These costs were allocated using related drivers associated with the nature of the business, such as gross revenue and wholesale motorcycle shipments. Other cost allocation metrics, such as headcount and square footage, were not deemed appropriate given the Company’s reliance on facilities and personnel that are shared with the Parent.

Cash management and financing

The Company’s Treasury function is maintained by the Parent. Accordingly, no cash, cash equivalents, or marketable securities have been attributed to the Combined financial statements, except for certain cash accounts. Certain cash accounts and the notes payable to related party are retained by the Company because they were legally held by the Company. The Parent utilizes a centralized approach to cash management and the financing of its operations. Under this centralized cash management approach, the Parent provides funds to the Company.

Cash transfers from Parent related to services and funding for operations provided by the Parent were $32,497 thousand and $42,986 thousand for the period ended June 26, 2022 and June 27, 2021, respectively. Net contributions from the Parent are included within Net Parent investment in the Combined statements of changes in equity.

	Six Months ended (in thousands)
	June 26, 2022	June 27, 2021
Net contribution from Parent	$53,368	$43,218
Settlement of notes payable to related party and accrued interest	(21,610)	—
Transfer of assets to Parent	568	—
Stock compensation	171	(232)

Transfers from Parent per cash flow statement	$32,497	$42,986

Other transactions

All sales of electric motorcycles and related products to independent dealers in the US and Canada are financed by the purchasing independent dealers through HDFS, a wholly owned subsidiary of the Parent; therefore, accounts receivable related to these sales to independent dealers are recorded in Accounts receivable

LiveWire EV

Notes to Combined financial statements

(Unaudited)

from related party on the Combined balance sheets. Amounts financed by independent dealers through HDFS, not yet remitted to the Company by HDFS on the dealers’ behalf are generally settled within 30 days.

Notes payable to related party on the Combined balance sheets relate to three lines of credit agreements with the Parent, two of which were entered into on December 23, 2020 and the third was entered into on July 6, 2021. There are no financial covenants associated with these lines of credit. Each of these agreements allow for earlier payment on demand of Parent in the event of default.

The Company’s first line of credit agreement has a maximum borrowing limit of $5,000 thousand with an interest rate of 6.6%. This line of credit was amended and restated on December 22, 2021 with a maturity date of December 31, 2022. The Company had no outstanding amounts at June 26, 2022 and December 31, 2021.

The Company’s second line of credit agreement with the Parent has a maximum borrowing limit of $10,000 thousand with an interest rate of 6.6% and a maturity date of December 31, 2023. This line of credit agreement limits the use of proceeds to the payment of contingent consideration related to the Company’s purchase agreement for the acquisition of STACYC on March 4, 2019. The Company had no outstanding amount under this line of credit at June 26, 2022 and $5,333 thousand outstanding at December 31, 2021.

The Company’s third line of credit agreement has a maximum borrowing limit of $60,000 thousand with an interest rate of 6.6%. This line of credit was amended and restated on December 22, 2021 with a maturity date December 22, 2022. The Company had no outstanding amount under this line of credit at June 26, 2022 and $100 thousand outstanding at December 31, 2021.

The notes payable to related party presented on the Combined balance sheets included the following accrued interest amounts as of (in thousands):

	June 26, 2022	December 31, 2021
Current portion of notes payable to related party	$—	$3
Long-term portion of notes payable to related party	—	366

	$—	$369

Interest paid on the notes payable to related party was $0 and $59 for the six months ended June 26, 2022 and June 27, 2021, respectively.

During the period ended June 26, 2022, the Company borrowed $15,333 thousand under the lines of credit agreements prior to their final settlement on June 24, 2022. Pursuant to the Separation Agreement, the Parent elected to settle all notes payable to related party outstanding as of June 24, 2022, including accrued interest, through capital contribution and without any cash being exchanged between the Company and the Parent. The settlement includes the principal amount and accrued interest of $20,766 thousand and $844 thousand, respectively. The capital contribution to settle the notes payable and accrued interest increased the Net Parent investment on the Combined balance sheets.

13)	Subsequent Events

The Company evaluated subsequent events through September 30, 2022, the date that the financial statements were issued.

LiveWire EV

Notes to Combined financial statements

(Unaudited)

On September 26, 2022, prior to the consummation of the business combination (described below), the Company consummated the Separation subject to the terms of the Separation Agreement. As a result, certain assets and liabilities were retained and settled by the Parent and did not transfer to the Company. As of June 26, 2022, the value of assets and liabilities and related tax effects retained by the Parent at Separation was $8,961 thousand and $11,393 thousand, respectively. The most significant assets retained by the Parent included assets that relate to Harley-Davidson branded LiveWire motorcycles including certain assets that relate to the manufacture of LiveWire One electric motorcycles. The most significant liabilities retained and settled by the Parent included employee liabilities related to service rendered prior to the closing of the business combination, accounts payable outstanding for amounts owed to suppliers to manufacture electric motorcycles, a supplier liability for an excess firm purchase commitment, and certain warranty liabilities associated with the Harley-Davidson branded LiveWire motorcycle (see disclosure in Note 8, Product Warranty and Recall Campaigns).

On September 26, 2022, the Company consummated the merger with ABIC (following its Domestication, as defined in the Business Combination Agreement) resulting in net proceeds of approximately $293.7 million, including $100 million investment from the Parent and $100 million investment from KYMCO through a PIPE. Additionally, LiveWire received ABIC’s cash held in trust account of $13.6 million (net of the SPAC share redemption amount of $368.1 million and payment of transaction costs incurred by ABIC of $20.6 million) and the $100 million equity backstop (the “H-D Backstop Amount”) provided by the Parent in exchange for 10,000,000 of common stock (the “H-D Backstop Shares) for a purchase price of $10.00 per share pursuant to the terms of the Business Combination Agreement and as a result of public shareholders exercising their redemption rights with respect to 36,597,112 shares of ABIC Class A common stock for $368.1 million in the aggregate, at a redemption price of approximately $10.06 per share. After giving effect to the business combination, the redemption of ABIC Class A common stock as described above, the issuance of the H-D Backstop Shares and the consummation of the PIPE Investments, there are 202,402,888 shares of LiveWire common stock issued and outstanding as of the closing date. Upon closing, the Parent retained an equity interest in the Combined Company of 89.4%, ABIC’s shareholders have an equity interest in the Combined Company of approximately 1.7%, ABIC’s founders have an equity interest in the Combined Company of approximately 4.0% and KYMCO has an equity interest in the Combined Company of approximately 4.9%. The Company expects that the merger will be accounted for as a reverse recapitalization, with LiveWire being identified as the accounting acquirer.

Report of Independent Registered Public Accounting Firm

To the Parent and Management of LiveWire EV

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of LiveWire EV (the Company) as of December 31, 2021 and 2020, the related combined statements of operations and comprehensive loss, changes in equity and cash flows for each of the three years in the period ended December 31, 2021, and the related notes and accompanying financial statement schedule (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021 in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2021

Milwaukee, Wisconsin

April 14, 2022

LiveWire EV

US GAAP Combined financial statements

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands)

	2021	2020	2019
Revenue, net (Note 3)	$35,806	$30,863	$20,188
Costs and expenses:
Cost of goods sold	38,380	55,819	21,298
Selling, administrative and engineering expense	65,608	52,099	56,997

Operating expense	103,988	107,918	78,295

Operating loss	(68,182)	(77,055)	(58,107)

Other income (expense), net	302	(30)	75
Interest expense related party	(293)	(186)	(1)
Interest income	19	56	41

Loss before income taxes	(68,154)	(77,215)	(57,992)
Income tax provision (benefit)	138	357	(1,475)

Net loss .	(68,292)	(77,572)	(56,517)
Other comprehensive (loss) income:
Foreign currency translation adjustments	(85)	236	(6)

Comprehensive loss	$(68,377)	$(77,336)	(56,523)

See accompanying notes to Combined financial statements.

LiveWire EV

US GAAP Combined financial statements

COMBINED BALANCE SHEETS

(In thousands)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash	$2,668	$2,401
Accounts receivable, net (Note 2)	6,772	4,711
Accounts receivable from related party (Note 15)	124	35
Inventories, net (Note 6)	16,797	20,816
Other current assets (Note 6)	3,556	225

Total current assets	29,917	28,188
Property, plant, and equipment, net (Note 6)	17,894	11,860
Goodwill	8,327	8,327
Deferred tax assets (Note 5)	72	70
Lease assets (Note 8)	3,471	512
Intangible assets, net (Note 7)	2,271	2,733
Other long-term assets	—	50

Total assets	$61,952	$51,740

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$9,011	$6,432
Accrued liabilities (Note 6)	15,574	24,707
Current portion of contingent consideration liability (Note 9)	2,180	2,163
Current portion of notes payable to related party (Note 15)	103	1,049
Current portion of lease liabilities (Note 8)	1,146	526

Total current liabilities	28,014	34,877
Long-term supplier liability (Note 6)	5,330	7,798
Long-term portion of lease liabilities (Note 8)	2,423	—
Deferred tax liabilities (Note 5)	186	206
Long-term contingent consideration liability (Note 9)	—	2,148
Long-term portion of notes payable to related party (Note 15)	5,699	3,420
Other long-term liabilities	375	1,268
Commitments and contingencies (Note 12)

Total liabilities	42,027	49,717
Total equity:
Net Parent investment	19,780	1,793
Accumulated other comprehensive income	145	230

Total equity	19,925	2,023

Total liabilities and equity	$61,952	$51,740

See accompanying notes to Combined financial statements.

LiveWire EV

US GAAP Combined financial statements

COMBINED STATEMENTS OF CASH FLOWS

(In thousands)

	December 31,
	2021	2020	2019
Cash flows from operating activities:
Net loss	$(68,292)	$(77,572)	(56,517)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	4,718	3,942	1,755
Change in valuation of contingent consideration liability	49	788	725
Payment of contingent consideration in excess of acquisition date fair value	(344)	(275)	—
Stock compensation expense	786	188	105
Deferred Income taxes	(22)	98	(1,553)
Inventory write-down	2,456	3,019	2,181
Loss on disposal of property, plant, and equipment	850	—	—
Other, net	193	725	870
Changes in assets and liabilities:
Accounts receivable	(2,061)	(2,487)	(2,213)
Accounts receivable from related party	(89)	4,117	(4,152)
Inventories	1,563	(9,604)	(16,335)
Other current assets	(3,282)	24	(98)
Accounts payable and accrued liabilities	(11,064)	23,323	6,016

Net cash used by operating activities	(74,539)	(53,714)	(69,216)
Cash flows from investing activities:
Capital expenditures	(9,951)	(3,243)	(7,177)
Acquisition of business	—	—	(7,000)

Net cash used by investing activities	(9,951)	(3,243)	(14,177)

Cash flows from financing activities:
Borrowings on notes payable to related party	2,100	5,533	300
Repayment on notes payable to related party	(1,000)	(1,500)	—
Payment of contingent consideration up to acquisition date fair value	(1,836)	(1,905)	—
Transfers from Parent	85,493	56,176	84,147

Net cash provided by financing activities	84,757	58,304	84,447

Net increase in cash	267	1,347	1,054
Cash:
Cash, beginning of year	2,401	1,054	—

Cash, end of year	$2,668	$2,401	1,054

See accompanying notes to Combined financial statements.

LiveWire EV

US GAAP Combined financial statements

COMBINED STATEMENTS OF CHANGES IN EQUITY

(In thousands)

	Net Parent Investment	Accumulated Other Comprehensive Income (Loss)	Total Equity
Balance, December 31, 2018	$(4,735)	$—	$(4,735)
Net loss	(56,517)	—	(56,517)
Other comprehensive loss.	—	(6)	(6)
Net contribution from Parent	83,055	—	83,055

Balance, December 31, 2019	$21,803	$(6)	$21,797
Net loss	(77,572)	—	(77,572)
Other comprehensive income	—	236	236
Net contribution from Parent	57,562	—	57,562

Balance, December 31, 2020	1,793	230	2,023
Net loss	(68,292)	—	(68,292)
Other comprehensive loss	—	(85)	(85)
Net contribution from Parent	86,279	—	86,279

Balance, December 31, 2021	$19,780	$145	$19,925

See accompanying notes to Combined financial statements.

LiveWire EV

US GAAP Combined Financial Statements

Notes to Combined financial statements

As of and for the years ended December 31, 2021, 2020 and 2019

1) Description of Business and Basis of Presentation

LiveWire EV (the “Company”) is composed of certain net assets and operating activities related to the historical electric vehicle operations of certain wholly owned indirect subsidiaries of Harley-Davidson, Inc (the “Parent”). The Parent has common shares listed on the New York Stock Exchange. The accompanying combined financial statements and footnotes (“Combined financial statements”) present the assets, liabilities, revenues, and expenses directly attributed to the Company, as well as certain allocations from the Parent. The Company does not operate as a separate, stand-alone entity and historically was included as part of the motorcycles and related products (“Motorcycles”) segment of the Parent.

The Company has one reportable segment that sells electric vehicles, parts and accessories, and apparel in the United States (US) and certain international markets. The Company introduced its first electric motorcycle in July 2019 as the Harley-Davidson LiveWire. In the second half of 2021, the Company established the LiveWire brand and introduced the rebranded LiveWire One electric motorcycles. The Company also sells electric balance bikes under the STACYC and H-D IRONe brands, as well as through private label arrangements. Electric motorcycles are sold at wholesale to a network of independent dealers and, beginning in the third quarter of 2021, at retail through a Company-operated retail partner and through online sales. Electric balance bikes are sold at wholesale to independent dealers and an independent distributor, as well as, direct to consumers online.

Merger / Business Combination with AEA-Bridges Impact Corp.

On December 13, 2021, the Parent and AEA-Bridges Impact Corp (ABIC), a special purpose acquisition company (SPAC) sponsored by executives of AEA Investors and Bridges Fund Management, announced that they entered into a definitive business combination agreement (Business Combination Agreement) under which ABIC will combine with the Company to create a new publicly traded company (Combined Company) which is expected to be listed on the New York Stock Exchange. The transaction will be financed by ABIC’s $400 million cash held in trust (assuming no redemptions by ABIC’s shareholders prior to the consummation of the transaction), a $100 million investment from the Parent, and a $100 million investment from an independent strategic investor, Kwang Yang Motor Co., Ltd. (KYMCO) through a private investment in public entity (PIPE) and expected net cash proceeds to the Company will be approximately $555 million, net of estimated transaction costs. In addition, to the extent any shares of the SPAC are redeemed, the Parent will invest an additional amount equal to the dollar value of such redemptions up to a maximum of $100 million. Upon closing of the transaction, the Parent will retain an equity interest in the Combined Company of 74%, ABIC’s shareholders will have an equity interest in the Combined Company of approximately 17%, assuming no redemptions, and ABIC’s founders and KYMCO will each have an equity interest in the Combined Company of approximately 4%. The transaction, which has been approved by the boards of directors of both the Parent and ABIC, is expected to close in the first half of 2022 and is subject to approval of ABIC shareholders as well as other customary closing conditions and regulatory approvals.

As a result of the Business Combination Agreement signed on December 12, 2021, the Parent and the Company expect to enter into a separation agreement (the Separation Agreement). In conjunction with the Separation Agreement, on the closing date and prior to the consummation of the business combination, certain assets and liabilities will be retained and will be settled by the Parent and will not transfer to the Company. Assets to be retained by the Parent include assets that related to electric motorcycles that are co-branded by the Company and the Parent. Liabilities to be retained and settled by the Parent include employee liabilities related to service rendered prior to the closing of the business combination; accounts payable outstanding for amounts owed to suppliers to manufacture electric motorcycles; a supplier liability for an excess firm purchase

LiveWire EV

US GAAP Combined Financial Statements

Notes to Combined financial statements

As of and for the years ended December 31, 2021, 2020 and 2019 commitment; the contingent consideration related to the STACYC acquisition; all notes payable to the Parent; and certain liabilities associated with product recalls that may arise related to the Harley-Davidson branded LiveWire motorcycle (see disclosure in Note 10, Product Warranty and Recall Campaigns). Pursuant to the Business Combination Agreement, each award of restricted stock units (RSUs) that is outstanding and held by an employee of the Company prior to the separation, will be cancelled and converted into the right to receive cash payments from the Company on the date which the RSUs would otherwise become vested in accordance with the vesting schedule applied to such award immediately prior to the conversion.

Basis of Presentation

The Combined financial statements present the Company as it was historically managed and operated by the Parent. The accompanying Combined financial statements have been derived from the consolidated financial statements and accounting records of the Parent to reflect the operations of the Company for the periods presented and have been prepared pursuant to the rules and regulations of the US Securities and Exchange Commission and in accordance with accounting principles generally accepted in the US (US GAAP). The Company’s financial information is presented as combined carve-out financial information using the historical results of operations and the historical bases of assets and liabilities of the Parent. Intercompany transactions within the Company have been eliminated in preparing the Combined financial statements.

Management of the Company believes assumptions underlying the Combined financial statements are reasonable. However, the Combined financial statements may not be indicative of the combined financial position, results of operations, and cash flows of the Company in the future or if it had operated independently of the Parent. Actual costs that would have been incurred if the Company had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, primarily including, technology support, marketing, finance, engineering, usage of shared assets, and other general corporate and administrative costs, such as treasury, human resources, and others. The Company also may incur additional costs associated with being a standalone, publicly listed company that were not included in the expense allocations and, therefore, would result in additional costs that are not reflected in the historical results of operations, financial position, and cash flows. Principal assumptions underlying the Combined financial statements include:

•

The Combined statements of operations and comprehensive loss include all revenues and costs directly attributable to the Company as well as an allocation of expenses from the Parent related to shared manufacturing costs, engineering expenses, selling expenses, general and administrative expenses, marketing expenses, employee-related expenses, charges for use of shared assets; and other expenses related to Parent’s corporate functions that provide support to the Company. The Parent allocates these costs to the Company using methodologies that management believes are appropriate and reasonable. Costs are generally attributed based on specific identification, legal obligation, or in another manner that best reflects the nature of how the expense is incurred, such as gross revenue, wholesale motorcycle shipments, standard cost, production units, and other allocation methods as deemed appropriate.

•

The Combined balance sheets include the attribution of certain assets and liabilities that have historically been held at the corporate level by the Parent, but which are specifically identifiable or attributable to the Company. The Parent’s cash management and financing activities are centralized. Accordingly, no cash has been attributed to the Combined financial statements, except for certain cash accounts legally held by entities included in the Combined financial statements.

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US GAAP Combined Financial Statements

Notes to Combined financial statements

As of and for the years ended December 31, 2021, 2020 and 2019

•

Net Parent investment in the Combined statements of changes in Equity and the Combined balance sheets represents the accumulation of the Company’s net loss over time and the net effect of transactions with and allocations from the Parent.

•

Transactions between the Parent and the Company are generally considered to be effectively settled in cash at the time the transaction is recorded except for the notes payable to related party and accounts receivable from related party (see disclosure in Note 15, Related Party Transactions). The net effect of the settlement of transactions with the Parent is reflected in the combined statements of cash flows as a financing activity and in the Combined balance sheets as “Net Parent investment.”

•

Within the Combined financial statements and tables presented, certain columns and rows may not add due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

Liquidity and Going Concern

The Company historically managed liquidity risk by effectively managing its working capital, capital expenditures, and cash flows, making use of a central treasury function at the Parent to manage pooled cash investments and borrowing requirements. As an early stage growth company, the Company did not currently have, nor did it expect to generate from operations, adequate liquidity to fund its operations for the next twelve months.

To alleviate such conditions, the Parent has committed to support the operating, investing and financing activities of the Company.

Management believes that cash on hand and the financial support from Parent will provide sufficient liquidity to meet the Company’s projected obligations for at least twelve months from April 14, 2022, the date these Combined financial statements were issued.

The Combined financial statements for the Company have been prepared on the basis of accounting policies applicable to a going concern. The going concern basis presumes that for the foreseeable future, funds will be available to finance future operations and that the realization of assets and settlement of liabilities, contingent obligations and commitments will occur in the ordinary course of business.

Pursuant to the Business Combination Agreement, KYMCO and the Parent have committed to invest $100 million in the Combined Company, through a PIPE, at the closing of the potential business combination with ABIC. Further, upon the closing of the potential business combination, ABIC’s $400 million of cash held in trust, assuming no redemptions, would become available to fund expenses in connection with the business combination or future cash needs of the Combined Company.

2) Summary of Significant Accounting Policies

Use of Estimates – The preparation of financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the amounts reported in the Combined financial statements and the accompanying notes. Actual results could differ from those estimates.

Cash – The Parent utilizes a centralized approach to cash management and the financing of its operations. Under this centralized cash management program, the Parent provides funds to the Company. These transactions

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US GAAP Combined Financial Statements

Notes to Combined financial statements

As of and for the years ended December 31, 2021, 2020 and 2019 are recorded in Net Parent investment when advanced. Accordingly, none of the Parent’s cash has been assigned to the Company in the Combined financial statements except for certain cash accounts that are retained by the Company because they were legally held by entities included in the Combined financial statements of the Company.

Accounts Receivable, net – All sales of electric motorcycles and related products to independent dealers in the US and Canada are financed by the purchasing independent dealers through Harley-Davidson Financial Services, Inc (HDFS), a wholly owned subsidiary of the Parent; therefore accounts receivable related to these sales to independent dealers are recorded in Accounts receivable from related party on the Combined balance sheets. Outside the US and Canada, the Company’s sales of motorcycles and related products are sold to independent dealers, generally, on open account and the resulting receivables are included in Accounts receivable, net on the Combined balance sheets. In addition, all accounts receivable related to sales of electric balance bikes are also included in Accounts receivable, net on the Combined balance sheets. The allowance for doubtful accounts deducted from total accounts receivable was $66 thousand and $11 thousand as of December 31, 2021 and 2020, respectively. The Company’s evaluation of the allowance for doubtful accounts includes a review to identify non-performing accounts which are evaluated individually. The remaining accounts receivable balances are evaluated in the aggregate based on an aging analysis. The allowance for doubtful accounts is based on factors including past loss experience, the value of collateral, and if applicable, reasonable and supportable economic forecasts. Accounts receivable are written down once management determines that the specific customer does not have the ability to repay the balance in full.

Inventories – Total inventories have been valued at the lower of cost or net realizable value using FIFO costing method for electric motorcycles and related products and average costing method for electric balance bikes. The Company’s determination of net realizable value considers the impact of sales incentives and excess and obsolete inventory based upon an assessment of historical trends, current market conditions and forecasted product demand.

Property, Plant and Equipment, net – Property, plant and equipment is recorded at cost, net of accumulated depreciation and amortization. Depreciation is determined using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of each class of property, plant and equipment generally consist of 7 years for building and leasehold improvements, 3 to 10 years for machinery and equipment, and 3 years for tooling and software.

Goodwill – Goodwill represents the excess of acquisition cost over the fair value of the net assets purchased. Goodwill is tested for impairment, based on financial data related to the reporting unit to which it has been assigned, at least annually or whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If the carrying amount of the reporting unit exceeds its fair value, goodwill is considered impaired and an impairment loss is recognized for the amount by which the carrying amount exceeds the fair value, limited to the total goodwill allocated to the reporting unit. During 2021 and 2020, the Company tested its goodwill balances for impairment and no impairment charges were recorded to goodwill as a result of those impairment tests.

Long-Lived Assets – The Company periodically evaluates the carrying value of long-lived assets to be held and used when events and circumstances warrant such review. The Company assesses the recoverability of long- lived assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the assets, if any, are less than the carrying value of the asset. If the

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US GAAP Combined Financial Statements

Notes to Combined financial statements

As of and for the years ended December 31, 2021, 2020 and 2019 carrying value of a long-lived asset is considered impaired, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset for assets to be held and used. The Company also reviews the useful life of its long-lived assets when events and circumstances indicate that the actual useful life may be shorter than originally estimated. In the event the actual useful life is deemed to be shorter than the original useful life, depreciation is adjusted prospectively so that the remaining book value is depreciated over the revised useful life.

Research and Development Expenses – Expenditures for research activities relating to product development are charged against income as incurred. Research and development expenses were $35,308 thousand, $23,036 thousand and $22,085 thousand for 2021, 2020 and 2019, respectively, and presented within Selling, administrative and engineering expense on the Combined statements of operations and comprehensive loss.

Advertising Costs – The Company expenses the production cost of advertising the first time the advertising takes place within Selling, administrative and engineering expense on the Combined statements of operations and comprehensive loss. Advertising costs relate to the Company’s efforts to promote its products and brands through the use of media and other means. During 2021, 2020 and 2019, the Company incurred $5,344 thousand, $2,602 thousand and $7,282 thousand in advertising costs, respectively.

Shipping and Handling Costs – The Company classifies shipping and handling costs as a component of Cost of goods sold.

Fair Value Measurements – The Company assesses the inputs used to measure fair value using a three-tier hierarchy.

•	Level 1 inputs include quoted prices for identical instruments and are the most observable.

•	Level 2 inputs include quoted prices for similar assets and observable inputs.

•	Level 3 inputs are not observable in the market and include the Company’s judgments about the assumptions market participants would use in pricing the asset or liability.

The Company has a contingent consideration liability in connection with the 2019 acquisition of STACYC, Inc (STACYC) that is classified as a Level 3 fair value measurement. The Company assesses fair value of the liability at each reporting period (see Note 9, Fair Value Measurements).

The fair value of financial instruments classified as Cash, Accounts Receivable, net, and Accounts Payable approximate carrying value due to the short-term nature and the relative liquidity of the instruments.

Income Taxes – The Company’s income taxes as presented are calculated on a separate tax return basis. The Company’s operations have historically been included in the Parent’s U.S. federal and state tax returns or non-U.S. jurisdictions tax returns. The Company does not maintain taxes payable to/from the Parent and are deemed to settle the annual current tax balances immediately with the legal tax-paying entities in the respective jurisdictions. These settlements are reflected as changes in Net Parent investment. The provision for income taxes is determined by the asset and liability approach. Under this approach, deferred income taxes represent the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. In assessing the need for a valuation allowance, a review involves future reversal of existing taxable temporary differences, taxable income in carryback years, the feasibility of tax planning strategies and estimated future taxable income. The valuation allowance can be affected by changes to tax laws, changes to statutory tax rates and changes to future taxable income estimates.

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US GAAP Combined Financial Statements

Notes to Combined financial statements

As of and for the years ended December 31, 2021, 2020 and 2019

Subsequent Events – The Company evaluated subsequent events through April 14, 2022, the date that the financial statements were issued, and determined that there have been no events that have occurred that would require adjustments to our disclosures in the Combined financial statements.

New Accounting Standards

Accounting Standards Recently Adopted

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes (ASU 2019-12). The new guidance eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The new guidance also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The Company adopted ASU 2019-12 on January 1, 2021 on a prospective basis. The adoption did not have a material impact on the Combined financial statements.

In January 2017, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) No. 2017-04 Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (ASU 2017-04). ASU 2017-04 simplified the subsequent measurement of goodwill by eliminating the requirement to calculate the implied fair value of goodwill. Rather, the goodwill impairment is calculated by comparing the fair value of a reporting unit to its carrying value, and an impairment loss is recognized for the amount by which the carrying amount exceeds the fair value, limited to the total goodwill allocated to the reporting unit. All reporting units apply the same impairment test under the new standard. The Company adopted ASU 2017-04 on January 1, 2020 on a prospective basis. The adoption did not have an impact on the Combined financial statements.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement (ASU 2018-13). ASU 2018-13 amended Accounting Standards Codification (ASC) Topic 820 to eliminate, modify, and add certain disclosure requirements for fair value measurements. The amendments were required to be applied retrospectively, with the exception of a few disclosure additions, which were to be applied on a prospective basis. The Company adopted ASC 2018-13 on January 1, 2020 with no material impact to the Notes to the Combined financial statements.

In February 2016, the FASB issued ASU No. 2016-02 Leases (Topic 842) (ASU 2016-02). ASU 2016-02 amends the lease accounting model by requiring a lessee to recognize the rights and obligations resulting from certain leases as assets and liabilities on the balance sheet. ASU 2016-02 also requires a company to disclose key information about their leasing arrangements. The Company adopted ASU 2016-02 on January 1, 2019 using a modified retrospective approach. The Company elected the package of practical expedients upon transition that allows entities not to reassess lease identification, classification and initial direct costs for leases that existed prior to adoption. Pursuant to ASU 2018-11, Leases (Topic 842): Targeted Improvements, the Company applied the new leases standard at the adoption date and recognized a cumulative effect adjustment to the opening balance sheet on January 1, 2019. The adoption of ASU 2016-02 resulted in the initial recognition of lease assets and lease liabilities related to the Company’s leasing arrangements totaling $1,784 thousand and $1,784 thousand, respectively, on January 1, 2019. The adoption of ASU 2016-02 had no impact on opening retained earnings on January 1, 2019 and is not expected to materially impact net income or cash flows on an ongoing basis.

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US GAAP Combined Financial Statements

Notes to Combined financial statements

As of and for the years ended December 31, 2021, 2020 and 2019

In July 2016, FASB issued Accounting Standards Update (ASU) No. 2016-13 Financial Instruments— Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASU 2016-13). ASU 2016-13 changes how a company recognizes expected credit losses on certain financial instruments, by requiring recognition of the full lifetime expected credit losses upon initial recognition of the financial instrument. ASU 2016-13 replaced the incurred loss methodology. The Company adopted ASU 2016-13 on January 1, 2020 with no material impact to the Combined financial statements.

3) Revenue

The Company recognizes revenue when it satisfies a performance obligation by transferring control of a good or service to a customer. Revenue is measured based on the consideration that the Company expects to be entitled to in exchange for the goods or services transferred. Taxes that are collected from a customer concurrent with revenue-producing activities are excluded from revenue.

Disaggregated Revenue, net by major source was as follows for the years ended December 31, (in thousands):

	2021	2020	2019
Electric motorcycles	$8,706	$12,846	$11,712
Electric balance bikes	26,101	16,544	7,882
Parts and accessories	904	1,422	416
Apparel	95	51	178

Revenue, net	$35,806	$30,863	$20,188

Revenue from the sale of electric motorcycles, electric balance bikes as well as parts and accessories and apparel are recorded when control is transferred to the customer, generally at the time of shipment to independent dealers and distributors or at the time of delivery to retail customers.

The Company offers sales incentive programs to independent dealers and retail customers designed to promote the sale of its products. The Company estimates its variable consideration related to its sales incentive programs using the expected value method. The Company accounts for consideration payable to a customer as part of its sales incentives as a reduction of revenue, which is accrued at the later of the date the related sale is recorded or the date the incentive program is both approved and communicated.

During 2020, the Company made a sales concession to certain of its independent dealers related to retail store investments they had made for the sale and service of Harley-Davidson branded electric motorcycles. At the end of 2020, the Company was in the process of re-evaluating its long-term strategic direction for its electric vehicle operations, including the distribution strategy. Given the critical importance of the relationship between the Company and its dealers, the Company made a one-time concession payment, which was based on the investments the dealers had made. There were no commitments for future purchases from the dealers in exchange for the payment. As a result of this concession, the Company recorded a reduction to revenue of $15,271 thousand during 2020 for the change in the transaction consideration on previously recognized revenue related to electric vehicles sold by the Company to independent dealers through December 31, 2020. A corresponding amount was recorded in Accrued liabilities as of December 31, 2020. The Company has not historically offered similar concessions, did not offer similar concessions during 2021, and it does not anticipate similar concessions in the future.

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US GAAP Combined Financial Statements

Notes to Combined financial statements

As of and for the years ended December 31, 2021, 2020 and 2019

The Company offers the right to return eligible parts and accessories and apparel. When the Company offers a right to return, it estimates returns based on an analysis of historical trends and records revenue on the initial sale only in the amount that it expects to be entitled. The remaining consideration is deferred in a refund liability account. The refund liability is remeasured for changes in the estimate at each reporting date with a corresponding adjustment to revenue.

Variable consideration related to sales incentives and rights to return is adjusted at the earliest of when the amount of consideration the Company expects to receive changes, or the consideration becomes fixed. Adjustments for variable consideration related to previously recognized sales were not material during 2021, 2020 and 2019.

Shipping and handling costs associated with freight after control of a product has transferred to a customer are accounted for as fulfillment costs. The Company accrues for the shipping and handling in the same period that the related revenue is recognized.

The Company offers standard, limited warranties on its motorcycles, electric balance bikes, and parts and accessories. These warranties provide assurance that the product will function as expected and are not separate performance obligations. The Company accounts for estimated warranty costs as a liability when control of the product transfers to the customer.

Contract Liabilities

The Company maintains certain deferred revenue balances related to payments received at contract inception in advance of the Company’s performance under the contract and generally relates to customer deposits for electric balance bikes. Deferred revenue is recognized as revenue as the Company performs under the contract. Deferred revenue, included in Accrued liabilities on the Combined balance sheets, was as follows as of December 31, (in thousands):

	2021	2020
Balance, beginning of period	$149	$—
Balance, end of period	1,644	149

Previously, deferred revenue recognized as revenue in 2021 was $149 thousand. The Company expects to recognize approximately $1,644 thousand of the remaining deferred revenue in 2022.

4) Acquisition

On March 4, 2019, the Company purchased certain assets and liabilities of StaCyc. StaCyc produces electric balance bikes specifically designed for children and supports the Company’s plans to expand its portfolio of electric two-wheeled vehicles. The acquisition includes distributor relationships, tradenames, developed technology, and other intangible assets. Total consideration for the transaction was $11,978 thousand including cash paid at acquisition of $7,000 thousand. The acquisition was financed with cash from the Parent.

The transaction purchase price contains contingent consideration with an acquisition-date fair value of $4,978 thousand. The contingent consideration relates to an aggregate earnout payment with a potential payout ranging from $0 to $6,537 thousand based on the achievement of sales volume targets during the twelve-month periods beginning in June 2019, 2020 and 2021, respectively. For more information on the determination and measurement of fair value of the obligation, refer to Note 9, Fair Value Measurements.

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US GAAP Combined Financial Statements

Notes to Combined financial statements

As of and for the years ended December 31, 2021, 2020 and 2019

The acquisition was accounted for using the acquisition method of accounting for business combinations in accordance with ASC 805, Business Combinations. Assets acquired and liabilities assumed have been recorded at their estimated fair value as of the acquisition date. The fair values of intangible assets were based on valuations using various income approaches and methods, such as the relief from royalty method, which requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the purchase price over the tangible assets, identifiable intangible assets, and assumed liabilities was recorded as goodwill.

The following table summarizes the acquisition-date fair value of assets acquired and liabilities assumed as of December 31, 2019, when the acquisition-date measurement was determined to be final:

(In thousands)
Assets
Accounts Receivable	$12
Inventory	75
Intangible assets	3,580
Goodwill	8,327
Property, plant, and equipment	5
Right of use assets	78
Other current assets	1

$12,078

Liabilities
Accounts payable	65
Lease liabilities	35

100

Total consideration	$11,978

The Company incurred $257 thousand of transaction costs for the acquisition during the year ended December 31, 2019. These costs are related to legal, accounting, and valuation services and are included in Selling, administrative and engineering expense in the Combined statements of operations and comprehensive loss.

The Company’s Combined statements of operations and comprehensive loss includes revenues of $7,882 thousand and a net loss of $2,774 thousand associated with the StaCyc acquisition during the year ended December 31, 2019.

5) Income Taxes

The Income tax provision has been calculated using the separate return method, which is meant to reflect how taxes would have been recorded, had the Company filed its own tax return.

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US GAAP Combined Financial Statements

Notes to Combined financial statements

As of and for the years ended December 31, 2021, 2020 and 2019

Income tax provision for the years ended December 31, consists of the following (in thousands):

	2021	2020	2019
Current
Federal	$—	$—	$—
State	56	89	$33
Foreign	104	170	45

Current income tax provision	160	259	78

Deferred
Federal	61	218	(1,387)
State	(81)	(50)	(166)
Foreign	(2)	(70)	—

Deferred income tax provision (benefit)	(22)	98	(1,553)

Total income tax provision (benefit)	$138	$357	$(1,475)

The components of Loss before income taxes for the years ended December 31, were as follows (in thousands):

	2021	2020	2019
Domestic	$(68,534)	$(77,611)	$(58,155)
Foreign	380	396	163

Loss before income taxes	$(68,154)	$(77,215)	$(57,992)

The Income tax provision (benefit) differs from the amount that would be provided by applying the statutory US corporate income tax rate for the years ended December 31, due to the following items (in thousands):

	2021	2020	2019
Benefit at statutory rate	$(14,312)	$(16,213)	$(12,177)
State taxes, net of federal benefit	(1,139)	(1,372)	(1,049)
Foreign rate differential	8	5	4
Nondeductible expenses	420	—	—
Unrecognized tax benefits including interest and penalties	6	11	5
Unbenefited losses	14,770	17,337	11,719
Valuation allowance	380	578	16
Other	5	11	7

Income tax provision (benefit)	$138	$357	$(1,475)

The Company generated operating losses in each of the years presented. The income tax benefit recognized related to these losses was zero for the years ended December 31, 2021 and 2020 and is limited to $1.5 million for the year ended December 31, 2019 after an assessment of the available positive and negative evidence. Operating results of the Company have historically been included in the consolidated federal and combined state tax returns of the Parent and the resulting tax attributes have been fully utilized by the Parent and are no longer

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US GAAP Combined Financial Statements

Notes to Combined financial statements

As of and for the years ended December 31, 2021, 2020 and 2019 available to the Company for future use. As a result, any hypothetical net operating loss attributes and related valuation allowances are deemed to have been distributed to the Parent through Net Parent investment. Future income tax provisions may be impacted by future changes in the realizability of the hypothetical net operating loss deferred tax assets. The difference between the benefit at the statutory rate and the income tax provision related to these operating losses is reflected in the table above as Unbenefited losses.

Except for certain separate state NOLs which belong to the Company, no US federal or consolidated state NOLs are reflected in the financials presented. After an assessment of the positive and negative evidence regarding the realizability of the separate state NOLs reflected in the financials, it was determined a valuation allowance was required. Additionally, it was necessary to assess the positive and negative evidence of the realizability of the US federal and consolidated state net deferred tax asset balance for the periods ending December 31, 2021 and 2020. After such an assessment, it was determined a valuation allowance was required. The difference between the benefit at the statutory rate and the income tax provision related to these valuation allowances is reflected in the table above as Valuation allowance.

The principal components of the Company’s deferred income tax assets and liabilities as of December 31, include the following (in thousands):

	2021	2020
Deferred tax assets
Accruals not yet tax deductible	$2,379	$1,545
Stock compensation	67	53
Net operating loss and credit carryforwards	1	50
UNICAP	11	12
Amortization, book in excess of tax	258	—
Lease liability	812	120
Other	346	850

Deferred tax assets before valuation allowance	$3,874	$2,630
Less: Valuation allowance	(915)	(594)

Total deferred tax assets	2,959	2,036

Deferred tax liabilities
Depreciation, tax in excess of book	(2,283)	(1,871)
Amortization, tax in excess of book	—	(184)
Right-of-use asset	(790)	(117)

Total deferred tax liabilities	(3,073)	(2,172)

Net deferred tax liability	$(114)	$(136)

The net deferred tax liability balance decreased from December 31, 2020 to December 31, 2021 primarily due to an increase in the deferred tax asset balance related to accruals and amortization.

The Company recognizes interest and penalties related to unrecognized tax benefits in Income tax provision. The amount of unrecognized tax benefits as of December 31, 2021 and 2020 and associated interest and penalties, that, if recognized would affect the effective tax rate, were not material. Additionally, the Company would not be liable for any incremental taxes payable, interest or penalties, which remain as the Parent’s obligation.

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US GAAP Combined Financial Statements

Notes to Combined financial statements

As of and for the years ended December 31, 2021, 2020 and 2019

6) Additional Balance Sheet Information

Inventories, net consisted of the following as of December 31, (in thousands):

	2021	2020
Raw materials and work in progress	$5,233	$3,999
Electric motorcycles and electric balance bikes	8,636	15,320
Parts and accessories and apparel	2,928	1,497

	$16,797	$20,816

Inventory valuation reserves deducted from cost were $7,021 thousand and $5,200 thousand as of December 31, 2021 and 2020, respectively.

Other current assets include prepaid supplier deposits of $3,025 thousand as of December 31, 2021 relating to future inventory purchases.

Property, plant and equipment, net consisted of the following as of December 31, (in thousands):

	2021	2020
Tooling	$10,155	$8,824
Leasehold improvements	1,266	1,224
Machinery and equipment	3,317	2,098
Software	2,798	307
Construction in progress	9,746	4,635

	27,282	17,088
Accumulated depreciation	(9,388)	(5,228)

	$17,894	$11,860

Depreciation was $4,256 thousand, $3,480 thousand and $1,370 thousand for the years ending December 31, 2021, 2020 and 2019, respectively. Software, net of accumulated depreciation, included in Property, plant and equipment, net, was $2,242 thousand and $229 thousand as of December 31, 2021, and 2020, respectively. The Company had $3,651 thousand, $2,461 thousand, and $763 thousand related to purchases of Property, plant and equipment included in Accounts payable as of December 31, 2021, 2020 and 2019, respectively.

Accrued liabilities consisted of the following as of December 31, (in thousands):

	2021	2020
Sales concession	$—	$15,271
Payroll, employee benefits and related expenses	6,129	2,857
Engineering expenses	2,680	3,030
Deferred revenue	1,644	149
Tax-related accruals	918	372
Sales incentive programs	795	433
Warranty and recalls	720	473
Other	2,688	2,122

	$15,574	$24,707

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US GAAP Combined Financial Statements

Notes to Combined financial statements

As of and for the years ended December 31, 2021, 2020 and 2019

Long-term supplier liability consisted of an excess firm purchase commitment to a supplier of $5,330 thousand as of December 31, 2021, and $7,798 thousand as of December 31, 2020. During the fourth quarter of 2021, the Company made a shortfall payment of $2,631 thousand covering calendar years 2019 through 2021. Based on contractual terms, beginning with calendar year 2022, the Company expects to pay in January of each calendar year any amounts due from the preceding calendar year.

7) Intangible Assets

Intangible assets, net, consisted of trademarks, patents, distributor relationships, and non-compete agreements with estimated remaining useful lives ranging from 5 to 10 years. Intangible assets are amortized on a straight-line basis and the weighted-average amortization period for all amortizable intangibles on a combined basis is 8.5 years.

Intangible assets, net, as of December 31, were as follows (in thousands):

	2021			2020
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Trademarks	$2,500	$(708)	$1,792	$2,500	$(458)	$2,042
Non-compete agreements	640	(363)	277	640	(235)	405
Others	440	(238)	202	440	(154)	286

	$3,580	$(1,309)	$2,271	$3,580	$(847)	$2,733

Amortization of Intangible assets, net, recorded in Selling, administrative and engineering expense on the Combined statements of operations and comprehensive loss was $462 thousand for 2021 and 2020, and $385 thousand for 2019. Future amortization of the Company’s intangible assets of December 31, 2021 is as follows (in thousands):

2022	$462
2023	462
2024	289
2025	254
2026	254
Thereafter	550

$2,271

8) Leases

The Company determines if an arrangement is or contains a lease at contract inception.

Right of Use (ROU) assets represent the Company’s right to use an underlying asset over the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of future lease payments over the lease term. The ROU asset also includes prepaid lease payments and initial direct costs and is reduced for lease incentives paid by the lessor. The discount rate used to determine the present value is generally

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US GAAP Combined Financial Statements

Notes to Combined financial statements

As of and for the years ended December 31, 2021, 2020 and 2019 the Parent’s incremental borrowing rate because the implicit rate in the lease is not readily determinable. The lease term used to calculate the ROU asset and lease liabilities includes periods covered by options to extend or terminate when the Company is reasonably certain the lease term will include these optional periods.

In accordance with ASC Topic 842, the Company elected the short-term lease practical expedient that allows entities to recognize lease payments on a straight-line basis over the lease term for leases with a term of 12 months or less. The Company has also elected the practical expedient under ASC Topic 842 allowing entities to not separate non-lease components from lease components, but instead account for such components as a single lease component for all leases except leases involving assets used in manufacturing and distribution processes.

The Company has operating real estate lease arrangements. The Company’s leases have a remaining lease term of 1 to 5 years. The Company’s leases do not contain any material residual value guarantees or material restrictive covenants.

Operating lease expense for the years ended December 31, 2021, 2020 and 2019 was $1,008 thousand, $817 thousand and $760 thousand, respectively.

Balance sheet information related to the Company’s leases as of December 31, was as follows (in thousands):

	2021	2020
ROU assets	$3,471	$512
Current portion of lease liabilities	$1,146	$526
Long-term portion of lease liabilities	2,423	—

	$3,569	$526

Future maturities of the Company’s operating lease liabilities as of December 31, 2021 were as follows (in thousands):

Future lease payments:
2022	$1,184
2023	1,217
2024	887
2025	209
2026	150

3,647
Present value discount	(78)

Lease liabilities	$3,569

LiveWire EV

US GAAP Combined Financial Statements

Notes to Combined financial statements

As of and for the years ended December 31, 2021, 2020 and 2019

Other lease information surrounding the Company’s operating leases as of December 31, was as follows (dollars in thousands):

	2021	2020
Cash outflows for amounts included in the measurement of lease liabilities	$924	$819
ROU assets obtained in exchange for lease obligations	$3,940	$—
Lease modifications	$—	$(83)
Weighted-average remaining lease term (in years)	3.26	0.74
Weighted-average discount rate	1.29%	3.66%

9) Fair Value Measurements

As of December 31, 2021, 2020, and 2019, the Company had a contingent consideration obligation related to an aggregate earnout payment associated with the Parent’s 2019 acquisition of STACYC, Inc (refer to Note 4 Acquisition). The contingent consideration relates to an aggregate earnout payment with a potential payout ranging from $0 to $6,540 thousand based on the achievement of sales volume targets during the twelve-month performance periods beginning in June 2019, 2020 and 2021, respectively. Each annual period has its own milestone target and related potential earn-out payment. The earnout is payable in three installments during 2020, 2021 and 2022.

The Company recorded a liability of $4,978 thousand at the acquisition-date for the fair value based on the likelihood of contingent earn-out payments as part of the total consideration. In 2021 and 2020, the Company made payments of $2,180 thousand during each period based on the full achievement of performance targets for the first two annual performance periods. As of December 31, 2021, the Company has one final installment due August 2022. The final installment, which will ultimately be determined based on the achievement of performance targets for the period beginning June 1, 2021 through May 31, 2022 was recorded at the maximum payout due as of December 31, 2021. Based on the achievement against the performance targets as of December 31, 2021, the Company determined that the maximum remaining payout of $2,180 thousand approximated fair value.

The fair value as of December 31, 2020 and 2019 was estimated using a Monte Carlo simulation that utilized key assumptions defined in the earnout agreement including sales volume performance periods, caps, and floors. Changes to the fair value of the contingent consideration liability using a Monte Carlo simulation can result from changes to one or more inputs, including discount rates, the probabilities of achieving the sales volume targets, and the time required to achieve the sales volume targets. Significant judgment was employed in determining the appropriateness of these inputs, which reflect the Company’s assumptions on the best market information available under the circumstances. In any given period, changes to the inputs, or significant increases or decreases to the inputs in isolation, could have resulted in a significantly lower or higher fair value ascribed to the contingent consideration and have a material impact on the Company’s financial position and results of operations.

LiveWire EV

US GAAP Combined Financial Statements

Notes to Combined financial statements

As of and for the years ended December 31, 2021, 2020 and 2019

The fair value of the Company’s contingent consideration liability as of December 31, 2020 and 2019 was calculated using the following significant unobservable inputs:

	December 31, 2020	December 31, 2019
Discount Rate per performance period [a]	2020: 0.6% 2021: 0.7%	2019: 2.2% 2020: 2.3% 2021: 2.3%
Revenue Volatility [b]	25%	20%
Revenue Metric Risk Premium [c]	11%	14%

[a]	Discount rates applied in arriving at expected cash flow are based on the Company’s estimated cost of debt over the appropriate time horizon as it relates to the annual contingent payments.
[b]	Revenue volatility is based on historical revenue volatility data observed for guideline public companies and selected as the product volume volatility assumption for the Monte-Carlo Simulation.
[c]	The Revenue Metric Risk Premium was calculated based on the risk-free rate, revenue beta, equity risk premium, size premium and company-specific risk premium.

Below is a roll-forward of the contingent consideration liability measured at estimated fair value using Level 3 inputs for the years ended December 31, 2021, 2020 and 2019 (in thousands):

Roll-forward of Fair Value Using Level 3 Inputs
Balance, as of March 4, 2019	$4,978
Remeasurement of contingent consideration liability	725
Cash payment	—

Balance, as of December 31, 2019	$5,703
Remeasurement of contingent consideration liability	788
Cash payment	(2,180)

Balance, as of December 31, 2020	$4,311
Remeasurement of contingent consideration liability	49
Cash payment	(2,180)

Balance, as of December 31, 2021	$2,180

The change in fair value recognized in net earnings is recorded in Selling, administrative and engineering expense in the Combined statements of operations and comprehensive loss. During 2021, 2020 and 2019, the Company remeasured the contingent consideration liability and recorded an increase of $49 thousand, $788 thousand and $725 thousand, respectively, due to an increased likelihood of the actual achievement for milestones being reached.

10) Product Warranty and Recall Campaigns

The Company provides a limited warranty on the new electric motorcycles for a period of two years, except for the battery which is covered for five years. The Company also provides limited warranties on parts and accessories and electric balance bikes. The warranty coverage for the retail customer generally begins when the product is sold to the retail customer. The Company accrues for future warranty claims at the time of sale using an estimated cost based primarily on historical Company claim information. In the case of both warranty and recall costs, as actual experience becomes available it is used to update the accruals.

LiveWire EV

US GAAP Combined Financial Statements

Notes to Combined financial statements

As of and for the years ended December 31, 2021, 2020 and 2019

Additionally, the Company may from time-to-time initiate certain voluntary recall campaigns. The Company records estimated recall costs when the liability is both probable and estimable. This generally occurs when the Company’s management approves and commits to a recall. The warranty and recall liability are included in Accrued liabilities and Other long-term liabilities on the Combined balance sheets.

Changes in the Company’s warranty and recall liability were as follows as of December 31, (in thousands):

	2021	2020	2019
Balance, beginning of period	$778	$262	$—
Warranties issued during the period	575	667	305
Settlements made during the period	(933)	(615)	(43)
Currency Translation Adjustments	(1)	12	—
Provision for recalls and changes to pre-existing warranty liabilities	676	452	—

Balance, end of period	$1,095	$778	$262

The liability for recall campaigns, included in the totals above, was $269 thousand and $335 thousand as of December 31, 2021 and 2020, respectively.

11) Employee Retirement and Other Postretirement Benefits

Defined Benefit Plans and Other Postretirement Benefit Plans

The Parent sponsors a qualified pension plan and a postretirement healthcare plan which cover eligible Company employees and retirees. These defined benefit plans include both Company eligible employees and other employees of the Parent (“Shared” plans) and are accounted for as multiemployer benefit plans and the related net benefit plan assets and obligations are not included in the Company’s Combined balance sheets. A portion of the related net periodic benefit plan cost has been allocated to the Company based on an estimated cost per plan participant and allocations of corporate and other shared functional personnel. The Company recorded income of $11 thousand, expenses of $123 thousand and $96 thousand for the years ended December 31, 2021, 2020 and 2019, respectively, for the Company’s allocation of net periodic pension and healthcare plan costs related to the Company’s employees. In 2021, the allocation of net periodic pension costs includes a curtailment gain recorded in connection with the Parent’s decision to cease benefit accruals for salaried employees after December 31, 2022. The Company is not required to make any contributions to the plans sponsored by the Parent.

Defined Contribution Plans

The Parent has various defined contribution benefit plans that in total cover substantially all full-time employees. Employees can make voluntary contributions in accordance with the provisions of their respective plan, which includes a 401(k)-tax deferral option. The Parent makes additional contributions to the plans on behalf of the employees and the Company expensed $903 thousand, $674 thousand and $323 thousand for the years ended December 31, 2021, 2020 and 2019, respectively.

12) Commitments and Contingencies

The Company is subject to claims related to product and other commercial matters. In determining costs to accrue related to these items, the Company considers the likelihood of adverse judgments or outcomes, as well as

LiveWire EV

US GAAP Combined Financial Statements

Notes to Combined financial statements

As of and for the years ended December 31, 2021, 2020 and 2019 the potential range of possible loss. Any amounts accrued for these matters are monitored on an ongoing basis and are updated based on new developments or new information as it becomes available for each matter. Refer to Note 6, Additional Balance Sheet Information for a discussion of a supplier liability and Note 10, Product Warranty and Recall Campaigns for a discussion of warranty and recall liabilities. The Company had no product liability claims as of December 31, 2021, 2020 and 2019. The Company is self-insured for product liability claims, and the Parent maintains insurance for individual claim amounts in excess of the self-insured amounts.

The Company had been cooperating in an investigation by the U.S. Consumer Product Safety Commission (CPSC) regarding its STACYC electric balance bike and a potential safety hazard. In the first quarter of 2022, the CPSC closed its investigation concluding that no further action would be taken by the CPSC. Based on the CPSC’s conclusion and the Company’s internal evaluation and testing, the Company has concluded that the matter does not warrant a product recall.

13) Share-Based Awards

Certain employees of the Company participate in the Parent’s share-based compensation plan under which the Parent’s Board of Directors may grant to employees share-based awards including RSUs and performance shares. As additional employees transferred from Parent to the Company, any outstanding share-based awards previously granted have been transferred to the Company. All awards granted under the plans are based on the Parent’s common shares and, as such, are reflected in the Combined balance sheets as Net Parent investment. Share-based compensation included in the Combined statements of operations and comprehensive loss includes expense attributable to the Company based on the awards and terms previously granted to the Company’s employees. Total share-based award compensation expense recognized by the Company for the years ended December 31, 2021, 2020 and 2019 was $786 thousand, $188 thousand and $105 thousand, respectively. The cost of each share-based award is based on the grant date fair value. Forfeitures for share-based awards are estimated at the grant date and adjusted when it is likely to change. Share-based award expense is recognized on a straight-line basis over the service periods of each separately vesting tranche within the awards. The expense recognized reflects the number of awards that are ultimately expected to vest based on service.

At settlement, the Parent delivers common stock to participants from its authorized but unissued common stock.

The activity for these awards for Company employees for the year ended December 31, 2021 was as follows (in thousands, except for per share amounts):

	Units	Weighted-Average Grant Date Fair Value per Share
Nonvested, beginning of period	11	$36
Prior year grants transferred from Parent	24	$37
Granted	59	$33
Vested	(14)	$38
Forfeited	(4)	$34

Nonvested, end of period	76	$33

As of December 31, 2021, there was $1,427 thousand of unrecognized compensation cost related to RSUs and performance shares, net of estimated forfeitures, that is expected to be recognized over a weighted-average period of 1.95 years.

LiveWire EV

US GAAP Combined Financial Statements

Notes to Combined financial statements

As of and for the years ended December 31, 2021, 2020 and 2019

14) Geographic Information

The Company sells products in the North America, Europe/Middle East/Africa (EMEA) and Asia Pacific regions. Revenue is attributed to geographic regions based on the location of customer.

Included in the Combined financial statements are the following amounts relating to geographic locations for the years ended December 31, (in thousands):

	2021	2020	2019
Revenue:
North America	$25,057	$24,161	$18,715
EMEA	6,893	6,601	1,408
Asia Pacific	3,856	101	65

	$35,806	$30,863	$20,188

Long-lived assets	$17,894	$11,860	$10,402

As of December 31, 2021, 2020 and 2019, the majority of the Company’s long-lived assets were located in North America. Long-lived assets outside of North America are not material.

15) Related Party Transactions

Historically, the Company has been managed and operated in the normal course of business by various Parent entities. Accordingly, certain costs have been allocated to the Company and are reflected as expenses in the Combined statements of operations and comprehensive loss. The Company considers the allocation methodologies used to be reasonable, such that the allocations appropriately reflect the various Parent entities’ historical expenses attributable to the Company for purposes of the Combined financial statements. However, the expenses reflected in the Combined financial statements may not be indicative of the actual expenses that would have been incurred during the periods presented if the Company had historically operated as a stand-alone independent entity. It is not practicable to estimate actual costs that would have been incurred had the Company been a standalone company during the periods presented. In addition, the expenses reflected in the Combined financial statements may not be indicative of expenses that the Company will incur in the future.

Manufacturing cost of sales

The Company produces electric motorcycles in manufacturing facilities shared with the Parent. Certain costs of goods sold for shared facilities and shared manufacturing of $4,442 thousand, $4,536 thousand and $1,408 thousand for December 31, 2021, 2020 and 2019, respectively, were specifically identified or allocated, mainly based on standard cost of production.

Operating expense allocation

The Parent provides technology support, marketing, engineering, shared assets, finance, and other corporate and administrative services to the Company. Costs for the years ended December 31, 2021, 2020 and 2019 of $2,166 thousand, $6,454 thousand and $1,993 thousand, respectively, related to these services. These expenses have been allocated to the Company and are included in Selling, administrative and engineering expense in the Combined statements of operations and comprehensive loss, where direct assignment of costs incurred by the

LiveWire EV

US GAAP Combined Financial Statements

Notes to Combined financial statements

As of and for the years ended December 31, 2021, 2020 and 2019

Parent was not possible or practical. These costs were allocated using related drivers associated with the nature of the business, such as gross revenue and wholesale motorcycle shipments. As a result, the allocations of these costs will fluctuate based on changes in these drivers. Other cost allocation metrics, such as headcount and square footage, were not deemed appropriate given the Company’s reliance on facilities and personnel that are shared with the Parent.

Cash management and financing

The Company’s Treasury function is maintained by the Parent. Accordingly, no cash, cash equivalents, or marketable securities have been attributed to the Combined financial statements, except for certain cash accounts. Certain cash accounts and the notes payable to related party are retained by the Company because they were legally held by the Company. The Parent utilizes a centralized approach to cash management and the financing of its operations. Under this centralized cash management approach, the Parent provides funds to the Company.

Cash transfers from Parent related to services provided by the Parent were $85,493 thousand, $56,176 thousand and $84,147 thousand for the years ended December 31, 2021, 2020 and 2019, respectively. Net contributions from the Parent are included within Net Parent investment in the Combined statements of changes in equity.

Net contribution from Parent reconciliation to transfers from Parent	2021	2020	2019
Net contribution from Parent	$86,279	$57,562	$83,055
Net change in unbenefited losses remaining with Parent	—	(1,198)	1,197
Stock compensation expense	(786)	(188)	(105)

Transfers from Parent	85,493	56,176	84,147

The net change in unbenefited losses is a reconciling item as the net operating loss generated and corresponding valuation allowance were deemed to be distributed to Parent through Net Parent investment rather than recorded on the Company’s balance sheet, as the resulting attribute was deemed to be used by Parent. See Note 5, Income taxes for further discussion.

Other transactions

All sales of electric motorcycles and related products to independent dealers in the US and Canada are financed by the purchasing independent dealers through HDFS, a wholly owned subsidiary of the Parent; therefore, accounts receivable related to these sales to independent dealers are recorded in Accounts receivable from related party on the Combined balance sheets. Amounts financed by independent dealers through HDFS, not yet remitted to the Company by HDFS on the dealers’ behalf, are generally settled within 30 days.

The amounts included in the notes payable to related party on the Combined balance sheets relate to three line of credit agreements with the Parent, two of which were entered into on December 23, 2020 and the third was entered into on July 6, 2021. There are no financial covenants associated with these lines of credit. Each of these agreements allow for earlier payment on demand of Parent in the event of default.

The Company’s first line of credit agreement has a maximum borrowing limit of $5,000 thousand with an interest rate of 6.6%. This line of credit was amended and restated on December 22, 2021 and matures on December 31, 2022. On December 31, 2021, the Company had no outstanding amount under this line of credit.

LiveWire EV

US GAAP Combined Financial Statements

Notes to Combined financial statements

As of and for the years ended December 31, 2021, 2020 and 2019

The Company’s second line of credit agreement has a maximum borrowing limit of $10,000 thousand with an interest rate of 6.6% and matures on December 31, 2023. This line of credit agreement limits the use of proceeds to the payment of contingent consideration related to the Company’s purchase agreement for the acquisition of STACYC on March 4, 2019. On December 31, 2021, the Company had $5,333 thousand outstanding under this line of credit.

The Company’s third line of credit agreement has a maximum borrowing limit of $60,000 thousand with an interest rate of 6.6%. This line of credit was amended and restated on December 22, 2021 and matures on December 22, 2022. On December 31, 2021, the Company had $100 thousand outstanding under this line of credit.

The notes payable to related party presented on the Combined balance sheets included the following accrued interest amounts as of December 31, (in thousands):

	2021	2020
Current portion of notes payable to related party	$3	$49
Long-term portion of notes payable to related party	366	86

	$369	$135

Interest paid on the notes payable to related party was $59 thousand and $51 thousand for the years ended December 31, 2021 and 2020, respectively. There was no interest paid on the notes payable to related party for the year ended December 31, 2019. All related party notes payable were not in default as of December 31, 2021 and 2020.

LiveWire EV

SCHEDULE II - COMBINED VALUATION AND QUALIFYING ACCOUNTS

Years ended December 31, 2021, 2020 and 2019

(in thousands)

	2021	2020	2019
Inventories - Allowance for obsolescence (a)
Balance, beginning of period	$5,200	$2,181	$—
Provision charged to expense	2,456	3,019	2,181
Write-offs	(635)	—	—

Balance, end of period	$7,021	$5,200	$2,181

Deferred tax assets - Valuation allowance
Balance, beginning of period	$594	$16	$—
Adjustments	321	578	16

Balance, end of period	$915	$594	$16

(a)	Inventory obsolescence reserves deducted from cost determined on first-in, first-out (FIFO) basis.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions.

Amount
Securities and Exchange Commission registration fee		$207,033.84
Accounting fees and expenses		*
Legal fees and expenses		*
Financial printing and miscellaneous expenses		*
Total expenses	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14. Indemnification of Directors and Officers.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of Common Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us within the past three years. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

(a)	Issuance of Capital Stock.

On July 31, 2020, the Sponsor purchased 11,500,000 Class B ordinary shares of ABIC. On August 4, 2020, ABIC effected a share capitalization whereby a further 2,875,000 Class B ordinary shares were issued to the Sponsor resulting in the Sponsor holding 14,375,000 shares of ABIC’s Class B ordinary shares. On September 14, 2022, the Sponsor irrevocably surrendered to ABIC for cancellation and for nil consideration 2,875,000 shares of ABIC’s Class B ordinary shares resulting in the Sponsor holding 11,500,000 shares of ABIC’s Class B ordinary shares. In September 2020, the Sponsor transferred 25,000 Class B ordinary shares to each of its independent directors. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. In connection with the Business Combination, the Sponsor forfeited an aggregate of 2,000,000 Class B ordinary shares of ABIC in accordance with the Investor Support Agreement, dated as of December 12, 2021, by and among the Sponsor, LiveWire, ABIC, John Garcia, John Replogle and George Serafeim. In connection with the Business Combination, each of the remaining 7,950,000 Class B ordinary shares of ABIC held by the Sponsor, 25,000 Class B ordinary shares of ABIC held by John Replogle and 25,000 Class B ordinary shares held by George Serafeim converted on a one-for-one basis into shares of Common Stock.

On September 26, 2022, the Registrant issued 20,000,000 shares of Common Stock to new investors for aggregate gross proceeds of $200.0 million. These securities were issued pursuant to Section 4(a)(2) of the Securities Act.

On September 26, 2022, the Registrant issued 10,000,000 shares of Common Stock to the Legacy LiveWire Equityholder for aggregate gross proceeds of $100.0 million. These securities were issued pursuant to Section 4(a)(2) of the Securities Act.

(b)	Warrants.

In July 2020, ABIC issued 10,500,000 Warrants to purchase shares of ABIC’s Class A ordinary shares to the Sponsor for aggregate gross proceeds of $10,500,000. These securities were issued pursuant to Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(c)	Exhibits.

		Incorporated by Reference
Exhibit		Form	Exhibit	Filing Date

2.1†	Business Combination Agreement, dated as of December 12, 2021, by and among Harley- Davidson, Inc., AEA-Bridges Impact Corp., LW EV Holdings, Inc., LW EV Merger Sub, Inc. and LiveWire EV, LLC	8-K	2.1	12/15/2021

3.1	Amended and Restated Certificate of Incorporation of LiveWire Group, Inc.	8-K	3.1	9/30/2022

3.2	Amended and Restated Bylaws of LiveWire Group, Inc.	8-K	3.2	3/31/2021

4.1	Warrant Agreement, dated as of October 1, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as Warrant agent.	8-K	4.4	10/7/2020

4.2	Specimen Warrant Certificate.	S-1	4.3	9/14/2020

5.1	Opinion of Latham & Watkins LLP.			*

10.1	Form of Indemnification Agreement.	8-K	10.1	9/30/2022

10.2	Form of Investment Agreements.	S-4	10.3	2/7/2022

10.3	Registration Rights Agreement, dated as of September 26, 2022 by and among LiveWire EV, LLC and the holders party thereto.	8-K	10.3	9/30/2022

10.4+	LiveWire Group, Inc. 2022 Incentive Award Plan.	8-K	10.4	9/30/2022

10.5#	Separation Agreement, dated as of September 26, 2022, by and among LiveWire EV, LLC and Harley-Davidson, Inc.	8-K	10.5	9/30/2022

10.6	Tax Matters Agreement, dated September 26, 2022, by and among LiveWire Group, Inc. and Harley-Davidson, Inc.	8-K	10.6	9/30/2022

10.7#	Contract Manufacturing Agreement, dated as of September 26, 2022, by and among LiveWire EV, LLC and Harley-Davidson Motor Company Group, LLC.	8-K	10.7	9/30/2022

		Incorporated by Reference
Exhibit		Form	Exhibit	Filing Date

10.8#	Transition Services Agreement, dated as of September 26, 2022, by and among LiveWire EV, LLC. and Harley-Davidson, Inc.	8-K	10.8	9/30/2022

10.9#	Master Services Agreement, dated as of September 26, 2022, by and among LiveWire EV, LLC and Harley-Davidson, Inc.	8-K	10.9	9/30/2022

10.10#	Intellectual Property License Agreement, dated as of September 26, 2022, by and among LiveWire EV, LLC and Harley-Davidson, Inc.	8-K	10.10	9/30/2022

10.11#	Trademark License Agreement, dated as of September 26, 2022, by and among LiveWire EV, LLC and Harley-Davidson, Inc.	8-K	10.11	9/30/2022

10.12#	Joint Development Agreement, dated as of September 26, 2022, by and among LiveWire EV, LLC and Harley-Davidson, Inc.	8-K	10.12	9/30/2022

10.13+	Employee Matters Agreement, dated as of September 26, 2022, by and among LiveWire EV, LLC and Harley-Davidson, Inc.	8-K	10.13	9/30/2022

10.14#	KYMCO Contract Manufacturing Agreement, dated as of September 26, 2022, by and among LiveWire EV, LLC and Kwang Yang Motor Co., Ltd.	8-K	10.14	9/30/2022

10.15	Investor Support Agreement, dated as of December 12, 2021, by and among AEA-Bridges Sponsor LLC, LiveWire EV, LLC, LiveWire Group, Inc. (formerly known as LW EV Holdings, Inc.), Harley-Davidson, Inc., John Garcia, John Replogle, and George Serafeim.	S-4	10.16	5/20/2022

10.16#	Long Term Collaboration Agreement, dated as of December 12, 2021, by and between LiveWire EV, LLC and Kwang Yang Motor Co., Ltd.	S-4	10.7	2/7/2022

23.1	Consent of Ernst & Young LLP			*

23.2	Consent of WithumSmith+Brown, PC			*

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1)			*

24.1	Power of Attorney (included on signature page of the initial filing of this Registration Statement)			*

107	Filing Fee Table			*

†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*	Filed herewith.

+	Indicates a management contract or compensatory plan.

#	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Regulation S-K, Item 601(b)(10).

(c)	Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(2)         to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(3)         that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(4)         to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(5)         that, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(6)         that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)         any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)         any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)         the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d)         any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, on this 25th day of October, 2022.

LIVEWIRE GROUP, INC.

By:	/s/ Jochen Zeitz
Name:	Jochen Zeitz
Title:	Chief Executive Officer

Each person whose signature appears below constitutes and appoints Jochen Zeitz and Tralisa Maraj as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Jochen Zeitz Jochen Zeitz	Chief Executive Officer and Director (Principal Executive Officer)	October 25, 2022

/s/ Tralisa Maraj Tralisa Maraj	Chief Financial Officer (Principal Financial Officer )	October 25, 2022

/s/ Jon Carter Jon Carter	Chief Accounting Officer (Principal Accounting Officer)	October 25, 2022

/s/ William Cornog William Cornog	Director	October 25, 2022

/s/ Gina Goetter Gina Goetter	Director	October 25, 2022

/s/ John Garcia John Garcia	Director	October 25, 2022

/s/ Kjell Gruner Kjell Gruner	Director	October 25, 2022

/s/ Glen Koval Glen Koval	Director	October 25, 2022

/s/ Edel O’Sullivan Edel O’Sullivan	Director	October 25, 2022